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                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                               )     Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )     Chapter 11
INC., et al.,                       )
                                    )     JUDGE PERLMAN
                  Debtors.          )
                                    )
------------------------------------)

                                Exhibit "1.1.6.5"

                            FORM OF ASBESTOS PROPERTY
                       DAMAGE CLAIMS RESOLUTION PROCEDURES


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                     [THIS PAGE LEFT BLANK INTENTIONALLY]



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              ASBESTOS PROPERTY DAMAGE CLAIMS RESOLUTION PROCEDURES

1.   DEFINITIONS AND INTERPRETATION

1.1. The following terms and phrases shall have the following meanings:

     "ACBM" shall mean asbestos-containing building materials that the Claimant alleges constitute One-Cote or Super "66."

     "Accredited Inspector"         shall mean a person accredited for the
                                    purposes of inspecting for ACBM pursuant to
                                    section 206 of title II of the Toxic
                                    Substances Control Act, 15 U.S.C. 'SS'
                                    2646.

     "Accredited Inspector Report"  shall mean a signed, written report of an
                                    Accredited Inspector, which states (i) the name, address, state of accreditation, accreditation number, and the date of the inspection; (ii) separately, for each Homogeneous Area of ACBM for which a Claim is made, (a) its location, (b) the application of the ACBM, (c) the total quantity of ACBM (stating in the case of pipe fittings, the number and diameter, in the case of pipe covering, the length and diameter, and in the case of other applications, the area), (d) whether the ACBM is in need of repair, and (e) whether the ACBM is in a position where it is likely to be disturbed; (iii) the total number of decontamination areas that it would be necessary to construct; (iv) for each decontamination area, (a) the total floor area (in square feet) and (b) the total circumference (in linear feet); and (v) if an Approved Laboratory Report is submitted with a Claim Information Form, certification by the Accredited Inspector that the Accredited Inspector has taken two bulk samples from each Homogeneous Area listed in
                                    (ii) in accordance with the procedures
                                    described in the Protocols and an inventory of the locations of the Homogeneous Areas where samples are collected, the exact location from which each sample is collected, and the date of such collection.

     "Adjusted Nominal Value"       shall mean the nominal value of a Claim
                                    assessed by reference to the Compensation
                                    Model and adjusted by reference to the
                                    Evaluation Criteria in accordance with
                                    sections 4.3 and 4.4.

     "Applicable Jurisdiction"      shall mean the jurisdiction of the state in
                                    which the buildings that are the subject of the Claim are situated.

     "Approved Laboratory"          shall mean a laboratory conducting
                                    constituent analysis listed in Exhibit "1" or any laboratory that is a successful participant in the National Institute of Standards and Technology National Voluntary
                                    Laboratory Accreditation Program for both
                                    Asbestos Bulk Sample Analysis by Method in
                                    40 C.F.R. 763, Appendix A, Subpart F, and
                                    Airborne Fiber Analysis by Transmission
                                    Electron Microscopy by the method in 40
                                    C.F.R. 763, Appendix A, Subpart E.


                                   A.1.1.6.5-1


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     "Approved Laboratory Report"   shall mean a signed, written report by an
                                    Approved Laboratory, pursuant to which the Approved Laboratory (i) certifies (a) that it has received the bulk samples referenced in the related Accredited Inspector Report and (b) that it has analyzed such bulk samples in accordance with some or all of the procedures described in the Protocols, and (ii) makes one or more of the certification(s) set forth in section 4.4.2 hereof. The Approved Laboratory Report shall contain such other details of the results and the procedures used to adequately explain the analyses of the bulk samples referenced therein.

     "Arbitration"                  shall mean the binding dispute resolution
                                    procedure set forth in section 7.

     "Asbestos Abatement Program"   shall mean a program for the removal and
                                    disposal of ACBM carried out pursuant to applicable federal and state regulations and otherwise than in connection with the renovation or demolition of a building.

     "Asbestos PD Trust"            shall mean the trust established in
                                    accordance with the Eagle-Picher Industries,
                                    Inc. Asbestos Property Damage Settlement
                                    Trust Agreement, substantially in the form of Exhibit "1.1.16" to the Plan.

     "Bankruptcy Court"             shall mean the United States Bankruptcy
                                    Court for the Southern District of Ohio,
                                    Western Division.

     "Claim" shall mean any "Asbestos Property Damage Claim," as such term is defined in a confirmed plan of reorganization in the Chapter 11 Cases.

     "Claim Information Form"       shall mean the Claim Information Form in the
                                    form annexed hereto as Exhibit "2."

     "Claimant"                     shall mean an entity asserting a Claim.

     "Claims Information Deadline"  shall mean the date that is one hundred eighty (180) days after the Effective Date.

     "Chapter 11 Cases"             shall mean the cases of Eagle-Picher and its
                                    affiliates under chapter 11 of title 11 of the United States Code, pending in the Bankruptcy Court under the consolidated case number 1-91-00100.

     "Compensation Model"           shall mean the table of compensation values
                                    set forth in Exhibit "3."

     "Eagle-Picher"                 shall mean Eagle-Picher Industries, Inc.

     "Effective Date"               shall have the same meaning as provided in
                                    the Plan.

     "Evaluation Criteria"          shall mean those criteria for evaluating the
                                    Adjusted Nominal Value of a Claim set forth in section 4.4.2.

     "Homogeneous Area"             shall mean an area of ACBM that is uniform
                                    in color and texture.

     "Nominal Value"                shall mean the nominal value of a Claim
                                    assessed in accordance with section 4.3.

     "Notice of Arbitration"        shall mean a notice of arbitration served by
                                    a Claimant on the Asbestos PD Trust pursuant to section 7.1.

     "Notice of Decision"           shall mean a notice of decision served by
                                    the Asbestos PD Trust on a Claimant pursuant to section 5 in the form annexed hereto as Exhibit "4."


                                  A.1.1.6.5-2


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     "Notice of Reconsideration"    shall mean a notice of reconsideration
                                    served by a Claimant on the Asbestos PD
                                    Trust pursuant to section 6.1 in the form annexed hereto as Exhibit "5."

     "One-Cote"                     shall mean the product sold under the trade
                                    name "One-Cote Insulating and Finishing
                                    Cement."

     "Plan" shall mean the Second Amended Consolidated Plan of Reorganization of the debtors in the Chapter 11 Cases, or such other plan that may be confirmed with respect to Eagle-Picher in the Chapter 11 Cases.

     "Protocols"                    shall mean the product identification
                                    protocols for One-Cote and Super "66" set forth in Exhibits "6" and "7," respectively.

     "Qualification Criteria"       shall mean the criteria set forth in section
                                    4.2, which must be satisfied before a claim may be allowed.

     "Super '66'"                   shall mean the product sold under the trade
                                    name "Super '66' Insulating Cement."

     "Trustee"                      shall mean, collectively, the trustee(s) of
                                    the Asbestos PD Trust.

1.2. The headings and title of this document are for convenience only and are not to be construed as part of the operative provisions of this document or as defining or limiting in any way the scope or intent of the provisions of this document.

1.3. References in this document to any section shall include all sections in such section.

1.4. All references in this document to the singular shall include the plural, where applicable.

1.5. Exhibits referred to in this document are hereby incorporated into and made a part of this document.

1.6. The terms and provisions of this document shall be interpreted in accordance with and governed by applicable federal law and the laws of the State of Ohio without giving effect to the doctrine of conflict of laws.

2.    ORGANIZATION

2.1. These procedures shall be the exclusive method for the evaluation and settlement of Claims.

2.2. The Asbestos PD Trust may at any time following the Claims Information Deadline, and at the sole discretion of the Trustee, by written notice to each Claimant that has filed a Claim Information Form, extend any of the dates established in these procedures within which a Claimant may or shall take an action. The Asbestos PD Trust may only shorten any of the dates within which a Claimant may or shall take an action or extend the time within which the Asbestos PD Trust may or shall take an action by consent of the Claimant(s) affected or by order of the Bankruptcy Court.

3.    CLAIM INFORMATION FORM

3.1. On or before the date that is ninety (90) days after the Effective Date, the Asbestos PD Trust shall mail to each holder of a Claim that has filed a proof of claim in the Chapter 11 Cases and that has not previously been disallowed or withdrawn, a copy of these Asbestos Property Damage Claims Resolution Procedures and a Claim Information Form. The Asbestos PD Trust shall provide one copy of these Asbestos Property


                                  A.1.1.6.5-3


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      Damage Claims Resolution Procedures and a Claim Information Form to the
      representative of each class that has filed a class proof of claim in the Chapter 11 Cases so long as such class proof of claim has not been disallowed as of the Effective Date, which representative shall be responsible for distributing these Asbestos Property Damage Claims Resolution Procedures and the Claim Information Form to each of the members of such class; provided, however, that the Asbestos PD Trust shall either (i) furnish any such class representative with copies of these Asbestos Property Damage Claims Resolution Procedures and the Claim Information Form, if within sixty (60) days after the Effective Date, such class representative notifies the Asbestos PD Trust of the number of copies needed for distribution to class members, or (ii) distribute these Asbestos Property Damage Claims Resolution Procedures and the Claim Information Form to each member of a class if, on or before sixty (60) days after the Effective Date, the class representative furnishes the Asbestos PD Trust with the names and addresses of the class members in a format acceptable to the Asbestos PD Trust that will permit the automated distribution of the Asbestos Property Damage Claims Resolution Procedures and the Claim Information Form.

3.2. Each Claimant shall complete and serve the Claim Information Form so that it is RECEIVED at the address specified on the Claim Information Form on or before the Claims Information Deadline. EACH MEMBER OF A CLASS THAT HAS FILED A CLASS PROOF OF CLAIM MUST FILE A SEPARATE CLAIM INFORMATION FORM. IF A CLASS MEMBER DOES NOT TIMELY FILE A SEPARATE CLAIM INFORMATION FORM, SUCH MEMBER WILL HAVE NO RIGHT TO ANY DISTRIBUTION FROM THE ASBESTOS PD TRUST.

3.3. The Claimant shall complete a separate Claim Information Form for each building with respect to which the Claim is made. Each Claim Information Form shall state separately for each building the following information:

      3.3.1. the name, location, and use of the building;

      3.3.2. the date on which the Claimant first became aware of the presence of the ACBM that are the subject of the Claim;

      3.3.3. the date on which each Eagle-Picher product was installed;

      3.3.4. separately for each Homogeneous Area, the Eagle-Picher brand-name, location, and application of each product with respect to which the Claim is made;

      3.3.5. separately for each Homogeneous Area of ACBM, whether the ACBM for which the Claim is made remains in place, whether it has been abated pursuant to an Asbestos Abatement Program, or any other disposition of the ACBM;

      3.3.6. separately for each Homogeneous Area of ACBM, whether the ACBM has been removed pursuant to a renovation or demolition, or otherwise than in connection with an Asbestos Abatement Program and, if so, the date of removal and actual abatement costs;

      3.3.7. separately for each Homogeneous Area, whether the ACBM is in need of repair and whether the ACBM is in a position in which it is likely to be disturbed;


                                  A.1.1.6.5-4


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      3.3.8. the total number rooms or areas for which it would be necessary to construct an enclosure and decontamination area if the ACBM were to be removed; and

      3.3.9. separately for each Homogeneous Area, the quantity of the ACBM with respect to which the Claim is made, stating in the case of fittings the number and diameter of each fitting, in the case of pipe the diameter and length, and in other cases the area.

3.4. The Claimant shall attach to the Claim Information Form the following documentary evidence:

      3.4.1. a copy of all documentary evidence (if any) evidencing the date of installation of ACBM;

      3.4.2. a copy of all documentary evidence (if any) evidencing the date on which the Claimant first became aware of the presence of ACBM;

      3.4.3. an Approved Laboratory Report;

      3.4.4. with respect to a building in which ACBM remains in place, an Accredited Inspector Report; and

      3.4.5. with respect to a building in which ACBM was removed pursuant to an Asbestos Abatement Program, evidence (if any) that such ACBM was removed pursuant to such program and copies of bid specifications and contracts for the abatement work, together with copies of the receipted bills or other proof of payment.

4.    ASSESSMENT OF CLAIMS

4.1. Each Claim shall be assessed solely by reference to the Qualification Criteria, Evaluation Criteria, and Compensation Model.

4.2.  QUALIFICATION CRITERIA

      4.2.1. In order to be allowed, a Claim must satisfy each of the following Qualification Criteria:

             4.2.1.1. The Claimant properly filed a proof of claim corresponding to the ACBM for which the Claim is made in the Chapter 11 Cases on or before September 30, 1992, except to the extent that (i) the Bankruptcy Court has ordered, on or before the Effective Date, that the Claimant be permitted to file such proof of claim untimely, and the Claimant has, in fact, filed its proof of claim within the time specified by the Bankruptcy Court or (ii) Eagle-Picher has expressly consented to the untimely filing of such proof of claim, and such proof of claim is filed in accordance with any conditions attached by Eagle-Picher to such consent.

            4.2.1.2. The Claim has not previously been disallowed by an order of the Bankruptcy Court or withdrawn.

            4.2.1.3. The Claim is not factually time-barred under the statute of limitations or statute of repose of the Applicable Jurisdiction.

            4.2.1.4. The Claim is not otherwise barred by the law of the Applicable Jurisdiction.


                                  A.1.1.6.5-5


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            4.2.1.5.  The Claimant timely served a Claim Information Form containing the information required by section 3.3 hereof; provided, however, that a Claimant that has timely served a Claim Information Form but that has failed to supply all of the information required by section 3.3 hereof may supplement its Claim Information Form with such information within thirty (30) days after receipt of notice by the Asbestos PD Trust that information is missing from the Claim Information Form.

            4.2.1.6. The ACBM with respect to which the Claim is being made was not removed from the building as part of a renovation or demolition otherwise than in connection with an Asbestos Abatement Program.

            4.2.1.7. The Claimant has not previously received compensation with respect to the ACBM for which Claim is made in excess of the Claim's Adjusted Nominal Value from another party or trust.

      4.2.2. Disallowance of Claims based upon their failure to meet any of the Qualification Criteria shall be made by the Bankruptcy Court, after notice to the Claimants affected and a hearing thereon.

4.3.  COMPENSATION MODEL; NOMINAL VALUE

      4.3.1. The Nominal Value of each Claim will be calculated by the Asbestos PD Trust with reference to the quantity, application, condition and location of the ACBM with respect to each Homogeneous Area in respect of which the Claim is made, and the number of enclosure and decontamination areas necessary if that ACBM were to be removed, applying the removal costs and the appropriate proportion of the work area costs set forth in the Compensation Model.

      4.3.2. Where the ACBM with respect to which the Claim is made has been abated as part of an Asbestos Abatement Program, the Nominal Value of the Claim shall be the lesser of (i) the Nominal Value calculated by reference to the Compensation Model in accordance with section 4.3.1 and (ii) the actual abatement costs incurred by the Claimant.

4.4.  EVALUATION CRITERIA; ADJUSTED NOMINAL VALUE

      4.4.1. The Nominal Value of the Claim for each Homogenous Area shall be adjusted in accordance with the provisions set forth herein in order to take into account the weight and sufficiency of the evidence provided by the Claimant showing that One-Cote or Super "66" was installed and has not previously been removed or replaced otherwise than pursuant to an Asbestos Abatement Program.

      4.4.2. Proof of the installation of One-Cote or Super "66" for each Homogenous Area may be established by the Claimant by the following analytical and/or documentary evidence:

             4.4.2.1. A Claim will be awarded 40 proof points if the Claimant submits an Approved Laboratory Report that contains the following certification: "Based upon the PLM tests specified in the Protocols, the bulk samples referenced herein are consistent with [One-Cote] [Super '66']."


                                  A.1.1.6.5-6


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             4.4.2.2. A Claim will be awarded 30 proof points if the Claimant submits an Approved Laboratory Report that contains the following certification: "Based upon the qualitative scanning electron microscopy and/or transmission electron microscopy tests specified in the Protocols, the bulk samples referenced herein are consistent with [One-Cote] [Super '66']."

             4.4.2.3. A Claim will be awarded 30 proof points if the Claimant submits an Approved Laboratory Report that contains the following certification: "Based upon quantitative x-ray diffraction and chemical analysis tests specified in the Protocols, the bulk samples referenced herein are consistent with [One-Cote] [Super '66']."

4.5. The proof points awarded with respect to a Claim shall be totaled. The Adjusted Nominal Value of a Claim with respect to each Homogenous Area shall be calculated based upon the following formula:

                Adjusted                                          Proof Points
                 Nominal          =        Nominal       x        ------------
                  Value                     Value                      100

      The Adjusted Nominal Value of a Claim shall be the sum of the Adjusted Nominal Values for each Homogenous Area for which a Claim is made.

4.6. For each Homogenous Area of ACBM that the Accredited Inspector has determined is not in need of repair and which is not in a position in which it is likely to be disturbed, the Adjusted Nominal Value calculated pursuant to the preceding subsection shall be further adjusted downward by 75%.

5.    NOTICE OF DECISION

5.1. The Asbestos PD Trust shall, within the later of (i) if either Eagle-Picher or the Asbestos PD Trust moves to disallow a Claim and the Bankruptcy Court enters an order denying such motion as to such Claim, thirty (30) days after entry of such order, or (ii) one hundred eighty
      (180) days after the Claims Information Deadline serve on each Claimant a Notice of Decision with respect to each Claim stating the extent to which the Claim has been accepted.

5.2. The Notice of Decision shall state the Nominal Value and the Adjusted Nominal Value of the Claim and explain the application of the Evaluation Criteria and the Compensation Model in the assessment and valuation of the Claim.

5.3. The Notice of Decision will specify the date by which a Notice of Reconsideration must be filed in accordance with the provisions of section 6.1.

6.    RECONSIDERATION

6.1. Any Claimant that is dissatisfied with the decision in the Notice of Decision may serve on the Asbestos PD Trust a Notice of Reconsideration within thirty (30) days after service of the Notice of Decision. Failure to timely serve on the Asbestos PD Trust a Notice of Reconsideration shall be deemed a consent to the Notice of Decision and the Adjusted Nominal Value stated therein, and the Claimant shall be deemed to have waived any right to seek further review of its Claim.


                                  A.1.1.6.5-7


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6.2.  The Notice of Reconsideration must identify specifically which of the
      Evaluation Criteria and Compensation Model the Claimant contends were improperly applied by the Asbestos PD Trust, stating the reason(s) for seeking reconsideration and including any supporting documentation. A Claimant may seek reconsideration of the Notice of Decision solely on the basis that the Evaluation Criteria or Compensation Model formulae have been improperly applied by the Asbestos PD Trust.

6.3. The Asbestos PD Trust shall confer with the Claimant or the Claimant's designated representative in an effort to reach agreement on the Adjusted Nominal Value of the Claim. The Asbestos PD Trust may agree upon an Adjusted Nominal Value of a Claim in the discretion of the Trustee, but the Asbestos PD Trust shall have no obligation to base its assessment of the Adjusted Nominal Value of a Claim on anything other than application of the Evaluation Criteria and the Compensation Model.

7.    ARBITRATION

7.1. At any time within twenty (20) days following the service of the response of the Asbestos PD Trust to the Notice of Reconsideration, the Claimant may serve a Notice of Arbitration on the Asbestos PD Trust. If a Notice of Arbitration is not timely served by a Claimant, then the Claimant shall be deemed to have waived any right to seek Arbitration or any further review of its Claim, and the Adjusted Nominal Value of the Claim set forth in the Notice of Decision, or otherwise agreed to in writing by the Asbestos PD Trust within the time period for seeking Arbitration, shall be binding on the Claimant.

7.2. The Asbestos PD Trust shall maintain a list of a minimum of ten independent arbitrators who are available to hear disputes hereunder. The Asbestos PD Trust shall, within ten (10) days after receipt of a Notice of Arbitration, send to the Claimant the names and addresses of the ten independent arbitrators. The Claimant shall have fifteen (15) days from the date the list is served to strike five arbitrators and to return the list to the Asbestos PD Trust. The Asbestos PD Trust shall select one of the five arbitrators not stricken by the Claimant to arrange a date on which the Arbitration can be conducted, such date to be mutually convenient to the Asbestos PD Trust, the Claimant, and the arbitrator. Unless otherwise agreed to by the Asbestos PD Trust, in its sole discretion, all Arbitration proceedings will be conducted in Cincinnati, Ohio. Upon confirmation of the date on which Arbitration will commence, the Asbestos PD Trust shall notify the Claimant in writing of its date and location.

7.3. The arbitrator shall conduct a de novo review of the Claim. In assessing the extent to which the Claim should be allowed, the arbitrator shall apply only the Evaluation Criteria and the Compensation Model in accordance with the procedures set forth herein. The Asbestos PD Trust shall pay the fees and expenses of the arbitrator; provided, however, that in the event Claimant fails to obtain an award equal to or greater than 120 percent (120%) of the Adjusted Nominal Value of such Claim set forth in the Notice of Decision, such fees shall be borne by the Claimant. The Claimant may, but need not, be represented by counsel in the arbitration proceeding. The Claimant shall be solely responsible for all fees and expenses incurred by the Claimant and its representatives in connection with the Arbitration or otherwise pursuant to these Asbestos Property Damage Claims Resolution Procedures.

8.    NOTICES

8.1. All notices and other communications made or served under these Asbestos Property Damage Claims Resolution Procedures shall be in writing and shall be deemed to have been duly served on the date of delivery, if delivered by hand or by express delivery service, or on the third business day after the deposit into an authorized United States mail depository, if mailed by First Class Mail, postage prepaid. Notices to the Asbestos PD Trust shall be addressed as follows:


                                  A.1.1.6.5-8


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      Eagle-Picher Industries, Inc. Asbestos Property Damage Claims Facility
      P.O. Box 1847
      Cincinnati, Ohio 45201

Notices to a Claimant shall be addressed as specified in the Claim Information Form.


                                  A.1.1.6.5-9


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                                   EXHIBIT "1"

                              APPROVED LABORATORIES

RJ Lee Group, Inc.
350 Hochberg Road
Monroeville, PA 15146
Contact: Dr. Richard J. Lee
(412) 325-1776
Capabilities: PLM, SEM, CCSEM, XRD

McCrone Environmental Services, Inc.
850 Pasquinelli Drive
Westmont, IL 60559
(708) 887-7100
Capabilities: PLM, SEM, CCSEM, XRD

Clayton Environmental Consultants, Inc.
400 Chastain Center Boulevard, N.W.
Suite 490
Kennesaw, GA 30144
Contact: Owen S. Crankshaw
(404) 499-7500
Capabilities: PLM, SEM, XRD

Millette, Vanderwood & Associates
5500 Oakbrook Parkway, Suite 200
Norcross, GA 30093
Contact: James Millette
(404) 662-8509
Capabilities: PLM, SEM, CCSEM

Materials Analytical Services, Inc.
3597 Parkaway Lane, Suite 250
Norcross, GA 30092
Contact: William E. Longo
(404) 448-3200
Capabilities: PLM, SEM, XRD

EMSL of California, Inc.
17620 South Amphlett Boulevard
Suite 130
San Mateo, CA 94402
Contact: Peter Frasca
(609) 858-4800
Capabilities: PLM, SEM, XRD

EMS Laboratories
117 West Bellevue Drive
Pasadena, CA 91105-2503
Contact: Bernadine Kolk
(818) 568-4065
Capabilities: PLM, SEM, XRD

Particle Diagnostics, Inc.
106-A White Horse Pike
Haddon Heights, NJ 8035
Contact: James J. Weitzman
(609) 547-0491
Capabilities: PLM, XRD

Miero Analytical Laboratories, Inc.
3618 N.W. 97th Boulevard
Gainesville, FL 32606
Contact: Nancy Dehgan
(904) 332-1701
Capabilities: PLM, SEM

Forensic Analytical Specialties, Inc.
3777 Depot Road, Suite 406
Hayward, CA 94545-2756
(510) 887-8828
Capabilities: PLM, SEM, XRD


                                 A.1.1.6.5-1-1


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


                                   EXHIBIT "2"

                      IN THE UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                )
                                     )
EAGLE-PICHER INDUSTRIES, INC.        )
                                     )           CONSOLIDATED CASE NO.
et al.,                              )                1-91-00100
                                     )        Chapter 11 - Judge Perlman
                Debtors.             )

--------------------------------------------------------------------------------

                           CLAIM INFORMATION FORM FOR
                     ASBESTOS-RELATED PROPERTY DAMAGE CLAIMS

--------------------------------------------------------------------------------

                  NOTE: A SEPARATE CLAIM INFORMATION FORM MUST
            BE FILED FOR EACH BUILDING INCLUDED IN A CLAIMANT'S CLAIM

                              CLAIMANT INFORMATION

Claim Number:       [Eagle-Picher #]--
                    -----------------------------------------------------------
                    (Consecutively number claims for each building, using the preassigned claim number as a prefix)

Claimant Name:
                    -----------------------------------------------------------

Claimant Address:
                    -----------------------------------------------------------

                    -----------------------------------------------------------

                    -----------------------------------------------------------


Claimant Type (check one):

               Owner                     Operator             Attorney in Fact

                [ ]                        [ ]                       [ ]


                                  A1.1.6.5-2-1


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                              BUILDING INFORMATION

Building Name:          _______________________________________________________
                        (Include any ceremonial name for the building. If the building is part of a complex, the building's designation should appear here, and the complex name should appear under Location.)

Division or Agency
Operating Building:     _______________________________________________________
                        (If a division or agency of a governmental entity or corporation is operating the building, the name of the agency or division operating the building should appear here.)

Site Identification:    _______________________________________________________
                        (If claimant routinely uses a unique numerical identification for its buildings, this should be inserted to aid in uniquely defining the claim.)

Building Address
or Location:            _______________________________________________________

                        _______________________________________________________
                        (If the building is part of a complex, such as a group of hospital buildings, this should be indicated. If the complex has a single street address, usually of the administration building, then this should be included with that fact so indicated.)

Construction Date:

Original   _________       Addition 1 _________          Addition 2 _________
Addition 3 _________       Addition 4 _________
(The approximate year(s) of construction of the original building and any additions should be indicated, whether or not they are the dates of installation of asbestos-containing materials.)

Building Type/Purpose:  _______________________________________________________

                        _______________________________________________________

                        _______________________________________________________
                        (short description of the routine building uses, e.g. school, hospital, office building, library, convention center, manufacturing plant, museum, etc.)

Dates of Any Consultants' Reports Received Relating to Asbestos-Containing Materials in Building: ________________________________________________________

Date Claimant First Became Aware of Presence of Asbestos-Containing Materials in
Building:  ____________________________________________________________________


                                  A1.1.6.5-2-2

                               PRODUCT INFORMATION

               (COMPLETE CHART FOR EACH HOMOGENEOUS AREA - AN AREA
  OF ASBESTOS-CONTAINING MATERIALS THAT IS UNIFORM IN TEXTURE AND COLOR. ATTACH
                         ADDITIONAL PAGES, IF NECESSARY)

----------------------------------------------------------------------------------------------------------------------------------
                                                                    ASBESTOS-CONTAINING                         CONDITION
HOMOGENEOUS                                                              MATERIALS                           (CHECK ANY THAT
AREA # _____                           PRODUCT I.D.                     (CHECK ONE)                               APPLY)
----------------------------------------------------------------------------------------------------------------------------------
Location (i.e., boiler room,       Brand Name:               [ ] remain in place                     Asbestos-containing materials
cafeteria, office):                                                                                  in this homogeneous area are

                                                             [ ] abated pursuant to Asbestos
                                                             Abatement Program
Installation date:                 Attached Approved
                                   Laboratory Report         Date:_____________________________      [ ] in need of repair
                                   based upon the
                                   following (check all      Abatement Costs:
                                   that apply):
Application (check one and
complete pertinent information):                             $_________________________________      [ ] likely to be disturbed

[ ] Fittings                       [ ] PLM tests             [ ] removed in other renovation or
                                                             demolition
Number: ____________________
                                   [ ] qualitative
Diameter:___________________       scanning electron         Date:_____________________________
                                   miscroscopy and/or
                                   transmission electron     Removal Costs:
                                   microscopy
[ ] Pipes                                                    $_________________________________

Number: ____________________

Length:_____________________       [ ] quantitative x-ray    [ ] Other (please attach explanation)
                                   diffraction and
                                   chemical analysis
[ ] Other

Area:_______________________

----------------------------------------------------------------------------------------------------------------------------------


                                  A1.1.6.5-2-3

                            OTHER CLAIMS AND ACTIONS

(LIST ALL OTHER ACTIONS OR PROCEEDINGS IN WHICH A CLAIM HAS BEEN ASSERTED FOR ASBESTOS-RELATED PROPERTY DAMAGE ON ACCOUNT OF THIS BUILDING, STATE WHETHER THE STATUS OF ACTION AS IT PERTAINS TO SUCH CLAIM, AND, IF A RECOVERY WAS RECEIVED, THE AMOUNT OF SUCH RECOVERY. ATTACH ADDITIONAL PAGES, IF NECESSARY.)

================================================================================
                                                                  AMOUNT OF
CASE NAME      CASE NUMBER               STATUS OF CASE       RECOVERY, IF ANY
--------------------------------------------------------------------------------
                                    [ ] pending
                                                              $_________________
                                    [ ] settled

                                    [ ] dismissed without
                                    prejudice

                                    [ ] dismissed with        If claimant is a
                                    prejudice                 member of a class
                                                              that has received
                                    [ ] judgment in favor of  a classwide
                                    claimant on some or all   recovery, then
                                    counts                    check this box and
                                                              do not list an
                                    [ ] judgment in favor of  amount
                                    defendant on all counts
                                                              [ ] Class recovery

--------------------------------------------------------------------------------

                                    [ ] pending
                                                              $_________________
                                    [ ] settled

                                    [ ] dismissed without
                                    prejudice

                                    [ ] dismissed with        If claimant is a
                                    prejudice                 member of a class
                                                              that has received
                                    [ ] judgment in favor of  a classwide
                                    claimant on some or all   recovery, then
                                    counts                    check this box and
                                                              do not list an
                                    [ ] judgment in favor of  amount
                                    defendant on all counts
                                                              [ ] Class recovery

--------------------------------------------------------------------------------


                                 A1.1.6.5-2-4

================================================================================
                                                                  AMOUNT OF
CASE NAME      CASE NUMBER               STATUS OF CASE       RECOVERY, IF ANY
--------------------------------------------------------------------------------
                                    [ ] pending
                                                              $_________________
                                    [ ] settled

                                    [ ] dismissed without
                                    prejudice

                                    [ ] dismissed with        If claimant is a
                                    prejudice                 member of a class
                                                              that has received
                                    [ ] judgment in favor of  a classwide
                                    claimant on some or all   recovery, then
                                    counts                    check this box and
                                                              do not list an
                                    [ ] judgment in favor of  amount
                                    defendant on all counts
                                                              [ ] Class recovery

--------------------------------------------------------------------------------

                                    [ ] pending
                                                              $_________________
                                    [ ] settled

                                    [ ] dismissed without
                                    prejudice

                                    [ ] dismissed with        If claimant is a
                                    prejudice                 member of a class
                                                              that has received
                                    [ ] judgment in favor of  a classwide
                                    claimant on some or all   recovery, then
                                    counts                    check this box and
                                                              do not list an
                                    [ ] judgment in favor of  amount
                                    defendant on all counts
                                                              [ ] Class recovery

--------------------------------------------------------------------------------


                                 A1.1.6.5-2-5

================================================================================
                                                                  AMOUNT OF
CASE NAME      CASE NUMBER               STATUS OF CASE       RECOVERY, IF ANY
--------------------------------------------------------------------------------
                                    [ ] pending
                                                              $_________________

                                    [ ] settled

                                    [ ] dismissed without
                                    prejudice

                                    [ ] dismissed with        If claimant is a
                                    prejudice                 member of a class
                                                              that has received
                                    [ ] judgment in favor of  a classwide
                                    claimant on some or all   recovery, then
                                    counts                    check this box and
                                                              do not list an
                                    [ ] judgment in favor of  amount
                                    defendant on all counts
                                                              [ ] Class recovery
================================================================================


                                 A1.1.6.5-2-6

                                   ATTACHMENTS

(ALL DOCUMENTATION SUBMITTED MUST BE IN READABLE FORM. ILLEGIBLE DOCUMENTATION WILL BE DISREGARDED, OR THE ASBESTOS PD TRUST MAY SEEK TO HAVE THE CLAIMANT SUPPLY A LEGIBLE COPY. ALL DOCUMENTATION MUST BE CONSECUTIVELY NUMBERED TO CORRESPOND TO THE CLAIM NUMBER. FOR EXAMPLE, IF TEN DOCUMENTS ARE SUBMITTED RELATING TO CLAIM NO. 11111-5 (I.E., IN SUPPORT OF THE FIFTH BUILDING COVERED UNDER CLAIM NO. 11111), EACH DOCUMENT MUST BE NUMBERED 11111-5-1 THROUGH 11111-5-10.)

The following documents are attached to this Claim Information Form (check all that apply)

[ ] Documents that show the date of installation of asbestos-containing materials

[ ] Documents that show the date on which Claimant first became aware of the presence of asbestos-containing materials in the building

[ ]   Approved Laboratory Report

[ ] Accredited Inspector Report (required if asbestos-containing materials remain in place in the building)

[ ] Documents that show that asbestos-containing materials were removed pursuant to an Asbestos Abatement Program, including bid specifications, contracts for the abatement work, and proof of payment


                                 A1.1.6.5-2-7

                                  CERTIFICATION

The undersigned certifies to the best of his [her] knowledge under penalty of perjury that the information contained and submitted with this Claim Information Form is true and correct.



------------         -------------------------------      ---------------------
Date                 (Print Name and Title, if any)            (Signature)


                             SUBMISSION REQUIREMENT

This Claim Information Form must be submitted and received no later than _____________, 1996 to the address below, or returned in the enclosed pre-addressed envelope:

                                 EAGLE-PICHER INDUSTRIES, INC.
                                 ASBESTOS PROPERTY DAMAGE
                                 CLAIMS FACILITY
                                 P.O. Box 1847
                                 Cincinnati, Ohio 45202


                                  A1.1.6.5-2-8

                                   EXHIBIT "3"

                               COMPENSATION MODEL

                                                      WORK AREA COST

Isolation barrier                                     $2.50 per linear foot
Floor cover                                           $0.30 per square foot
Decontamination enclosure                             $100.00 each work area


                                                      REMOVAL COST

1/2" - 1 1/2" pipe                                    $3.75 per linear foot
2" - 3" pipe                                          $4.15 per linear foot
4" - 5" pipe                                          $5.00 per linear foot
6" - 10" pipe                                         $8.50 per linear foot

LENGTH OF COVERING
1/2" - 1 1/2" fitting                                 $3.75 per fitting
2" - 3" fitting                                       $4.15 per fitting
4" - 5" fitting                                       $5.00 per fitting
6" - 10" fitting                                      $8.50 per fitting

Boilers, breaching
and ducting                                           $9.00 per square foot


                                  A1.1.6.5-3-1

                                   EXHIBIT "4"

                           FORM OF NOTICE OF DECISION

                                 [TO BE PROVIDED
                            BY THE ASBESTOS PD TRUST
                            AFTER THE EFFECTIVE DATE
                                  OF THE PLAN]


                                  A1.1.6.5-4-1

                                   EXHIBIT "5"

                        FORM OF NOTICE OF RECONSIDERATION

                                 [TO BE PROVIDED
                            BY THE ASBESTOS PD TRUST
                            AFTER THE EFFECTIVE DATE
                                  OF THE PLAN]


                                  A1.1.6.5-5-1

                                   EXHIBIT "6"

                             PROTOCOLS FOR ONE-COTE

                                 [TO BE PROVIDED
                            BY THE ASBESTOS PD TRUST
                            AFTER THE EFFECTIVE DATE
                                  OF THE PLAN]


                                  A1.1.6.5-6-1

                                   EXHIBIT "7"

                            PROTOCOLS FOR SUPER "66"

                                 [TO BE PROVIDED
                            BY THE ASBESTOS PD TRUST
                            AFTER THE EFFECTIVE DATE
                                  OF THE PLAN]


                                  A1.1.6.5-7-1

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                           )     Consolidated Case No. 1-91-00100
                                )
                                )
EAGLE-PICHER INDUSTRIES,        )     Chapter 11
INC., et al.,                   )
                                )     JUDGE PERLMAN
                  Debtors.      )
                                )
--------------------------------)

                                 EXHIBIT "1.1.8"

             FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

                     [THIS PAGE LEFT BLANK INTENTIONALLY]

                          CERTIFICATE OF REORGANIZATION

                                       OF

                          EAGLE-PICHER INDUSTRIES, INC.

      The undersigned, Andries Ruijssenaars, President and Chief Operating Officer, and James A. Ralston, Vice President, General Counsel and Secretary, of Eagle-Picher Industries, Inc. (the "Corporation"), do hereby certify that: (1) the Corporation is the Debtor in that certain Chapter 11 case identified as Consolidated Case No. 1-91-00100 in the United States Bankruptcy Court for the Southern District of Ohio, Western Division (the "Case"), (2) in the Case, the Corporation has filed a Consolidated Plan of Reorganization that provides for the adoption of Amended and Restated Articles of Incorporation for the Corporation in the form set forth as Exhibit A to this Certificate, (3) the Consolidated Plan of Reorganization, including the Amended and Restated Articles of Incorporation that are Exhibit A hereto, was confirmed by the order of the United States District Court for the Southern District of Ohio, Western Division, on November __, 1996, and (4) such order remains in full force and effect at the date hereof.

      The Amended and Restated Articles of Incorporation annexed hereto may be certified by the office of the Secretary of State of Ohio separately from this Certificate of Reorganization.

      IN WITNESS WHEREOF, the undersigned President and Secretary of Eagle-Picher Industries, Inc., have executed this Certificate of Reorganization this ___ day of November, 1996.


                                            -----------------------------------

                                            Name:   Andries Ruijssenaars

                                            Title:  President and Chief
                                                    Operating Officer


                                            -----------------------------------

                                            Name:   James A. Ralston

                                            Title:  Vice President, General
                                                    Counsel and Secretary

                       CERTIFICATE OF AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                          EAGLE-PICHER INDUSTRIES, INC.

      The undersigned, Andries Ruijssenaars, President and Chief Operating Officer and James A. Ralston, Vice President, General Counsel and Secretary, of Eagle-Picher Industries, Inc. (the "Corporation"), do hereby certify that in connection with a Plan of Reorganization confirmed by the United States District Court for the Southern District of Ohio, Western Division, in the chapter 11 case of the Corporation, the Articles of the Corporation were amended and restated, pursuant to such Plan and the authority granted by Section 1701.75 of the Ohio Revised Code ("O.R.C."), to read as follows:

      FIRST: The name of the Corporation is Eagle-Picher Industries, Inc.

      SECOND: The place in Ohio where the principal office of the Corporation is to be located is Cincinnati, Hamilton County, Ohio.

      THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 inclusive, of the O.R.C.

      FOURTH: (a) All shares of the Corporation that are authorized for issuance immediately prior to the time as of which these Amended and Restated Articles of Incorporation become effective (the "Effective Time") are hereby canceled. As of the Effective Time, the number of shares that the Corporation is authorized to have outstanding is 20,000,000 common shares, without par value (the "Common Stock").

      (b) Pursuant to the requirements of Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue nonvoting equity securities, subject, however, to further amendment of these Amended and Restated Articles of Incorporation as and to the extent permitted by applicable law.

      FIFTH: The Corporation, by action of its board of directors, may purchase its own shares at any time and from time-to-time to the extent permitted by law.

      SIXTH: The shares of the Corporation's Common Stock, other rights or options to purchase shares of the Corporation's Common

Stock and any other interests that would be treated as "stock" of the Corporation under Section 382 of the Internal Revenue Code (collectively, the "Corporate Securities") are subject to the following restrictions:

      1. During the period beginning on the Effective Time and ending twenty-five (25) months thereafter, any attempted sale, purchase, transfer, assignment, conveyance, pledge or other disposition of any share or shares of Corporate Securities ("Transfer") to any person or entity or to any group of persons or entities acting in concert ("Transferee") who directly or indirectly owns, or is treated as owning (within the meaning of the attribution rules applicable under Section 382 of the Internal Revenue Code ("Own")), 4.75% or more of any class of Corporate Securities, or after giving effect to the Transfer, would directly or indirectly Own more than 4.75% of the outstanding shares of any class of Corporate Securities, shall be void AB INITIO and shall not be effective to Transfer any of such shares to the extent the Transfer increases the Transferee's direct or indirect ownership of the Corporate Securities above 4.75% of the total outstanding shares of such class of Corporate Securities. Similarly, any Transfer by a transferor who directly or indirectly Owns 5% or more of the outstanding shares of any class of Corporate Securities shall be void AB INITIO and shall not be effective to Transfer any of such shares to the purported Transferee.

      2. (a) If the Board of Directors of the Corporation determines that a Transfer of Corporate Securities constitutes a Transfer prohibited by Section 1 hereof (a "Prohibited Transfer"), then upon written demand made by any officer of the Corporation, the purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of Corporate Securities that are the subject of the Prohibited Transfer ("Prohibited Securities"), together with any dividends or other distributions that were received by the Transferee from the Corporation with respect to such Prohibited Securities ("Prohibited Distributions"), to an agent designated by the Board of Directors of the Corporation (the "Agent"). The Agent shall then sell to a buyer or buyers the Prohibited Securities so transferred to it. If, before receiving the demand of the Corporation to transfer the Prohibited Securities to the Agent, the purported Transferee has resold the Prohibited Securities, the purported Transferee shall be deemed to have sold the Prohibited Securities for and on behalf of the Agent and, in lieu of transferring the Prohibited Securities to the Agent, shall transfer to the Agent any Prohibited Distributions and the proceeds of such sale. If the purported Transferee fails to surrender the Prohibited Securities or the proceeds of a sale thereof, together with any Prohibited Distributions, to the Agent within thirty (30) business days from the date on which the Corporation makes its demand for surrender hereunder, the Corporation shall institute legal proceedings to compel the surrender. The costs of any such proceeding in which the court shall compel such surrender or award damages shall be borne by the purported Transferee.

      (b) Upon the receipt of the proceeds of any sale of Prohibited Securities by the Agent or, upon the receipt from the purported Transferee thereof of the proceeds from any previous sale of such Prohibited Securities by such Transferee, the amount so received shall be applied by the Agent as follows: (i) first, to the payment of the reasonable expenses of the Agent incurred in connection with the performance of its duties hereunder; (ii) second, to the purported Transferee up to the amount paid by the purported Transferee for the Prohibited Securities, which amount shall be determined by the Board of Directors of the Corporation in its sole discretion; and (iii) third, to one or more organizations that shall then be qualified under Section 501(c)(3) of the Internal Revenue Code as selected by the Board of Directors of the Corporation.

      3. Neither the Corporation nor any transfer agent or other person on its behalf shall effect a Prohibited Transfer on the stock record books of the Corporation and the purported Transferee thereof shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Prohibited Securities. Until the Prohibited Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the purported Transferee shall not be entitled with respect to such Prohibited Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Prohibited Securities and to receive dividend distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Prohibited Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporate Securities shall cease to be Prohibited Securities.

      4. All certificates evidencing any Corporate Securities issued by the Corporation after the Effective Time, shall bear a conspicuous legend reading substantially as follows:

      THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF REORGANIZED EAGLE-PICHER, WHICH RESTRICTION IS REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.

With respect to any Corporate Securities that are not evidenced by a certificate, but are uncertificated securities, the foregoing legend shall be set forth in the initial transaction statement required for restrictions on transfer by Section 1308.11 of the O.R.C.

      5. Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the Regulations of the

Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Amended and Restated Articles or the Code of Regulations), the affirmative vote of the holders of 80% or more of the outstanding shares, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article Sixth; provided, however, that shareholder action without a meeting shall require the unanimous written consent of all shareholders entitled to vote thereon.

      SEVENTH: All certificates evidencing any shares of the Corporation's Common Stock issued by the Corporation after the Effective Time, shall bear a conspicuous legend reading substantially as follows:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

      EIGHTH: These Amended and Restated Articles of Incorporation supersede and take the place of all prior Articles of Incorporation of the Corporation.

      IN WITNESS WHEREOF, the undersigned President and Chief Operating Officer and Vice President, General Counsel and Secretary of Eagle-Picher Industries, Inc. have executed this Certificate this _____ day of November, 1996.

                                                 EAGLE-PICHER INDUSTRIES, INC.


                                                 By
                                                   -----------------------------
                                                 Name: Andries Ruijssenaars
                                                 Title: President and Chief
                                                        Operating Officer


                                                 -------------------------------
                                                 Name: James A. Ralston
                                                 Title: Vice President, General
                                                        Counsel and Secretary

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                            )    Consolidated Case No. 1-91-00100
                                 )
                                 )
EAGLE-PICHER INDUSTRIES,         )    Chapter 11
INC., et al.,                    )
                                 )    JUDGE PERLMAN
                  Debtors.       )
                                 )
---------------------------------)

                                 EXHIBIT "1.1.9"

                FORM OF AMENDED AND RESTATED CODE OF REGULATIONS

                     [THIS PAGE LEFT BLANK INTENTIONALLY]

                          Eagle-Picher Industries, Inc.

                               CODE OF REGULATIONS

                                    --------

                                    ARTICLE I

                                      Seal

      SECTION 1. Form. The seal of the Corporation shall have upon it the name and words "Eagle-Picher Industries, Inc. Incorporated 1867 - Seal" and shall be circular in form.

                                   ARTICLE II

                                  Shareholders

      SECTION 1. Place of Meetings. Meetings of shareholders shall be held at the office of the Corporation in Cincinnati, Ohio, or at such other place in Cincinnati as may be designated by the Board of Directors.

      SECTION 2. (a) Annual Meeting. The annual meeting of shareholders shall be held at 2 o'clock P.M. on the fourth Tuesday in March of each year, if not a legal holiday, but, if a legal holiday, then, at the same hour, on the next succeeding business day which is not a legal holiday, at which time there shall be elected, by ballot, in accordance with the laws of the State of Ohio and these regulations, members of the Board of Directors to serve and hold office as provided in Article III hereof.

      (b) Shareholder Action. Any action required to be taken at a meeting of shareholders shall be taken at an annual or special meeting thereof, or without a meeting upon the unanimous written consent of all shareholders entitled to vote thereon.

      (c) Shareholder Nominations. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors, at an annual meeting or at a special meeting called in whole or in part to vote on the election of directors, only if written notice of such shareholder's intent to make such nomination or nominations has been delivered to or mailed and received by the Secretary of the Corporation not less than 60 days nor more than 90 days in advance of such meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was first mailed or such public disclosure was made. Each such shareholder's notice shall set forth: (a) the name and address, as they appear on the Corporation's books, of the shareholder who intends to make the nomination and the name, age, business address and residence address of the person or persons to be nominated;
(b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) the principal occupation or employment of the person or persons to be nominated; (e) the class and number of shares of the Corporation which are beneficially owned by the shareholder intending to make the nomination and by the person or persons to be nominated; (f) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (g) the written consent of each nominee to being named in the proxy statement and serving as a director of the Corporation if so elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to such nominee. No person to be nominated by a shareholder shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.(c). The chairman of the meeting shall, if the facts warrant, refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

      (d) Notice of Shareholder Business. At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, busi-ness must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these regulations to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.(d), Article II. The chairman of the annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.(d), Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

      (e) Notwithstanding anything in these regulations to the contrary, the affirmative vote of the holders of 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal these subsections (b), (c), (d) and (e) of
Section 2, Article II; provided, however, shareholder action without a meeting shall require the unanimous written consent of all shareholders entitled to vote thereon pursuant to Section 2.(b) hereof.

      SECTION 3. Special Meetings of Shareholders. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, special meetings of shareholders may be called by the Chairman of the Board of Directors, the President, or the directors by action at a meeting or a majority of the directors

                                     3

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


acting without a meeting, persons who hold fifty percent of all shares outstanding and entitled to vote thereat, the Secretary or an Assistant Secretary. Any shareholder or shareholders entitled to call a special meeting pursuant to this Section 3, Article II, must, in order properly to call such meeting, deliver a written notice to the Secretary of the Corporation requesting that a special meeting be called. Such meeting shall be held on a date fixed by the Board of Directors of the Corporation, which date shall be not less than 60 days nor more than 90 days after the date of receipt of such notice by the Secretary of the Corporation. Any such notice shall set forth as to each matter proposed to be brought before the special meeting
(a) a brief description of the business desired to be brought before the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder or shareholders proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these regulations to the contrary, the Secretary shall not call a special meeting upon the request of any shareholder if such shareholder has failed to comply with this Section 3, Article II, with respect to all matters proposed to be brought before such meeting and, subject to
Section 2.(c) of this Article II with respect to shareholder nominations for election of directors, no business shall be conducted at a special meeting except business proposed in accordance with the procedures set forth in this
Section 3, Article II. The Chairman of the special meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the provisions of this Section 3, Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding anything in these regulations to the contrary, the affirmative vote of the holders of 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Section 3 of Article II; provided, however, shareholder action without a meeting shall require the unanimous written consent of all shareholders entitled to vote thereon pursuant to Section 2.(b) hereof.

      SECTION 4. Notice of Meetings. A notice, as required by law, of each regular or special meeting of shareholders shall be given in writing by the Chairman of the Board of Directors, the President, the Secretary, or an Assistant Secretary, not less than ten (10) days before the meeting.

      SECTION 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of shareholders for the transaction of business, except as otherwise provided by law. by the articles of incorporation, or by these regulations, if, however,


                                       4


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


such majority shall not be present or represented at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present or represented. At such adjourned meeting, at which the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

      SECTION 6. Proxies. Any shareholder entitled to vote at a meeting of shareholders may be represented and vote thereat by proxy, appointed by an instrument in writing, subscribed by the shareholder or his duly authorized agent, and submitted to the Secretary of the Corporation not less than forty-eight hours before such meeting; provided, any such proxy, other than for a corporation, shall himself be a shareholder.

      SECTION 7. Organization. The Chairman of the Board of Directors, or the President, shall preside at all meetings of shareholders. In the absence of both, the Board of Directors shall designate a presiding officer, who shall have all the powers herein conferred upon the presiding officer of the meeting. The Secretary of the Corporation shall act as secretary of all meetings but, in the absence of the Secretary, the presiding officer of shareholders may appoint any person to act as secretary of the meeting.

      SECTION 8. Order of Business. At all shareholders' meetings the order of business shall be as follows:

               1. Proof of notice of meeting.
               2. Presentation and examination of proxies.
               3. Reading of minutes of previous meeting and acting thereon.
               4. Report of Directors or Committees.
               5. Reports of Officers.
               6. Unfinished business
               7. Election of Directors.
               8. New or miscellaneous business.
               9. Adjournment.

This order may be changed by affirmative vote of the holders of a majority of the outstanding shares, present in person or represented by proxy.


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



                                   ARTICLE III

                               Board of Directors

      SECTION 1. (a) Number, Election and Terms. Except as otherwise fixed by or pursuant to the provisions of Article Fourth, Division A of the Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall consist of eleven (11) members or such other number as may be determined from time to time by action of the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors of the Corporation, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1986, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1987, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1988, with each class to hold office until its successor is elected and qualified. At each annual meeting of shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

      (b) Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any vacancies on the Board of Directors shall be filled as provided by law. Any director so elected shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      (c) Removal. Any director may be removed from office as provided by law; provided, however, the removal of directors by shareholders shall require an affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class; provided, however, shareholder action without a meeting shall require the unanimous written consent of all shareholders entitled to vote thereon pursuant to Article II, Section 2.(b) hereof.


                                       6


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


      (d) Amendment, Repeal, Inconsistent Provisions. Notwithstanding anything in these regulations to the contrary, the affirmative vote of the holders of 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class, shall be required to alter, amend, adopt any provisions inconsistent with or repeal these Subsections
(a), (b), (c) and (d) of Section 1, Article III; provided, however, shareholder action without a meeting shall require the unanimous written consent of all shareholders entitled to vote thereon pursuant to Article II, Section 2.(b) hereof.

      SECTION 2. Time and Place of Meetings. A meeting of the Board of Directors shall be held immediately following each meeting of shareholders at which directors are elected, and notice of such meeting need not be given. Other meetings of the Board may be held at such times and places, either within or without the State of Ohio, as may be fixed by resolution of the Board or as may be specified in the call and notice of meetings; and shall be held at least quarterly.

      SECTION 3. Call and Notice of Meetings. Meetings may be called at any time by the Chairman of the Board, the President, the Secretary, or by a majority of the Board. The Board shall decide what notice of meetings shall be given and the length of time prior to the meeting that such notice shall be given. Any meeting at which all directors are present shall be a valid meeting, whether notice thereof was given or not, and any business may be transacted at such meeting. Notice for call of any meeting may be waived by any one or all of the directors.

      SECTION 4. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business and, if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

      SECTION 5. Compensation of Directors and Members of the Executive Committee. The directors are authorized to fix, from time to time, their own compensation for attendance at meetings of the Board and the compensation of members of the Executive Committee for attendance at meetings of such Committee, which may include expenses of attendance when meetings are not held at the place of residence of any director or member.

      SECTION 6. General Powers. The powers of the Corporation shall be exercised, its business and affairs conducted, and its property controlled by the Board of Directors, except as otherwise provided in the General Corporation Law of Ohio or in the articles of incorporation of the Corporation and amendments thereto. The Board of Directors shall have power to fix, define and limit the powers and duties of all officers.

      SECTION 7. Indemnification of Directors and Officers. Each director and each officer now, heretofore, or hereafter in office, shall be indemnified by the Corporation against all costs imposed upon, and/or expenses reasonably incurred by him in connection with or arising out of any action, suit or proceeding of whatever nature (whether the same be settled or proceed to judgement) in which he may be or become involved by reason of his being or having been a director or officer of the Corporation, any subsidiary of the Corporation, or any company or corporation which he serves as a director or officer at the request of the Corporation (whether or not he continues to be a director or officer at the time of the imposition of such costs and/or expenses), except in respect to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for gross negligence or wilful misconduct in the performance of his duty as such director or officer. The foregoing right of indemnification shall be in addition to and not exclusive of any and all other rights to which he may be entitled as a matter of law.

                                   ARTICLE IV

                               Executive Committee

      SECTION 1. Executive Committee. The Board of Directors may, by resolution, designate not less than three (3) of its number to constitute an Executive Committee, but may repeal said resolution and dispense with said Committee at any time.

      SECTION 2. Powers of Executive Committee. The Executive Committee shall have charge of the management of the business and affairs of the Corporation in the interim between meetings of the Board of Directors, and generally shall have all of the authority of the Board, in the transaction of such business of the Corporation as, in the judgement of the Committee, may require action between meetings of the Board.

      SECTION 3. Limitation of Powers of Executive Committee. The Board of Directors shall have authority to limit or quality the powers of the Executive Committee at any time, and may rescind any action of the Committee to the extent that no rights of third persons shall have intervened.

      SECTION 4. Record of Executive Committee. The Executive Committee shall keep a record of its proceedings and make a report of its acts and transactions to the Board of Directors, all of which shall form part of the records of the Corporation.

                                    ARTICLE V

                                    Officers

      SECTION 1. Number. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries,

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


a Treasurer and one or more Assistant Treasurers. Any two or more of the offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged, or verified by two or more officers.

      SECTION 2. Other Officers. The Board of Directors is authorized in its discretion to establish the office of Chairman of the Board, and shall have the further power to provide for such other offices and agencies as it shall deem necessary from time to time and to dispense with any of said offices and agencies at any time.

      SECTION 3. Election, Term and Removal. At the meeting of the Board of Directors immediately following each meeting of shareholders at which directors are elected, the Board shall select one of its members to be President of the Corporation. It shall also select all other officers of the Corporation, none of whom shall be required to be a member of the Board, except the Chairman of the Board if that office be established. All officers of the Corporation shall hold office during the pleasure of the Board, or until their successors shall have been elected and qualified, and the Board may remove or suspend any officer at any time, without notice, by the affirmative vote of a majority of the entire Board.

      SECTION 4. Vacancies and Absence. If any office shall become vacant by reason of the death, resignation, disqualification, or removal of the incumbent thereof, or other cause, the Board of Directors may select a successor to hold office for the unexpired term in respect to which such vacancy occurred or was created. In case of the absence of any officer of the Corporation or for any reason that the Board of Directors may determine as sufficient, the Board may for the time being delegate the powers and duties of such officer to any other officer, or to any director, except where otherwise provided by these regulations or by statute.

      SECTION 5. Salaries. The Board of Directors or the Executive Committee shall fix the salaries of all officers; and shall supervise the salaries of all other employees of the Corporation.

                                   ARTICLE VI

                               Duties of Officers

      SECTION 1. Chairman of the Board. The Chairman of the Board of Directors (if the Board establishes such office) shall preside at all meetings of the Board, appoint all special or other committees (unless otherwise ordered by the Board) and shall confer with and advise all other officers of the Corporation. He shall have such executive and managerial powers and authority and shall perform such duties as may, from time to time, be delegated to him by the Board of Directors or the Executive Committee.



                                       9



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


      SECTION 2. President. The President shall, unless otherwise prescribed by the Board of Directors or the Executive Committee, be the chief executive officer and active head of the Corporation and, in the recesses of the Board of Directors and the Executive Committee, shall have general control and management of all of its business affairs. He shall make annual reports to the Board of Directors, showing the condition of the affairs of the Corporation, making such recommendations as he thinks proper, and from time to time shall bring before the Board of Directors, or the Executive Committee, such information as may be required touching upon the business and property of the Corporation. He shall perform such other duties as may, from time to time, be assigned to him by the Board of Directors. If there be no Chairman of the Board, or in his absence, the President shall preside at all meetings of the Board and appoint all special or other committees (unless otherwise ordered by the Board).

      SECTION 3. Vice-Presidents. The Vice-Presidents shall perform such duties as may be delegated to them by the Board of Directors, or assigned to them from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board, or the President. In the absence of the Chairman of the Board and the President, the Board of Directors shall designate one of the Vice-Presidents, or some other person, to perform the duties and have the powers of the Chairman of the Board and the President, and, during such absence, such person shall be authorized to exercise all of the functions of the Chairman of the Board and the President.

      SECTION 4. Secretary. The Secretary shall keep a record of all proceedings of the Board of Directors and of all meetings of shareholders, and shall perform such other duties as may be assigned to him by the shareholders, the Board of Directors, the Executive Committee, the Chairman of the Board, or the President.

      SECTION 5. Assistant Secretaries. The Assistant Secretaries shall perform such duties as may be assigned to them by the Board of Directors, the Executive Committee, the Chairman of the Board, the President or the Secretary. The Board of Directors shall designate one of the Assistant Secretaries to be acting Secretary during the absence or disability of the Secretary.

      SECTION 6. Treasurer. The Treasurer shall have charge of the funds of the Corporation. He shall keep proper books of account showing all transactions entered into by, for and on behalf of the Corporation, with vouchers in support thereof. He shall also, from time to time as required, make reports and statements to the Board of Directors and the Executive Committee as to the financial condition of the Corporation, and submit detailed statements of receipts and disbursements; and shall perform such other duties as may be assigned to him from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board, or the President.


                                       10


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



      SECTION 7. Assistant Treasurers. The Assistant Treasurers shall perform such duties as may be assigned to them by the Board of Directors, the Executive Committee, the Chairman of the Board, the President or the Treasurer. The Board of Directors shall designate one of the Assistant Treasurers to be acting Treasurer during the absence or disability of the Treasurer.

      SECTION 8. Bonds of Officers. The Board of Directors or the Executive Committee shall determine which officers of the Corporation shall give bond, and the amount thereof, the expense to be paid by the Corporation.

                                   ARTICLE VII

                        Certificates for Shares of Stock

      SECTION 1. Certificates. Certificates evidencing the ownership of shares of the Corporation shall be issued to those entitled to them by transfer or otherwise. Each certificate for shares shall bear the signature of the Chairman of the Board, or the President or one of the Vice-Presidents, and of the Secretary or an Assistant Secretary, the seal of the Corporation (but failure to affix the seal shall not invalidate the certificate if properly signed) and such recitals as may be required by law.

      SECTION 2. Mutilated and Lost Certificates. If any certificate for shares of the Corporation becomes worn, defaced or mutilated, the Board of Directors, upon surrender thereof, may order the same cancelled and a new certificate issued in lieu thereof. If any certificate for shares be lost or destroyed, a new certificate may be issued upon such terms and under such regulations as may be adopted by the Board of Directors.


                                  ARTICLE VIII

                                   Committees

      SECTION 1. Committees. The Board of Directors shall have power to create from time to time such committees, standing or special, as it shall deem best, and to revoke their appointment or restrict or modify their powers.

                                   ARTICLE IX

                          Closing Stock Transfer Books

      SECTION 1. Closing Stock Transfer Books. The Board of Directors may fix a time, not exceeding forty-five (45) days preceding the date of any meeting of shareholders or any dividend payment date or any date for the allotment of rights, as a record date for the determination of the shareholders entitled to notice of such meeting or to vote thereat or to receive such dividends or rights as the case may be and/or the Board of Directors may close the books of the Corporation against transfer of shares of stock during the whole or any part of such period.


                                       11


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


                                    ARTICLE X

                                   Amendments

      SECTION 1. Amendments. These regulations, or any of them, may be altered, amended, added to or repealed as may be provided by law.

                                   ARTICLE XI

                             Assent of Shareholders

      SECTION 1. Assent of Shareholders. Any person becoming a shareholder in this Corporation shall be deemed to assent to these regulations, and any alterations, amendments, or additions thereto, lawfully adopted, and shall designate to the Secretary or appointed Transfer Agents of the Corporation, the address to which he desires that notices herein required to be given may be sent, and all notices mailed to such address, with postage prepaid, shall be considered as duly given at the date of mailing; provided, however, that, in the event any shareholder shall have failed to so designate an address to which notices shall be sent, said notices shall be sent to any address where the Secretary believes he may be reached, otherwise to "General Delivery, Cincinnati, Ohio." The mailing or any notice to "General Delivery, Cincinnati, Ohio," shall be conclusive evidence that the Secretary knows of no address where he believes said shareholder may be reached.


                                       12


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                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                           )     Consolidated Case No. 1-91-00100
                                )
                                )
EAGLE-PICHER INDUSTRIES,        )     Chapter 11
INC., et al.,                   )
                                )     JUDGE PERLMAN
                  Debtors.      )
                                )
--------------------------------)

                                EXHIBIT "1.1.13"

                      FORM OF EAGLE-PICHER INDUSTRIES, INC.
                   PERSONAL INJURY SETTLEMENT TRUST AGREEMENT


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

                          EAGLE-PICHER INDUSTRIES, INC.
                   PERSONAL INJURY SETTLEMENT TRUST AGREEMENT

      This Trust Agreement is among Eagle-Picher Industries, Inc., an Ohio corporation and debtor in possession ("EAGLE-PICHER"), and its affiliates, Daisy Parts, Inc., Transicoil, Inc., Michigan Automotive Research Corp., EDI, Inc., Eagle-Picher Minerals, Inc., Eagle-Picher Europe, Inc., and Hillsdale Tool & Manufacturing Co. ("SETTLORS"), and Darius W. Gaskins, Jr., Kevin O'Donnell, Daniel M. Phillips, William J. Williams and Marshall Wright, as Trustees ("TRUSTEES"), pursuant to the Second Amended Consolidated Joint Plan of Reorganization of Eagle-Picher and its affiliated debtors, dated July 15, 1996 (the "PLAN").

      WHEREAS, at the time of the entry of the order for relief in the Chapter 11 Cases, Eagle-Picher was named as a defendant in personal injury, wrongful death, and property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products; and

      WHEREAS, Eagle-Picher and its affiliated debtors (collectively, the "DEBTORS") have reorganized under the provisions of Chapter 11 of the Bankruptcy Code in cases pending in the United States Bankruptcy Court for the Southern District of Ohio known as In re Eagle-Picher Industries, Inc., et al., Consolidated Case No. 1-91-00100 ("CHAPTER 11 CASES"); and

      WHEREAS, the Plan, filed by the Debtors, the Legal Representative for Future Claimants appointed by the Bankruptcy Court pursuant to its order of October 31, 1991 ("FUTURE REPRESENTATIVE") and the Bankruptcy Court-appointed committee composed of the representatives of certain tort claimants of the Debtors ("INJURY CLAIMANTS' COMMITTEE") has been confirmed by the Bankruptcy Court; and

      WHEREAS, the Plan provides, inter alia, for the creation of the Eagle-Picher Industries, Inc. Personal Injury Settlement Trust ("PI TRUST"); and

      WHEREAS, pursuant to the Plan, the PI Trust is to be funded in whole or in part by the securities of the Debtors and by the obligation of the Debtors to make future payments, including dividends; and

      WHEREAS, pursuant to the Plan, the PI Trust is to own a majority of the voting shares of the Eagle-Picher; and

      WHEREAS, pursuant to the Plan, the PI Trust is to use its assets or income to pay Claims and Demands, as defined in Sections 101(5) and 524(g)(5) of the Bankruptcy Code respectively, against the Debtors; and

      WHEREAS, the Plan provides, among other things, for the complete settlement and satisfaction of all liabilities and obligations of the Debtors with respect to Asbestos Personal Injury Claims and Lead Personal Injury Claims (hereinafter Asbestos Personal Injury Claims and Lead Personal Injury Claims are sometimes jointly referred to as "TOXIC PERSONAL INJURY CLAIMS"); and

      WHEREAS, pursuant to the Plan, the PI Trust is intended to qualify as a "Qualified Settlement Fund" within the meaning of Section 1.468B-1 of the Treasury Regulations promulgated under Section 468B of the Internal Revenue Code; and


                                    A1.1.13-1


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

      WHEREAS, the Bankruptcy Court has determined that the PI Trust and the Plan satisfy all the prerequisites for a supplemental injunction pursuant to
Section 524(g) of the Bankruptcy Code, which Asbestos and Lead PI Permanent Channeling Injunction has been entered in connection with the Confirmation Order;

      NOW, THEREFORE, it is hereby agreed as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      As used herein, the following terms shall have the meanings specified below:

      1.1 Affiliate: Any Entity that is an "affiliate" of any of the Debtors within the meaning of Section 101(2) of the Bankruptcy Code except (i) American Imaging Services, Inc., (ii) Tri Sigma Corporation, and (iii) the PI Trust.

      1.2 Asbestos and Lead PI Permanent Channeling Injunction: An order or orders of the Bankruptcy Court or the District Court permanently and forever staying, restraining, and enjoining any Entity from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claims or Lead Personal Injury Claims (other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan, or any other agreement or instrument between any of the Debtors or the Reorganized Debtors and the PI Trust, which actions shall be in conformity and compliance with the provisions hereof):

            (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including, without express or implied limitation, a judicial, arbitral, administrative, or other proceeding) in any forum against or affecting any PI Protected Party or any property or interests in property of any PI Protected Party;

            (b) enforcing, levying, attaching (including, without express or implied limitation, any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any PI Protected Party or any property or interests in property of any PI Protected Party;

            (c) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any PI Protected Party or any property or interests in property of any PI Protected Party;

            (d) setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any PI Protected Party or any property or interests in property of any PI Protected Party; and

            (e) proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the PI Trust, except in conformity and compliance therewith.

      1.3 Asbestos or Lead Contribution Claim: Any right to payment, claim, remedy, liability, or Demand now existing or hereafter arising, whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such right, claim, remedy, liability or Demand are known or unknown, that is (i) held by (A) any Entity (other than a director or officer


                                    A1.1.13-2
entitled to indemnification pursuant to Section 8.6 of the Plan) who has been, is, or may be a defendant in an action seeking damages for death, bodily injury, or other personal damages (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to (x) asbestos or asbestos-containing products or (y) products that contain lead chemicals, or (B) any assignee or transferee of such Entity, and (ii) on account of alleged liability of any of the Debtors for reimbursement or contribution of any portion of any damages such Entity has paid or may pay to the plaintiff in such action.

      1.4 Asbestos Personal Injury Claim: Any right to payment, claim, remedy, liability, or Demand now existing or hereafter arising, whether or not such right, claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such right, claim, remedy, liability, or Demand are known or unknown, for, under any theory of law, equity, admiralty, or otherwise, death, bodily injury, or other personal damages (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to asbestos or asbestos-containing products that were manufactured, sold, supplied, produced, distributed, released, or in any way marketed by any of the Debtors prior to the Petition Date, including, without express or implied limitation, any right, claim, remedy, liability, or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general, and special damages) and including punitive damages and any Asbestos or Lead Contribution Claim.

      1.5 Bankruptcy Code: The Bankruptcy Reform Act of 1978, as amended, and as codified in Title 11 of the United States Code, as applicable to the Chapter 11 Cases.

      1.6 Bankruptcy Court: The United States District Court for the Southern District of Ohio, Western Division, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court constituted pursuant to section 151 of title 28 of the United States Code.

      1.7 Business Day: Any day on which commercial banks are required to be open for business in Cincinnati, Ohio.

      1.8 Claim: (a) A "claim," as defined in Section 101(5) of the Bankruptcy Code, against any of the Debtors or Debtors in Possession, whether or not asserted, whether or not the facts of or legal bases therefor are known or unknown, and specifically including, without express or implied limitation, any rights under Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, any claim of a derivative nature, any potential or unmatured contract claims, and any other Contingent Claim, and (b) any Environmental Claim or Product Liability Tort Claim, whether or not it constitutes a "claim," as defined in Section 101(5) of the Bankruptcy Code.

      1.9 Confirmation Order: The order or orders of the Bankruptcy Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code, which will contain, inter alia, the Asbestos and Lead PI Permanent Channeling Injunction, the Asbestos Property Damage Permanent Channeling Injunction, and the Claims Trading Injunction.

      1.10 Contingent Claim: Any Claim, the liability for which attaches or is dependent upon the occurrence or happening, or is triggered by, an event, which event has not yet occurred, happened, or been triggered, as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and any of the Debtors now or hereafter exists or previously existed.


                                    A1.1.13-3

      1.11 Demand: A demand for payment, present or future, that (i) was not a Claim during the Chapter 11 Cases; (ii) arises out of the same or similar conduct or events that gave rise to the Claims addressed by the Asbestos and Lead PI Permanent Channeling Injunction; and (iii) pursuant to the Plan, is to be paid by the PI Trust.

      1.12 Divestiture Notes: Those certain Senior Unsecured Notes in the aggregate principal amount of Fifty Million and 00/100 Dollars ($50,000,000.00), bearing interest at a rate determined by McDonald & Company Securities, Inc. on the Effective Date as the rate such Senior Unsecured Notes should bear in order to have a market value of one hundred percent (100%) of their principal amount on the Effective Date, and substantially in the form of Exhibit "1.1.55" to the Plan.

      1.13 Effective Date: The first Business Day after the date on which all of the conditions precedent to the effectiveness of the Plan specified in Section
7.10 of the Plan have been satisfied or waived or, if a stay of the Confirmation Order is in effect on such date, the first Business Day after the expiration, dissolution, or lifting of such stay.

      1.14 Encumbrance: With respect to any asset, any mortgage, lien, pledge, charge, security interest, assignment, or encumbrance of any kind or nature in respect of such asset (including, without express or implied limitation, any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

      1.15 Entity: An individual, corporation, partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, or government or any political subdivision thereof, or other person or entity.

      1.16 Environmental Claim: Any Claim as to which the treatment thereof is set forth in (a) the Environmental Settlement Agreement or (b) an agreement by and between any of the Debtors and any party asserting a Claim against any of the Debtors relating to alleged contamination under the federal or state environmental laws or regulations, pursuant to which agreement all or a portion of such Claim (to the extent and subject to the limitations imposed by such agreement) may be asserted by the holder thereof after the Effective Date, to the extent that such agreement is approved and authorized by a Final Order of the Bankruptcy Court or otherwise in accordance with the Claims Settlement Guidelines.

      1.17 Environmental Settlement Agreement: That certain Settlement Agreement, lodged with the Bankruptcy Court on March 23, 1995, by and between the Debtors and the parties listed on the signatory pages thereof, to the extent that such Settlement Agreement is approved and authorized by the Bankruptcy Court by a Final Order of the Bankruptcy Court.

      1.18 Final Order: An order as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors, as the case may be, and their counsel or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.


                                    A1.1.13-4

      1.19 Lead Personal Injury Claim: Any right to payment, claim, remedy, liability, or Demand, now existing or hereafter arising, whether or not such right, claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such right, claim, remedy, liability, or Demand are known or unknown, for, under any theory of law, equity, admiralty, or otherwise, death, bodily injury, or other personal damages (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to products that contained lead chemicals that were manufactured, sold, supplied, produced, distributed, or in any way marketed by any of the Debtors prior to the Petition Date, including, without express or implied limitation, any right, claim, remedy, liability, or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general, and special damages) and including punitive damages and any Asbestos or Lead Contribution Claim.

      1.20 New Eagle-Picher Common Stock: Voting common stock, with no par value, of Reorganized Eagle-Picher from and after the Effective Date after giving effect to the Amended and Restated Articles of Incorporation.

      1.21 Petition Date: January 7, 1991

      1.22 PI Protected Party: Any of the following parties:

            (a) the Debtors;

            (b) the Reorganized Debtors;

            (c) an Affiliate;

            (d) any Entity that, pursuant to the Plan or after the Effective Date becomes a direct or indirect transferee of, or successor to any assets of any of the Debtors, the Reorganized Debtors, or the PI Trust (but only to the extent that liability is asserted to exist by reason of it becoming such a transferee or successor);

            (e) any Entity that, pursuant to the Plan or after the Effective Date, makes a loan to any of the Reorganized Debtors or the PI Trust or to a successor to, or transferee of, any assets of any of the Debtors, the Reorganized Debtors, or the PI Trust (but only to the extent that liability is asserted to exist by reason of such Entity becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired); or

            (f) any Entity to the extent he, she, or it is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on any of the Debtors, the Reorganized Debtors, or the PI Trust on account of Asbestos Personal Injury Claims or Lead Personal Injury Claims by reason of one or more of the following:

                  (i) such Entity's ownership of a financial interest in any of the Debtors or the Reorganized Debtors, a past or present affiliate of any of the Debtors or the Reorganized Debtors, or predecessor in interest of any of the Debtors or the Reorganized Debtors;

                  (ii) such Entity's involvement in the management of any of the Debtors or the Reorganized Debtors or any predecessor in interest of any of the Debtors or the Reorganized Debtors;


                                    A1.1.13-5

                  (iii) such Entity's service as an officer, director, or employee of any of the Debtors, the Reorganized Debtors, or Related Parties;

                  (iv) such Entity's provision of insurance to any of the Debtors, the Reorganized Debtors, or Related Parties; or

                  (v) such Entity's involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of any of the Debtors, the Reorganized Debtors, or any of the Related Parties.

      1.23 Product Liability Tort Claim: Any right to payment, claim, remedy, liability, or Demand, now existing or hereafter arising, whether or not such right, claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such right, claim, remedy, liability, or Demand are known or unknown, for, under any theory of law, equity, admiralty, or otherwise, death, bodily injury, or other personal damages (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to any products or byproducts that were manufactured, sold, supplied, produced, released, distributed, or in any way marketed by any of the Debtors prior to the Petition Date, including, without express or implied limitation, any right, claim, remedy, liability, or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general, and special damages), including punitive damages, and including, without express or implied limitation, any Asbestos Personal Injury Claim or Lead Personal Injury Claim.

      1.24 Related Parties: (a) Any past or present affiliate of any of the Debtors or the Reorganized Debtors, (b) any predecessor in interest of any of the Debtors or the Reorganized Debtors, or (c) any Entity that owned a financial interest in any of the Debtors or the Reorganized Debtors, any past or present affiliate of any of the Debtors or the Reorganized Debtors, or any predecessor in interest of any of the Debtors or the Reorganized Debtors.

      1.25 Reorganized Debtors: The Debtors, or any successors in interest thereto, from and after the Effective Date.

      1.26 Reorganized Eagle-Picher: Eagle-Picher, or any successor in interest thereto, from and after the Effective Date.

      1.27 Senior Unsecured Sinking Fund Debentures: Those certain Senior Unsecured Sinking Fund Debentures in the aggregate principal amount of Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00), bearing interest at a rate determined by McDonald & Company Securities, Inc. on the Effective Date as the rate such Senior Unsecured Sinking Fund Debentures should bear in order to have a market value of one hundred percent (100%) of their principal amount on the Effective Date, and substantially in the form set forth in Exhibit "1.1.114" to the Plan.

      All capitalized terms used herein and not defined in this Article 1 or in another provision of this Trust Agreement shall have the meanings assigned to them in the Plan and/or the Bankruptcy Code, which definitions are incorporated by reference herein.


                                    A1.1.13-6

                                    ARTICLE 2

                               AGREEMENT OF TRUST

      2.1 Creation and Name. The Settlor hereby creates a trust known as the "Eagle-Picher Industries, Inc. Personal Injury Settlement Trust", which is the PI Trust provided for and referred to in the Plan. The Trustees of the PI Trust may transact the business and affairs of the PI Trust in the name, "Eagle-Picher Industries Personal Injury Settlement Trust".

      2.2 Purpose. The purpose of the PI Trust is to assume any and all liabilities of the Debtors, their successors in interest or their affiliates, with respect to any and all Toxic Personal Injury Claims; to use the PI Trust's assets and income to promptly pay holders of valid Toxic Personal Injury Claims in such a way that holders of similar Toxic Personal Injury Claims are paid in substantially the same manner; and to otherwise comply in all respects with the requirements of a trust set forth in Section 524(g)(2)(B)(i) of the Bankruptcy Code. This purpose shall be fulfilled through the provisions of this Trust Agreement, the Eagle-Picher Industries, Inc. Asbestos Injury Claims Resolution Procedures attached hereto as Annex B ("EPI ASBESTOS CLAIMS PROCEDURES"), and any Lead Personal Injury Claims procedures adopted pursuant to the Trust Agreement ("EPI LEAD CLAIMS PROCEDURES").

      2.3 Transfer of Assets. The Settlors hereby transfer and assign to the PI Trust the property set forth in Article 10 of the Plan ( herein the "ASSETS").

      2.4 Acceptance of Assets and Assumption of Liabilities.

            (a) In furtherance of the purposes of the PI Trust, the Trustees, on behalf of the PI Trust, hereby expressly accept the transfer and assignment to the PI Trust of the Assets.

            (b) In furtherance of the purposes of the PI Trust, and subject to
Article 5.4, the Trustees, on behalf of the PI Trust, expressly assume all liability for all Toxic Personal Injury Claims as provided for in Article 10 of the Plan. Except as otherwise provided in the EPI Asbestos Claims Procedures, the PI Trust shall have all defenses, cross-claims, offsets, and recoupments regarding Toxic Personal Injury Claims that Eagle-Picher has or would have had under applicable law.

            (c) Neither the Debtors nor their successors in interest or their affiliates shall be entitled to any indemnification from the PI Trust for any expenses, costs, and fees (including attorneys' fees), judgments, settlements, or other liabilities arising from or incurred in connection with, any action related to a Toxic Personal Injury Claim, including, but not limited to, indemnification or contribution for Toxic Personal Injury Claims prosecuted against Reorganized Eagle-Picher. Nothing in this section or any other section of this Trust Agreement shall be construed in any way to limit the scope, enforceability, or effectiveness of the Asbestos and Lead PI Permanent Channeling Injunction issued in connection with the Plan or the PI Trust's assumption of all liability with respect to Toxic Personal Injury Claims.


                                    A1.1.13-7

                                    ARTICLE 3

                         POWERS AND TRUST ADMINISTRATION

      3.1 Powers.

            (a) Subject to the limitations set forth in this Trust Agreement, the Trustees shall have the power to take any and all actions that, in the judgment of the Trustees, are necessary or proper to fulfill the purposes of the PI Trust, including, without limitation, each power expressly granted in this
Article 3.1, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the laws of the State of Ohio.

            (b) Except as otherwise specified herein, the Trustees need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.

            (c) Without limiting the generality of Article 3.1(a) above, the Trustees shall have the power to:

                  (i) receive and hold the Assets, vote the New Eagle-Picher Common Stock, exercise all rights with respect to, and sell any securities issued by Reorganized Eagle-Picher that are included in the Assets, subject to any restrictions set forth in the articles of incorporation of Reorganized Eagle-Picher;

                  (ii) invest the monies held from time to time by the PI Trust;

                  (iii) sell, transfer or exchange any or all of the Assets at such prices and upon such terms as they may consider proper, consistent with the other terms of this Trust Agreement;

                  (iv) pay liabilities and expenses of the PI Trust;

                  (v) change the state of domicile of the PI Trust;

                  (vi) establish such funds, reserves and accounts within the PI Trust estate, as deemed by the Trustees to be useful in carrying out the purposes of the PI Trust;

                  (vii) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding;

                  (viii) amend the Bylaws, a copy of which is annexed hereto as Annex A (the "BYLAWS");

                  (ix) appoint such officers and hire such employees and engage such legal, financial, accounting, investment and other advisors, alternative dispute resolution panelists, and agents as the business of the PI Trust requires, and to delegate to such persons such powers and authorities as the fiduciary duties of the Trustees permit and as the Trustees, in their discretion, deem advisable or necessary in order to carry out the terms of this PI Trust;

                  (x) pay employees, legal, financial, accounting, investment and other advisors and agents reasonable compensation, including without limitation, compensation at rates approved by the Trustees for services rendered prior to the execution hereof;


                                    A1.1.13-8

                  (xi) reimburse the Trustees, subject to Article 5.5, and reimburse such officers, employees, legal, financial, accounting, investment and other advisors and agents all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder, including without limitation, costs and expenses incurred prior to the execution hereof;

                  (xii) execute and deliver such deeds, leases and other instruments as the Trustees consider proper in administering the PI Trust;

                  (xiii) enter into such other arrangements with third parties as are deemed by the Trustees to be useful in carrying out the purposes of the PI Trust, provided such arrangements do not conflict with any other provision of this Trust Agreement;

                  (xiv) in accordance with Article 5.6, indemnify (and purchase insurance indemnifying) Trustees and TAC members, and officers, employees, agents, advisers and representatives of the PI Trust or the TAC to the fullest extent that a corporation or trust organized under the law of the PI Trust's domicile is from time to time entitled to indemnify and/or insure its directors, trustees, officers, employees, agents, advisers and representatives;

                  (xv) indemnify (and purchase insurance indemnifying) the Additional Indemnitees as defined in Article 5.6 hereof;

                  (xvi) delegate any or all of the authority herein conferred with respect to the investment of all or any portion of the Assets to any one or more reputable individuals or recognized institutional investment advisers or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in
      Article 5.4;

                  (xvii) consult with Reorganized Eagle-Picher at such times and with respect to such issues relating to the conduct of the PI Trust as the Trustees consider desirable;

                  (xviii) make, pursue (by litigation or otherwise), collect, compromise or settle any claim, right, action or cause of action included in the Assets; and

                  (xix) merge or contract with other claims resolution facilities that are not specifically created by this Agreement or the EPI Asbestos Claims Procedures, subject to Article 3.2(e) of this Agreement; provided that such merger or contract shall not (a) alter the EPI Asbestos Claims Procedures; (b) subject the Reorganized Debtors or any successor in interest to any risk of having any Toxic Personal Injury Claim asserted against it or them; or (c) otherwise jeopardize the validity or enforceability of the Asbestos and Lead PI Permanent Channeling Injunction.

            (d) The Trustees shall promptly educate and inform themselves as to Lead Personal Injury Claims that may be asserted against the PI Trust. To do so, the Trustees shall expend no more than $2.5 million of PI Trust funds, in total, for medical, scientific, and other research into diseases and conditions allegedly caused by exposure to lead pigment-containing products. This research shall also be used to determine what products cause such diseases and conditions. The nature of the research conducted shall be in the Trustees' sole discretion. This subsection shall in no way limit the Trustees' authority to expend money as they otherwise are permitted or required by other sections of this Trust Agreement, including, without limitation, Article 3.3 herein.

            (e) The Trustees shall not have the power to guaranty any debt of other persons.


                                    A1.1.13-9

      3.2 General Administration.

            (a) The Trustees shall act in accordance with the Bylaws. To the extent not inconsistent with the terms of this Trust Agreement, the Bylaws govern the affairs of the PI Trust.

            (b) The Trustees shall timely file such income tax and other returns and statements and comply with all withholding obligations, as required under the applicable provisions of the Internal Revenue Code and of any state law and the regulations promulgated thereunder.

            (c) (i) The Trustees shall cause to be prepared and filed with the Bankruptcy Court, as soon as available, and in any event within ninety
      (90) days following the end of each fiscal year, an annual report containing financial statements of the PI Trust (including, without limitation, a balance sheet of the PI Trust as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Trustees and accompanied by an opinion of such firm as to the fairness of the financial statements' presentation of the cash and investments available for the payment of claims and as to the conformity of the financial statements with generally accepted accounting principles. The Trustees shall provide a copy of such report to the TAC and to Reorganized Eagle-Picher.

                  (ii) Simultaneously with delivery of each set of financial statements referred to in Article 3.2(c)(i) above, the Trustees shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the number and type of claims disposed of during the period covered by the financial statements.

                  (iii) All materials required to be filed with the Bankruptcy Court by this Article 3.2 shall be available for inspection by the public in accordance with procedures established by the Bankruptcy Court.

            (d) The Trustees shall cause to be prepared and submitted to the TAC as soon as practicable prior to the commencement of each fiscal year a budget and cash flow projections covering such fiscal year and the succeeding four fiscal years.

            (e) The Trustees shall consult with the TAC (as hereinafter defined) on the appointment of successor Trustees, the implementation and administration of the EPI Asbestos Claims Procedures, the expenditure of funds for research as described in Article 3.1 (d), and the adoption and administration of the EPI Lead Claims Procedures (herein the EPI Asbestos Claims Procedures and the EPI Lead Claims Procedures are some times jointly referred to as the "PROCEDURES"). The Trustees shall be required to obtain the consent of a majority of the members of the TAC in order:

                  (i) to amend materially the Procedures, unless such amendment relates to the specific amounts or percentages to be paid to holders of Toxic Personal Injury Claims who have not elected discounted payment, in which case, TAC consent is not required; or

                  (ii) to merge or participate with any claims resolution facility that was not specifically created under this Trust Agreement or the Procedures; or

                  (iii) to amend any provision of Article 6 herein; or

                  (iv) to terminate the PI Trust pursuant to Article 7.2(a)(iii) herein.


                                   A1.1.13-10

The TAC shall not unreasonably withhold any consent required hereunder, and if ever the TAC shall withhold any consent required hereunder, at the election of the Trustees, the dispute between the Trustees and the TAC shall be resolved through the implementation of binding alternative dispute resolution procedures mutually agreed to by the Trustees and the TAC.

      3.3 Claims Administration.

            (a) General Principles.

            The Trustees shall proceed quickly to implement the EPI Asbestos Claims Procedures, and they shall proceed quickly to adopt the EPI Lead Claims Procedures when, and if, Lead Personal Injury Claims become eligible for processing by the PI Trust. The PI Trust shall pay holders of valid Toxic Personal Injury Claims in accordance with the provisions hereof as promptly as funds become available. In their administration of the Procedures, the Trustees shall favor settlement over arbitration, arbitration over resort to the tort system, and fair and efficient resolution of claims in all cases, while endeavoring to preserve and enhance the PI Trust estate.

            (b) Asbestos Personal Injury Claims.

                  (i) The Trustees shall employ mechanisms such as the review of estimates of the numbers and values of Asbestos Personal Injury Claims, or other comparable mechanisms, that provide reasonable assurance the PI Trust will value, and be in a financial position to pay, similar present asbestos personal injury Claims and future asbestos personal injury Demands in substantially the same manner.

                  (ii) The Trustees shall administer the processing and payment of Asbestos Personal Injury Claims in accordance with the EPI Asbestos Claims Procedures, a copy of which is annexed hereto as Annex B, as the same may be amended from time to time, in accordance with the provisions hereof and thereof.

            (c) Lead Personal Injury Claims.

                  (i) The Trustees shall employ mechanisms such as the review of estimates of the numbers and values of Lead Personal Injury Claims, or other comparable mechanisms, that provide reasonable assurance the PI Trust will value, and be in a financial position to pay, similar present lead personal injury Claims and future lead personal injury Demands in substantially the same manner. Notwithstanding the foregoing, due to (x) the present absence of any court judgment imposing personal injury liability upon any lead pigment manufacturer like Eagle-Picher, and (y) the difficult, expensive, and inherently uncertain task of estimating the amount of valid Lead Personal Injury Claims, if any, that the PI Trust may be required to pay some time in the future, the Trustees shall not be required to estimate the PI Trust's possible liability for, or decide whether to reserve funds or otherwise maintain sufficient resources for the payment of, Lead Personal Injury Claims until the latest of the following events:

                        (A) four years have passed after the Effective Date;

                        (B) the PI Trust has paid One Million Dollars
            ($1,000,000) in indemnity costs, as opposed to claim defense costs, for Lead Personal Injury Claims in any one calendar year; or


                                   A1.1.13-11

                        (C) holders of Lead Personal Injury Claims obtain final,
            nonappealable liability judgments against lead pigment manufacturers in more than one state.

                  (ii) The Trustees shall administer the processing and payment of Lead Personal Injury Claims pursuant to the EPI Lead Claims Procedures to be adopted by the Trustees. The EPI Lead Claims Procedures shall be similar to the EPI Asbestos Claims Procedures. For example, like the EPI Asbestos Claims Procedures, the EPI Lead Claims Procedures shall provide that the holders of Lead Personal Injury Claims shall be prevented from suing the PI Trust in the tort system until they have exhausted their remedies against the PI Trust under the EPI Lead Claims Procedures. However, due to (x) the present absence of any court judgment imposing personal injury liability upon any lead pigment manufacturer like Eagle-Picher, and (y) the difficult, expensive, and inherently uncertain task of estimating the amount of valid Lead Personal Injury Claims, if any, that the PI Trust may be required to pay some time in the future, the EPI Lead Claims Procedures shall differ from the EPI Asbestos Claims Procedures in at least the following respect:

                        (A) no Lead Personal Injury Claim or any claim for
            contribution, indemnification, or reimbursement of liability for a Lead Personal Injury Claim shall be eligible for processing by the PI Trust unless the holder can demonstrate that either the holder or a similarly situated lead personal injury claimant has obtained a final, nonappealable judgment against a lead pigment manufacturer under the state law applicable to the holder's claim;

            The PI Trust's determination under (A) above as to whether a claim is eligible for processing (i) shall be final and nonappealable and (ii) shall not be deemed to be an exhaustion of the claim holder's remedies against the PI Trust, so that any claims the PI Trust determines to be ineligible for processing may be refiled against the PI Trust at such time as eligibility can be established under (A) above.

            (d) Bankruptcy Court Claims Bar Date Orders.

                  (i) As provided herein, the Trustees shall enforce the Bankruptcy Court's claims' bar date orders that are applicable to Toxic Personal Injury Claims.

                  (ii) The Trustees shall disallow any Toxic Personal Injury Claim if they determine the claimant inexcusably failed to comply with an applicable claims bar date order entered by the Bankruptcy Court, and any such decision shall be final and non-appealable. Notwithstanding the foregoing, the Trustees shall not disallow a Toxic Personal Injury Claim for failure to comply with an applicable claims bar date order if the holder of such Toxic Personal Injury Claim demonstrates that the asbestos or lead related disease complained of first manifested itself after the applicable claims bar date order. For example, an asbestos disease victim
      (A) who first manifested any asbestos related disease after the applicable claims' bar date or (B) who suffered from a less serious asbestos related disease, such as pleural thickening, at the time of the applicable bar date and who later developed a more serious asbestos related disease, such as cancer, shall not have his claim disallowed for failure to comply with the applicable claims bar date order.

                  (iii) The Trustees shall have complete discretion to determine whether a claimant inexcusably failed to comply with an applicable claims bar date order. In making this determination, the Trustees may be guided by the "excusable neglect" standard developed under federal bankruptcy law in connection with the adjudication of late filed proofs of claim in bankruptcy cases.


                                   A1.1.13-12

                                    ARTICLE 4

                       ACCOUNTS, INVESTMENTS, AND PAYMENTS

      4.1 Accounts. The Trustees may, from time to time, create such accounts and reserves within the PI Trust estate as they may deem necessary, prudent or useful in order to provide for the payment of expenses and valid Toxic Personal Injury Claims and may, with respect to any such account or reserve, restrict the use of monies therein.

      4.2 Separate Reserve For Future Claims. The first Fifty Million ($50,000,000) paid on the Divestiture Notes and the Senior Unsecured Sinking Fund Debentures held by the PI Trust shall be segregated and held in a separate account as a reserve for the payment of valid Toxic Personal Injury Claims whose holders first manifest a disease after the Effective Date. The segregation and holding of such funds, however, shall not in any way alter the duties of the Trustees to pay similar present and future Toxic Personal Injury Claims in substantially the same manner.

      4.3 Investments. Investment of monies held in the PI Trust shall be administered in the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

            (a) The PI Trust may acquire and hold any stock or securities issued by Reorganized Eagle-Picher and included in the Assets and any New Eagle-Picher Common Stock issuable on the exercise or conversion thereof, without regard to any of the limitations set forth in the other parts of this Article 4.

            (b) Except with respect to entities owned and controlled by the PI Trust for purposes of carrying out provisions of this Trust Agreement, the PI Trust shall not acquire or hold any equity in any Person or business enterprise unless such equity is in the form of securities that are traded on a national securities exchange or major international securities exchange or over the National Association of Securities Dealers Automated Quotation System.

            (c) The PI Trust shall not acquire or hold any repurchase obligations unless, in the opinion of the Trustees, they are adequately collateralized.

      4.4 Source of Payments. All PI Trust expenses, payments and all liabilities with respect to Toxic Personal Injury Claims shall be payable solely out of the PI Trust estate. Neither Eagle-Picher, Reorganized Eagle-Picher, any Debtors, their subsidiaries, any successor in interest or the present or former directors, officers, employees or agents of Eagle-Picher, Reorganized Eagle-Picher, any Debtors or their subsidiaries, nor the Trustees, the TAC, or any of their officers, agents, advisers or employees shall be liable for the payment of any PI Trust expense or Toxic Personal Injury Claim or any other liability of the PI Trust.

                                    ARTICLE 5

                                    TRUSTEES

      5.1 Number. There initially shall be five (5) Trustees, two of whom shall serve for a period of three (3) years from the effective date of the PI Trust ("THREE YEAR SERVICE PERIOD"). At the end of the Three Year Service Period, the two trustee positions subject to the Three Year Service Period will automatically terminate and the PI Trust will thereafter operate with three Trustees until termination of the PI Trust pursuant to Article 7.2. The initial Trustees shall be those persons named on the signature page hereof.


                                   A1.1.13-13

      5.2 Term of Service.

            (a) Pursuant to Article 5.1, two of the initial Trustees shall serve until the earlier of (i) the expiration of the Three Year Service Period, (ii) his or her death, (iii) his or her resignation pursuant to Article 5.2(c), (iv) his or her removal pursuant to Article 5.2(d), or (v) the termination of the PI Trust pursuant to Article 7.2, at which time the term shall terminate automatically.

            (b) Trustees whose terms do not terminate upon the expiration of the Three Year Service Period shall serve until the earlier of (i) the termination of the PI Trust pursuant to Article 7.2 below, (ii) his or her death, (iii) his or her resignation pursuant to Article 5.2(c) below, or (iv) his or her removal pursuant to Article 5.2(d) below, at which time his or her term shall terminate automatically.

            (c) Any Trustee may resign at any time by written notice to each of the remaining Trustees and the TAC. Such notice shall specify a date when such resignation shall take effect, which shall not be less than 90 days after the date such notice is given, where practicable.

            (d) Any Trustee may be removed in the event that such Trustee becomes unable to discharge his or her duties hereunder due to accident or physical or mental deterioration, or for other good cause. Good cause shall be deemed to include, without limitation, any failure to comply with Article 5.9, a consistent pattern of neglect and failure to perform or participate in performing the duties of the Trustees hereunder, or repeated nonattendance at scheduled meetings. Such removal shall require the unanimous decision of the other Trustees. Such removal shall take effect at such time as the other Trustees shall determine.

      5.3 Appointment of Successor Trustee.

            (a) In the event of a vacancy in the position of a Trustee, the vacancy shall be filled by majority vote of the remaining Trustees who shall refrain from making any appointment that may result in the appearance of impropriety; provided, however, that during the Three Year Service Period the remaining Trustees, in their discretion, may decide not to appoint a successor Trustee to fill such a vacancy so long as the remaining Trustees number no less than three (3).

            (b) Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee hereunder shall be vested in, and undertaken by, the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his or her predecessor Trustee.

      5.4 Liability of Trustees. No Trustee, officer, or employee of the PI Trust shall be liable to the PI Trust, to any person holding a Toxic Personal Injury Claim, or to any other Person except for such Trustee's, officer's or employee's own breach of trust committed in bad faith or for willful misappropriation. No Trustee, officer, or employee of the PI Trust shall be liable for any act or omission of any other officer, agent, or employee of the PI Trust, unless the Trustee acted with bad faith or willful misconduct in the selection or retention of such officer, agent, or employee.

      5.5 Compensation and Expenses of Trustees.

            (a) Each of the Trustees shall receive compensation from the PI Trust for his or her services as Trustee in the amount of $ 35,000 per annum, plus a per diem allowance for meetings attended in the amount of $1,000, or some other amount as determined by the Trustees, payable as determined by the Trustees. The Trustees shall determine the scope and duration of activities that constitute a meeting and may


                                   A1.1.13-14
provide for partial payment of per diem amounts for activities of less than a full day's duration. The per annum compensation payable to the Trustees hereunder may only be increased annually by the Trustees proportionately with any increase in the Consumer Price Index -- All Cities (or any successor index) for the corresponding annual period. Any increase in excess of that amount may be made only with the approval of the Bankruptcy Court.

            (b) The PI Trust will promptly reimburse the Trustees for all reasonable out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder.

      5.6 Indemnification of Trustees and Others.

            (a) The PI Trust shall indemnify and defend the Trustees, the PI Trust's officers, agents, advisers or employees, to the fullest extent that a corporation or trust organized under the laws of the PI Trust's domicile is from time to time entitled to indemnify and defend its directors, trustees, officers, employees, agents or advisers against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder. Notwithstanding the foregoing, the Trustees shall not be indemnified or defended in any way for any liability, expense, claim, damage or loss for which they are liable under Article 5.4. Additionally, each member of the Injury Claimants' Committee and its professionals, the Future Representative and his professionals, and each member of the TAC (collectively, "ADDITIONAL INDEMNITEES") who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind, whether civil, administrative or arbitrative, by reason of any act or omission of such Additional Indemnitees with respect to (i) the Chapter 11 Cases, (ii) the liquidation of any Toxic Personal Injury Claims, or (iii) the administration of the PI Trust and the implementation of the Procedures, shall be indemnified and defended by the PI Trust against expenses, costs and fees (including attorneys' fees), judgments, awards, costs, amounts paid in settlement, and liabilities of all kinds incurred by each Additional Indemnitee in connection with or resulting from such action, suit, or proceeding, if he or she acted in good faith and in a manner such Additional Indemnitee reasonably believed to be in, or not opposed to, the best interests of the holders of Toxic Personal Injury Claims.

            (b) Reasonable expenses, costs and fees (including attorneys' fees) incurred by or on behalf of a Trustee or Additional Indemnitee in connection with any action, suit, or proceeding, whether civil, administrative or arbitrative from which they are indemnified by the PI Trust pursuant to this
Article 5.6, may be paid by the PI Trust in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such Trustee or Additional Indemnitee to repay such amount unless it shall be determined ultimately that such Trustee or Additional Indemnitee is entitled to be indemnified by the PI Trust.

            (c) The Trustees shall have the power, generally or in specific cases, to cause the PI Trust to indemnify the employees and agents of the PI Trust to the same extent as provided in this Article 5.6 with respect to the Trustees.

            (d) Any indemnification under Article 5.6(c) of this Agreement shall be made by the PI Trust upon a determination that indemnification of such Person is proper in the circumstances. Such determination shall be made by a majority vote of the Trustees who were not parties to such action, suit, or proceeding, if at least two such Trustees were not parties; otherwise the determination will be made by legal counsel to the PI Trust.

            (e) The Trustees may purchase and maintain reasonable amounts and types of insurance on behalf of an individual who is or was a Trustee, officer, employee, agent or representative of the PI Trust or Additional Indemnitee against liability asserted against or incurred by such individual in that capacity or arising from his or her status as a Trustee, officer, employee, agent or representative.


                                   A1.1.13-15

      5.7 Trustees' Lien. The Trustees shall have a prior lien upon the PI Trust corpus to secure the payment of any amounts payable to them pursuant to Articles
5.5 and 5.6.

      5.8 Trustees' Employment of Experts. The Trustees may, but shall not be required to, consult with counsel, accountants, appraisers and other parties deemed by the Trustees to be qualified as experts on the matters submitted to them (regardless of whether any such party is affiliated with any of the Trustees in any manner, except as otherwise expressly provided in this Trust Agreement), and the opinion of any such parties on any matters submitted to them by the Trustees shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustees hereunder in good faith and in accordance with the written opinion of any such party.

      5.9 Trustees' Independence. No Trustee shall, during the term of his service, hold a financial interest in Reorganized Eagle-Picher or act as attorney for Reorganized Eagle-Picher or as an attorney or advisor for any person who holds a Toxic Personal Injury Claim.

      5.10 Trustees' Service as Officers or Consultants to the Trust. The Trustees may, but are not required to, select any Trustee to serve as an officer or manager of the Trust or as a consultant to the Trust. In the event any Trustee serves the Trust in such a capacity, the Trust shall compensate the Trustee in an amount determined by the Trustees. Compensation for a Trustee's service as an officer or manager of the Trust or as a consultant to the Trust shall be in addition to compensation paid pursuant to Article 5.5.

      5.11 Trustees' Service as Directors of Reorganized Eagle-Picher. Notwithstanding the provisions of Article 5.9 above, the Trustees are not prohibited from serving as directors of Reorganized Eagle-Picher. If any Trustee serves as a director of Reorganized Eagle-Picher, he shall not receive for such service compensation over and above the compensation received as Trustee under
Article 5.5, but he shall receive from the PI Trust a per diem allowance in the amount that Reorganized Eagle-Picher pays its directors for their attendance at meetings.

      5.12 Bond. The Trustees shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.

                                    ARTICLE 6

                          TRUSTEES' ADVISORY COMMITTEE

      6.1 Formation; Duties. A Trustees' Advisory Committee (the "TAC") shall be formed. The Trustees shall consult with the TAC on the appointment of successor Trustees and the implementation and administration of the Procedures. The Trustees may consult with the TAC on any matter affecting the PI Trust, and certain actions by the Trustees are subject to the prior consent of the TAC as provided in Article 3.2(e) hereof. The TAC shall endeavor to act in the best interests of the holders of all Toxic Personal Injury Claims.

      6.2 Number; Chairperson.

            (a) There shall be three members of the TAC. One of the initial TAC members shall be the Future Representative; the two other initial TAC members shall be Robert E. Sweeney and Robert B. Steinberg. The TAC shall act in all cases by majority vote.

            (b) There shall be a Chairperson of the TAC. The Chairperson shall act as the TAC's liaison, he shall coordinate and schedule meetings of the TAC, and he shall handle all administrative matters


                                   A1.1.13-16
that come before the TAC. The Future Representative shall serve as Chairperson of the TAC for as long as he is a member of the TAC.

      6.3 Term of Office.

            (a) Each member of the TAC shall serve for the duration of the PI Trust, subject to the earlier of his or her death, resignation, or removal.

            (b) Subject to Article 6.4(b) hereof, any member of the TAC may resign at any time by written notice to each of the remaining members specifying the date when such resignation shall take place.

            (c) Any member of the TAC may be removed in the event such member becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties of such member hereunder, such as repeated nonattendance at scheduled meetings. Such removal shall be made by the unanimous decision of the other members of the TAC, and it shall be effective at such time as all other members of the TAC determine.

      6.4 Appointment of Successor.

            (a) A vacancy in the TAC caused by the resignation of a TAC member shall be filled with an individual nominated by the resigning TAC member and approved by the unanimous vote of all TAC members. The resigning TAC member's resignation shall not be effective until such approval is obtained and the successor TAC member has accepted the appointment.

            (b) In the event of a vacancy in the membership of the TAC other than one caused by resignation, the vacancy shall be filled by the unanimous vote of the remaining member(s) of the TAC; provided, however, that the Future Representative shall have the exclusive right to predesignate his successor, subject only to the unanimous approval of the remaining member(s) of the TAC.

      6.5 Compensation and Expenses of TAC Members.

            (a) Each member of the TAC shall receive compensation from the PI Trust for his or her services in the amount of $2,500.00 per diem for meetings attended by such member, payable as determined by the Trustees, but not less frequently than quarterly. Such per diem amount shall be increased or decreased annually pro rata with the amount that the per diem for meetings paid to the Trustees is increased or decreased pursuant to Article 5.5(a). For purposes of determining the per diem amount hereunder, the same definition of "meeting" shall apply to the TAC as is adopted by the Trustees for meetings of the Trustees.

            (b) In the discretion of the Trustees, the Future Representative may receive compensation from the PI Trust in addition to the per diem meeting allowance paid to each member of the TAC, if they deem it appropriate to compensate him for the additional duties imposed upon him as Chairperson of the TAC. Such additional compensation shall be paid at the hourly rate previously approved for the Future Representative by the Bankruptcy Court in the Chapter 11 Cases.

            (c) All reasonable out-of-pocket costs and expenses incurred by TAC members in connection with the performance of their duties hereunder will be promptly reimbursed to such members by the PI Trust.


                                   A1.1.13-17

      6.6 Procedure for Obtaining Consent of TAC. In the event a matter is subject to the consent of the TAC pursuant to the terms hereof, the Trustees shall provide the TAC with the appropriate information regarding the matter in question. Upon receipt of such information, the TAC shall be given a period of twenty (20) days to respond to the Trustees' request for consent. This twenty
(20) day period may be extended with the consent of the Trustees. In the event that the TAC does not respond to the Trustees within such twenty (20) day period, or any extension thereof, as to their approval or non-approval to such matter, then approval by the TAC shall be deemed to have been granted. The members of the TAC must consider in good faith any request by the Trustees prior to any non-approval thereof, and no member of the TAC may withhold his consent unreasonably.

                                    ARTICLE 7

                               GENERAL PROVISIONS

      7.1 Irrevocability. The PI Trust is irrevocable, but is subject to amendment as provided in Article 7.3.

      7.2 Termination.

            (a) The PI Trust shall automatically terminate on the date (the "TERMINATION DATE") 90 days after the first occurrence of any of the following events:

                  (i) the Trustees in their sole discretion decide to terminate the PI Trust because (A) they deem it unlikely that new Toxic Personal Injury Claims will be filed against the PI Trust and (B) all Toxic Personal Injury Claims duly filed with the PI Trust have been liquidated and satisfied and twelve consecutive months have elapsed during which no new Toxic Personal Injury Claim has been filed with the PI Trust;

                  (ii) if the Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the PI Trust in a manner consistent with this Trust Agreement and the Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes final;

                  (iii) if in the judgment of two/thirds of the Trustees, with the consent of the TAC (which consent shall not be unreasonably withheld), the continued administration of the PI Trust is uneconomic or inimical to the best interests of the persons holding Toxic Personal Injury Claims and the termination of the PI Trust will not expose or subject Reorganized Eagle-Picher or any other Reorganized Debtor or any successor in interest to any increased or undue risk of having any Toxic Personal Injury Claims asserted against it or them or in any way jeopardize the validity or enforceability of the Asbestos and Lead PI Permanent Channeling Injunction; or

                  (iv) 21 years less 91 days pass after the death of the last survivor of all the descendants of Joseph P. Kennedy, Sr. of Massachusetts living on the date hereof.

            (b) On the Termination Date, after payment of all the PI Trust's liabilities have been provided for, all monies remaining in the PI Trust estate shall be transferred to charitable organization(s) exempt from federal income tax under Section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Trustees using their reasonable discretion; provided, however, that (i)


                                   A1.1.13-18
if practicable, the tax-exempt organization(s) shall be related to the treatment of, research, or the relief of suffering of individuals suffering from asbestos or lead caused disorders, and (ii) the tax-exempt organization(s) shall not bear any relationship to Reorganized Eagle-Picher within the meaning of Section 468(d)(3) of the Internal Revenue Code.

      7.3 Amendments. The Trustees, after consultation with the TAC, and subject to the TAC's consent when so provided herein, may modify or amend this Trust Agreement or any document annexed to it, including, without limitation, the Bylaws, or the Procedures, except that Articles 2.2 (Purpose), 2.4 (Acceptance of Assets and Assumption of Liabilities), 3.1(e) (precluding guaranty of others'
debt), 3.2(e) (Trustees' consultation with TAC), 3.3(a)-(c) (claims administration), 5.1 (Number of Trustees), 5.2 (Term of Service), 5.3 (Appointment of Successor Trustees), 5.5 (Compensation and Expenses of Trustees), 5.6 (Indemnification of Trustees and Others), 5.9 (Trustees' Disinterestedness), 6.1 (TAC Formation and Duties), 6.2 (TAC Number and Chairperson), 6.4 (Appointment of Successor (TAC)), 7.1 (Irrevocability), 7.2 (Termination) and 7.3 (Amendments) herein shall not be modified or amended in any respect. No consent from the Settlors shall be required to modify or amend this Trust Agreement or any document annexed to it. Any modification or amendment made pursuant to this section must be done in writing. Notwithstanding anything contained herein to the contrary, neither this Trust Agreement nor the Procedures shall be modified or amended in any way that would jeopardize the efficacy or enforceability of the Asbestos and Lead PI Permanent Channeling Injunction.

      7.4 Meetings. For purposes of Articles 5.5 and 6.5 of this Trust Agreement, a TAC member or a Trustee shall be deemed to have attended a meeting in the event such person spends a substantial portion of the day conferring, by phone or in person, on PI Trust matters with TAC members or Trustees. The Trustees shall have complete discretion to determine whether a meeting, as described herein, occurred for purposes of Articles 5.5 and 6.5.

      7.5 Severability. Should any provision in this Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Trust Agreement.

      7.6 Notices. Notices to persons asserting claims shall be given at the address of such person, or, where applicable, such person's legal representative, in each case as provided on such person's claim form submitted to the PI Trust with respect to his or her Toxic Personal Injury Claim. Any notices or other communications required or permitted hereunder shall be in writing and delivered at the addresses designated below, or sent by telecopy pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by any of Reorganized Eagle-Picher, the Trustees or the TAC to the others in compliance with the terms hereof.

To the PI Trust
  or the Trustees:               _______________________________

                                 _______________________________

                                 _______________________________


                                   A1.1.13-19

To the TAC:                      Robert E. Sweeney, Esq.
                                 Robert E. Sweeney Co., L.P.A.
                                 Suite 1500, Illuminating Building
                                 55 Public Square
                                 Cleveland, Ohio 44113

                                 Telecopier: (216) 696-0732
                                 Telephone Confirmation: (216) 696-0606

                                 and

                                 Robert B. Steinberg, Esq.
                                 Rose, Klein & Marias
                                 18th Floor
                                 801 South Grand Avenue
                                 Los Angeles, California 90017-4645

                                 Telecopier: (213) 623-7755
                                 Telephone Confirmation: (213) 626-0571

                                 and

                                 James J. McMonagle
                                 24 Walnut Street
                                 Chagrin Falls, Ohio 44022

                                 Telecopier: (216) 844-5010
                                 Telephone Confirmation: (216) 844-3817

To Reorganized
  Eagle-Picher:                  Eagle-Picher Industries, Inc.
                                 Attention: General Counsel

                                 IF BY HAND OR OVERNIGHT DELIVERY:

                                 Suite 1300, 580 Building
                                 580 Walnut Street
                                 Cincinnati, Ohio 45202

                                 IF BY MAIL:

                                 Post Office Box 779
                                 Cincinnati, Ohio 45201

                                 Telecopier: (513) 721-3404
                                 Telephone Confirmation: (513) 629-2400

                                 and


                                   A1.1.13-20

                                 Weil, Gotshal & Manges LLP
                                 767 Fifth Avenue
                                 New York, New York 10153
                                 Attention: Stephen Karotkin, Esq.

                                 Telecopier: (212) 310-8007
                                 Telephone Confirmation: (212) 310-8888

                                 and

                                 Frost & Jacobs
                                 2500 PNC Center
                                 201 East Fifth Street
                                 Cincinnati, Ohio 45202-4182
                                 Attention: Edmund J. Adams, Esq.

                                 Telecopier: (513) 651-6981
                                 Telephone Confirmation: (513) 651-6800

            All such notices and communications shall be effective when delivered at the designated addresses or when the telecopy communication is received at the designated addresses and confirmed by the recipient by return telecopy in conformity with the provisions hereof.

      7.7 Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

      7.8 Successors and Assigns. The provisions of this Trust Agreement shall be binding upon and inure to the benefit of the Settlors, the PI Trust, and the Trustees and their respective successors and assigns, except that neither the Settlors nor the PI Trust nor any Trustee may assign or otherwise transfer any of its, or his or her rights or obligations under this Trust Agreement except, in the case of the PI Trust and the Trustees, as contemplated by Article 3.1.

      7.9 Limitation on Claim Interests for Securities Laws Purposes. Toxic Personal Injury Claims, and any interests therein, (a) shall not be assigned, conveyed, hypothecated, pledged or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution; (b) shall not be evidenced by a certificate or other instrument; (c) shall not possess any voting rights; and (d) shall not be entitled to receive any dividends or interest; provided, however, that the foregoing shall not apply to the holder of an Asbestos or Lead Contribution Claim that is subrogated to an Asbestos Personal Injury Claim or Lead Personal Injury Claim as a result of its satisfaction of such Asbestos Personal Injury Claim or Lead Personal Injury Claim.

      7.10 Entire Agreement; No Waiver. The entire agreement of the parties relating to the subject matter of this Trust Agreement is contained herein and in the documents referred to herein, and this Trust Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.


                                   A1.1.13-21

      7.11 Headings. The headings used in this Trust Agreement are inserted for convenience only and neither constitute a portion of this Trust Agreement nor in any manner affect the construction of the provisions of this Trust Agreement.

      7.12 Governing Law. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

      7.13 Settlors' Representative. Eagle-Picher is hereby irrevocably designated as the representative of the Settlors, and it is hereby authorized to take any action required of the Settlors in connection with the Trust Agreement.

      7.14 Dispute Resolution. Any disputes that arise under this Agreement or under the annexes hereto shall be resolved by the Bankruptcy Court pursuant to
Article 9 of the Plan, except as otherwise provided herein or in the annexes hereto. Notwithstanding anything else herein contained, to the extent any provision of this Trust Agreement is inconsistent with any provision of the Plan, the Plan shall control.

      7.15 Enforcement and Administration. The parties hereby acknowledge the Bankruptcy Court's continuing exclusive jurisdiction to interpret and enforce the terms of this Trust Agreement and the annexes hereto, pursuant to Article 9 of the Plan.

      7.16 Effectiveness. This Trust Agreement shall not become effective until it has been executed and delivered by all the parties hereto and until the Effective Date.

      IN WITNESS WHEREOF, the parties have executed this Trust Agreement this ____ day of __________________, 1996.

                                    SETTLORS:

                                    EAGLE-PICHER INDUSTRIES, INC.


                                    BY:
                                       ----------------------------
                                    Name:
                                         --------------------------
                                    Title:
                                          -------------------------

                                    DAISY PARTS, INC.


                                    BY:
                                       ----------------------------
                                    Name:
                                         --------------------------
                                    Title:
                                          -------------------------

                                    TRANSICOIL, INC.


                                    BY:
                                       ----------------------------
                                    Name:
                                         --------------------------
                                    Title:
                                          -------------------------


                                   A1.1.13-22

                                    MICHIGAN AUTOMOTIVE RESEARCH CORP.


                                    BY:
                                       ----------------------------
                                    Name:
                                         --------------------------
                                    Title:
                                          -------------------------

                                    EDI, INC.


                                    BY:
                                       ----------------------------
                                    Name:
                                         --------------------------
                                    Title:
                                          -------------------------

                                    EAGLE-PICHER MINERALS, INC.


                                    BY:
                                       ----------------------------
                                    Name:
                                         --------------------------
                                    Title:
                                          -------------------------

                                    HILLSDALE TOOL &
                                    MANUFACTURING CO.


                                    BY:
                                       ----------------------------
                                    Name:
                                         --------------------------
                                    Title:
                                          -------------------------


                                   A1.1.13-23

                                    TRUSTEES:



                                    -------------------------------
                                    Name: Darius W. Gaskins, Jr.



                                    -------------------------------
                                    Name: Kevin O'Donnell



                                    -------------------------------
                                    Name: William J. Williams



                                    -------------------------------
                                    Name: Daniel M. Phillips
                                            (3 Year Term)


                                    -------------------------------
                                    Name: Marshall Wright
                                           (3 Year Term)


                                   A1.1.13-24

                                                                         ANNEX A

                      EPI PERSONAL INJURY SETTLEMENT TRUST

                                     BYLAWS

                                    ARTICLE I

                                     OFFICES

      SECTION 1. Principal Office. The initial principal office of the EPI Personal Injury Settlement Trust (the "PI Trust") shall be in
____________________ or at such other place as the Trustees shall from time to time select.

      SECTION 2. Other Offices. The PI Trust may have such other offices at such other places as the Trustees may from time to time determine to be necessary for the efficient and cost-effective administration of the PI Trust.

                                   ARTICLE II

                                    TRUSTEES

      SECTION 1. Control of Property, Business and Affairs. The property, business and affairs of the PI Trust shall be managed by or under the direction of the Trustees, provided that certain decisions of the Trustees shall be subject to the consent of the Trustees' Advisory Committee (the "TAC") as provided in the Trust Agreement to which these Bylaws are attached as Annex A.

      SECTION 2. Number, Resignation and Removal. The number of Trustees and the provisions governing the resignation and removal of a Trustee and the appointment of a successor Trustee shall be governed by the provisions of
Article 5 of the Trust Agreement.

      SECTION 3. Quorum and Manner of Acting. During the Three Year Service Period described in Article 5.1 of the Trust Agreement, the presence of 3 Trustees shall constitute a quorum for the transaction of business; after the Three Year Service Period described in Article 5.1 of the Trust Agreement, two
(2) Trustees shall constitute a quorum for the transaction of business. In the absence of a quorum, the Trustee[s] present may adjourn the meeting from time to time until a quorum shall be present. During the Three Year Service Period described in Article 5.1 of the Trust Agreement, the vote, at a meeting at which a quorum is present of at least three (3) Trustees shall be an act of the Trustees; after the Three Year Service Period described in Article 5.1 of the Trust Agreement, the vote, at a meeting at which a quorum is present of at least two (2) Trustees shall be an act of the Trustees.

      SECTION 4. Regular Meetings. Regular meetings of the Trustees may be held at such time and place as shall from time to time be determined by the Trustees provided that the Trustees shall meet at least once per calendar quarter. After there has been such determination, and a notice thereof has been once given to each Trustee, regular meetings may be held without further notice being given.


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      SECTION 5. Special Meeting Notice. Special meetings of the Trustees shall be held whenever called by one or more of the Trustees. Notice of each such meeting shall be delivered by overnight courier to each Trustee, addressed to him or her at his or her residence or usual place of business, at least three days before the date on which the meeting is to be held, or shall be sent to him or her at such place by personal delivery or by telephone or telecopy not later than two (2) days before the day of which such meeting is to be held. Such notice shall state the place, date and hour of the meeting and the purposes for which it is called. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the Trustee or Trustees entitled to receive such notice, whether before or after the meeting, shall be deemed equivalent thereto for purposes of this Section 5. No notice to or waiver by any Trustee with respect to any special meeting shall be required if such Trustee shall be present at said meeting.

      SECTION 6. Action Without a Meeting; Meeting by Conference Call. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if all Trustees consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Trustees.

      The Trustees also may take any action required or permitted to be taken at any meeting by means of conference telephone or similar communication equipment provided that all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

                                   ARTICLE III

                                    OFFICERS

      SECTION 1. Principal Officers. The principal officer of the PI Trust shall be an Executive Director. The PI Trust may also have such other principal officers, including one or more Assistant Directors, a Secretary-Treasurer and a Controller, as the Trustees may in their discretion appoint after determining that such appointment will promote the efficient and cost-effective administration of the PI Trust.

      SECTION 2. Election and Term of Office. The principal officer(s) of the PI Trust shall be chosen by the Trustees. Each such officer shall hold office until his successor shall have been duly chosen and qualified or until his earlier death, resignation or removal.

      SECTION 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article III, the PI Trust may have such other subordinate officers, agents and employees as the Trustees may deem necessary for the efficient and cost-effective administration of the PI Trust, each of whom shall hold office for such period, have such authority, and perform such duties as the Trustees may from time to time determine. The Trustees may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

      SECTION 4. Removal. The Executive Director or any other officer may be removed with or without cause, at any time, by resolution adopted by the Trustees at any regular meeting of the Trustees or at any special meeting of the Trustees called for that purpose at which a quorum is present.

      SECTION 5. Resignations. Any officer may resign at any time by giving written notice to the Trustees. The resignation of any officer shall take effect upon receipt of notice thereof or at such later


                                   A1.1.13A-2


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time as shall be specified in such notice and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 6. Powers and Duties. The officers of the PI Trust shall have such powers and perform such duties as may be conferred upon or assigned to them by the Trustees.

                                   ARTICLE IV

                          TRUSTEES' ADVISORY COMMITTEE

      SECTION 1. Regular Meetings. Regular meetings of the TAC may be held at such time and place as shall from time to time be determined by the TAC, provided that the TAC shall meet as often as is necessary to respond promptly to matters referred to it for consultation or consent by the Trustees. After a schedule for regular meetings has been determined, and a notice thereof has been once given to each TAC member, regular meetings may be held without further notice being given.

      SECTION 2. Special Meeting; Notice. Special meetings of the TAC shall be held whenever called by one or more of the TAC members. Notice of each such meeting shall be delivered by overnight courier to each TAC member, addressed to him or her at his or her residence or usual place of business, at least three days before the date on which the meeting is to be held, or shall be sent to him or her at such place by personal delivery or by telephone or telecopy, not later than two (2) days before the day on which such meeting is to be held. Such notice shall state the place, date and hour of the meeting and the purposes for which it is called. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the TAC members entitled to receive such notice, whether before or after the meeting, shall be deemed equivalent thereto for purposes of this Section 2. No notice to or waiver by any TAC member with respect to any special meeting shall be required if such TAC member shall be present at such meeting.

      SECTION 3. Action Without a Meeting; Meeting by Conference Call. Any action required or permitted to be taken at any meeting of the TAC may be taken without a meeting if all members of the TAC consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the TAC.

      The TAC may take any action required or permitted to be taken at any meeting by means of conference telephone or similar communication equipment provided that all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

      SECTION 4. Reimbursement of Expenses. All reasonable out-of-pocket expenses incurred by each member of the TAC in connection with the performance of his duties hereunder will be reimbursed promptly to such member by the PI Trust upon presentation of appropriate documentation.

                                    ARTICLE V

                                   AMENDMENTS

      The Bylaws of the PI Trust, other than Article II, Article IV and this
Article V, may be amended by the Trustees at any meeting of the Trustees, provided that notice of the proposed amendment is

                                   A1.1.13A-3


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contained in the notice of such meeting. The Bylaws contained in Article IV may be amended by the Trustees only after receipt of the consent of the TAC to the proposed amendment.


                                   A1.1.13A-4


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


                                                                         ANNEX B

                          EAGLE-PICHER INDUSTRIES, INC.

                  ASBESTOS INJURY CLAIMS RESOLUTION PROCEDURES

      These Eagle-Picher Industries Asbestos Personal Injury Claims Resolution Procedures (the "EPI ASBESTOS CLAIMS PROCEDURES") have been prepared in connection with the First Amended Consolidated Joint Plan of Reorganization of Eagle-Picher Industries, Inc. ("EAGLE-PICHER") and its affiliated Debtors (the "PLAN") confirmed by order of the United States Bankruptcy Court for the Southern District of Ohio, dated __________________, 1996 ("BANKRUPTCY COURT") in In re Eagle-Picher Industries, Inc., et al., Consolidated Case No. 1-91-00100 ("CHAPTER 11 CASES") and the Eagle-Picher Industries, Inc. Personal Injury Settlement Trust Agreement (the "TRUST AGREEMENT") filed in connection with the Plan.

      These EPI Asbestos Claims Procedures provide for processing, liquidating, paying, and satisfying all Asbestos Personal Injury Claims as provided in and required by the Plan and the Trust Agreement. The trustees of the PI Trust (the "TRUSTEES") shall implement and administer these EPI Asbestos Claims Procedures in accordance with the Trust Agreement.

                                    SECTION I

                                   Definitions

      Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Trust Agreement.

                                   SECTION II

                           Purpose and Interpretation

      2.1 Purpose. These EPI Asbestos Claims Procedures are adopted pursuant to the Trust Agreement. They are designed to provide prompt payment to holders of similar, valid Asbestos Personal Injury Claims in substantially the same manner.

      2.2 Interpretation. Nothing in these EPI Asbestos Claims Procedures shall be deemed to create a substantive right for any claimant. Without limiting the foregoing, these EPI Asbestos Claims Procedures specifically shall not create any substantive right for any claimant to be afforded now, or in the future, a discounted cash payment election, as described in Section 5.2 herein, in any amount. These EPI Asbestos Claims Procedures are procedural, and they may be amended, deleted, or added to pursuant to the terms of the Trust Agreement and the terms of these EPI Asbestos Claims Procedures.

                                   SECTION III

                          Trustees' Advisory Committee

      The Trustees shall consult with the Trustees' Advisory Committee ("TAC"), appointed pursuant to the Trust Agreement, on the implementation and administration of these EPI Asbestos Claims Procedures,


                                  A1.1.13.B-1


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including, but not limited to, implementation of procedures under various claimant payment programs, including any future programs offering discounted payments; development of Asbestos Personal Injury Claims categories and values of claims, as set forth in Section 5.3; auditing and monitoring claims; alternative dispute resolution forms and procedures; releases; and interpretation of these EPI Asbestos Claims Procedures. When consultation is required under the Trust Agreement or these EPI Asbestos Claims Procedures, the Trustees need only seek advice and counsel from the TAC and are free to accept or reject any recommendation of the TAC. The Trustees shall be subject to the consent of the TAC on the issues enumerated in Article 3.2(e) of the Trust Agreement, consistent with the provisions of that Section.

                                   SECTION IV

                     Payment Percentage; Periodic Estimates

      There is inherent uncertainty regarding Eagle-Picher's total liability to holders of Asbestos Personal Injury Claims as well as the total value of the assets available to pay valid Asbestos Personal Injury Claims. Consequently, there is inherent uncertainty regarding the amounts that claimants will receive. To ensure substantially equivalent treatment of all present and future valid Asbestos Personal Injury Claims, prior to making distributions to claimants, other than those who have elected the discounted cash payment described in
Section 5.2, the Trustees must determine the percentage of full liquidated value that valid Asbestos Personal Injury Claims would be likely to receive ("PAYMENT PERCENTAGE"). No claimant shall receive payments under the individualized review process that exceed the PI Trust's most recent determination of the Payment Percentage. The Trustees must base this determination, on the one hand, on estimates of the number, types, and values of present and future Asbestos Personal Injury Claims and, on the other hand, on the value of the PI Trust's assets, the liquidity of those assets, the PI Trust's expected future expenses for administration and legal defense, and other material matters that are reasonable and likely to affect the sufficiency of funds to pay a comparable percentage of full value to all holders of Asbestos Personal Injury Claims. Periodically, but no less frequently than once every two (2) years, the Trustees shall reconsider their determination of the Payment Percentage to assure that it is based on accurate, current information and may, after such reconsideration, change the Payment Percentage, if necessary. When making these determinations, the Trustees shall exercise common sense and flexibly evaluate all relevant factors.

                                    SECTION V

                      Claims Types; Processing and Payment

      5.1 Prepetition Liquidated Claims.

            (a) Processing and Payment. Unless not feasible after every reasonable effort, no later than 60 days after the Effective Date the Trustees shall pay Asbestos Personal Injury Claims that were liquidated by settlement agreement entered into prior to January 7, 1991 or by judgment that became final and nonappealable prior to January 7, 1991 ("PREPETITION LIQUIDATED CLAIMS"). These claims shall be paid in an order to be determined by the Trustees based on a first-in first-out ("FIFO") principle. These claims may require no processing other than verification of the holder's identity, payment, and release of the PI Trust. The liquidated value of a Prepetition Liquidated Claim shall be the amount awarded in the prepetition judgment or settlement agreement, and holders of Prepetition Liquidated Claims shall be paid the appropriate Payment Percentage based upon that liquidated value.

            (b) Marshalling. Prepetition Liquidated Claims that are secured by letters of credit, appeal bonds, or other security or sureties shall first exhaust their rights against any applicable security or surety before making a claim against the PI Trust. In the event that such security or surety is insufficient to


                                  A1.1.13.B-2


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pay the Prepetition Liquidated Claim in full, the deficiency shall be processed and paid as a Prepetition Liquidated Claim.

      5.2 Discounted Cash Payment Election.

            (a) Rationale. The Plan provides for a discounted cash payment election that may be made at the time the eligible holders of Asbestos Personal Injury Claims vote to accept or reject the Plan. Those holders of valid Asbestos Personal Injury Claims who so elect shall make a full and final settlement with the PI Trust (except as provided in Section 5.2(c) herein) in exchange for a single cash payment in the amounts shown below for each disease category:

                  Mesothelioma                       $6,500
                  Lung Cancer                        $2,000
                  Other Cancer                       $1,000
                  Non-malignancy                     $  400

This discounted cash payment election is designed, in part, for claimants who easily can be determined by the PI Trust to have valid Asbestos Personal Injury Claims and who desire to have a fixed and certain payment made expeditiously rather than wait for payment after individualized review. This discounted cash payment election further is designed, in part, for claimants who easily can be determined by the PI Trust to have valid Asbestos Personal Injury Claims for non-malignant injuries and who wish to have a fixed payment now and the right to receive a further payment if they should subsequently be diagnosed as having an asbestos-related malignancy.

            (b) Processing and Payment. Unless not feasible after every reasonable effort, no later than 60 days after the Effective Date the Trustees shall process and pay the holders of Asbestos Personal Injury Claims who elect to receive a discounted cash payment in an order to be determined by the Trustees based on a FIFO principle. The Trustees shall determine appropriate procedures for ensuring that only holders of valid Asbestos Personal Injury Claims are paid under the discounted cash payment election. These procedures for ensuring payment only to holders of valid Asbestos Personal Injury Claims under the discount ed cash payment election shall be based upon the guidelines set forth in Section 7.1 herein.

            (c) Subsequent Malignancy. The holder of a valid Asbestos Personal Injury Claim based upon a non-malignant asbestos injury or condition who elects to receive a discounted cash payment as provided herein may file a new Asbestos Personal Injury Claim for an asbestos-related malignancy that is subsequently diagnosed, and any additional payments to which such claimant may be entitled shall not be reduced by the amount of the discounted cash payment.

            (d) No Review. The Trustees' decision that the holder of an Asbestos Personal Injury Claim should not receive a discounted cash payment is not reviewable. However, the holder of an Asbestos Personal Injury Claim whose claim is denied discounted cash payment may then elect individualized review as set forth in Section 5.3.

            (e) Future Discounted Payment Elections. In the future, the Trustees, in their complete discretion, may, or may not, offer claimants discounted cash payments for valid Asbestos Personal Injury Claims. In the event they decide to offer claimants discounted cash payments in the future, they shall have complete discretion to determine the amounts and procedures for such future discounted cash payments and under no circumstances shall they be obligated in the future to pay the same amounts set forth in Section 5.2(a) herein for discounted cash payments.


                                  A1.1.13.B-3


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      5.3 Individually Reviewed Claims; Claims Categories.

            (a) Rationale. A claimant (i) who initially elects individualized review, or (ii) whose Asbestos Personal Injury Claim was rejected by the Trustees for discounted cash payment and who then elects individualized review, shall have his or her Asbestos Personal Injury Claim reviewed, based upon an evaluation of exposure, loss, damages, injury, and other factors determinative of claim value according to applicable tort law. The detailed examination and individualized valuation of Asbestos Personal Injury Claims is designed for claimants with serious or fatal asbestos-related injuries whose Asbestos Personal Injury Claims require the added expense of individualized examination.

            (b) Categories and Values. The PI Trust will categorize Asbestos Personal Injury Claims by injury, and it may subcategorize Asbestos Personal Injury Claims by occupation, medical criteria, or any other factor related to the value of Asbestos Personal Injury Claims within each injury category. The PI Trust shall use these categories and subcategories to resolve Asbestos Personal Injury Claims as expeditiously and economically as possible. For each category or subcategory, the PI Trust shall determine a limited range of liquidated values representing average historical payments by Eagle-Picher to resolve similar Asbestos Personal Injury Claims. Offers of payments to claimants shall be determined by assigning to their valid Asbestos Personal Injury Claim an appropriate value within the applicable range and multiplying that value by the Payment Percentage. Because discounted cash payment elections are a more cost effective means for determining the liquidated value of less serious, non-fatal Asbestos Personal Injury Claims, the PI Trust shall reduce the range of values for categories and subcategories of such Asbestos Personal Injury Claims to reflect the cost for providing such review to those holders of less serious, non-fatal Asbestos Personal Injury Claims who did not elect discounted cash payment under either the Plan or any subsequent discounted cash payment program made available to them by the PI Trust.

            When a claimant's economic damages are exceptionally larger than the normal range, that claimant's Asbestos Personal Injury Claim may be classified as an extraordinary Asbestos Personal Injury Claim and such Asbestos Personal Injury Claim may be liquidated in an amount that exceeds the limited range of liquidated values for any given injury category or subcategory, but such a classification shall not increase the Payment Percentage. The Trustees shall determine the nature of the Asbestos Personal Injury Claims that they will classify as extraordinary Asbestos Personal Injury Claims.

            (c) Processing and Liquidation. Individually reviewed claims shall be processed and liquidated pursuant to the following schedule:

                  (i) substantially all the claims whose holders had filed lawsuits against Eagle-Picher prior to January 7, 1991, shall be processed and liquidated no later than 18 months after the Effective Date;

                  (ii) substantially all the claims whose holders had not filed lawsuits against Eagle-Picher prior to January 7, 1991 but whose holders had filed timely proofs of claim in the Chapter 11 Cases, shall be processed and liquidated no later than 36 months after the Effective Date;

                  (iii) substantially all the claims whose holders had not filed lawsuits against Eagle-Picher prior to January 7, 1991 and whose holders had not filed timely proofs of claim in the Chapter 11 Cases, but whose holders at any time prior to the date of the Confirmation Order (A) had filed lawsuits in the tort system against asbestos manufacturers other than Eagle-Picher, or (B) had filed a proof of claim with any other asbestos victims' trust or claims processing facility, or (C) had filed a registration of any asbestos claim on any inactive docket or similar asbestos claims registry, shall be processed and liquidated no later than 48 months after the Effective Date; and


                                  A1.1.13.B-4


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


                  (iv) claims not described in subsections (i) through (iii) above, shall be processed and liquidated as soon as possible but not before the claims described in subsections (i) through (iii) above.

            (d) Payment. While payments to holders of valid Asbestos Personal Injury Claims generally should be made in the same order in which claims are liquidated, provided they act consistently with Section 524(g)(2)(B)(ii)(V) of the Bankruptcy Code, the Trustees shall have complete discretion to determine the timing and the appropriate method for making payments. Such methods may include, in the discretion of the Trustees, a method for the payment on an installment basis, in which case any installment payment shall be subject to the Payment Percentage in effect at the time such installment payment is made.

            (e) Disputes Over Individualized Review. Claimants who reject the Trustees' offer after individualized review and who wish to dispute their eligibility for payment, their categorization, or the amount of the Trustees' offer under individualized review, must initiate one of the alternative dispute resolution procedures established by the Trustees pursuant to Section 7.6. After such alternative dispute resolution procedures have been exhausted, claimants who still reject the PI Trust's offer must initiate arbitration pursuant to procedures like those set forth in Section 7.8. Only after claimants have rejected any non-binding arbitration award pursuant to procedures like those set forth in Section 7.8, may they file suit against the PI Trust.

            (f) Full Releases. Holders of Asbestos Personal Injury Claims who receive an individualized payment shall execute and deliver to the Trustees a general release in a form satisfactory to the Trustees and may not thereafter file a new Asbestos Personal Injury Claim.

      5.4 Exigent Health Claims; Extreme Hardship Claims. At any time the Trustees may individually evaluate and pay Exigent Health Claims and Extreme Hardship Claims, as defined in this Section 5.4. These claims may be considered separately no matter what the order of processing otherwise would have been under this Section V.

      A claim qualifies as an Exigent Health Claim if the claimant provides: (i) documentation that a physician has diagnosed the claimant as having an asbestos-related illness and (ii) a declaration or affidavit made under penalty of perjury by a physician who has examined the claimant within one hundred twenty (120) days of the date of the declaration or affidavit in which the physician states there is substantial medical doubt that the claimant will survive beyond six (6) months from the date of the declaration or affidavit.

      A claim qualifies for payment as an Extreme Hardship Claim if the Trustees, in their complete discretion, determine the claimant needs financial assistance on an immediate basis based on the claimant's expenses and all sources of available income.

      5.5 Asbestos Contribution Claims. Asbestos Personal Injury Claims asserted against the PI Trust that fall within the Trust Agreement's definition of Asbestos or Lead Contribution Claims, and which have not been disallowed, discharged, or otherwise resolved, shall be processed, allowed or disallowed, liquidated, paid, and satisfied in accordance with procedures to be developed and implemented by the Trustees, which procedures (a) shall determine the validity and allowance of such claims consistent with Section 502(e) of the Bankruptcy Code; (b) shall require binding arbitration for the resolution of all disputes and thereby foreclose resort to the tort system for dispute resolution; and (c) shall otherwise provide the same processing and payment to the holders of such claims that are allowed as the PI Trust would have afforded the holders of any underlying valid Asbestos Personal Injury Claims under this Section V.


                                  A1.1.13.B-5


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


                                   SECTION VI

                                Claims Materials

      As soon as reasonably practicable, but not later than six months following the Effective Date, the PI Trust shall mail claims materials ("CLAIMS MATERIALS") to each person with an Asbestos Personal Injury Claim who has filed a proof of claim in the Bankruptcy Court or has pending a lawsuit against Eagle-Picher or otherwise has been identified to the Trustees as holding an Asbestos Personal Injury Claim that is neither a Prepetition Liquidated Claim defined in Section 5.1 nor an Asbestos Personal Injury Claim for which a discounted cash payment election has been made as set forth in Section 5.2. For any person holding an Asbestos Personal Injury Claim who is first identified to Eagle-Picher or the Trustees any time subsequent to the Effective Date, the PI Trust shall mail the Claims Materials no later than six months following such identification. The PI Trust may send Claims Materials to a claimant care of an attorney representing the claimant.

      The Claims Materials will include descriptions of these EPI Asbestos Claims Procedures, instructions, and a claim form. If feasible, the forms used by the PI Trust to obtain claims information shall be the same or substantially similar to those used by other asbestos claims resolution facilities. Instead of collecting some or all claims information from a claimant or the claimant's attorney, the PI Trust may obtain such information from electronic data bases maintained by any other asbestos claims resolution organization, provided that the PI Trust informs the claimant that it plans to obtain information as available from such other organizations unless the claimant objects in writing or provides such information directly to the PI Trust.

      In order to be eligible for payment under these EPI Asbestos Claims Procedures, a claimant must return all claims' information requested by the PI Trust within the six month period following his or her receipt of the Claims Materials. An Asbestos Personal Injury Claim shall be disallowed automatically if a claimant required to provide claims information fails to provide all such information within this period, unless the claimant demonstrates to the satisfaction of the Trustees that such a failure should be excused.

                                   SECTION VII

                     General Guidelines for Liquidating and
                       Paying Individually Reviewed Claims

      7.1 Showing Required. In order to establish a valid Asbestos Personal Injury Claim, a claimant must (a) make a conclusive demonstration of exposure to an Eagle-Picher asbestos-containing product and (b) submit a medical report from a qualified physician that (i) results from a physical examination by that physician and (ii) contains a diagnosis of an asbestos-related injury. The PI Trust may require the submission of evidence of exposure to an Eagle-Picher asbestos-containing product, x-rays, laboratory tests, medical examinations or reviews, other medical evidence, or any other evidence to support such Asbestos Personal Injury Claims and require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods, and procedures to assure that such evidence is reliable.

      7.2 Discretion To Alter Order Of Processing Or Suspend Payments. Provided it is consistent with Section 524(g)(2)(B)(ii)(V) of the Bankruptcy Code, in order to reduce transaction costs the Trustees may process, liquidate, and pay valid Asbestos Personal Injury Claims in groups of claims or otherwise no matter what the order of processing otherwise would have been under Section V. In the event that the Trustees determine it advisable, they may suspend their normal order of processing or payment in favor of claimants who elect discounted cash payment under any future discounted cash payment election programs


                                  A1.1.13.B-6


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


offered by the PI Trust. Also, in the event that the PI Trust faces temporary periods of limited liquidity, the Trustees may temporarily limit or suspend payments altogether.

      7.3 Costs Considered. Notwithstanding any provision of these EPI Asbestos Claims Procedures to the contrary, the Trustees shall always give appropriate consideration to the cost of investigating and uncovering invalid Asbestos Personal Injury Claims so that the payment of valid Asbestos Personal Injury Claims is not further impaired by such processes. In issues related to the validity of Asbestos Personal Injury Claims, e.g., exposure and medical evidence of injury, the Trustees shall have the latitude to make judgments regarding the amount of transaction costs to be expended by the PI Trust so that valid Asbestos Personal Injury Claims are not further impaired by the costs of additional investigation. Nothing herein shall prevent the Trustees, in appropriate circumstances, from contesting the validity of any Asbestos Personal Injury Claim whatever the costs.

      7.4 Discretion to Vary Payments. Consistent with the provisions hereof, the Trustees shall proceed as quickly as possible to liquidate claims, and they shall make payments to holders of valid Asbestos Personal Injury Claims promptly as funds become available and as Asbestos Personal Injury Claims are liquidated, while maintaining sufficient resources to pay future valid Asbestos Personal Injury Claims in substantially the same manner. Because decisions about payments must be based on estimates and cannot be done precisely, they may have to be revised in light of experience over time, and a claimant who receives payment early in the life of the PI Trust may receive a smaller or larger percentage of the value of his Asbestos Personal Injury Claim than a claimant who receives payment in the middle of or late in the life of the PI Trust. Therefore, there can be no guarantee of any specific level of payment to claimants. However, the Trustees shall use their best efforts to treat similar, valid Asbestos Personal Injury Claims in substantially the same manner, consistent with their duties as Trustees in these circumstances, the purposes of the PI Trust, and given the practical limitations imposed by the inability to predict the future with precision.

      7.5 Punitive Damages. In determining the value of any Asbestos Personal Injury Claim, punitive damages shall not be considered or allowed, notwithstanding their availability in the tort system. Pre-judgment interest, post-judgment interest, interest on deferred payments, or any other type of interest, delay damages, or similar damages associated with Asbestos Personal Injury Claims, shall not be paid or allowed.

      7.6 Alternative Dispute Resolution. The Trustees shall establish an appropriate alternative dispute resolution process so that the claimants and the PI Trust shall have a full range of alternative dispute resolution devices available for their use in the individualized review process, including reviews by specialized panels, mediation and arbitration. If compensation of an alternative dispute resolution provider becomes necessary, each side shall equally share the obligation to pay such compensation and shall otherwise bear its own costs.

      7.7 Settlement Favored. Settlements shall be favored over all other forms of Asbestos Personal Injury Claim resolution, and the lowest feasible transaction costs for the PI Trust shall be incurred in order to conserve resources and ensure funds to pay all valid Asbestos Personal Injury Claims.

      7.8 Arbitration; Jury Trials. Holders of Asbestos Personal Injury Claims may elect to submit their Asbestos Personal Injury Claims to binding or non-binding arbitration only after other alternative dispute resolution procedures established by the Trustees have been exhausted.

      If arbitration becomes necessary, arbitrators shall (i) return awards within the range of injury category value limits set by the PI Trust for the injury category in which the Asbestos Personal Injury Claim properly falls, (ii) determine that the Asbestos Personal Injury Claim falls in a higher or lower category and determine an appropriate award within the range of value limits for that category, or (iii) in cases involving an extraordinary Asbestos Personal Injury Claim, return awards in excess of category limits. Arbitrators shall


                                  A1.1.13.B-7
not consider the Payment Percentage in determining the value of any Asbestos Personal Injury Claim. If a claimant submits to binding arbitration or accepts an award after non-binding arbitration, the award will establish the liquidated value of the Asbestos Personal Injury Claim, which will be multiplied by the then current Payment Percentage in order to determine the amount that the claimant will receive. The claimant will then receive payments and execute and deliver a general release in the same manner as a claimant who had accepted a valuation of his Asbestos Personal Injury Claim by the PI Trust.

      Only claimants who opt for non-binding arbitration and then reject their arbitration awards retain the right to a jury trial to determine the liquidated value of their Asbestos Personal Injury Claims against the PI Trust. All other claimants shall and shall be deemed to have irrevocably waived any right to a jury trial and any and all notices with respect to the filing or liquidation of Asbestos Personal Injury Claims shall contain a provision that clearly and conspicuously explains such jury trial waiver. A holder of an Asbestos Personal Injury Claim desiring to file suit against the PI Trust may do so only after the rejection of a non-binding arbitration award. In all cases, the statute of limitations will be tolled as of the earlier of the date the Asbestos Personal Injury Claim was filed with the PI Trust or the date the claimant filed his/her complaint against Eagle-Picher, and the right to a jury trial shall be preserved with the defendant being solely the PI Trust. To the extent the statute of limitations has been tolled, it shall commence running 30 days after entry of a non-binding arbitration award.

      The Chapter 11 Cases and the EPI Asbestos Claims Procedures shall have no effect on trial venue or choice of laws. All claims and defenses (including, with respect to the PI Trust, all claims and defenses which could have been asserted by Eagle-Picher) that exist under applicable law shall be available to both sides at trial; provided, however, that the death of claimant while his/her Asbestos Personal Injury Claim is pending against the PI Trust shall not reduce the value of the deceased claimant's Asbestos Personal Injury Claim, notwithstanding applicable state law to the contrary. The PI Trust may waive any defense or concede any issue of fact or law. The award of an arbitrator or the recommendation of a mediator and the positions and admissions of the parties during compliance with alternative dispute resolution procedures shall not be admissible for any purpose at trial by any party or third party and they are expressly determined not to be admissions by either party.

      If necessary, the Trustees may obtain an order from the U.S. District Court for the Southern District of Ohio, Western Division ("DISTRICT COURT") incorporating an offer of judgment to liquidate the amount of the claim, scheduling discovery and trials in such a fashion as not to create an undue burden on the PI Trust, or containing any other provisions, in order to ensure that the PI Trust fulfills its obligations in accordance with the principles set forth in the Trust Agreement.

      A claimant who, in accordance with the EPI Asbestos Claims Procedures, elects to resort to the legal system and obtains a judgment for money damages shall have an Asbestos Personal Injury Claim with a liquidated value equal to the judgment amount, less the amount of any prejudgment interest or punitive damages contained therein, and no post-judgment interest shall accrue on such judgment amount. A judgment creditor with a final, nonappealable judgment in excess of the highest amount in the range of values for his/her injury category or subcategory as determined by the Trustees will be paid, when funds are reasonably available, the appropriate Payment Percentage of the highest amount in the range for that injury category or subcategory; provided, however, that a holder of an extraordinary Asbestos Personal Injury Claim who obtains a final, nonappealable judgment in excess of the PI Trust's last offer or the arbitrator's award will be paid, when funds are reasonably available, the appropriate Payment Percentage of the PI Trust's last offer or the arbitrator's award, whichever is greater. The appropriate Payment Percentage for the excess of the judgment above the foregoing amounts will be paid no later than five (5) years after the date the judgment is entered in the trial court, unless the Trustees determine that such payment will adversely affect payment to other claimants, in which event such payment shall be made in five (5) equal annual installments beginning five (5) years after the date the judgment becomes final and nonappealable.


                                  A1.1.13.B-8

      7.9 Releases. The Trustees shall have the discretion to determine the form and nature of the releases given to the PI Trust in order to maximize recovery for claimants against other tort-feasors without increasing the risk or amount of claims for indemnification or contribution from the PI Trust. As a condition to making any payment to a claimant, the PI Trust shall obtain a general, partial, or limited release as appropriate in accordance with the applicable state or other law, consistent with the payment selection by the claimant. If allowed by state law, the endorsing of a check or draft for payment by or on behalf of a claimant shall constitute such a release. In addition, and as a prerequisite, the claimant shall execute any documents necessary (i) for the PI Trust to perfect its claims, if any, against Eagle-Picher's insurers to receive indemnity for payments, (ii) to release any Asbestos Personal Injury Claim the claimant may have against the insurer, and (iii) for the PI Trust to receive and keep any and all payments made by such insurer for payment of such claim.

      7.10 Auditing, Monitoring and Verifying. The Trustees shall conduct random or other audits to verify information submitted in connection with these EPI Asbestos Claims Procedures. In the event that an audit reveals that invalid information has been provided to the PI Trust, the Trustees may penalize any claimant or claimant's attorney by disallowing the Asbestos Personal Injury Claims or seeking sanctions from the District Court including, but not limited to, requiring the offending source to pay the costs associated with the audit and any future audit or audits, reordering the priority of payment of the affected claimants' Asbestos Personal Injury Claims, raising the level of scrutiny of additional information submitted from the same source or sources, or prosecuting the claimant or claimant's attorney for presenting a fraudulent Asbestos Personal Injury Claim in violation of 18 U.S.C. 'SS' 152. The PI
Trust may develop methods for auditing the reliability of medical evidence, including independent reading of x-rays. If its audits show an unacceptable level of reliability for medical evidence submitted by specific doctors or medical facilities, the PI Trust may refuse to accept medical evidence from such doctors or facilities.

      7.11 Claims' Bar Date. Notwithstanding anything to the contrary contained herein, including, without limitation, Section 5.3(c) herein, in order to be eligible for payment under these EPI Asbestos Claims Procedures, a claimant must have complied with any applicable claims' bar date order issued by the Bankruptcy Court or must have been excused from such compliance by the Trustees pursuant to their discretion under Article 3.3(d) of the Trust Agreement.

      7.12 Statute of Limitations. For purposes of determining the validity of an Asbestos Personal Injury Claim, any applicable statute of limitations shall be deemed to have been extended for a period of sixty (60) days beyond its normal limit. This extension shall have no application, however, to any applicable claims bar date set by an order of the Bankruptcy Court.

                                  SECTION VIII

                                  Miscellaneous

      8.1 Amendments. The Trustees may amend, modify, delete, or add to any of these EPI Asbestos Claims Procedures (including, without limitation, amendments to conform these procedures to advances in scientific or medical knowledge or other changes in circumstances) by a majority vote of the Trustees, provided they first obtain any advice and consent of the TAC required by Article 3.2(e) of the Trust Agreement. Notwithstanding anything contained herein to the contrary, these EPI Asbestos Claims Procedures shall not be modified or amended in any way that would jeopardize the validity or enforceability of the Asbestos and Lead PI Permanent Channeling Injunction.

      8.2 Severability. Should any provision contained in the EPI Asbestos Claims Procedures be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of the EPI Asbestos Claims Procedures.


                                  A1.1.13.B-9

      8.3 Governing Law. The EPI Asbestos Claims Procedures shall be governed by, and construed in accordance with, the laws of the State of Ohio.


                                  A1.1.13.B-10

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                  )        Consolidated Case No. 1-91-00100
                                       )
                                       )
EAGLE-PICHER INDUSTRIES,               )        Chapter 11
INC., et al.,                          )
                                       )        JUDGE PERLMAN
                  Debtors.             )
                                       )
-------------------------------------- )

                                EXHIBIT "1.1.16"

                       FORM OF ASBESTOS PD TRUST AGREEMENT

                     [THIS PAGE LEFT BLANK INTENTIONALLY]

                          EAGLE-PICHER INDUSTRIES, INC.
               ASBESTOS PROPERTY DAMAGE SETTLEMENT TRUST AGREEMENT
               ---------------------------------------------------

      This Trust Agreement is among Eagle-Picher Industries, Inc., an Ohio corporation and debtor in possession ("EAGLE-PICHER"), and its affiliates, Daisy Parts, Inc., Transicoil Inc., Michigan Automotive Research Corp., EDI, Inc., Eagle-Picher Minerals, Inc., and Hillsdale Tool & Manufacturing Co. (the "SETTLORS" or "DEBTORS"), and ______________, as Trustees ("TRUSTEES"), pursuant to the Third Amended Consolidated Joint Plan of Reorganization of Eagle-Picher and its affiliated debtors, dated August 28, 1996 (the "PLAN").

      WHEREAS, at the time of the entry of the order for relief in the Chapter 11 Cases (as such term is hereinafter defined), Eagle-Picher was named as a defendant in property damage actions seeking recovery for damages allegedly caused by the presence of asbestos or asbestos-containing products in buildings


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
and other facilities; and

      WHEREAS, the Settlors have reorganized under the provisions of chapter 11 of the Bankruptcy Code (as hereinafter defined) in cases pending in the Bankruptcy Court (as hereinafter defined) known as In re Eagle-Picher Industries, Inc., et al., Consolidated Case No. 1-91-00100 (the "CHAPTER 11 CASES"); and

      WHEREAS, the Plan, filed by the Debtors, the Legal Representative for Future Claimants appointed by the Bankruptcy Court pursuant to its order of October 31, 1991 ("FUTURE REPRESENTATIVE") and the Bankruptcy Court-appointed committee composed of the representatives of certain tort claimants of the Debtors (the "INJURY CLAIMANTS' COMMITTEE") has been confirmed; and

      WHEREAS, the Plan provides, inter alia, for the creation of the Eagle-Picher Industries, Inc. Asbestos Property Damage Settlement Trust (the "ASBESTOS PD TRUST"); and

      WHEREAS, pursuant to the Plan, the Asbestos PD Trust is to be funded in whole in either debentures of Eagle-Picher or cash, depending upon whether Class 16 votes to accept the Plan; and

      WHEREAS, the Plan provides, among other things, for the complete settlement and satisfaction of all liabilities and obligations of the Debtors with respect to Asbestos Property Damage Claims (as such term is hereinafter defined); and

      WHEREAS, the Asbestos PD Trust is intended to qualify as a "Qualified Settlement Fund" within the meaning of Section 1.468B-1 of the Treasury Regulations promulgated under Section 468B of the Internal Revenue Code;

      NOW, THEREFORE, it is hereby agreed as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

      As used herein, the following terms shall have the meanings specified below:

      1.1 Asbestos Property Damage Claim: Any Claim against any of the Debtors under any theory of law, equity, admiralty, or otherwise, for damages arising from the presence in buildings or other structures of asbestos or asbestos-containing products that was or were manufactured, sold, supplied, produced, distributed, or in any way marketed by any of the Debtors prior to the Petition Date, or for which any of the Debtors is otherwise liable due to the acts or omissions of any of the Debtors, including, without express or implied limitation, all such Claims for compensatory damages (such as proximate, consequential, general, and special damages) and punitive damages, but excluding Asbestos Property Damage Contribution Claims.

      1.2 Asbestos Property Damage Contribution Claim: Any Claim against any of the Debtors that is (i) held by (A) any Entity (other than a director or officer entitled to indemnification pursuant to section 8.6 of the Plan) who has been, is, or may be a defendant in an action seeking damages arising from the presence in buildings or other structures of asbestos or asbestos-containing products that was or were manufactured, sold, supplied, produced, distributed, or in any way marketed by any of the Debtors prior to the Petition Date, or for which any of the Debtors is otherwise liable due to the acts or omissions of any of the Debtors or (B) any assignee or transferee of such Entity, and (ii) on account of alleged liability by any of the Debtors for reimbursement or contribution of any portion of any damages such Entity has paid or may pay to the plaintiff in such action.

      1.3 Bankruptcy Code: The Bankruptcy Reform Act of 1978, as amended, and as codified in title 11 of the United States Code, as applicable to the Chapter 11 Cases.

      1.4 Bankruptcy Court: The United States District Court for the Southern District of Ohio, Western Division, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court constituted pursuant to section 151 of title 28 of the United States Code.

      1.5 Business Day: Any day on which commercial banks are required to be open for business in Cincinnati, Ohio.

      1.6 Claim: (a) A "claim," as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors or Debtors in Possession, whether or not asserted, whether or not the facts of or legal bases therefor are known or unknown, and specifically including, without express or implied limitation, any rights under sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, any claim of a derivative nature, any potential or unmatured contract claims, and any other Contingent Claim, and (b) any Environmental Claim or Product Liability Tort Claim, whether or not it constitutes a "claim," as defined in section 101(5) of the Bankruptcy Code.

      1.7 Confirmation Order: The order or orders of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code, which will contain, inter alia, the Asbestos and Lead PI Permanent Channeling Injunction and the Claims Trading Injunction.

      1.8 Debtors in Possession: The Debtors, each in its respective capacity as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

      1.9 Effective Date: The first Business Day after the date on which all of the conditions precedent to the effectiveness of the Plan specified in section
7.10 of the Plan have been satisfied or waived or, if a stay of the Confirmation Order is in effect on such date, the first Business Day after the expiration, dissolution, or lifting of such stay.

      1.10 Entity: An individual, corporation, partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, or government or any political subdivision thereof, or other person or entity.

      1.11 Petition Date: January 7, 1991.

      1.12 Reorganized Debtors: The Debtors, or any successors in interest thereto, from and after the Effective Date.

      1.13 Reorganized Eagle-Picher: Eagle-Picher, or any successor in interest thereto, from and after the Effective Date.

      All capitalized terms used herein and not defined in this Article 1 or in another provision of this Trust Agreement shall have the meanings assigned to them in the Plan and/or the Bankruptcy Code, which definitions are incorporated by reference herein.

                                    ARTICLE 2

                               AGREEMENT OF TRUST
                               ------------------

      2.1 CREATION AND NAME. The Settlors hereby create a trust known as the "Eagle-Picher Industries, Inc. Asbestos Property Damage Settlement Trust," which is the Asbestos PD Trust provided for and referred to in the Plan. The Trustees of the Asbestos PD Trust may transact the business and affairs of the Asbestos PD Trust in the name, "Eagle-Picher Industries, Inc. Asbestos Property Damage Settlement Trust."

      2.2 PURPOSE. The purpose of the Asbestos PD Trust is to assume any and all liabilities of the Debtors, their successors in interest, or their affiliates, with respect to any and all Asbestos Property Damage Claims and to use the Asbestos PD Trust's assets and income to pay holders of valid Asbestos Property Damage Claims in such a way that holders of similar Asbestos Property Damage Claims are paid in substantially the same manner. This purpose shall be fulfilled through the provisions of this Trust Agreement and either the Asbestos Property Damage Claims Resolution Procedures annexed as Exhibit 1.1.6.5 to the Plan (if Class 16 votes to reject the Plan) or such other claims resolution procedures as may be adopted by the Trustees (if and only if Class 16 votes to accept the Plan) (the "ASBESTOS PD CLAIMS PROCEDURES").

      2.3 TRANSFER OF ASSETS. The Settlors hereby transfer and assign to the Asbestos PD Trust the property set forth in Article 11 of the Plan (the "ASSETS").

      2.4 ACCEPTANCE OF ASSETS AND ASSUMPTION OF LIABILITIES.

      (a) In furtherance of the purposes of the Asbestos PD Trust, the Trustees, on behalf of the Asbestos PD Trust, hereby expressly accept the transfer and assignment to the Asbestos PD Trust of the Assets.

      (b) In furtherance of the purposes of the Asbestos PD Trust, and subject to section 5.4 hereof, the Trustees, on behalf of the Asbestos PD Trust, expressly assume all liability for all Asbestos Property Damage Claims as provided for in Article 11 of the Plan. Except as otherwise provided in the Asbestos PD Claims Procedures, the Asbestos PD Trust shall have all defenses, cross-claims, offsets, and recoupments regarding Asbestos Property Damage Claims that Eagle-Picher has or would have had under applicable law.

      (c) Neither the Debtors nor their successors in interest or their affiliates shall be entitled to any indemnification from the Asbestos PD Trust for any expenses, costs, and fees (including attorneys' fees), judgments, settlements, or other liabilities arising from or incurred in connection with, any action related to an Asbestos Property Damage Claim, including, but not limited to, indemnification or contribution for Asbestos Property Damage Claims prosecuted against Reorganized Eagle-Picher. Nothing in this section or any other section of this Trust Agreement shall be construed in any way to limit the scope, enforceability, or effectiveness of the discharge and injunction arising in favor of the Reorganized Debtors upon the Effective Date or the Asbestos PD Trust's assumption of all liability with respect to Asbestos Property Damage Claims.

                                    ARTICLE 3

                         POWERS AND TRUST ADMINISTRATION
                         -------------------------------

      3.1 POWERS.

      (a) Subject to the limitations set forth in this Trust Agreement, the Trustees shall have the power to take any and all actions that, in the judgment of the Trustees, are necessary or proper to fulfill the purposes of the Asbestos PD Trust, including, without limitation, each power expressly granted in this section 3.1, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the laws of the State of Ohio.

      (b) Except as otherwise specified herein, the Trustees need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.

      (c) Without limiting the generality of Article 3.1(a) above, the Trustees shall have the power to:

            (i) receive and hold the Assets, exercise all rights with respect to, and sell any debentures issued by Reorganized Eagle-Picher that are included in the Assets, subject to any restrictions set forth in the articles of incorporation of Reorganized Eagle-Picher;

            (ii) invest the monies held from time to time by the Asbestos PD Trust;

            (iii) sell, transfer or exchange any or all of the Assets at such prices and upon such terms as they may consider proper, consistent with the other terms of this Trust Agreement;

            (iv) pay liabilities and expenses of the Asbestos PD Trust;

            (v) change the state of domicile of the Asbestos PD Trust;

            (vi) establish such funds, reserves and accounts within the Asbestos PD Trust estate, as deemed by the Trustees to be useful in carrying out the purposes of the Asbestos PD Trust;

            (vii) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding;

            (viii) amend the Bylaws, a copy of which is annexed hereto as Annex A (the "BYLAWS");

            (ix) appoint such officers and hire such employees and engage such legal, financial, accounting, investment and other advisers, alternative dispute resolution panelists, and agents as the business of the Asbestos PD Trust requires, and to delegate to such persons such powers and authorities as the fiduciary duties of the Trustees permit and as the Trustees, in their discretion, deem advisable or necessary in order to carry out the terms of this Asbestos PD Trust;

            (x) pay employees, legal, financial, accounting, investment and other advisers and agents reasonable compensation, including, without limitation, compensation at rates approved by the Trustees for services rendered prior to the execution hereof;

            (xi) reimburse the Trustees, subject to section 5.5 hereof, and reimburse such officers, employees, legal, financial, accounting, investment and other advisers and agents all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder, including, without limitation, costs and expenses incurred prior to the execution hereof;

            (xii) execute and deliver such deeds, leases and other instruments as the Trustees consider proper in administering the Asbestos PD Trust;

            (xiii) enter into such other arrangements with third parties as are deemed by the Trustees to be useful in carrying out the purposes of the Asbestos PD Trust, provided such arrangements do not conflict with any other provision of this Trust Agreement;

            (xiv) in accordance with section 5.6 hereof, indemnify (and purchase insurance indemnifying) the Trustees and officers, employees, agents, advisers and representatives of the Asbestos PD Trust to the fullest extent that a corporation or trust organized under the law of the Asbestos PD Trust's domicile is from time to time entitled to indemnify and/or insure its directors, trustees, officers, employees, agents, advisers and representatives;

            (xv) delegate any or all of the authority herein conferred with respect to the investment of all or any portion of the Assets to any one or more reputable individuals or recognized institutional investment advisers or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in section 5.4 hereof;

            (xvi) consult with Reorganized Eagle-Picher at such times and with respect to such issues relating to the conduct of the Asbestos PD Trust as the Trustees consider desirable;

            (xvii) make, pursue (by litigation or otherwise), collect, compromise or settle any claim, right, action or cause of action included in the Assets; and

            (xviii) merge or contract with other claims resolution facilities that are not specifically created by this Trust Agreement or the Asbestos PD Claims Procedures; provided that such merger or contract shall not (a) subject the Reorganized Debtors or any successor in interest to any risk of having any Asbestos Property Damage Claim asserted against it or them; or (b) otherwise jeopardize the validity or enforceability of the discharge and injunction arising in favor of the Reorganized Debtors on the Effective Date.

      (d) The Trustees shall not have the power to guaranty any debt of other persons.

      3.2 GENERAL ADMINISTRATION.

      (a) The Trustees shall act in accordance with the Bylaws. To the extent not inconsistent with the terms of this Trust Agreement, the Bylaws govern the affairs of the Asbestos PD Trust.

      (b) The Trustees shall timely file such income tax and other returns and statements and comply with all withholding obligations, as required under the applicable provisions of the Internal Revenue Code and of any state law and the regulations promulgated thereunder.

            (c)(i) The Trustees shall cause to be prepared and filed with the Bankruptcy Court, as soon as available, and in any event within ninety
      (90) days following the end of each fiscal year, an annual report containing financial statements of the Asbestos PD Trust (including, without limitation, a balance sheet of the Asbestos PD Trust as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Trustees and accompanied by an opinion of such firm as to the fairness of the financial statements' presentation of the cash and investments available for the payment of claims and as to the conformity of the financial statements with generally accepted accounting principles. The Trustees shall provide a copy of such report to Reorganized Eagle-Picher.

            (ii) Simultaneously with delivery of each set of financial statements referred to in Article 3.2(c)(i) above, the Trustees shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the number and type of claims disposed of during the period covered by the financial statements.

            (iii) All materials required to be filed with the Bankruptcy Court by this Article 3.2 shall be available for inspection by the public in accordance with procedures established by the Bankruptcy Court.

      3.3 CLAIMS ADMINISTRATION.

      (a) General Principles. The Trustees shall proceed quickly to implement (and, if Class 16 votes to accept the Plan, develop) the Asbestos PD Claims Procedures. The Asbestos PD Trust shall pay holders of valid Asbestos Property Damage Claims in accordance with procedures developed by the Trustees that are consistent with the Asbestos PD Claims Procedures and the terms of this Trust Agreement.

      (b) Payment of Asbestos Property Damage Claims. The Trustees shall employ mechanisms such as the review of estimates of the numbers and values of Asbestos Property Damage Claims, or other comparable mechanisms, that provide reasonable assurance the Asbestos PD Trust will value, and be in a financial position to pay, similar Asbestos Property Damage Claims in substantially the same manner.

      (c) Bankruptcy Court Claims Bar Date Orders. The Trustees shall enforce the Bankruptcy Court's claims' bar date orders that are applicable to Asbestos Property Damage Claims.

                                    ARTICLE 4

                       ACCOUNTS, INVESTMENTS, AND PAYMENTS
                       -----------------------------------

      4.1 ACCOUNTS. The Trustees may, from time to time, create such accounts and reserves within the Asbestos PD Trust estate as they may deem necessary, prudent or useful in order to provide for the payment of expenses and valid Asbestos Property Damage Claims and may, with respect to any such account or reserve, restrict the use of monies therein.

      4.2 INVESTMENTS. Investment of monies held in the Asbestos PD Trust shall be administered in the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

      (a) The Asbestos PD Trust may acquire and hold any debentures issued by Reorganized Eagle-Picher and included in the Assets without regard to any of the limitations set forth in the other parts of this Article 4.

      (b) Except with respect to entities owned and controlled by the Asbestos PD Trust for purposes of carrying out provisions of this Trust Agreement, the Asbestos PD Trust shall not acquire or hold any equity in any Entity or business enterprise unless such equity is in the form of securities that are traded on a national securities exchange or major international securities exchange or over the National Association of Securities Dealers Automated Quotation System.

      (c) The Asbestos PD Trust shall not acquire or hold any repurchase obligations unless, in the opinion of the Trustees, they are adequately collateralized.

      4.3 SOURCE OF PAYMENTS. All Asbestos PD Trust expenses, payments and all liabilities with respect to Asbestos Property Damage Claims shall be payable solely out of the Asbestos PD Trust estate. Neither Eagle-Picher, Reorganized Eagle-Picher, any Debtors, their subsidiaries, any successor in interest or the present or former directors, officers, employees or agents of Eagle-Picher, Reorganized Eagle-Picher, any Debtors or their subsidiaries, nor the Trustees, or any of their officers, agents, advisers or employees shall be liable for the payment of any Asbestos PD Trust expense or Asbestos Property Damage Claim or any other liability of the Asbestos PD Trust.

                                    ARTICLE 5

                                    TRUSTEES
                                    --------

      5.1 NUMBER. There initially shall be between one (1) and four (4) Trustees, the number being determined (a) by Reorganized Eagle-Picher if Class 16 votes to reject the Plan or (b) pursuant to the Plan if Class 16 votes to accept the Plan.

      5.2 TERM OF SERVICE.

      (a) Each of the initial Trustees shall serve until the earlier of (i) his or her death, (ii) his, her, or its resignation pursuant to section 5.2(b) hereof, (iii) his or her removal pursuant to section 5.2(c) hereof, or (iv) the termination of the Asbestos PD Trust pursuant to section 6.2 hereof, at which time the term shall terminate automatically.

      (b) Any Trustee may resign at any time by written notice to each of the remaining Trustees. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

      (c) Any Trustee may be removed in the event that such Trustee becomes unable to discharge his or her duties hereunder due to accident or physical or mental deterioration, or for other good cause. Good cause shall be deemed to include, without limitation, a consistent pattern of neglect and failure to perform or participate in performing the duties of the Trustees hereunder, or repeated nonattendance at scheduled meetings. Such removal shall require the unanimous decision of the other Trustees. Such removal shall take effect at such time as the other Trustees shall determine.

      5.3 APPOINTMENT OF SUCCESSOR TRUSTEE.

      (a) In the event of a vacancy in the position of a Trustee, the vacancy shall be filled by majority vote of the remaining Trustees who shall refrain from making any appointment that may result in the appearance of impropriety.

      (b) Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee hereunder shall be vested in, and undertaken by, the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his or her predecessor Trustee.

      5.4 LIABILITY OF TRUSTEES. No Trustee, officer, or employee of the Asbestos PD Trust shall be liable to the Asbestos PD Trust, to any person holding an Asbestos Property Damage Claim, or to any other Entity except for such Trustee's, officer's or employee's own breach of trust committed in bad faith or for willful misappropriation. No Trustee, officer, or employee of the Asbestos PD Trust shall be liable for any act or omission of any other officer, agent, or employee of the Asbestos PD Trust, unless the Trustee acted with bad faith or willful misconduct in the selection or retention of such officer, agent, or employee.

      5.5 COMPENSATION AND EXPENSES OF TRUSTEES.

      (a) Each of the Trustees, other than Reorganized Eagle-Picher if Reorganized Eagle-Picher serves as a Trustee, shall receive compensation from the Asbestos PD Trust for his or her services as Trustee in the amount of $35,000 per annum, plus a per diem allowance for meetings attended in the amount of $1,000, or some other amount as determined by the Trustees, payable as determined by the Trustees. The Trustees shall determine the scope and duration of activities that constitute a meeting and may provide for partial payment of per diem amounts for activities of less than a full day's duration. The per annum compensation payable to the Trustees hereunder shall be increased annually by the Trustees proportionately with any increase in the Consumer Price Index -- All Cities (or any successor index) for the corresponding annual period. Any increase in excess of that amount may be made only with the approval of the Bankruptcy Court.

      (b) The Asbestos PD Trust will promptly reimburse the Trustees for all reasonable out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder.

      5.6 INDEMNIFICATION OF TRUSTEES AND OTHERS.

      (a) The Asbestos PD Trust shall indemnify and defend the Trustees and the Asbestos PD Trust's officers, agents, advisers, or employees, to the fullest extent that a corporation or trust organized under the laws of the Asbestos PD Trust's domicile is from time to time entitled to indemnify and defend its directors, trustees, officers, employees, agents or advisers against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder. Notwithstanding the foregoing, the Trustees shall not be indemnified or defended in any way for any liability, expense, claim, damage or loss for which they are liable under section 5.4 hereof.

      (b) Reasonable expenses, costs and fees (including attorneys' fees) incurred by or on behalf of a Trustee in connection with any action, suit, or proceeding, whether civil, administrative or arbitrative, from which they are indemnified by the Asbestos PD Trust pursuant to this section 5.6, may be paid by the Asbestos PD Trust in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such Trustee to repay such amount unless it shall be determined ultimately that such Trustee is entitled to be indemnified by the Asbestos PD Trust.

      (c) The Trustees shall have the power, generally or in specific cases, to cause the Asbestos PD Trust to indemnify the employees and agents of the Asbestos PD Trust to the same extent as provided in this section 5.6 with respect to the Trustees.

      (d) Any indemnification under section 5.6(c) of this Trust Agreement shall be made by the Asbestos PD Trust upon a determination that indemnification of such Entity is proper in the circumstances. Such determination shall be made by a majority vote of the Trustees who were not parties to such action, suit, or proceeding, if at least two such Trustees were not parties; otherwise the determination will be made by legal counsel to the Asbestos PD Trust.

      (e) The Trustees may purchase and maintain reasonable amounts and types of insurance on behalf of an individual who is or was a Trustee, officer, employee, agent or representative of the Asbestos PD Trust against liability asserted against or incurred by such individual in that capacity or arising from his or her status as a Trustee, officer, employee, agent or representative.

      5.7 TRUSTEES' LIEN. The Trustees shall have a prior lien upon the Asbestos PD Trust corpus to secure the payment of any amounts payable to them pursuant to sections 5.5 and 5.6.

      5.8 TRUSTEES' EMPLOYMENT OF EXPERTS. The Trustees may, but shall not be required to, consult with counsel, accountants, appraisers and other parties deemed by the Trustees to be qualified as experts on the matters submitted to them (regardless of whether any such party is affiliated with any of the Trustees in any manner, except as otherwise expressly provided in this Trust Agreement), and the opinion of any such parties on any matters submitted to them by the Trustees shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustees hereunder in good faith and in accordance with the written opinion of any such party.

      5.9 TRUSTEES' SERVICE AS OFFICERS OR CONSULTANTS TO THE ASBESTOS PD TRUST. The Trustees may, but are not required to, select any Trustee to serve as an officer or manager of the Asbestos PD Trust or as a consultant to the Asbestos PD Trust. In the event any Trustee serves the Asbestos PD Trust in such a capacity, the Asbestos PD Trust shall compensate the Trustee in an amount determined by the Trustees. Compensation for a Trustee's service as an officer or manager of the Asbestos PD Trust or as a consultant to the Asbestos PD Trust shall be in addition to compensation paid pursuant to section 5.5 hereof.

      5.10 TRUSTEES' SERVICE AS DIRECTORS OF REORGANIZED EAGLE-PICHER. The Trustees are not prohibited from serving as directors of Reorganized Eagle-Picher. If any Trustee serves as a director of Reorganized Eagle-Picher, he or she shall not receive for such service compensation over and above the compensation received as Trustee under section 5.5 hereof, but he may receive from Reorganized Eagle-Picher a per diem allowance in the amount that Reorganized Eagle-Picher pays its directors for their attendance at meetings.

      5.11 BOND. The Trustees shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.

                                    ARTICLE 6

                               GENERAL PROVISIONS
                               ------------------

      6.1 IRREVOCABILITY. The Asbestos PD Trust is irrevocable, but is subject to amendment as provided in section 6.3 hereof.

      6.2 TERMINATION.

      (a) The Asbestos PD Trust shall automatically terminate on the date (the "TERMINATION DATE") ninety (90) days after the first occurrence of any of the following events:

            (i) the Trustees in their sole discretion decide to terminate the Asbestos PD Trust because all Asbestos Property Damage Claims duly filed with the Asbestos PD Trust have been liquidated and satisfied;

            (ii) if the Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the Asbestos PD Trust in a manner consistent with this Trust Agreement and the Asbestos PD Claims Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes final;

            (iii) if in the judgment of two-thirds of the Trustees, the continued administration of the Asbestos PD Trust is uneconomic or inimical to the best interests of the persons holding Asbestos Property Damage Claims, and the termination of the Asbestos PD Trust will not expose or subject Reorganized Eagle-Picher or any other Reorganized Debtor or any successor in interest to any increased or undue risk of having any Asbestos Property Damage Claims asserted against it or them or in any way jeopardize the validity or enforceability of the discharge and injunction arising in favor of the Reorganized Debtors upon the Effective Date; or

            (iv) 21 years less 91 days pass after the death of the last survivor of all the descendants of Joseph P. Kennedy, Sr. of Massachusetts living on the date hereof.

      (b) On the Termination Date, after payment of all the Asbestos PD Trust's liabilities have been provided for, all monies remaining in the Asbestos PD Trust estate shall be transferred to charitable organization(s) exempt from federal income tax under Section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Trustees using their reasonable discretion; provided, however, that the tax-exempt organization(s) shall not bear any relationship to Reorganized Eagle-Picher within the meaning of Section 468(d)(3) of the Internal Revenue Code.

      6.3 AMENDMENTS. The Trustees may modify or amend this Trust Agreement or any document annexed to it, including, without limitation, the Bylaws, except that Articles 2.2 (Purpose), 2.4 (Acceptance of Assets and Assumption of Liabilities), 3.1(d) (precluding guaranty of others' debt), 3.3(a)-(c) (claims administration), 5.2 (Term of Service), 5.3 (Appointment of Successor Trustees),
5.5 (Compensation and Expenses of Trustees), 5.6 (Indemnification of Trustees and Others), 6.1 (Irrevocability), 6.2 (Termination) and 6.3 (Amendments) herein, and, if Class 16 votes to reject the Plan, the Asbestos PD Claims Resolution Procedures shall not be modified or amended in any respect. No consent from the Settlors shall be required to make the modifications or amendments permitted by the foregoing sentence. Any modification or amendment made pursuant to this section must be done in writing.

      6.4 MEETINGS. For purposes of section 5.5 of this Trust Agreement, a Trustee shall be deemed to have attended a meeting in the event such person spends a substantial portion of the day conferring, by phone or in person, on Asbestos PD Trust matters with Trustees. The Trustees shall have complete discretion to determine whether a meeting, as described herein, occurred for purposes of section 5.5 hereof.

      6.5 SEVERABILITY. Should any provision in this Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Trust Agreement.

      6.6 NOTICES. Notices to persons asserting claims shall be given at the address of such person, or, where applicable, such person's legal representative, in each case as provided on such person's claim form submitted to the Asbestos PD Trust with respect to his, her, or its Asbestos Property Damage Claim. Any notices or other communications required or permitted hereunder shall be in writing and delivered at the addresses designated below, or sent by telecopy pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by any of Reorganized Eagle-Picher, or the Trustees to the others in compliance with the terms hereof.

To the Asbestos PD Trust
  or the Trustees:

                                  ---------------------------------------

                                  ---------------------------------------

                                  ---------------------------------------

To Reorganized
  Eagle-Picher:                   Eagle-Picher Industries, Inc.
                                  Attention:  General Counsel

                                  IF BY HAND OR OVERNIGHT DELIVERY:

                                  Suite 1300, 580 Building
                                  580 Walnut Street
                                  Cincinnati, Ohio 45202

                                  IF  BY MAIL:

                                  Post Office Box 779
                                  Cincinnati, Ohio 45201

                                  Telecopier: (513) 721-3404
                                  Telephone Confirmation: (513) 629-2400

                                  and

                                  Weil, Gotshal & Manges LLP
                                  767 Fifth Avenue
                                  New York, New York 10153
                                  Attention: Stephen Karotkin, Esq.

                                  Telecopier: (212) 310-8007
                                  Telephone Confirmation: (212) 310-8888

                                  and

                                  Frost & Jacobs
                                  2500 PNC Center
                                  201 East Fifth Street
                                  Cincinnati, Ohio 45202-4182
                                  Attention: Edmund J. Adams, Esq.

                                  Telecopier: (513) 651-6981
                                  Telephone Confirmation: (513) 651-6800

      All such notices and communications shall be effective when delivered at the designated addresses or when the telecopy communication is received at the designated addresses and confirmed by the recipient by return telecopy in conformity with the provisions hereof.

      6.7 COUNTERPARTS. This Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

      6.8 SUCCESSORS AND ASSIGNS. The provisions of this Trust Agreement shall be binding upon and inure to the benefit of the Settlors, the Asbestos PD Trust, and the Trustees and their respective successors and assigns, except that neither the Settlors nor the Asbestos PD Trust nor any Trustee may assign or otherwise transfer any of its, or his or her rights or obligations under this Trust Agreement except, in the case of the Asbestos PD Trust and the Trustees, as contemplated by section 3.1.

      6.9 LIMITATION ON CLAIM INTERESTS FOR SECURITIES LAWS PURPOSES. Asbestos Property Damage Claims, and any interests therein, (a) shall not be assigned, conveyed, hypothecated, pledged or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution; (b) shall not be evidenced by a certificate or other instrument; (c) shall not possess any voting rights; and (d) shall not be entitled to receive any dividends or interest.

      6.10 ENTIRE AGREEMENT; NO WAIVER. The entire agreement of the parties relating to the subject matter of this Trust Agreement is contained herein and in the documents referred to herein, and this Trust Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

      6.11 HEADINGS. The headings used in this Trust Agreement are inserted for convenience only and neither constitute a portion of this Trust Agreement nor in any manner affect the construction of the provisions of this Trust Agreement.

      6.12 GOVERNING LAW. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

      6.13 SETTLORS' REPRESENTATIVE. Reorganized Eagle-Picher is hereby irrevocably designated as the representative of the Settlors, and it is hereby authorized to take any action required of the Settlors in connection with the Trust Agreement.

      6.14 DISPUTE RESOLUTION. Any disputes that arise under this Trust Agreement or under the annexes hereto shall be resolved by the Bankruptcy Court pursuant to Article 9 of the Plan, except as otherwise provided herein or in the annexes hereto. Notwithstanding anything else herein contained, to the extent any provision of this Trust Agreement is inconsistent with any provision of the Plan, the Plan shall control.

      6.15 ENFORCEMENT AND ADMINISTRATION. The parties hereby acknowledge the Bankruptcy Court's continuing exclusive jurisdiction to interpret and enforce the terms of this Trust Agreement and the annexes hereto, pursuant to Article 9 of the Plan.

      6.16 EFFECTIVENESS. This Trust Agreement shall not become effective until it has been executed and delivered by all the parties hereto and until the Effective Date.

      IN WITNESS WHEREOF, the parties have executed this Trust Agreement this ____ day of __________________, 1996.

                                    SETTLORS:

                                         EAGLE-PICHER INDUSTRIES, INC.

                                         BY:
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                                         DAISY PARTS, INC.


                                         BY:
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                                         TRANSICOIL INC.


                                         BY:
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                                         MICHIGAN AUTOMOTIVE RESEARCH CORP.


                                         BY:
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                                         EDI, INC.


                                         BY:
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                                         EAGLE-PICHER MINERALS, INC.


                                         BY:
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                                         HILLSDALE TOOL & MANUFACTURING CO.


                                         BY:
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                                         TRUSTEES:


                                     ANNEX A

                          EAGLE-PICHER INDUSTRIES, INC.
                ASBESTOS PROPERTY DAMAGE SETTLEMENT TRUST BYLAWS
                ------------------------------------------------

                                    ARTICLE I

                                     OFFICES
                                     -------

      SECTION 1. PRINCIPAL OFFICE. The initial principal office of the Eagle-Picher Industries, Inc. Asbestos Property Damage Settlement Trust (the "Asbestos PD Trust") shall be in ____________________ or at such other place as the Trustees shall from time to time select.

      SECTION 2. OTHER OFFICES. The Asbestos PD Trust may have such other offices at such other places as the Trustees may from time to time determine to be necessary for the efficient and cost-effective administration of the Asbestos PD Trust.

                                   ARTICLE II

                                    TRUSTEES
                                    --------

      SECTION 1. CONTROL OF PROPERTY, BUSINESS AND AFFAIRS. The property, business and affairs of the Asbestos PD Trust shall be managed by or under the direction of the Trustees.

      SECTION 2. NUMBER, RESIGNATION AND REMOVAL. The number of Trustees and the provisions governing the resignation and removal of a Trustee and the appointment of a successor Trustee shall be governed by the provisions of
Article 5 of the Trust Agreement.

      SECTION 3. QUORUM AND MANNER OF ACTING. The presence of a majority of the Trustees shall constitute a quorum for the transaction of business. In the absence of a quorum, the Trustee[s] present may adjourn the meeting from time to time until a quorum shall be present. The vote, at a meeting at which a quorum is present, of the majority of the Trustees present shall be an act of the Trustees.

      SECTION 4. REGULAR MEETINGS. Regular meetings of the Trustees may be held at such time and place as shall from time to time be determined by the Trustees.

      SECTION 5. SPECIAL MEETING NOTICE. Special meetings of the Trustees shall be held whenever called by one or more of the Trustees. Notice of each such meeting shall be delivered by overnight courier to each Trustee, addressed to him, her, or it at his, her, or its residence or usual place of business, at least three (3) days before the date on which the meeting is to be held, or shall be sent to him, her, or it at such place by personal delivery or by telephone or telecopy not later than two (2) days before the day of which such meeting is to be held. Such notice shall state the place, date and hour of the meeting and the purposes for which it is called. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the Trustee or Trustees entitled to receive such notice, whether before or after the meeting, shall be deemed equivalent thereto for purposes of this Section 5. No notice to or waiver by any Trustee with respect to any special meeting shall be required if such Trustee shall be present at said meeting.

      SECTION 6. ACTION WITHOUT A MEETING; MEETING BY CONFERENCE CALL. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if all Trustees consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Trustees. The Trustees also may take any action required or permitted to be taken at any meeting by means of conference telephone or similar communication equipment provided that all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

                                   ARTICLE III

                                    OFFICERS
                                    --------

      SECTION 1. PRINCIPAL OFFICERS. The principal officer of the Asbestos PD Trust shall be an Executive Director. The Asbestos PD Trust may also have such other principal officers, including one or more Assistant Directors, a Secretary-Treasurer and a Controller, as the Trustees may in their discretion appoint after determining that such appointment will promote the efficient and cost-effective administration of the Asbestos PD Trust.

      SECTION 2. ELECTION AND TERM OF OFFICE. The principal officer(s) of the Asbestos PD Trust shall be chosen by the Trustees. Each such officer shall hold office until his successor shall have been duly chosen and qualified or until his earlier death, resignation or removal.

      SECTION 3. SUBORDINATE OFFICERS. In addition to the principal officers enumerated in Section 1 of this Article III, the Asbestos PD Trust may have such other subordinate officers, agents and employees as the Trustees may deem necessary for the efficient and cost-effective administration of the Asbestos PD Trust, each of whom shall hold office for such period, have such authority, and perform such duties as the Trustees may from time to time determine. The Trustees may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents, or employees.

      SECTION 4. REMOVAL. The Executive Director or any other officer may be removed with or without cause, at any time, by resolution adopted by the Trustees at any regular meeting of the Trustees or at any special meeting of the Trustees called for that purpose at which a quorum is present.

      SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Trustees. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 6. POWERS AND DUTIES. The officers of the Asbestos PD Trust shall have such powers and perform such duties as may be conferred upon or assigned to them by the Trustees.

                                   ARTICLE IV

                                   AMENDMENTS
                                   ----------

      The Bylaws of the Asbestos PD Trust, other than Article II and this
Article IV, may be amended by the Trustees at any meeting of the Trustees, provided that notice of the proposed amendment is contained in the notice of such meeting.

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                  )        Consolidated Case No. 1-91-00100
                                       )
                                       )
EAGLE-PICHER INDUSTRIES,               )        Chapter 11
INC., et al.,                          )
                                       )        JUDGE PERLMAN
                  Debtors.             )
                                       )
--------------------------------------

                                EXHIBIT "1.1.38"

                         FORM OF CONNECTICUT MUTUAL NOTE

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

                     [CONNECTICUT MUTUAL NOTE SECURED CLAIM]

                       SECURED NOTE AND SECURITY AGREEMENT

                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN VIOLATION OF SUCH
                  ACT AND THE RULES AND REGULATIONS THEREUNDER.

                        10% Secured Installment Note

      HILLSDALE TOOL & MANUFACTURING CO., a Michigan corporation ("Hillsdale"), and EAGLE-PICHER INDUSTRIES, INC., an Ohio corporation (the "Company") (Hillsdale and the Company are sometimes referred to herein individually as an "Obligor" and collectively as the "Obligors"), for value received, hereby promise jointly and severally to pay to MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, or registered assigns (the "Payee"), on or before June 1, 2001 (the "Maturity Date"), as hereinafter provided, the principal sum of [____________________________________ (____________)] and to pay interest on the unpaid principal amount thereof from the date hereof to maturity at the rate of 10% per annum computed as if each year consisted of 360 days and each month consisted of 30 days. Such principal and interest shall be payable without presentation of this Note, by bank wire transfer of Federal or other immediately available funds (identifying each payment as Hillsdale Tool & Manufacturing Co. and Eagle-Picher Industries, Inc. 10% Secured Installment Note due 2001, principal or interest) to the Payee pursuant to instructions provided by the Payee to the Company from time to time, in ___________ consecutive payments of principal and interest, in the respective amounts of and payable on the dates indicated in the schedule annexed hereto as Schedule A (collectively, the "Installment Payments"). The first of the Installment

Payments will be made on [the first Business Day of the second month following the date of the issuance of the Note]. Whenever any Installment Payment is not made when due and such default shall continue for more than ten (10) days, the Obligors shall pay interest on such amount at a rate equal to the lesser of (a) 12% per annum or (b) the maximum rate allowed by law.

      Each Installment Payment, when paid, shall be applied first to the payment of all interest accrued and unpaid on this Note and then to payment on account of the principal hereof.

      SECTION 1. The following terms have the following meanings when used in this Note:

      "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Cincinnati, Ohio are authorized or required by law to close.

      "Collateral" shall have the meaning set forth in Section 3 hereof.

      "MATURITY DATE" shall have the meaning set forth in the opening paragraph of this Note.

      "NOTES" shall have the meaning set forth in Section 18 hereof.

      "Payee" shall have the meaning set forth in the opening paragraph of this Note.

      SECTION 2. PRINCIPAL PAYMENTS. (a) SCHEDULED PAYMENT. On the Maturity Date, the Obligors shall pay to the Payee, in cash or other immediately available funds, the entire unpaid principal amount of this Note plus all accrued and unpaid interest thereon.

      (b) MANDATORY PREPAYMENT. In the event of condemnation or of destruction by fire or other casualty of substantially all of the Collateral, the Note shall be prepaid in full (but not in part) at a price equal to 100% of the then outstanding principal amount of the Note, together with all interest then accrued and unpaid thereon, but without any prepayment penalty or premium.

      (c) Optional Prepayment. The Obligors may, at any time and from time to time, without premium or penalty, prepay (in multiples of $1,000) all or a portion of the unpaid principal amount of this Note or all or a portion of accrued and unpaid interest, together with unpaid accrued interest on the amount so prepaid to the date chosen for prepayment, payable in cash or other immediately available funds. The Obligors shall give written notice of prepayment of this Note or any portion hereof not less than 10 but not more than 30 days prior to the date chosen for prepayment, which notice shall specify the amount thereof to be prepaid and the date fixed for prepayment.

      SECTION 3. Security. This Note is secured by the following property (collectively, the "Collateral"):

      (a) The equipment described in Schedule B hereto (whether or not constituting fixtures) and all additions and accessions thereto and substitutions therefor;

      (b) All books and records of the Obligors relating to any of the foregoing; and

      (c) All proceeds and products of any of the foregoing, including insurance payable by reason of loss or damage.

      The Obligors herewith confirm the grant of a security interest in the Collateral to the Payee.

      SECTION 4. AFFIRMATIVE COVENANTS. For as long as any principal or interest remains unpaid under this Note:

      (a) Financial Statements. The Company shall deliver to the Payee:

      (i) a balance sheet and income statement of the Company within 45 days after the close of each fiscal quarter other than the last fiscal quarter for the fiscal year and (ii) a balance sheet and income statement of the Company within 90 days after the close of each fiscal year. All such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied. All statements will be in the same form as those provided to creditors and shareholders of the Company generally. The Company will also furnish to the Payee promptly copies of any Forms 10-Q, 10-K and 8-K that are filed with the Securities and Exchange Commission as well as copies of any other special mailings to shareholders.

      (b) Reporting Requirements. The Company or Hillsdale, as the case may be, shall furnish to the Payee:

            (i) as soon as possible and in any event within 10 days after becoming aware of the occurrence of any event of default as defined in
      Section 10 hereof or any event that with notice or passage of time or both would, if unremedied, constitute an event of default, a written statement of the chief executive officer or chief financial officer of the Company or Hillsdale, as the case may be, setting forth details of such event of default or event, stating whether or not the same is continuing and, if so, the action that the Company or Hillsdale, as the case may be, proposes to take with respect thereto;

            (ii) immediately after receiving knowledge thereof, notice in writing of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that directly affect or affects Hillsdale based on financial exposure to Hillsdale of $10 million or that directly affect or affects the Company based on financial exposure to the Company of $25 million or more or that directly affect or affects the Collateral or that seek or seeks injunctive relief that will materially adversely affect the operations of either of the Obligors or the Collateral;

            (iii) as soon as possible and in any event within 5 days after the Obligors become aware of the occurrence of a material adverse change in the business, properties or the operations and condition (financial or otherwise) of either of the Obligors, a statement by the chief executive officer or chief financial officer of the Company or Hillsdale, as the case may be, setting forth details of such material adverse change and the action that the Company or Hillsdale, as the case may be, proposes to take with respect thereto, except as otherwise disclosed in public announcements of the Obligors issued in the ordinary course of business; and

            (iv) such other information respecting the business, properties, condition and operations (financial or otherwise) of the Obligors as the Payee may from time to time reasonably request be furnished to the Payee.

      (c) FURTHER ASSURANCES.

            (i) The Obligors agree that from time to time, at their expense, they will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Payee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby and the priority thereof or to enable the Payee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Obligors will execute and file such financing or continuation statements or amendments thereto and such other instruments or notices as may be necessary or desirable or as the Payee may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

            (ii) The Obligors hereby authorize the Payee to file one or more financing or continuation statements and amendments thereto relative to all or any part of the Collateral without the signature of the Obligors where permitted by law. A carbon, photographic or other reproduction of this Note or any part thereof shall be sufficient as a financing statement where permitted by law.

            (iii) The Obligors will furnish to the Payee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Payee may reasonably request, all in reasonable detail.

      (d) INSURANCE.

      The Obligors shall, at their own expense, maintain liability and property insurance with respect to their respective businesses and property, including the Collateral, with responsible and reputable insurance companies or associations satisfactory to the Payee in such amounts and covering such risks as are acceptable to or specified by the Payee, taking into account, among other factors, such amounts and risks as are usually carried by persons engaged in similar businesses and owning similar properties in the same general areas in which the Obligors operate. Each policy for liability insurance and property damage insurance shall provide for payment to or on behalf of the Obligors and the Payee as their interests may appear. Each policy of property damage insurance shall in addition (i) name the Payee as an insured party thereunder (without any representation or warranty by or obligation upon the Payee), (ii) contain an agreement by the insurer that any loss thereunder shall be payable to, or on behalf of the Obligors or the Payee as their interests may appear, (iii) provide that there shall be no recourse against the Payee for payment of premiums or other amounts with respect thereto, and (iv) provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Payee by the insurer. The Obligors shall deliver to the Payee certificates evidencing the insurance maintained pursuant hereto.

      (e) CERTAIN COVENANTS AS TO THE COLLATERAL. The Obligors shall:

            (i) Keep the Collateral at the places identified therefor on Schedule B hereto or, upon 15 days' prior written notice to the Payee, at such other places as shall be identified in such notice (such notice to identify the record owner of the new location) and which are in jurisdictions where all actions required by subparagraph (c) above shall have been taken with respect to such Collateral.

            (ii) Cause the Collateral to be maintained and preserved in the same condition, repair, and working order as when new, ordinary wear and tear excepted, and, in the case of any loss or damage to the Collateral, as quickly as practicable after the occurrence thereof make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end, provided, however, that in the event of condemnation or of the destruction by fire or other casualty of substantially all the Collateral, have the option to repay the
      Note in full (but not in part) as provided in Section 2(b) hereof.

            (iii) Pay promptly when due all property and other taxes, assessments, and governmental charges or levies imposed upon it, and all claims (including claims for labor, materials and supplies) against the Collateral.

            (iv) After the occurrence and during the continuance of an Event of Default (as defined in Section 10 hereof) receive in trust for the benefit of the Payee hereunder all amounts and proceeds received or collected by the Obligors in respect of the Collateral, segregate such amounts and proceeds from other funds of Debtor, and forthwith pay such amounts and proceeds over to the Payee in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided in Section 10(c) hereof.

      SECTION 5. Substitution of Collateral; Liens. During the term of the Note:

      (a) The Obligors may substitute other collateral for the Collateral identified in Schedule B hereto, provided, however, that the value of the Collateral, including any substituted Collateral, shall at the time of such substitution be equal to or greater than the value of the Collateral identified in Schedule B hereto, such value to be determined by an independent appraisal provided at the Obligors' expense and satisfactory to the Payee.

      (b) The Obligors shall not create or suffer to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral.

      SECTION 6. Appointed Attorney-in-Fact. The Obligors hereby irrevocably appoint Payee as their attorney-in-fact, with full authority in the place and stead of the Obligors and in the name of the Obligors, the Payee, or otherwise, to from time to time take any action which may be reasonably necessary to protect the Payee's interest under this Note, including, without limitation:

      (a) to sign in the name and on behalf of the Obligors any financing statements or other papers required under Section 4(c) hereof;

      (b) to obtain and adjust insurance required to be paid to the Payee pursuant to Section 4(d) hereof;

      (c) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due in respect of any of the Collateral;

      (d) to receive, endorse, and collect any drafts or other instruments in connection with subsection (b) or (c) above; and

      (e) to file any claims or take any action or institute any proceedings which the Payee may deem necessary or desirable to enforce the rights of the Payee with respect to any of the Collateral.

      The Obligors hereby ratify and approve all acts of the Payee as such attorney-in-fact. The Payee shall not, in its capacity as such attorney-in-fact, be liable for any acts or omissions, nor for any error of judgment or mistake of fact or law, but only for gross negligence or willful misconduct.

This power, being coupled with an interest, is irrevocable until the Note shall have been fully satisfied. Any amounts received or collected by the Payee in its capacity as such attorney-in-fact shall be held as cash collateral and applied as provided in Section 10(c) hereof.

      SECTION 7. THE PAYEE MAY PERFORM. If the Obligors fail to perform any agreement contained herein, the Payee may itself perform, or cause performance of, such agreement, and the expenses of the Payee incurred in connection therewith shall be payable by the Obligors under Section 17(b) hereof.

      SECTION 8. THE PAYEE'S DUTIES. The powers conferred on the Payee hereunder are solely to protect its interest in the Collateral and shall not impose any duty to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Payee shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

      SECTION 9. INSPECTION RIGHTS. The Payee, upon 24 hours' notice and during normal business hours, shall have access to inspect, audit, and make extracts from all of the Obligors' records, files, and books of account relating to the Collateral, and the Obligors shall deliver any document or instrument necessary for the Payee to obtain records from any service bureau maintaining records for the Obligors. The Payee may also, at all reasonable times, examine and inspect the Collateral. The Obligors shall, at the Payee's request, take all steps necessary to facilitate such inspection.

      SECTION 10. EVENTS OF DEFAULT. (a) Each of the following shall be an Event of Default:

            (i) If default shall be made in the payment of any installment of principal and interest due from the Obligors under the Note when and as the same shall become due and payable, whether at maturity or by acceleration or prepayment or otherwise, and such default shall continue for more than ten (10) days;

            (ii) If there shall be default in the due observance or performance of any other provision of this Note and such default shall continue for more than thirty (30) days after written notice thereof shall have been given by the Payee to the Company and Hillsdale, as the case may be;

            (iii) If an event of default shall occur and continue with respect to any borrowing in excess of $5,000,000 by the Company or Hillsdale, exclusive of any alleged event of default that is being contested in good faith by the Company or Hillsdale;

            (iv) If at any time prior to payment in full of the Note there are unsatisfied judgments against the Company and Hillsdale which aggregate in excess of $5,000,000, exclusive of judgments as to which the Company or Hillsdale has filed or is preparing to file and is actively prosecuting timely appeals;

            (v) If any representation or warranty of the Company or Hillsdale made in this Note or in any writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made;

            (vi) If either the Company or Hillsdale shall make an assignment for the benefit of its creditors or file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the Bankruptcy Code or under any similar present or future federal or state law or shall be adjudicated a bankrupt;

            (vii) If a petition or answer shall be filed proposing the adjudication of the Company or Hillsdale as a bankrupt or the reorganization or arrangement of either of them or any composition, readjustment, liquidation, dissolution or similar relief with respect to either of them pursuant to the Bankruptcy Code or any similar present or future federal or state law, and the Company or Hillsdale, as the case may be, shall consent to the filing thereof, or such petition or answer shall not be discharged or denied within sixty
      (60) days after the filing thereof; or

            (viii) If a receiver, trustee or liquidator (or other similar official) of the Company or Hillsdale or of all or substantially all of the assets of the Company or Hillsdale or any portion thereof shall be appointed and shall not be discharged within sixty (60) days thereafter, or if the Company or Hillsdale, as the case may be, shall consent to or acquiesce in such appointment.

      (b) Upon the occurrence and during the continuance of any Event of Default described in Section 10(a) hereof other than in clause (vi), (vii) or (viii) thereof, the holders of a majority of the outstanding principal amount of the Notes may, by written notice to the Obligors, declare all or any portion of the unpaid principal amount of the Notes and all interest accrued thereon to be immediately due and payable. Upon the occurrence and during the continuance of any Event of Default described in clauses (vi), (vii) or (viii) of Section 10(a) hereof, the unpaid principal amount of the Notes and all interest accrued thereon shall automatically become due and payable, without any action or notice by the Payee. Demand, presentment, protest and notice of non-payment are hereby waived by the Obligors. All payments made following an Event of Default shall be applied first to payment of all accrued and unpaid interest and then to principal.

      (c) In addition, upon the occurrence and during the continuance of an Event of Default described in Section 10(a), the Payee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the Uniform Commercial Code (the "Code") and other applicable laws and agreements and also may (i) require the Obligors to, and the Obligors hereby agree that they will at their expense and upon request of the Payee forthwith, assemble the Collateral as directed by the Payee and make it available to the Payee at a place or places to be designated by the Payee, which is or are reasonably convenient to the Payee and the Obligors and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Payee's offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as the Payee may deem commercially reasonable. The Obligors agree that, to the extent notice of sale shall be required by law, at least five days' notice to the Obligors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Payee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Payee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned.

      All cash proceeds received by the Payee in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Payee, be held by the Payee (without interest) as collateral for and/or then or at any time thereafter applied in whole or in part by the Payee against payment of the Note. Any surplus of such cash or cash proceeds held by the Payee and remaining after payment in full of the Note shall be paid over to the Obligors or to whosoever may be lawfully entitled to receive such surplus.

      SECTION 11. Continuing Security Interest; etc. This Note shall create a continuing security interest in the Collateral. The execution and delivery of this Note shall in no manner impair or affect any other security (by endorsement or otherwise) for the payment or performance of the Note and no security taken hereafter as security for payment or performance of the Note shall impair in any manner or affect this Note or the security interest granted hereby, all such present and future additional security to be considered as one general, continuing security interest. Any of the Collateral may be released from this Note without altering, varying, or diminishing in any way this Note or the security interest granted hereby as to the Collateral not expressly released, and this Note and such security interest shall continue in full force and effect as to all of the Collateral not expressly released.

      SECTION 12. Entire Agreement; No Oral Change. This Note embodies the entire agreement and understanding between the Payee and the Obligors relating to the subject matter hereof, and supersedes all prior agreements and understandings relating thereto. None of the provisions hereof may be waived, altered or amended, except by a written instrument signed by the holders of a majority of the outstanding principal amount of the Notes and by the Obligors. In the case of any waiver, the Obligors and the holders of a majority of the outstanding principal amount of the Notes shall be restored to their former respective positions and rights hereunder and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly provided in such waiver.

      SECTION 13. Remedies Cumulative. No failure to exercise or delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      SECTION 14. NOTICES. Any notices or other communications required or permitted hereunder shall be given in writing and personally delivered with receipt acknowledged or mailed, postage prepaid, via registered mail, return receipt requested, if to the Payee, at its address notified in writing by the Payee to the Obligors, and if to the Obligors, at the address of the Company,
Attention: Treasurer, at P.O. Box 779, Cincinnati, Ohio 45201 (if by mail) or 580 Walnut Street, Suite 1300, Cincinnati, Ohio 45202 (if personally delivered), or any other address notified in writing by the Obligors to the Payee. Any notice given in conformity with the foregoing shall be deemed given when personally delivered or upon the date of delivery specified in the registered mail receipt.

      SECTION 15. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the law of the State of Indiana.

      SECTION 16. Consent To Jurisdiction. The parties hereto irrevocably agree that any legal action or proceeding with respect to this Note shall be brought in the courts of the State of Indiana in the County of Steuben or in the courts of the United States of America sitting in Indiana. By the execution and delivery of this Note, the parties hereto irrevocably submit to the jurisdiction of such courts. The Obligors hereby waive to the fullest extent permitted by law any objection they may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right they may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise or to remove an action brought in a state court to a court of the United States of America. The Obligors hereby irrevocably agree that service of process in any such action or proceeding may be made either by mailing or delivering a copy of the summons and complaint in any such action or proceeding to the Obligors at the address provided herein by certified mail, return receipt requested. Service of process in any such action or proceeding, effected as aforesaid, shall be deemed personal service upon the Obligors and shall be legal and binding upon the Obligors for all purposes notwithstanding any failure on the part of the Obligors to receive copies of such process mailed directly to the Obligors in accordance with the provisions of this Section.

      SECTION 17. INDEMNITY AND EXPENSES. (a) The Obligors agree to indemnify the Payee from and against any and all claims, losses, and liabilities growing out of or resulting from and after the date hereof from this Note (including, without limitation, enforcement of this Note), except claims, losses or liabilities resulting from the Payee's gross negligence or willful misconduct.

      (b) The Obligors will upon demand pay to the Payee the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Payee may incur from and after the date hereof in connection with (i) the administration of this Note, (ii) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Payee, or (iv) the failure by the Obligors to perform or observe any of the provisions hereof.

      SECTION 18. Successors and Assigns; Transferability. This Note shall be binding upon and inure to the benefit of the Payee and the Obligors and their respective transferees, successors and assigns; PROVIDED, HOWEVER, that the Obligors may not transfer or assign any of their rights or obligations hereunder without the prior written consent of the Payee. Within five (5) Business Days after receipt of notice of any assignment by the Payee to any person or entity (an "Assignee") of all or any part of this Note, the Obligors shall execute and deliver to such Assignee, in exchange for the surrendered Note, a new Note to the order of such Assignee in an amount equal to the amount of this Note assigned to it, and if the Payee has retained any amount owing to it hereunder, a new Note to the order of the Payee in an amount equal to the amount retained by it hereunder, which new Note shall be dated the same date as the surrendered Note and be in substantially the form of this Note, and such Assignee will be deemed the Payee under the Note issued to it. References herein to "Notes" shall include all outstanding Notes issued in substitution for or upon any assignment of this Note.

      SECTION 19. No Set-Off. The obligations of the Obligors under this Note are absolute and not subject to any right of set-off, counterclaim, recoupment or defenses against the Payee of any kind whatsoever.

      SECTION 20. Miscellaneous. The headings of the sections of this Note have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Note.

      IN WITNESS WHEREOF, the Obligors have duly executed this Note this ____ day of __________________, 1996.

                       EAGLE-PICHER INDUSTRIES, INC.


                       By:
                           -------------------------------

                       HILLSDALE TOOL & MANUFACTURING CO.


                       By:
                           -------------------------------

                                   SCHEDULE A

                          Installment Payment Schedule

                                   SCHEDULE B

                                   Collateral

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                  )        Consolidated Case No. 1-91-00100
                                       )
                                       )
EAGLE-PICHER INDUSTRIES,               )        Chapter 11
INC., et al.,                          )
                                       )        JUDGE PERLMAN
                  Debtors.             )
                                       )
--------------------------------------

                                EXHIBIT "1.1.56"

                            FORM OF DIVESTITURE NOTES

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

                         EAGLE-PICHER INDUSTRIES, INC.

                                       AND
                          [             ]  TRUSTEE

                              --------------------
                                    INDENTURE

                                   DATED AS OF

                              --------------------
                                   $50,000,000

        [____]% SENIOR UNSECURED DIVESTITURE NOTES DUE __________, _____

                              CROSS-REFERENCE TABLE

                      TIA SECTION                  INDENTURE SECTION
                      -----------                  -----------------

                       310(a)(1)                          7.10
                          (a)(2)                          7.10
                          (a)(3)                          N.A.
                          (a)(4)                          N.A.
                          (b)                             7.08
                          (c)                             N.A.
                       311(a)                             7.11
                          (b)                             7.11
                          (c)                             N.A.
                       312(a)                             2.05
                          (b)                             10.03
                          (c)                             10.03
                       313(a)                             7.06
                          (b)(1)                          N.A.
                          (b)(2)                          7.06
                          (c)                             10.02
                          (d)                             7.06
                       314(a)                          4.02; 10.02
                          (b)                             N.A.
                          (c)(1)                          10.04
                          (c)(2)                          10.04
                          (c)(3)                          N.A.
                          (d)                             N.A.
                          (e)                             10.05
                          (f)                             N.A.
                       315(a)                            7.01(b)
                          (b)                          7.05; 10.02
                          (c)                            7.01(a)
                          (d)                            7.01(c)
                          (e)                             6.11
                       316(a)(last sentence)              2.09
                          (a)(1)(A)                       6.05
                          (a)(1)(B)                       6.04
                          (a)(2)                          N.A.
                          (b)                             6.07

                       317(a)(1)                          6.08
                          (a)(2)                          6.09
                          (b)                             2.04
                       318(a)                             10.01

            N.A. means not applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

Article  Section                     Heading                                Page
-------  -------                     -------                                ----

1               DEFINITIONS AND INCORPORATION BY REFERENCE ..................  1
         1.01.  Definitions .................................................  1
         1.02.  Other Definitions ...........................................  4
         1.03.  Rules of Construction .......................................  4

2               THE SECURITIES ..............................................  4
         2.01.  Form and Dating .............................................  4
         2.02.  Execution and Authentication ................................  4
         2.03.  Registrar, Transfer Agent and Paying Agent ..................  5
         2.04.  Paying Agent to Hold Money in Trust .........................  5
         2.05.  Securityholder Lists ........................................  5
         2.06.  Transfer and Exchange .......................................  6
         2.07.  Replacement Securities ......................................  6
         2.08.  Outstanding Securities ......................................  6
         2.09.  Treasury Securities .........................................  7
         2.10.  Temporary Securities ........................................  7
         2.11.  Cancellation ................................................  7
         2.12.  Defaulted Interest ..........................................  7

3               REDEMPTION ..................................................  7
         3.01.  Notices to Trustee ..........................................  7
         3.02.  Selection of Securities to be Redeemed ......................  8
         3.03.  Notice of Redemption ........................................  8
         3.04.  Effect of Notice of Redemption ..............................  8
         3.05.  Deposit of Redemption Price .................................  8
         3.06.  Securities Redeemed in Part .................................  9
         3.07.  Mandatory Redemption ........................................  9
         3.08.  Investment of Asset Account .................................  9

4               COVENANTS ...................................................  9
         4.01.  Payment of Securities .......................................  9
         4.02.  SEC Reports .................................................  9
         4.03.   Compliance Certificate ..................................... 10
         4.04.  Asset Sale Account .......................................... 10

5               SUCCESSORS .................................................. 10
         5.01.  When Company May Merge, etc. ................................ 10

6               DEFAULTS AND REMEDIES ....................................... 10
         6.01.  Events of Default ........................................... 10
         6.02.  Acceleration ................................................ 11
         6.03.  Other Remedies .............................................. 12
         6.04.  Waiver of Past Defaults ..................................... 12
         6.05.  Control by Majority ......................................... 12
         6.06.  Limitation on Suits ......................................... 12
         6.07.  Rights of Holders to Receive Payment ........................ 13
         6.08.  Collection Suit by Trustee .................................. 13
         6.09.  Trustee May File Proofs of Claim ............................ 13

         6.10.  Priorities .................................................. 13
         6.11.  Undertaking for Costs ....................................... 13

7               TRUSTEE ..................................................... 14
         7.01.  Duties of Trustee ........................................... 14
         7.02.  Rights of Trustee ........................................... 15
         7.03.  Individual Rights of Trustee ................................ 15
         7.04.  Trustee's Disclaimer ........................................ 15
         7.05.  Notice of Defaults .......................................... 15
         7.06.  Reports by Trustee to Holders ............................... 16
         7.07.  Compensation and Indemnity .................................. 16
         7.08.  Replacement of Trustee ...................................... 16
         7.09.  Successor Trustee by Merger, etc ............................ 17
         7.10.  Eligibility; Disqualification ............................... 18
         7.11.  Preferential Collection of Claims
                Against Company ............................................. 18

8               DISCHARGE OF INDENTURE ...................................... 18
         8.01.  Termination of Company's Obligations ........................ 18
         8.02.  Application of Trust Money .................................. 19
         8.03.  Repayment to Company ........................................ 19

9               AMENDMENTS .................................................. 19
         9.01.  Without Consent of Holders .................................. 19
         9.02.  With Consent of Holders ..................................... 19
         9.03.  Compliance with Trust Indenture Act ......................... 20
         9.04.  Revocation and Effect of Consents ........................... 20
         9.05.  Notation on or Exchange of Securities ....................... 20
         9.06.  Trustee Protected ........................................... 20

10              MISCELLANEOUS ............................................... 21
        10.01.  Trust Indenture Act Controls ................................ 21
        10.02.  Notices ..................................................... 21
        10.03.  Communication by Holders and Other Holders .................. 21
        10.04.  Certificate and Opinion as to Conditions Precedent .......... 22
        10.05.  Statements Required in Certificate or Opinion. .............. 22
        10.06.  Rules by Company and Agents ................................. 22
        10.07.  Legal Holidays .............................................. 22
        10.08.  No Recourse Against Others .................................. 22
        10.09.  Duplicate Originals ......................................... 22
        10.10.  Variable Provisions ......................................... 23
        10.11.  Governing Law ............................................... 23

      INDENTURE, dated as of [         ], between EAGLE-PICHER INDUSTRIES, INC.,
an Ohio corporation ("Company"), and [           ], a


                                       ii


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


_____________ corporation ("Trustee").

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's [____]% Senior Unsecured Divestiture Notes Due [three years from the Effective Date] ("Securities").

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

      SECTION 1.01. DEFINITIONS.

      "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

      "Agent" means any Registrar, Transfer Agent or Paying Agent.

      "Asset Sale" means any sale or other disposition, or series of related sales or other dispositions, made after the Effective Date by the Company or any Subsidiary to any Person of any divisions, subsidiaries, plants, or product lines or other operating assets in excess of $1,000,000 of the Debtors.

      "Asset Sale Account" means that trust account (account no.
_______________) maintained with, and under the sole dominion and control of, the Trustee.

      "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

      "Business Day" means any day other than a Legal Holiday.

      "Capital Lease" means, at the time any determination thereof is made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

      "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

      "Company" means the party named as such above until a successor replaces it, and thereafter means the successor.

      "Debtors" means the Debtors as defined in the Plan.

      "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

      "Effective Date" means [the Effective Date under the Plan].

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

      "Holder" or "Securityholder" means a person in whose name a Security is registered.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit or similar instruments (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, all Indebtedness of others secured by a Lien on any asset of such Person, whether or not the Indebtedness is assumed by such Person.

      "Indenture" means this Indenture as amended from time to time.

      "Issue Date" means the date of first issuance of the Securities hereunder.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement).

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any Subsidiary in respect of any Asset Sale, including, without limitation, the aggregate cash proceeds from the sale of the real estate of the Company's Orthane Division, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any expenses related to the relocation of assets on personnel incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any other Indebtedness (other than the Securities) required to be repaid in connection with such transaction and any reserve for adjustment in respect of the sale price or representations, warranties and indemnities, if any, made in connection with the sale, of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale until converted by the Company or any Subsidiary to cash.

      "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the President, the Treasurer or a Vice-President of the Company.

      "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the

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


Company or the Trustee.

      "Person" means any individual, corporation, partnership, joint venture, entity, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

      "Plan" means the Third Amended Consolidated Plan of Reorganization in the Chapter 11 cases of the Company and certain of its affiliates dated August 28, 1996.

      "SEC" means the Securities and Exchange Commission.

      "Securities" means the Securities described above issued under this Indenture.

      "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date shown above.

      "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

      "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

      SECTION 1.02. OTHER DEFINITIONS.

                       Term                      Defined in Section
                       ----                      ------------------

                 "Bankruptcy Law"                         6.01
                 "Custodian"                              6.01
                 "Event of Default"                       6.01
                 "Legal Holiday"                         10.07
                 "Officer"                               10.10
                 "Paying Agent"                           2.03
                 "Quoted Price                           10.10
                 "Registrar"                              2.03
                 "Transfer Agent"                         2.03
                 "U.S. Government Obligations"            8.01

      SECTION 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) All terms used in this Indenture that are defined by the
            TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such definition; and

                  (5) words in the singular include the plural, and in the
            plural include the singular.

                                    ARTICLE 2

                                 THE SECURITIES

      SECTION 2.01. FORM AND DATING. The Securities shall be substantially in the form of Exhibit A, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

      SECTION 2.02. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

      If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

      A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

      The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of Exhibit A upon a written order of the Company signed by two Officers. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07 below.

      SECTION 2.03. REGISTRAR, TRANSFER AGENT AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be authenticated ("Registrar"), where Securities may be presented for registration of transfer or for exchange ("Transfer Agent") and where Securities may be presented for payment ("Paying Agent"). The Transfer Agent shall keep a register of the Securities and of their transfer and exchange. The Company may appoint more than one Registrars, Transfer Agents and Paying Agents. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such.

      SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. The Company shall not serve as Paying Agent.

      SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Transfer Agent, the Company shall furnish to the Trustee semiannually and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

      SECTION 2.06. TRANSFER AND EXCHANGE. Where Securities are presented to the Transfer Agent with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations, the Transfer Agent shall register the transfer or make the exchange if its requirements for such transactions are met. The Transfer Agent may require a Holder to pay a sum sufficient to cover any taxes imposed on a transfer or exchange. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Transfer Agent's request. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.10, 3.06 and 9.05 hereof.

      SECTION 2.07. REPLACEMENT SECURITIES. If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that the Security has been acquired by a bona fide purchaser, the Company shall issue a replacement Security if the Company and the Trustee receive:

            (1) evidence satisfactory to them of the loss, destruction or taking;

            (2) an indemnity bond satisfactory to them; and

            (3) payment of a sum sufficient to cover their expenses and any taxes for replacing the Security.

      Every replacement Security is an additional obligation of the Company.

      SECTION 2.08. OUTSTANDING SECURITIES. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

      If a Security is replaced pursuant to Section 2.07 above, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

      If Securities are considered paid under Section 4.01 hereof, they cease to be outstanding and interest on them ceases to accrue.

      A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

      SECTION 2.09. TREASURY SECURITIES. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

      SECTION 2.10. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

      SECTION 2.11. CANCELLATION. The Company at any time may deliver Securities to the Registrar for cancellation. The Transfer Agent and Paying Agent shall forward to the Registrar any Securities surrendered to them for registration of transfer, exchange or payment. The Registrar shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Securities as the Company directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Registrar for cancellation.

      SECTION 2.12. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Securityholders on a subsequent special record date. The Trustee shall fix the record date and payment date. At least 15 days before the record date, the Trustee shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid.

                                    ARTICLE 3

                                   REDEMPTION

      SECTION 3.01. NOTICES TO TRUSTEE. If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. If the Company is required to redeem Securities pursuant to Section
3.07 below and paragraph 6 of the Securities, it shall notify the Trustee of the principal amount of Securities to be redeemed. The Company's notice shall specify the paragraph of the Securities pursuant to which it wants to redeem Securities.

      The Company shall give each notice provided for in this Section at least 75 days before the redemption date unless a shorter notice is satisfactory to the Trustee.

      SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in the inverse order of aggregate principal amount of each

Security outstanding. In the event that some but not all Securities of equal principal amount are to redeemed, such redemption shall be pro rata of all such Securities of equal principal amount outstanding. The Trustee shall make the selection not more than 75 days before the redemption date from Securities outstanding not previously called for redemption. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

      SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Trustee shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed.

      The notice shall identify the Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

            (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

      SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is given, Securities called for redemption become due and payable on the redemption date at the redemption price.

      SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent shall return to the Company any money not required for that purpose.

      SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall deliver the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

      SECTION 3.07. MANDATORY REDEMPTION. If at any time the cumulative amount on deposit in the Asset Sale Account and not to be used for the redemption of the Securities pursuant to this Section 3.07 as specified in a notice previously filed with the Trustee by the Company pursuant to Section 3.01 above, equals or exceeds $10 million, the Company shall redeem the maximum principal amount of Securities that, together with accrued and unpaid interest thereon, may be redeemed out of such Net Proceeds at an redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for such redemption. Notice of such redemption will be governed by Section 3.07 hereof.

      SECTION 3.08. INVESTMENT OF ASSET ACCOUNT. Pending application thereof to the redemption of the Securities, amounts in the Asset Sales Account shall be invested in U.S. government obligations. At such time as there are no Securities outstanding, the Trustee shall pay over to the Company any remaining balances in the Asset Sale Account.

                                    ARTICLE 4

                                    COVENANTS

      SECTION 4.01. PAYMENT OF SECURITIES. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay all principal and interest then due. The Company shall pay a default rate of interest on overdue principal at the rate borne by the Securities plus 3%; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

      SECTION 4.02. SEC REPORTS. The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Company shall provide to each Holder within 15 days after it files them with the SEC copies of the annual reports and quarterly reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

      SECTION 4.03. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default that occurred during the fiscal year. If they do, the certificate shall describe the Default and its status. The certificate need not comply with Section 10.05 hereof.

      SECTION 4.04. ASSET SALE ACCOUNT. The Company shall deposit all Net Proceeds in the Asset Sale Account within five (5) days after receipt of same. In addition, the Company shall transfer to the Asset Sale Account any cash proceeds held in Star Bank Account #19-0170A (if such account does not become the Asset Sale Account) as of the Issue Date.

                                    ARTICLE 5

                                   SUCCESSORS

      SECTION 5.01. WHEN COMPANY MAY MERGE, ETC. The Company shall not consolidate or merge into, or transfer or lease all or substantially all of its assets to, any person unless:

            (1) the person is a corporation;

            (2) the person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture;

      and

            (3) immediately after the transaction no Default exists.

      The successor shall be substituted for the Company, and thereafter all obligations of the Company under this Indenture and the Securities and shall terminate.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

      SECTION 6.01. EVENTS OF DEFAULT. An "Event of Default" occurs if:

            (1) the Company fails to make a deposit for the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of five (5) business days;

            (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption, acceleration or otherwise, or the Company defaults in payment of the Net Proceeds required by Section 4.04 hereof;

            (3) the Company fails to comply with any of its other agreements in the Securities or this Indenture and the Default continues for 30 days after notice either from the Trustee or the Holders of at least 25% in principal amount of the Securities, which notice must specify the Default, demand that it be remedied, and state that the notice is a "Notice of Default," and which notice, if sent by the Holders, shall also be served on the Trustee;

            (4) the Company pursuant to or within the meaning of any Bankruptcy
      Law:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its
            creditors; or

            (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company in an involuntary case,

                  (B) appoints a Custodian of the Company or for all or
            substantially all of its property, or

                  (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days.

      The term "Bankruptcy Law" means title 11, U.S. Code, or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      SECTION 6.02. ACCELERATION. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

      SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

      SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of the principal of or interest on any Security or a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected.

      SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or is unduly prejudicial to the rights of other Securityholders.

      SECTION 6.06. LIMITATION ON SUITS. A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

            (1) the Holder gives to the Trustee notice of a continuing Event of Default;

            (2) the Holders of at least 25% in principal amount of the Securities make a request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; and

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

      SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

      SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) above occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

      SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

      SECTION 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee for amounts due under Section 7.07 below;

            Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            Third: to the Company.

      The Trustee may fix a record date and payment date for any payment to Securityholders.

      SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a

Holder pursuant to Section 6.07 above, or a suit by Holders of more than 10% in principal amount of the Securities.

                                    ARTICLE 7

                                     TRUSTEE

      SECTION 7.01. DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default:

            (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith and in accordance with a direction received by it pursuant to Section 6.05 above.

      (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

      (e) Subject to paragraph (c) of this Section, the Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      SECTION 7.02. RIGHTS OF TRUSTEE.

      (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

      (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

      SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 below.

      SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

      SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

      SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. Any report required by TIA
Section 313(a) to be mailed to Securityholders shall be mailed by the Trustee on or before May 31 of each year. The Trustee also shall comply with TIA Section 313(b)(2). A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

      SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

      The Company shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

      The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

      To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) above occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

      SECTION 7.08. REPLACEMENT OF TRUSTEE. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

      (1) the Trustee fails to comply with TIA Section 310(a) or Section 310(b) or with Section 7.10 below;

      (2) the Trustee is adjudged a bankrupt or an insolvent;

      (3) a receiver or public officer takes charge of the Trustee or its property;

      (4) the Trustee becomes incapable of acting; or

      (5) an event of the kind described in Section 6.01(4) or (5) occurs with respect to the Trustee.

      The Company also may remove the Trustee with cause if the Company so notifies the Trustee six months in advance and if no Default occurs during the six-month period.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with TIA Section 310(a) or Section 310(b) or with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 above.

      SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

      SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published report of condition.

      SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed is subject to TIA Section 311(a) to the extent indicated.

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

      SECTION 8.01. TERMINATION OF COMPANY'S OBLIGATIONS. The Company may terminate all of its obligations under this Indenture if:

            (1) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption; and

            (2) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Securities to maturity or redemption, as the case may be. The Company may make the deposit only during the one-year period.

However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 7.08 and 8.03 hereof shall survive until the Securities are no longer outstanding. Thereafter, the Company's obligations in Sections 7.07 and
8.03 hereof shall survive.

      After a deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

      In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the Company's option.

      "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

      SECTION 8.02. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01 above. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

      SECTION 8.03. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

      The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                                    ARTICLE 9

                                   AMENDMENTS

      SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

            (1) to cure any ambiguity, defect or inconsistency;

            (2) to comply with Section 5.01 above;

            (3) to provide for uncertificated Securities in addition to certificated Securities; or

            (4) to make any change that does not adversely affect the rights of any Securityholder.

      SECTION 9.02. WITH CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment under this Section may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the rate of or change the time for payment of interest on any Security;

            (3) reduce the principal of or change the fixed maturity of any Security;

            (4) make any Security payable in money other than that stated in the Security; or

            (5) make any change in Section 3.02, 3.07, 4.04, 6.04, 6.07 or 9.02
      (second sentence) hereof; or

            (6) create a privilege or priority of any Security over another Security.

      After an amendment under this Section becomes effective, the Trustee shall mail to Securityholders a notice briefly describing the amendment.

      Securityholders need not consent to the exact text of a proposed amendment or waiver; it is sufficient if they consent to the substance thereof.

      SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

      If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

      SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

      SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

      SECTION 9.06. TRUSTEE PROTECTED. The Trustee need not sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE 10

                                 MISCELLANEOUS

      SECTION 10.01. TRUST INDENTURE ACT CONTROLS. The provisions of TIA Section Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

      SECTION 10.02. NOTICES. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, sent by facsimile transmission and confirmed by mail or mailed by first-class mail to the other's address stated in Section 10.10 below. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Transfer Agent. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

      If in the Company's opinion it is impractical to mail a notice required to be mailed or to publish a notice required to be published, the Company may give such substitute notice as the Trustee approves. Failure to publish a notice as required or any defect in it shall not affect the sufficiency of any mailed notice.

      All other notices or communications shall be in writing.

      SECTION 10.03. COMMUNICATION BY HOLDERS AND OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Transfer Agent and anyone else shall have the protection of TIA Section 312(c)

      SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

      SECTION 10.06. RULES BY COMPANY AND AGENTS. The Company may make reasonable rules for action by or a meeting of Securityholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

      SECTION 10.07. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in Cincinnati, Ohio. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      SECTION 10.08. NO RECOURSE AGAINST OTHERS. All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

      SECTION 10.09. DUPLICATE ORIGINALS. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

      SECTION 10.10. VARIABLE PROVISIONS.

      "Officer" means President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

      The Trustee initially appoints [             ] as authenticating agent.

      The Company initially appoints the Trustee as Paying Agent, Transfer Agent and Registrar.

      The first certificate pursuant to Section hereof 4.03 shall be for the
fiscal year ending on       , 19  .

      The Company's address is:

            Eagle-Picher Industries, Inc., Attention: Treasurer

            If by Hand or Overnight Delivery:
            580 Building
            580 Walnut Street
            Suite 1300
            Cincinnati, Ohio  45202

            If by Mail:
            Post Office Box 779
            Cincinnati, Ohio  45201

      The Trustee's address is:

                   [                      ]
                   [                      ]
                   [                      ]

      SECTION 10.11. GOVERNING LAW. The law of the State of New York shall govern this Indenture and the Securities.

                                   SIGNATURES

Dated:                                  EAGLE-PICHER INDUSTRIES, INC.


                                          By

Attest:


Secretary                                         (SEAL)


Dated:


                                           By
                                               Trust Officer

Attest:


Assistant Secretary                               (SEAL)

                                   EXHIBIT A

                               (Face of Security)

               THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE
              NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
              AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE
               OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED
              FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED
                OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE
                SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN
           OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH
                 REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

No.                                           $

                          EAGLE-PICHER INDUSTRIES, INC.

promises to pay to                        ,
or registered assigns, the principal sum of Dollars on

              [____]% Senior Unsecured Divestiture Notes Due _____
                             Interest Payment Dates:
                             Record Dates:

Dated:

Authenticated:
[                 ]       EAGLE-PICHER INDUSTRIES, INC.
    as Trustee


By                        By

        Authorized Officer

                               (Back of Security)

                          EAGLE-PICHER INDUSTRIES, INC.

              [____]% Senior Unsecured Divestiture Notes Due _____

      1. Interest. Eagle-Picher Industries, Inc. (the "Company"), an Ohio corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on
       and         of each year, commencing at least six months after the
Effective Date or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date") to Holders of record of the
Securities at the close of business on the immediately preceding [       ] and
[        ], whether or not a Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no
interest has been paid, from       . Interest will be computed on the basis of a
360-day year of twelve 30-day months.

      2. Method of Payment. The Paying Agent will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Paying Agent will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Paying Agent may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address; provided however, the Paying Agent shall make payments to a registered holder of Securities in the aggregate principal amount greater than $500,000.00 by wire transfer if such registered holder has on or before the record date for such payment provided the Paying Agent with wire transfer instructions.

      3. Transfer Agent, Paying Agent and Registrar. Initially, [         ] (the
"Trustee"), will act as Transfer Agent, Paying Agent and Registrar. The Company may change any Agent without notice. The Company may act as Transfer Agent.

      4. Indenture. The Company issued the Securities under an Indenture dated as of [the Effective Date] (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $50,000,000 in aggregate principal amount.

      5. Optional Redemption. The Company may redeem all Securities at any time or some of them from time to time upon not less than 30 nor more than 60 days' notice, at par plus accrued and unpaid interest thereon to the applicable redemption date.

      6. Mandatory Redemption. If at any time the cumulative amount of Net Proceeds on deposit in the Asset Sale Account and not to be used for the redemption of Securities pursuant to Section 3.07 of the Indenture equals or exceeds $10 million, the Company shall redeem the maximum principal amount of Securities that, together with accrued and unpaid interest thereon, may be redeemed out of such Net Proceeds at 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for such redemption. Unless such Net Proceeds are sufficient to redeem all the outstanding Securities, the aggregate principal amount of Securities to be redeemed shall be selected by the Trustee in the inverse order of aggregate principal amount of each Security outstanding. In the event that some but not all Securities of equal principal amount are to redeemed, such redemption shall be pro rata of all such Securities of equal principal amount outstanding.

      7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

      8. Transfer, Exchange. The transfer of Securities may be registered, and Securities may be exchanged, as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

      9. Persons Deemed Owners. The registered holder of a Security may be treated as its owner for all purposes.

      10. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of at least 51% in principal amount of the Securities, and any existing default may be waived with the consent of the holders of a majority in principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Securityholders or to make any change that does not adversely affect the rights of any Securityholder.

      11. Defaults and Remedies. An Event of Default is: default for 5 business days in payment of interest on the Securities; default in payment of principal on them or in the payment of Net Proceeds required by Section 4.04 of the Indenture; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

      12. Trustee Dealings with Company. [         ], the Trustee under the
Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

      13. No Recourse Against Others. A director, officer, employee or a stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

      14. Authentication. This Security shall not be valid until authenticated by the manual signature of the Registrar or an authenticating agent.

      15. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A

(= Uniform Gifts to Minors Act).

      THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: SECRETARY, EAGLE-PICHER INDUSTRIES, INC., POST OFFICE BOX 779, CINCINNATI, OHIO 45201.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I/we assign and transfer this Security to:

-------------------------------------------------------------------------------
(Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint

--------------------------------------------------------

-------------------------------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ____________________________

Your Signature:

                -------------------------------------------------------------
                (Sign exactly as your name appears on the other side of this Security)

================================================================================

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                  )        Consolidated Case No. 1-91-00100
                                       )
                                       )
EAGLE-PICHER INDUSTRIES,               )        Chapter 11
INC., et al.,                          )
                                       )        JUDGE PERLMAN
                  Debtors.             )
                                       )
--------------------------------------

                                EXHIBIT "1.1.82"

                            FORM OF INTER-MARKET NOTE


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                        [INTER-MARKET NOTE SECURED CLAIM]

                       SECURED NOTE AND SECURITY AGREEMENT

                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN VIOLATION OF SUCH
                  ACT AND THE RULES AND REGULATIONS THEREUNDER.

                          10% Secured Installment Note

      EAGLE-PICHER INDUSTRIES, INC., an Ohio corporation (the "Company"), for value received, hereby promises to pay to COMAC PARTNERS, L.P. AND COMAC INTERNATIONAL N.V. or registered assigns (collectively, the "Payee"), on or before June 1, 2001 (the "Maturity Date"), as hereinafter provided, the principal sum of [___________________________________ (_____________)] and to
pay interest on the unpaid principal amount thereof from the date hereof to maturity at the rate of 10% per annum computed as if each year consisted of 360 days and each month consisted of 30 days. Such principal and interest shall be payable without presentation of this Note, by bank wire transfer of Federal or other immediately available funds (identifying each payment as Eagle-Picher Industries, Inc. 10% Secured Installment Note due 2001, principal or interest) to the Payee pursuant to instructions provided by the Payee to the Company from time to time in _________ (__) consecutive payments of principal and interest, in the respective amounts of and payable on the dates indicated in the schedule annexed hereto as Schedule A (collectively, the "Installment Payments"). The first of the Installment Payments will be made on [the first Business Day of the second month following the date of the issuance of the Note]. Whenever any Installment Payment is not made when due and such default shall continue for more than ten (10) days, the Company shall pay interest on such amount at a rate equal to th e lesser of (a) 12% per annum or (b) the maximum rate allowed by law.

      Each Installment Payment, when paid, shall be applied first to the payment of all interest accrued and unpaid on this Note and then to payment on account of the principal hereof.

      SECTION 1. The following terms have the following meanings when used in



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this Note:

      "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Cincinnati, Ohio are authorized or required by law to close.

      "COLLATERAL" shall have the meaning set forth in Section 3 hereof.

      "Company" shall have the meaning set forth in the opening paragraph of this Note.

      "CONSOLIDATED NET WORTH" of any corporation shall mean, at any date, the sum of the capital stock (excluding treasury stock and capital stock subscribed and unissued) and surplus (including retained earnings, additional paid-in capital and the balance of the current profit and loss account not transferred to surplus) of such corporation and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

      "MATURITY DATE" shall have the meaning set forth in the opening paragraph of this Note.

      "NOTES" shall have the meaning set forth in Section 12 hereof.

      "Officers' Certificate" shall mean a certificate signed on behalf of the Company by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers.

      "Payee" shall have the meaning set forth in the opening paragraph of this Note.

      "PERSON" shall mean an individual or corporation, a partnership or joint venture, a business, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

      "PREPAYMENT OFFER" shall have the meaning specified in Section 2. "Subsidiary" of any corporation shall mean any Person a majority (by number of votes) of the Voting Stock of which is owned by such corporation or by one or more Subsidiaries or by such corporation and one or more Subsidiaries.

      "Voting Stock", when used with reference to any corporation, shall mean shares (however designated) of such corporation having ordinary voting power for

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the election of a majority of the members of the board of directors (or other governing body) of such corporation other than shares having such power only by reason of the happening of a contingency.

     SECTION 2. Principal Payments. (a) Scheduled Payment. On the Maturity Date, the Company shall pay to the Payee, in cash or other immediately available funds, the entire unpaid principal amount of this Note plus all accrued and unpaid interest thereon.

      (b) Mandatory Prepayment. In the event of condemnation or of destruction by fire or other casualty of substantially all of the Collateral, the Note shall be prepaid in full (but not in part) at a price equal to 100% of the then outstanding principal amount of the Note, together with all interest then accrued and unpaid thereon, but without any prepayment penalty or premium.

      (c) Optional Prepayment. The Company may, at any time and from time to time, without premium or penalty, prepay (in multiples of $1,000) all or a portion of the unpaid principal amount of this Note or all or a portion of accrued and unpaid interest, together with unpaid accrued interest on the amount so prepaid to the date chosen for prepayment, payable in cash or other immediately available funds. The Company shall give written notice of prepayment of this Note or any portion hereof not less than 10 but not more than 30 days prior to the date chosen for prepayment, which notice shall specify the amount thereof to be prepaid and the date fixed for prepayment.

      (d) OFFER TO PREPAY IN THE EVENT OF CERTAIN TRANSACTIONS. In the event that: (a) the Company shall take any action looking to any merger, consolidation or other reorganization of the Company or any sale of all or substantially all of its assets; or (b) any Person or any group of Persons acting together, other than the Eagle-Picher Industries, Inc. Personal Injury Settlement Trust, shall acquire twenty percent or more of the outstanding Voting Stock of the Company; and the effect of such transaction described in the foregoing clause (a) or (b) either in and of itself or together with any other transactions effected in connection therewith or in response thereto, is or would be to reduce the Consolidated Net Worth of the Company to an amount which is less than 66 2/3% of the amount of the Consolidated Net Worth of the Company as of the end of the

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


fiscal year of the Company next preceding such transaction, as shown on the financial statements for such fiscal year, the Company shall offer to prepay the Note without premium (any such offer being hereinafter referred to as a "Prepayment Offer"). Such Prepayment Offer shall be made in writing to the holder of the Note not less than 30 nor more than 60 days prior to the date of such proposed transaction. In the event that the holder of the Note has not accepted such Prepayment Offer in writing within 20 days after such Prepayment Offer is made, the holder of the Note shall be deemed to have declined such Prepayment Offer. Each prepayment under this section shall be made concurrently with the consummation of such proposed transaction.

      SECTION 3. Security. This Note is secured by the following property (collectively, the "Collateral"):

      (a) The equipment described in Schedule B hereto (whether or not constituting fixtures) and all additions and accessions thereto and substitutions therefor;

      (b) All books and records of the Company relating to any of the foregoing; and

      (c) All proceeds and products of any of the foregoing, including insurance payable by reason of loss or damage.

      The Company herewith confirms the grant of a security interest in the Collateral to the Payee.

      SECTION 4. Affirmative Covenants. For as long as any principal or interest remains unpaid under this Note:

      (a) FINANCIAL STATEMENTS. The Company shall deliver to the Payee promptly after the same are available, copies of (i) all such notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its stockholders and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company may furnish to or file with the Securities and Exchange Commission (or any governmental authority succeeding to any or all of its functions) or any securities exchange;

      (b) REPORTING REQUIREMENTS. The Company shall deliver to the Payee as promptly as practicable (but in any event not later than 5 days) after any officer of the Company obtains knowledge of the occurrence of any condition or

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event which (i) in the operation or management of the Company would have a material adverse effect on the business, condition (financial or otherwise), operations, management or prospects of the Company and its Subsidiaries taken as a whole (other than any condition or event described in this paragraph, disclosure regarding which has been made in information previously provided to the Payee pursuant to paragraph (a) above) or (ii) constitutes or, after notice or lapse of time or both, would constitute an Event of Default, an Officers' Certificate specifying the nature of such condition or event, the period of existence thereof, what action the Company has taken and is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied; and (c) such other information relating to the Company and its Subsidiaries as shall be furnished to any other institutional lender or as from time to time may reasonably be requested.

      (c) Special Covenants of Company. The Company hereby covenants to the Payee that:

            (i) The Company will not change its principal place of business or the location of the Collateral. The Company will not change its principal place of business or the location of the Collateral from those shown on Schedule B hereto, without at least thirty (30) days' prior written notice to the Payee.

            (ii) The Company will defend its ownership of the Collateral free from any lien, security interest or encumbrance except for the security interest hereunder against all claims and demands of all persons at any time claiming the same or any interest therein.

            (iii) The Company will not sell or otherwise dispose of the Collateral or any interest therein nor will the Company create, incur or permit to exist any mortgage, lien, charge, encumbrance or security interest whatsoever with respect to the Collateral.

            (iv) The Company will keep the Collateral in good order and repair and adequately insured at all times against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated. Each insurance policy pertaining to any of the Collateral shall: (a) name the Payee as insured pursuant to a so-called "standard mortgagee clause"; (b) provide that no action of the Company or any tenant or sub-tenant shall void such policy as to the Payee; and (c) provide that the Payee shall be notified of any

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      proposed cancellation of such policy at least 30 days in advance of such proposed cancellation and will have sufficient time to correct any deficiencies justifying such proposed cancellation. All such policies shall be delivered to the Payee upon request. The Company will pay promptly when due all taxes and assessments on the Collateral or for its use or operation. The Payee may at its option discharge any taxes, liens, security interests or other encumbrances to which any Collateral is at any time subject, and may, upon the failure of the Company so to do, purchase insurance on any Collateral and pay for the repair, maintenance or preservation thereof, and the Company agrees to reimburse the Payee on demand for any payments or expenses incurred by the Payee pursuant to the foregoing authorization, and any unreimbursed amounts shall constitute secured obligations for all purposes hereof.

      (d) Further Assurances.

            (i) The Company will promptly execute and deliver to the Payee such financing statements, certificates and other documents or instruments as may be necessary to enable the Payee to perfect or from time to time renew the security interest granted hereby, including, without limitation, such financing statements, certificates and other documents as may be necessary to perfect a security interest in any additional Collateral hereafter acquired by the Company or in any replacements or proceeds thereof. The Company authorizes and appoints the Payee, in case of need, to execute such financing statements, certificates and other documents in its stead, with full power or substitution, as the Company's attorney in fact. The Company further agrees that a carbon, photographic or other reproduction of a security agreement or financing statement is sufficient as a financing statement under this Agreement.

            (ii) The Company will take all such reasonable action or actions as may be necessary to prevent any of the Collateral from becoming fixtures. Without limiting the generality of the foregoing, the Company will use its best efforts to obtain waivers of lien, in form satisfactory to the Payee, from each lessor of real property on which any of the Collateral is to be located.

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      SECTION 5. EVENTS OF DEFAULT. (a) Each of the following shall be an Event of Default:

            (i) If default shall be made in the payment of any installment of principal and interest due from the Company under the Note when and as the same shall become due and payable, whether at maturity or by acceleration or prepayment or otherwise, and such default shall continue for more than five (5) days;

            (ii) If there shall be default in the due observance or performance of any other provision of this Note and such default shall continue for more than thirty (30) days after the earlier to occur of (i) the Company's obtaining actual knowledge of such default or (ii) the Company's receipt of written notice of such default;

            (iii) If the Company attempts to remove, sell, transfer, encumber, sublet or part with possession of the Collateral or any part thereof, or permits any other Person to take any such action, except as expressly permitted herein;

            (iv) If, unless specifically permitted by the terms hereof, the Company ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to, or acquiesces in the appointment of, a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation; or

            (v) If within sixty (60) days after the commencement of any proceedings against the Company seeking reorganization, arrangement, readjustment, liquidation,

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


      dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of either of them or of all or any substantial part of their respective assets and properties, such appointment shall not be vacated.

     (b) Upon the occurrence and during the continuance of any Event of Default described in Section 5(a) hereof other than in clause (iv) or (v) thereof, the holders of a majority of the outstanding principal amount of the Notes may, by written notice to the Company, declare all or any portion of the unpaid principal amount of the Notes and all interest accrued thereon to be immediately due and payable. Upon the occurrence and during the continuance of any Event of Default described in clauses (iv) or (v) of Section 5(a) hereof, the unpaid principal amount of the Notes and all interest accrued thereon, shall automatically become due and payable, without any action or notice by the Payee. Demand, presentment, protest and notice of non-payment are hereby waived by the Company. All payments made following an Event of Default shall be applied first to payment of all accrued and unpaid interest and then to principal.

      (c) In addition, upon the occurrence and during the continuance of an Event of Default described in Section 5(a), the Payee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the Uniform Commercial Code (the "Code") and other applicable laws and agreements and also shall have the right to take possession of the Collateral and, in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. The Payee may require the Company to make the Collateral (to the extent the same is moveable) available to the Payee at a place to be designated by the Payee which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Payee will give the Company at least ten (10) days' prior written notice at the address of the Company set forth below (or at such other address or addresses as the Company shall specify in writing to the Payee) of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including legal costs and attorneys' fees) and all other charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Note and, unless otherwise provided by law or by a court of competent

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jurisdiction, any surplus shall be returned to the Company or to any person or party lawfully entitled thereto (including, if applicable, any subordinated creditors of the Company). In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay the Note in full, the Company will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Note, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements. The Payee, may, at its option, take control of any and all proceeds to which it is entitled under Section 9-306 of the Uniform Commercial Code, and the Company agrees to cooperate fully in executing any commercially reasonable direction made in the exercise of this right.

      SECTION 6. ENTIRE AGREEMENT; NO ORAL CHANGE. This Note embodies the entire agreement and understanding between the Payee and the Company relating to the subject matter hereof, and supersedes all prior agreements and understandings relating thereto. None of the provisions hereof may be waived, altered or amended, except by a written instrument signed by the holders of a majority of the outstanding principal amount of the Notes and by the Company. In the case of any waiver, the Company and the holders of a majority of the outstanding principal amount of the Notes shall be restored to their former respective positions and rights hereunder and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly provided in such waiver.

      SECTION 7. REMEDIES CUMULATIVE. No failure to exercise or delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      SECTION 8. Notices. Any notices or other communications required or permitted hereunder shall be given in writing and personally delivered with receipt acknowledged or mailed, postage prepaid, via registered mail, return

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receipt requested, if to the Payee, at its address notified in writing by the
Payee to the Company, and if to the Company, addressed to the Treasurer of the Company at the Company's address at P.O. Box 779, Cincinnati, Ohio 45201 (if by mail) or 580 Walnut Street, Suite 1300, Cincinnati, Ohio 45202 (if personally delivered), or any other address notified in writing by the Company to the Payee. Any notice given in conformity with the foregoing shall be deemed given when personally delivered or upon the date of delivery specified in the registered mail receipt.

      SECTION 9. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the law of the State of Connecticut.

      SECTION 10. CONSENT TO JURISDICTION. Any legal action or proceeding with respect to this Note shall be brought in the courts of the State of Connecticut or in the courts of the United States of America sitting in the State of Connecticut. The Company hereby waives to the fullest extent permitted by law any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise or to remove an action brought in a state court to a court of the United States of America. The Company hereby irrevocably agrees that service of process in any such action or proceeding may be made either by mailing or delivering a copy of the summons and complaint in any such action or proceeding to the Company at the address provided herein by certified mail, return receipt requested. Service of process in any such action or proceeding, effected as aforesaid, shall be deemed personal service upon the Company and shall be legal and binding upon the Company for all purposes notwithstanding any failure on the part of the Company to receive copies of such process mailed directly to the Company in accordance with the provisions of this Section.

      SECTION 11. COSTS OF COLLECTION. If the Payee is required to commence suit to recover any amount due under this Note following an Event of Default, the Payee shall be entitled to collect from the Company reimbursement of such reasonable attorneys' fees and expenses of counsel selected by the Payee.

      SECTION 12. SUCCESSORS AND ASSIGNS; TRANSFERABILITY. This Note shall be binding upon and inure to the benefit of the Payee and the Company and their respective transferees, successors and assigns; provided, however, that the Company may not transfer or assign any of its rights or obligations hereunder without the prior written consent of the Payee. Within five (5) Business Days

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after receipt of notice of any assignment by the Payee to any person or entity
(an "Assignee") of all or any part of this Note, the Company shall execute and deliver to such Assignee, in exchange for the surrendered Note, a new Note to the order of such Assignee in an amount equal to the amount of this Note assigned to it, and if the Payee has retained any amount owing to it hereunder, a new Note to the order of the Payee in an amount equal to the amount retained by it hereunder, which new Note shall be dated the same date as the surrendered Note and be in substantially the form of this Note, and such Assignee will be deemed the Payee under the Note issued to it. References herein to "Notes" shall include all outstanding Notes issued in substitution for or upon any assignment of this Note.

      SECTION 13. No Set-Off. The obligations of the Company under this Note are absolute and not subject to any right of set-off, counterclaim, recoupment or defenses against the Payee of any kind whatsoever.

      SECTION 14. MISCELLANEOUS. The headings of the sections of this Note have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Note.

      IN WITNESS WHEREOF, the Company has duly executed this Note this ____ day of __________________, 1996.

                                              EAGLE-PICHER INDUSTRIES, INC.


                                              By:
                                                 ------------------------------

                                   SCHEDULE A

                          Installment Payment Schedule


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                                   SCHEDULE B

                                   Collateral


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                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                  )        Consolidated Case No. 1-91-00100
                                       )
                                       )
EAGLE-PICHER INDUSTRIES,               )        Chapter 11
INC., et al.,                          )
                                       )        JUDGE PERLMAN
                  Debtors.             )
                                       )
--------------------------------------

                                EXHIBIT "1.1.94"

                         FORM OF NORTHWESTERN GROUP NOTE


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                       [NORTHWESTERN GROUP SECURED CLAIMS]

                       SECURED NOTE AND SECURITY AGREEMENT

                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN VIOLATION OF SUCH
                  ACT AND THE RULES AND REGULATIONS THEREUNDER.

                          10% Secured Installment Note

      EAGLE-PICHER INDUSTRIES, INC., an Ohio corporation (the "Company"), for value received, hereby promises to pay to COMAC PARTNERS L.P. and COMAC INTERNATIONAL N.V., or registered assigns (collectively, the "Payee"), on or before May 1, 2001 (the "Maturity Date"), as hereinafter provided, the principal sum of [__________________________________ (_____________)] and to pay interest on the unpaid principal amount thereof from the date hereof to maturity at the rate of 10% per annum computed as if each year consisted of 360 days and each month consisted of 30 days. Such principal and interest shall be payable without presentation of this Note, by bank wire transfer of Federal or other immediately available funds (identifying each payment as Eagle-Picher Industries, Inc. 10% Secured Installment Note due 2001, principal or interest) to the Payee pursuant to instructions provided by the Payee to the Company from time to time, in ___________________ (___) consecutive payments of principal and interest, in the respective amounts of and payable on the dates indicated in the schedule annexed hereto as Schedule A (collectively, the "Installment Payments"). The first of the Installment Payments will be made on [the first Business Day of the second month following issuance of the Note]. Whenever any Installment Payment is not made when due and such default shall continue for more than ten (10) days, the Company shall pay interest on such amount at a rate equal to the lesser of (a) 12% per annum or (b) the maximum rate allowed by law.

      Each Installment Payment, when paid, shall be applied first to the payment of all interest accrued and unpaid on this Note and then to payment on account of the principal hereof.

      SECTION 1. The following terms have the following meanings when used in this Note:

      "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Cincinnati, Ohio are authorized or required by

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law to close.

      "COLLATERAL" shall have the meaning set forth in Section 3 hereof.

      "Company" shall have the meaning set forth in the opening paragraph of this Note.

      "MATURITY DATE" shall have the meaning set forth in the opening paragraph of this Note.

      "Payee" shall have the meaning set forth in the opening paragraph of this Note.

      SECTION 2. PRINCIPAL PAYMENTS. (a) SCHEDULED PAYMENT. On the Maturity Date, the Company shall pay to the Payee, in cash or other immediately available funds, the entire unpaid principal amount of this Note plus all accrued and unpaid interest thereon.

      (b) PREPAYMENT UPON CONDEMNATION OR DESTRUCTION. In the event of condemnation or of destruction by fire or other casualty of the Collateral, the Note may be prepaid in an amount equal to the value of the Collateral so condemned or destroyed, together with all interest then accrued and unpaid thereon, but without any prepayment penalty or premium.

      (c) Optional Prepayment. This Note may be prepaid at any time in full (but not in part) at a price equal to 100% of the then outstanding principal amount of this Note, together with all interest then accrued and unpaid thereon, but without any prepayment penalty or premium.

      SECTION 3. SECURITY. This Note is secured by the following property (collectively, the "Collateral"):

      (a) The equipment described in Schedule B hereto (whether or not constituting fixtures) and all additions and accessions thereto and substitutions therefor;

      (b) All books and records of the Company relating to any of the foregoing; and

      (c) All proceeds and products of any of the foregoing, including insurance payable by reason of loss or damage.


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The Company herewith confirms the grant of a security interest in the Collateral to the Payee. As security for this Note, the Company will maintain an existing first lien in favor of the Payee on the Collateral.

      SECTION 4. Affirmative Covenants. For as long as any principal or interest remains unpaid under this Note, the Company hereby covenants that, unless the Payee shall otherwise consent in writing:

      (a) The Company shall deliver to the Payee (i) a consolidated balance sheet, income statement, and cash flow statement of the Company within 60 days after the close of each fiscal quarter other than the last fiscal quarter of the fiscal year and (ii) an audited consolidated balance sheet, income statement, and cash flow statement of the Company certified by an independent certified public accountant of recognized standing and suitable to the Payee within 90 days after the close of each fiscal year. All such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied. All statements will be in the same form as those provided to creditors and shareholders of the Company generally. The Company will also furnish to the Payee promptly copies of any Forms 10-Q, 10-K and 8-K that are filed with the Securities and Exchange Commission as well as copies of any other special mailings to shareholders.

      (b) The Company will not dispose of all or substantially all of its assets or such other portion of its assets as to materially adversely affect the Company's ability to conduct its business as presently conducted.

      (c) The Company shall not enter into any merger or consolidation with any other entity nor may any subsidiary of the Company enter into any merger or consolidation with the Company unless (i) the Company is the survivor and (ii) there exists no event which with or without the passing of time or giving of notice, or both, would constitute an event of default hereunder.

      (d) The Company shall furnish to the Payee:

                  (i) as soon as possible and in any event within 10 days after becoming aware of the occurrence of any event of default as defined in
      Section 13 hereof, or any event that with notice or passage of time or both would, if unremedied, constitute an event of default, a written statement of the chief executive officer, chief financial officer, or treasurer of the Company, setting forth details of such event of default or event, stating whether or not the same is continuing and, if so, the action that the Company proposes to take with respect thereto;

                  (ii) immediately after receiving knowledge thereof, notice in writing of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that directly affect or affects the Company based on financial exposure to the Company of $25 million, or that directly affect or affects the Collateral or that seek or seeks injunctive relief that will materially adversely affect the operations of the Company or the Collateral;

                  (iii) as soon as possible and in any event within 30 days after the Company knows or has reason to know that any Reportable Event has occurred with respect to any Plan (as such terms are used in the Employee Retirement Income Security Act of 1974), a written statement by the chief executive officer, chief financial officer, or treasurer of the Company setting forth details of the Reportable Event and indicating what action, if any, the Company proposes to take with respect thereto, together with a copy of any required notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

                  (iv) as soon as possible and in any event within 5 days after the Company becomes aware of the occurrence of a material adverse change in the business, properties or the operations and condition (financial or otherwise) of the Company, a statement by the chief executive officer, chief financial officer, or treasurer of the Company, setting forth details of such material adverse change and the action that the Company proposes to take with respect thereto, except as otherwise disclosed in public announcements of the Company issued in the ordinary course of business; and

                  (v) such other information respecting the business, properties, condition and operations (financial or otherwise) of the Company as the Payee may from time to time reasonably request be furnished to the Payee.

     (e) The Company shall not enter into, or permit any subsidiary to enter into, any agreement containing any provision that would be violated or breached by this Note or by the performance by the Company of its obligations in connection herewith.

      SECTION 5. FURTHER ASSURANCES. (a) The Company agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Payee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby and the priority thereof or to enable the Payee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Company will execute and file such financing or continuation statements or amendments thereto and such other instruments or notices as may be necessary or desirable or as the Payee may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

      (b) The Company hereby authorizes the Payee to file one or more financing or continuation statements and amendments thereto relative to all or any part of the Collateral without the signature of the Company where permitted by law. A carbon, photographic or other reproduction of this Note or any part thereof shall be sufficient as a financing statement where permitted by law.

      (c) The Company will furnish to the Payee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Payee may reasonably request, all in reasonable detail.

      SECTION 6. Insurance. The Company shall, at its own expense, maintain liability and property insurance with respect to its business and property, including the Collateral, with responsible and reputable insurance companies or associations satisfactory to the Payee in such amounts and covering such risks as are acceptable to or specified by the Payee, taking into account, among other factors, such amounts and risks as are usually carried by persons engaged in similar businesses and owning similar properties in the same general areas in which the Company operates. Each policy for liability insurance and property damage insurance shall provide for payment to or on behalf of the Company and the payee as their interests may appear. Each policy of property damage insurance shall in addition (ii) name the Payee as an insured party thereunder (without any representation or warranty by or obligation upon the Payee), (iii) contain an agreement by the insurer that any loss thereunder shall be payable to or on behalf of the Company or the Payee as their interests may appear, (iv) provide that there shall be no recourse against the Payee for payment of premiums or other amounts with respect thereto, and (v) provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Payee by the insurer. The Company shall deliver to the Payee certificates evidencing the insurance maintained pursuant hereto.

      SECTION 7. CERTAIN COVENANTS AS TO THE COLLATERAL. The Company shall:

      (a) Keep the Collateral at the places identified therefor on Schedule B hereto or, upon 15 days' prior written notice to the Payee, at such other places as shall be identified in such notice (such notice to identify the record owner of the new location) and which are in jurisdictions where all actions required by Section hereof shall have been taken with respect to such Collateral.

      (b) Cause the Collateral to be maintained and preserved in the same condition, repair, and working order as when new, ordinary wear and tear excepted, and, in the case of any loss or damage to the Collateral, as quickly as practicable after the occurrence thereof make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end, provided, however, that in the event of condemnation or of the destruction by fire or other casualty of the Collateral, the Company shall have the option to prepay the Note to the extent of the value of the Collateral so condemned or destroyed as provided in Section 2(b) hereof.

      (c) Pay promptly when due all property and other taxes, assessments, and governmental charges or levies imposed upon it, and all claims (including claims for labor, materials and supplies) against the Collateral.

      (d) After the occurrence and during the continuance of an Event of Default (as hereinafter defined), receive in trust for the benefit of the Payee all amounts and proceeds received or collected by the Company in respect of the Collateral, segregate such amounts and proceeds from other funds of the Company, and forthwith pay such amounts and proceeds over to the Payee in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided in Section 13(b)(iii) hereof.

      SECTION 8. Substitution of Collateral; Liens. During the term of this
Note:

      (a) The Company may substitute other equipment for the Collateral identified in Schedule B hereto provided, however, that the aggregate value of the Collateral remaining subject to the lien hereunder shall at all times be equal to or greater than the value of the Collateral identified in Schedule B as of the date of such substitution, such value to be determined by an independent appraisal provided at the Company's expense and satisfactory to the Payee.

      (b) The Company shall not create or suffer to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral.

      SECTION 9. PAYEE APPOINTED ATTORNEY-IN-FACT. The Company hereby irrevocably appoints the Payee as its attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, the Payee, or otherwise, from time to time to take any action which may be reasonably necessary to protect the Payee's interest under this Note, including, without limitation:

      (a) to sign in the name and on behalf of the Company any financing statements or other papers required under Section hereof;

      (b) to obtain and adjust insurance required to be paid to the Payee pursuant to Section hereof;

      (c) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due in respect of any of the Collateral;

      (d) to receive, endorse, and collect any drafts or other instruments in connection with subsection (b) or (c) above; and

      (e) to file any claims or take any action or institute any proceedings that the Payee may deem necessary or desirable to enforce the respective rights of the Payee with respect to any of the Collateral.

The Company hereby ratifies and approves all acts of the Payee as such attorney-in-fact. The Payee shall not, in its capacity as such attorney-in-fact, be liable for any acts or omissions, nor for any error of judgment or mistake of fact or law, but only for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Note shall have been fully satisfied. Any amounts received or collected by the Payee in its capacity as such attorney-in-fact shall be held as cash collateral and applied as provided in Section 13(b)(iii).

      SECTION 10. Payee May Perform. If the Company fails to perform any agreement contained herein, the Payee may itself perform, or cause performance of, such agreement, and the expenses of the Payee incurred in connection therewith shall be payable by the Company under Section hereof.

      SECTION 11. Payee's Duties. The powers conferred on the Payee hereunder are solely to protect its interests in the Collateral and shall not impose any duty to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by the Payee hereunder, the Payee shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

      SECTION 12. Inspection Rights. The Payee, upon 24 hours' notice and during normal business hours, shall have access to inspect, audit, and make extracts from all of the Company's records, files, and books of account relating to the Collateral, and the Company shall deliver any document or instrument necessary for the Payee to obtain records from any service bureau maintaining records for the Company. The Payee may also, at all reasonable times, examine and inspect the Collateral. The Company shall, at the Payee's request, take all steps necessary to facilitate such inspection.

      SECTION 13. Events of Default. (a) Any of the following occurrences or acts shall constitute an Event of Default hereunder:

            (i) If default shall be made in the payment of any installment of principal and interest due from the Company under the Note when and as the same shall become due and payable, whether at maturity or by acceleration or prepayment or otherwise, and such default shall continue for more than ten (10) days;

            (ii) If there shall be default in the due observance or performance of any other provision of this Note and such default shall continue for more than thirty (30) days after written notice thereof shall have been given by the Payee to the Company;

            (iii) If an event of default shall occur and continue with respect to any borrowing in excess of $5,000,000 by the Company, exclusive of any alleged event of default that is being contested in good faith by the Company;

            (iv) If the Company shall make an assignment for the benefit of its creditors or file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the Bankruptcy Code or under any similar present or future federal or state law, or shall be adjudicated a bankrupt;

            (v) If a petition or answer shall be filed proposing the adjudication of the Company as a bankrupt or the reorganization or arrangement of it, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to the Bankruptcy Code or any similar present or future federal or state law, and the Company shall consent to the filing thereof, or such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or

            (vi) If a receiver, trustee or liquidator (or other similar official) of the Company, or of all or substantially all of the assets of the Company or any portion thereof shall be appointed and shall not be discharged within sixty (60) days thereafter, or if the Company shall consent to or acquiesce in such appointment.

      (b) If an Event of Default shall have occurred and be continuing:

            (i) The Payee may give notice to the Company declaring the entire unpaid principal amount of the Notes, together with all accrued interest accrued and other sums then owing under this Note, to be forthwith payable, and demanding that the same be paid, and thereupon all such amounts shall be forthwith payable, together with all costs and expenses of collection, notwithstanding any contrary provision contained in this Note, and institute proceedings for the collection of all amounts then payable on this Note, whether by declaration or otherwise, enforce any judgment obtained, and exercise such lawful remedies as may be necessary or desirable for the enforcement of each of the Payee's rights hereunder.

            (ii) The Payee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the Uniform Commercial Code (the "Code") and other applicable laws and agreements and also may (i) require the Company to, and the Company hereby agrees that it will at its expense and upon request of the Payee forthwith, assemble the Collateral as directed by the Payee and make it available to the Payee at a place or places to be designated by the Payee, which is or are reasonably convenient to the Payee and the Company and
      (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Payee's offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as the Payee may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least five days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Payee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Payee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (iii) All cash proceeds received by the Payee in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Payee, be held by the Payee (without interest) as collateral for and/or then or at any time thereafter applied in whole or in part by the Payee against payment of this Note. Any surplus of such cash or cash proceeds held by the Payee and remaining after payment in full of this Note shall be paid over to the Company or to whosoever may be lawfully entitled to receive such surplus.

      SECTION 14. Entire Agreement; No Oral Change. This Note embodies the entire agreement and understanding between the Payee and the Company relating to the subject matter hereof, and supersedes all prior agreements and understandings relating thereto. This Note may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      SECTION 15. NOTICES. Any notices or other communications required or permitted hereunder shall be given in writing and personally delivered with receipt acknowledged or mailed, postage prepaid, via registered mail, return receipt requested, if to the Payee, at its address notified in writing by the Payee to the Company, and if to the Company, Attention: Treasurer, at the Company's address at P.O. Box 779, Cincinnati, Ohio 45201 (if by mail) or 580 Walnut Street, Suite 1300, Cincinnati, Ohio 45202 (if personally delivered), or any other address notified in writing by the Company to the Payee. Any notice given in conformity with the foregoing shall be deemed given when personally delivered or upon the date of delivery specified in the registered mail receipt.

      SECTION 16. Continuing Security Interest; Etc. This Note confirms the grant of a continuing security interest in the Collateral and shall (a) be binding upon the Company, its heirs, administrators, successors, and assigns and
(b) inure to the benefit of the Payee and its respective successors, transferees, and assigns. No security taken hereafter as security for the payment or performance of this Note shall impair in any manner or affect this Note or the security interest confirmed hereby, all present and future additional security to be considered as one general, continuing security interest. Any of the Collateral may be released from this Note without altering, varying, or diminishing in any way this Note or the security interest confirmed hereby as to the Collateral not expressly released, and this Note and such security interest shall continue in full force and effect as to all of the Collateral not expressly released.

      SECTION 17. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the law of the State of Connecticut applicable to contracts made and wholly performed in that state (without giving effect to principles relating to conflict of laws).

      SECTION 18. Consent To Jurisdiction. The parties hereto irrevocably agree that any legal action or proceeding with respect to this Note shall be brought in the courts of the State of Connecticut or in the courts of the United States of America sitting in Connecticut. The Company hereby waives to the fullest extent permitted by law any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise or to remove an action brought in a state court to a court of the United States of America. The Company hereby irrevocably agrees that service of process in any such action or proceeding may be made either by mailing or delivering a copy of the summons and complaint in any such action or proceeding to the Company at the address provided herein by certified mail, return receipt requested. Service of process in any such action or proceeding, effected as aforesaid, shall be deemed personal service upon the Company and shall be legal and binding upon the Company for all purposes notwithstanding any failure on the part of the Company to receive copies of such process mailed directly to the Company in accordance with the provisions of this Section.

      SECTION 19. Indemnity and Expenses. (a) The Company agrees to indemnify the Payee from and against any and all claims, losses, and liabilities growing out of or resulting from this Note (including, without limitation, enforcement of this Note), except claims, losses, or liabilities resulting from the Payee's gross negligence or willful misconduct.

      (b) The Company will upon demand pay to the Payee the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, that the Payee may after the date hereof incur in connection with (i) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(ii) the exercise or enforcement of any of the rights of the Payee, or (iii) the failure by the Company to perform or observe any of the provisions hereof.

      SECTION 20. SEVERABILITY. The provisions of this Note are independent of and separable from each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part.

      SECTION 21. MISCELLANEOUS. The headings of the sections of this Note have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Note.

      IN WITNESS WHEREOF, the Company has duly executed this Note this ____ day of __________________, 1996.


                                    EAGLE-PICHER INDUSTRIES, INC.


                                    By: ______________________________

                                   SCHEDULE A

                          Installment Payment Schedule

                                   SCHEDULE B

                                   Collateral

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                  )        Consolidated Case No. 1-91-00100
                                       )
                                       )
EAGLE-PICHER INDUSTRIES,               )        Chapter 11
INC., et al.,                          )
                                       )        JUDGE PERLMAN
                  Debtors.             )
                                       )
-------------------------------------- )

                                EXHIBIT "1.1.114"

                FORM OF SENIOR UNSECURED SINKING FUND DEBENTURES

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

               THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE
              NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
              AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE
               OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED
              FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED
                OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE
                SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT
            THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

           [____]% SENIOR UNSECURED SINKING FUND DEBENTURES DUE _____

U.S. $250,000,000                                               Cincinnati, Ohio

                                                                [Effective Date]

            FOR VALUE RECEIVED, the undersigned, EAGLE-PICHER INDUSTRIES, INC., an Ohio corporation (the "Company"), hereby promises to pay to the order of [ ] or to any other holder of this Debenture (such holder being the "Payee") the principal amount of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) on [date that is 10 years from the Effective Date] (the "Maturity Date") and interest thereon as hereinafter provided. Both principal and interest hereunder are payable in lawful money of the United States of America to the Payee at such place as the Payee may designate from time to time in writing in cash or other immediately available funds.

            This Debenture is one of an issue of [____]% Senior Unsecured Sinking Fund Debentures Due [ten years from the Effective Date] of the Company issued in an aggregate principal amount limited to $250,000,000 (the "Debentures") and the holder hereof is entitled equally and ratably with the holders of all other Debentures outstanding to the benefits provided for hereby.

            SECTION 1. (a) The following terms have the following meanings when used in this Debenture:

            "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Cincinnati, Ohio are authorized or required by law to close.

            "COMPANY" shall have the meaning set forth in the opening paragraph of this Debenture.

            "EVENT OF DEFAULT" shall mean any of the events set forth in Section 4(a).

            "MATURITY DATE" shall have the meaning set forth in the opening paragraph of this Debenture.

            "PAYEE" shall have the meaning set forth in the opening paragraph of this Debenture.

            (b) Unless otherwise provided herein, (i) the word "from" shall mean from and including, and (ii) the words "to" or "until" shall mean to and until but excluding.

            SECTION 2. INTEREST. The Company will pay interest at a rate of [____]% per annum semiannually on ___________ and _____________ of each year, commencing six months after ___________ (the "Effective Date") or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _____________. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            SECTION 3. PAYMENTS. (a) SCHEDULED PAYMENTS. On the Maturity Date, the Company shall pay to the Payee, in cash or other immediately available funds, the entire unpaid principal amount of this Debenture plus all accrued and unpaid interest thereon. Holders must surrender Debentures to the Company to collect principal payments.

            (b) SINKING FUND. The Company will redeem $20,000,000 of the aggregate principal amount of the original issuance of the Debentures on each of the third through ninth anniversaries of the Effective Date, in each case at 100% of the principal amount to be redeemed plus accrued interest to the redemption date, by paying such amounts as a sinking fund payment, before each such anniversary of the Effective Date. The Company may reduce the principal amount of Debentures to be redeemed by subtracting 100% of the principal amount of any Debenture that the Company redeemed or repurchased otherwise than pursuant to this Section. The Company may so subtract the same Debenture only once.

            (c) OPTIONAL REDEMPTION. The Company at its option may on each date it is required to redeem Debentures pursuant to paragraph (b) above redeem up to an additional $20,000,000 of the outstanding aggregate principal amount of the Debentures by paying the principal amount to be redeemed plus accrued and unpaid interest thereon to the applicable redemption date. In addition, the Company at its option may redeem after [date that is three years from the Effective Date] all or, from time to time, part of the Debentures at the following redemption prices (expressed as a percentage of the principal amount thereof) plus accrued interest to the redemption date (the "Redemption Price"):

If redeemed during the                   If redeemed during the
twelve month period                      twelve month period
beginning [Month and date   Redemption   beginning [Month and date   Redemption
of Effective Date],         Price        of Effective Date],         Price

-------------------------------------------------------------------------------
[3 years from               105.25%      [7 years from                101.25%
Effective Date]                          Effective Date]

[4 years from               104.25%      [8 years from                100.25%
Effective Date]                          Effective Date]

[5 years from               103.25%      [9 years from
Effective Date]                          Effective Date] and

[6 years from               102.25%      thereafter                   100%
Effective Date]

            (d) NOTICE OF REDEMPTION. A notice of redemption will be mailed at least 20 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Debentures in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. If any Debenture is to be redeemed in part only, a new Debenture in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Debenture. If less than all of the Debentures outstanding are to be redeemed, the Debentures to be redeemed will be selected on a pro rata basis (with such adjustments as may be deemed appropriate so that only Debentures in denominations of $1,000, or integral multiples thereof, shall be redeemed). Once notice of redemption is given, Debentures called for redemption become due and payable on the redemption date at the redemption price.

            SECTION 4. EVENTS OF DEFAULT. (a) Each of the following shall be an Event of Default:

            (i) any failure by the Company for ninety days to pay all or any portion of principal under the Debentures when the same shall be due and payable in accordance with the terms hereof, whether on the Maturity Date, by acceleration or otherwise;

            (ii) any failure by the Company for ninety days to pay (by delivery of cash or other immediately available funds) all or any portion of any interest under the Debentures when the same shall be due and payable.

            (ii) any default by the Company for ninety days after notice to it in the due and punctual performance or observance of any of the agreements of the Company contained in the Debentures;

            (iii) (A) the filing by the Company of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under title 11 of the United States Code (or corresponding provisions of future laws) or any other applicable bankruptcy, insolvency or similar law, (B) the making by the Company of any assignment for the benefit of its creditors, or the admission by the Company in writing of its inability to pay its debts as they become due, (C) the filing of (x) an involuntary petition against the Company under title 11 of the United States Code, or any other applicable bankruptcy, insolvency or similar law (or corresponding provisions of future laws), (y) an application for the appointment of a custodian, receiver, trustee or other similar official for the Company for all or a substantial part of the assets of the Company or (z) an involuntary petition against the Company seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of the Company or any of the Company's debts under any other federal or state insolvency law, provided that any such filing under (x), (y) or (z) above shall not have been vacated, set aside or stayed within a 60-day period from the date thereof unless the Company shall have filed an answer consenting to or acquiescing therein, or (D) the entry against the Company of a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect;

            (b) Upon the occurrence and during the continuance of any Event of Default described in paragraph (a) above, the holders of a majority of the outstanding principal amount of the Debentures may, by written notice to the

Company, declare all or any portion of the unpaid principal amount of the Debentures and all interest accrued thereon to be immediately due and payable. Demand, presentment, protest and notice of non-payment are hereby waived by the Company. All payments made following an Event of Default shall be applied first to payment of all accrued and unpaid interest and then to principal.

            SECTION 5. WAIVER OR ALTERATION. Without the consent of the Company and each holder affected, an amendment to the Debentures may not: reduce the amount of Debentures whose holders must consent to an amendment; reduce the rate of or change the time for payment of interest on any Debenture; reduce the principal of or change the fixed maturity of any Debenture; or make any Debenture payable in money other than that stated in the Debenture. Subject to the exceptions listed in the preceding sentence, the Debentures may be amended by a written instrument signed by the Company and the holders of a majority of the outstanding principal amount of the Debentures. In the case of any waiver, the Company and the holders of a majority of the outstanding principal amount of the Debentures shall be restored to their former respective positions and rights hereunder, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly provided in such waiver. Without the consent of any holder, the Debentures may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to holders or to make any change that does not adversely affect the rights of any holder.

            SECTION 6. REMEDIES CUMULATIVE. No failure to exercise or delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            SECTION 7. NOTICES. Any notices or other communications required or permitted hereunder shall be given in writing and personally delivered with receipt acknowledged or mailed, postage prepaid, via registered mail, return receipt requested, if to the Payee, at its address notified in writing by the Payee to the Company, and if to the Company, Attention: Treasurer, at the Company's address at Post Office Box 779, Cincinnati, Ohio 45201 (if by mail) or 580 Walnut Street, 13th Floor, Cincinnati, Ohio 45202 (if personally delivered), or any other address notified in writing by the Company to the Payee. Any notice given in conformity with the foregoing shall be deemed given when personally delivered or upon the date of delivery specified in the registered mail receipt.

            SECTION 8. NO RECOURSE AGAINST OTHERS. A director, officer, employee or a stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

            SECTION 9. GOVERNING LAW. The Debentures shall be governed by, and construed and enforced in accordance with, the law of the State of Ohio.

            SECTION 10. COSTS OF COLLECTION. If the Payee is required to commence suit to recover any amount due under the Debentures following an Event of Default, the Payee shall be entitled to collect from the Company reimbursement of such reasonable attorneys' fees and expenses of counsel selected by the Payee.

            SECTION 11. SUCCESSORS AND ASSIGNS; TRANSFERABILITY. The Debentures shall be binding upon and inure to the benefit of the Payee and the Company and their respective transferees, successors and assigns; PROVIDED, HOWEVER, that the Company may not transfer or assign any of its rights or obligations hereunder without the prior written consent of the Payee. Within five Business Days after receipt of notice of any assignment by the Payee to any person or entity (an "Assignee") of all or any part of a Debenture, the Company shall execute and deliver to such Assignee, in exchange for the surrendered Debenture, a new Debenture to the order of such Assignee in an amount equal to the amount of the Debenture assigned to it, and if the Payee has retained any amount owing to it hereunder, a new Debenture to the order of the Payee in an amount equal to the amount retained by it hereunder, which new Debenture shall be dated the same date as the surrendered Debenture and be in substantially the form of this Debenture, and such Assignee will be deemed the Payee under the Debenture issued to it. In the event that the Payee proposes to transfer the Debentures in a transaction that would require qualification of an indenture under the Trust Indenture Act of 1939, the Company shall cooperate with the Payee in the preparation and qualification of such indenture and the replacement of the Debentures with a comparable instrument evidencing the indebtedness represented hereby and providing the holder thereof with substantially comparable terms. References herein to "Debentures" shall include all outstanding Debentures issued in substitution for or upon any assignment of this Debenture.

            SECTION 12. REPLACEMENT OF DEBENTURE. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Debenture, and the Company's receipt of an indemnity agreement of the Payee reasonably satisfactory to the Company, the Company will, at the expense of the Payee, execute and deliver, in lieu thereof, a new Debenture of like terms.

            SECTION 13. NO SET-OFF. The obligations of the Company under the Debentures are absolute and not subject to any right of set-off, counterclaim, recoupment or defenses against the Payee of any kind whatsoever.

            SECTION 14. DESCRIPTIVE HEADINGS. The descriptive headings of the Debentures are inserted for convenience only and do not constitute a part of this Debenture.

            IN WITNESS WHEREOF, the Company has caused this Debenture to be executed by its duly authorized officer as of the day and year first written above.

                                            EAGLE-PICHER INDUSTRIES, INC.


                                            By: ________________________
                                            Name:
                                            Title:

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                  )        Consolidated Case No. 1-91-00100
                                       )
                                       )
EAGLE-PICHER INDUSTRIES,               )        Chapter 11
INC., et al.,                          )
                                       )        JUDGE PERLMAN
                  Debtors.             )
                                       )
-------------------------------------- )


                                EXHIBIT "1.1.119"

                            FORM OF TAX REFUND NOTES

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

               THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE
             NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
             AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE
               OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED
              FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED
                OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE
               SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN
                OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT
            THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

                        [__]% TAX REFUND NOTE DUE _____

U.S. $[___________]                                             Cincinnati, Ohio
                                                                [Effective Date]

            FOR VALUE RECEIVED, the undersigned, EAGLE-PICHER INDUSTRIES, INC., an Ohio corporation (the "Company"), hereby promises to pay to the order of the Eagle-Picher Industries, Inc. Personal Injury Settlement Trust or to any other holder (such holder being the "Payee") of this note (the "Note") the principal amount of [_______________________] on June 1, 1998 (the "Maturity Date") and
interest thereon as hereinafter provided. Both principal and interest hereunder are payable in lawful money of the United States of America to the Payee at such place as the Payee may designate from time to time in writing in cash or other immediately available funds.

            SECTION 1. (a) The following terms have the following meanings when used in this Note:

            "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Cincinnati, Ohio are authorized or required by law to close.

            "COMPANY" shall have the meaning set forth in the opening paragraph of this Note.

            "EVENT OF DEFAULT" shall mean any of the events set forth in

Section 5(a).

            "MATURITY DATE" shall have the meaning set forth in the opening paragraph of this Note.

            "PAYEE" shall have the meaning set forth in the opening paragraph of this Note.

            (b) Unless otherwise provided herein, (i) the word "from" shall mean from and including, and (ii) the words "to" or "until" shall mean to and until but excluding.

            SECTION 2. INTEREST. The Company will pay interest at a rate of [__]% per annum semiannually on __________ and ___________ of each year, commencing six months after _______________ (the "Effective Date") or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _____________________. Interest will be computed on the basis of a 360- day year of twelve 30-day months.

            SECTION 3. PAYMENTS. (a) SCHEDULED PAYMENTS. On the Maturity Date, the Company shall pay to the Payee, in cash or other immediately available funds, the entire unpaid principal amount of this Note plus all accrued and unpaid interest thereon. The Payee must surrender the Note to the Company to collect principal payments.

            (b) MANDATORY REDEMPTION. The Company will redeem all of the aggregate principal amount of the Note outstanding plus accrued interest to the redemption date as soon as practicable after its receipt of its federal income tax refund (the "Tax Refund") for the fiscal year ending _______ (in the aggregate principal amount of such tax refunds).

            (c) OPTIONAL PREPAYMENT. The Company may, at any time and from time to time, without premium or penalty, prepay (in multiples of $1,000) all or a portion of the unpaid principal amount of the Note or all or a portion of accrued and unpaid interest, together with unpaid accrued interest on the amount so prepaid to the date chosen for prepayment, payable in cash or other immediately available funds. A notice of redemption under this subsection will be mailed at least 20 days but not more than 60 days before the redemption date to the Payee at its registered address. The Note may be redeemed in part, but only in whole multiples of $1,000. Once notice of redemption is given, the Note becomes due and payable on the redemption date at the redemption price.

            SECTION 4. LIENS. The Company shall not create or suffer to exist any lien, security interest, or other charge or encumbrance upon or with respect to, or grant any right to a party other than the Eagle-Picher Industries, Inc. Personal Injury Settlement Trust in, the Tax Refund.

            SECTION 5. EVENTS OF DEFAULT. (a) Each of the following shall be an Event of Default:

            (i) any failure by the Company for ninety days to pay all or any portion of principal under the Note when the same shall be due and payable in accordance with the terms hereof, whether on the Maturity Date, by acceleration or otherwise;

            (ii) any failure by the Company for ninety days to pay (by delivery of cash or other immediately available funds) all or any portion of any interest under the Note when the same shall be due and payable;

            (ii) any default by the Company for ninety days after notice to it in the due and punctual performance or observance of any of the agreements of the Company contained in the Note;

            (iii) (A) the filing by the Company of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under title 11 of the United States Code (or corresponding provisions of future laws) or any other applicable bankruptcy, insolvency or similar law, (B) the making by the Company of any assignment for the benefit of its creditors, or the admission by the Company in writing of its inability to pay its debts as they become due, (C) the filing of (x) an involuntary petition against the Company under title 11 of the United States Code, or any other applicable bankruptcy, insolvency or similar law (or corresponding provisions of future laws), (y) an application for the appointment of a custodian, receiver, trustee or other similar official for the Company for all or a substantial part of the assets of the Company or (z) an involuntary petition against the Company seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of the Company or any of the Company's debts under any other federal or state insolvency law, provided that any such filing under (x), (y) or (z) above shall not have been vacated, set aside or stayed within a 60-day period from the date thereof unless the Company shall have filed an answer consenting to or acquiescing therein, or (D) the entry against the Company of a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect;

            (b) Upon the occurrence and during the continuance of any Event of Default described in paragraph (a) above, the Payee may, by written notice to the Company, declare all or any portion of the unpaid principal amount of the Note and all interest accrued thereon to be immediately due and payable. Demand, presentment, protest and notice of non-payment are hereby waived by the Company. All payments made following an Event of Default shall be applied first to payment of all accrued and unpaid interest and then to principal.

            SECTION 6. REMEDIES CUMULATIVE. No failure to exercise or delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            SECTION 7. NOTICES. Any notices or other communications required or permitted hereunder shall be given in writing and personally delivered with receipt acknowledged or mailed, postage prepaid, via registered mail, return receipt requested, if to the Payee, at its address notified in writing by the Payee to the Company, and if to the Company, Attention: Treasurer, at the Company's address at Post Office Box 779, Cincinnati, Ohio 45201 (if by mail) or 580 Walnut Street, 13th Floor, Cincinnati, Ohio 45202 (if personally delivered), or any other address notified in writing by the Company to the Payee. Any notice given in conformity with the foregoing shall be deemed given when personally delivered or upon the date of delivery specified in the registered mail receipt.

            SECTION 8. NO RECOURSE AGAINST OTHERS. A director, officer, employee or a stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Note or for any claim based on, in respect of or by reason of such obligations or their creation. The Payee by accepting the Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Note.

            SECTION 9. GOVERNING LAW. The Note shall be governed by, and construed and enforced in accordance with the law of the State of Ohio.

            SECTION 10. COSTS OF COLLECTION. If the Payee is required to commence suit to recover any amount due under the Note following an Event of

Default, the Payee shall be entitled to collect from the Company reimbursement of such reasonable attorneys' fees and expenses of counsel selected by the Payee.

            SECTION 11. SUCCESSORS AND ASSIGNS; TRANSFERABILITY. The Note shall be binding upon and inure to the benefit of the Payee and the Company and their respective transferees, successors and assigns; PROVIDED, HOWEVER, that the Company may not transfer or assign any of its rights or obligations hereunder without the prior written consent of the Payee. Within five Business Days after receipt of notice of any assignment by the Payee to any person or entity (an "Assignee") of all or any part of the Note, the Company shall execute and deliver to such Assignee, in exchange for the surrendered Note, a new Note to the order of such Assignee in an amount equal to the amount of the Note assigned to it, and if the Payee has retained any amount owing to it hereunder, a new Note to the order of the Payee in an amount equal to the amount retained by it hereunder, which new Note shall be dated the same date as the surrendered Note and be in substantially the form of this Note, and such Assignee will be deemed the Payee under the Note issued to it. References herein to "Notes" shall include all outstanding Notes issued in substitution for or upon any assignment of this Note.

            SECTION 12. REPLACEMENT OF NOTE. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Note, and the Company's receipt of an indemnity agreement of the Payee reasonably satisfactory to the Company, the Company will, at the expense of the Payee, execute and deliver, in lieu thereof, a new Note of like terms.

            SECTION 13. NO SET-OFF. The obligations of the Company under the Note are absolute and not subject to any right of set-off, counterclaim, recoupment or defenses against the Payee of any kind whatsoever.

            SECTION 14. DESCRIPTIVE HEADINGS. The descriptive headings of the Note are inserted for convenience only and do not constitute a part of the Note.

            IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer as of the day and year first written above.

                                             EAGLE-PICHER INDUSTRIES, INC.

                                             By: ________________________
                                             Name:
                                             Title:

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                  )        Consolidated Case No. 1-91-00100
                                       )
                                       )
EAGLE-PICHER INDUSTRIES,               )        Chapter 11
INC., et al.,                          )
                                       )        JUDGE PERLMAN
                  Debtors.             )
                                       )
-------------------------------------- )


                                  EXHIBIT "5.2"

                  FORM OF AMENDED CLAIMS SETTLEMENT GUIDELINES

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

                           AMENDED GUIDELINES FOR THE
                            COMPROMISE AND SETTLEMENT
                           OF CLAIMS AND CONTROVERSIES
                           ---------------------------

Notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, Eagle-Picher Industries, Inc., Daisy Parts, Inc., Transicoil Inc., Michigan Automotive Research Corporation, EDI, Inc., Eagle-Picher Minerals, Inc., and Hillsdale Tool and Manufacturing Co. (the "Debtors") may compromise or settle as allowed claims (i) all claims asserted against the Debtors as to which the Debtors have the power and authority to file and prosecute objections pursuant to section 5.1 of the Third Amended Consolidated Plan of Reorganization, dated August 28, 1996 and (ii) all claims that the Debtors have asserted against other parties prior to [insert Effective Date of Plan] ("Claims") according to the following procedures:

1. Subject to section 2(b) hereof, the following settlements or compromises do not require the review or approval of the United States Bankruptcy Court for the Southern District of Ohio (the "Bankruptcy Court") or any other party in interest:

      (a) The settlement or compromise of a Claim against the Debtors or their estates pursuant to which such Claim is allowed in an amount of $1,000,000 or less;

      (b) The settlement or compromise of a Claim against the Debtors or their estates where the difference between the amount of the Claim listed on the Debtors' schedules and the amount of the

            Claim proposed to be allowed under the settlement is $1,000,000 or less; and

      (c) The settlement or compromise of a Claim asserted by one or more of the Debtors against a party, where the difference between the amount sought to be recovered by the Debtors and the amount to be paid to the Debtors under the proposed settlement is $1,000,000 or less.

2. The following settlements or compromises shall be submitted to the Bankruptcy Court for approval:

      (a)   Any settlement or compromise not described in section 1 hereof; and

      (b) Any settlement or compromise of Claims that involve an "insider," as defined in 11 U.S.C. Section 101(3).

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                  )        Consolidated Case No. 1-91-00100
                                       )
                                       )
EAGLE-PICHER INDUSTRIES,               )        Chapter 11
INC., et al.,                          )
                                       )        JUDGE PERLMAN
                  Debtors.             )
                                       )
-------------------------------------- )


                                 EXHIBIT "7.11"

                          FORM OF MANAGEMENT CONTRACTS

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

                              EMPLOYMENT AGREEMENT

            AGREEMENT, dated as of ________________, 1995, between EAGLE-PICHER INDUSTRIES, INC. (the "Company"), having its principal executive offices at 580 Walnut Street, Cincinnati, Ohio 45201, and _____________________________ (the
"Executive"), residing at _________________________.

                              W I T N E S S E T H:

            WHEREAS, the Executive is employed on a full-time basis by the Company and is currently serving as __________ ________________ of the Company; and

            WHEREAS, on January 7, 1991, the Company and certain of its affiliates (collectively, the "Debtors") each filed a petition for relief under chapter 11, title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Ohio, Western Division (the "Bankruptcy Court"); and

            WHEREAS, by order dated __________ __, 1995 (the "Confirmation Order") the Bankruptcy Court confirmed the Consolidated Plan of Reorganization, dated _________ __, 1995 (the "Plan"), in the Debtors' chapter 11 cases; and

            WHEREAS, the Plan contemplates that the Company and the Executive will enter into this Agreement which is to become effective on the Effective Date (as such term is defined in the Plan).

            NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto agree as follows:

            1. EMPLOYMENT; EFFECTIVENESS OF AGREEMENT. The obligation of the Company to employ the Executive, and of the Executive to serve the Company, pursuant to this Agreement shall become effective automatically on the Effective Date.

            2. TERM. The term of Executive's employment hereunder (hereinafter referred to as the "Term") shall commence on the Effective Date and shall continue thereafter until the date which is thirty (30) months from and after the date on which the Confirmation Order was entered by the Bankruptcy Court, unless terminated earlier as hereinafter provided.

            3. Duties and Extent of Services. During the Term, Executive agrees to continue to serve as the _______ _______________ of the Company faithfully and to the best of his ability under the direction of the [Chief Executive Officer and the] Board of Directors of the Company (the "Board"), and agrees to devote substantially all of his business time, energy and skill to such employment. Executive agrees to perform the duties commensurate with the position of ___________ of the Company, which shall include,without limitation, the duties set forth on Annex A hereto. Executive agrees also to perform such specific duties and services of a senior executive nature as the [Chief Executive Officer of the Company or the] Board shall reasonably request consistent with Executive's position as ___________. The principal place of employment of Executive shall be Cincinnati, Ohio and, subject to such reasonable travel as the performance of his duties may require, such principal place of employment shall not be changed unless the Executive otherwise consents.

            4. COMPENSATION.

            4.1 BASE SALARY. The Company agrees to pay or cause to be paid to Executive during the Term, a base salary equal to the amount of his base salary as at the date immediately preceding the Effective Date, subject to adjustment as provided below (as so adjusted, the "Base Salary"). The Base Salary shall be payable in accordance with the regular payroll policies of the Company from time to time in effect, less such deductions as shall be required to be withheld by applicable law and regulations. On each December 1 during the Term, the Board or a committee thereof, shall review Executive's Base Salary as then in effect and may, but shall not be obligated to, increase such salary by such amount as the Board (or such committee), in its sole discretion, shall determine.

            [4.2 DISCRETIONARY BONUS. In addition to Base Salary, the

Executive shall be entitled to receive an annual cash bonus based on the performance of the Company and of the Executive, the amount of which, if any, shall be determined by the Board (or a committee thereof). Determinations made by the Board (or such committee) with respect to the amount, if any, of annual bonuses to be paid to Executive under this Agreement shall be final and conclusive.]

            4.3 BENEFITS AND PERQUISITES. During the Term, the Company shall provide Executive with and Executive shall be entitled to the following benefits and perquisites:

            (a) participation in and the receipt of benefits under (i) all of the Company's employee benefit plans and arrangements in effect from time to time applicable to salaried employees of the Company, (ii) all short-term and long-term incentive plans of the Company as in effect from time to time, (iii) a supplemental executive retirement plan (the "SERP") substantially in accordance with and no less favorable to Executive than the terms, provisions and benefits under the supplemental executive retirement plan currently provided by the Company, and (iv) any life insurance, health and accident plan or arrangement made available by the Company, now or in the future, to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

            (b) four (4) weeks of paid vacation in each calendar year.

            (c) an automobile paid for by the Company for use in the performance of his services under this Agreement, in a manner substantially consistent with past practices.

            (d) membership fees paid for by the Company with respect to any of the Executive's business-related club memberships (it being understood that such membership fees shall not include any fees for country clubs or other similar, primarily social, clubs).

            The Company also shall implement, as soon as reasonably practicable after the Effective Date, a long-term incentive plan. Although the ability to receive stock of the Company may not be available for such plan, the plan nevertheless shall provide the Executive with opportunities and incentives reasonably economically equivalent to those provided by similar companies, many of which do provide stock options and/or other types of stock grants as components of their long-term incentive plans.

            4.4 Expenses. Subject to such policies as may from time to time be established by the Board, the Company shall pay or reimburse Executive for all reasonable expenses actually incurred or paid by Executive during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company may require.

            5. TERMINATION.

            5.1 Cause. The Company may terminate Executive's employment hereunder for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder only by reason of any one or more of the following:

                  (i) Executive's conviction, by a court of competent and final jurisdiction, of any crime (whether or not involving the Company or any of its subsidiaries) which constitutes a felony in the jurisdiction involved; or

                  (ii) Executive's commission of an act of fraud upon the
            Company or any or its
            subsidiaries; or

                  (iii) Executive's repeated willful failure to perform in all material respects his duties hereunder in accordance with the terms of this Agreement which failure (other than by reason of death or disability) continues uncorrected for a period of ten (10) days after Executive shall have received written notice from the Board stating with specificity the nature of such failure or refusal.

            5.2 TERMINATION BY THE EXECUTIVE. Executive may terminate his employment hereunder upon [thirty (30)] days' prior written notice to the Company for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) the material diminution of the nature or scope of the duties assigned to Executive from that contemplated by Section 3 hereof, (ii) a reduction in Executive's Base Salary, or a material reduction in Executive's fringe benefits or any other material failure by the Company to comply with Section 4 hereof, other than any such reduction or failure as shall apply to all executive officers of the Company generally, (iii) ceased participation by Executive, for any reason other than as a result of any action by Executive, in any employee benefit plan of the Company with respect to which Executive is or was, prior to such time, eligible to participate, (iv) the relocation of Executive's principal place of employment more than twenty (20) miles from the location specified in
Section 3 hereof without Executive's consent, (v) the requirement that Executive engage in a substantial amount of additional travel (as compared to Executive's past practices) in the performance of his duties hereunder without Executive's consent, or (vi) any other material breach by the Company of its obligations under this Agreement. Good Reason shall not exist in the event of a sale or disposition of a subsidiary or division of the Company and Executive either (a) voluntarily agrees to be employed by such subsidiary or division, or (b) is offered a comparable position with the Company. For purposes hereof, comparable shall encompass such items as salary, benefits, duties and geographic location.

            5.3 NOTICE OF TERMINATION. Any termination by the Company pursuant to Section 5.1 above or by Executive pursuant to Section 5.2 above shall be communicated by written notice (the "Notice of Termination"), which notice shall indicate the specific termination provision in this Agreement relied upon for such termination.

            5.4 DATE OF TERMINATION. "Date of Termination" shall mean (i) if Executive's employment is terminated pursuant to Section 5.1 or 5.2 hereof, the date

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


specified in the Notice of Termination, and (ii) if Executive's employment is terminated by the Company other than for Cause or by Executive other than for Good Reason, the date on which a Notice of Termination is given.

            5.5 PAYMENTS UPON TERMINATION. (a) If the employment of Executive with the Company is terminated (i)by the Company other than for Cause or (ii) by the Executive for Good Reason, then Executive shall be entitled to receive from the Company, and the Company shall pay to Executive, a lump sum severance payment equal to the greater of (x) the aggregate Base Salary (at the rate in effect at the Date of Termination) that Executive would have received for the remainder of the Term if his employment had not been terminated, and (y) the aggregate amount of the Base Salary (at the rate in effect at the Date of Termination) which would be paid for a period of twenty-four (24) months, plus, in either case, such other benefits or reimbursement of expenses payable to the Executive pursuant to Sections 4.3 and 4.4 hereof (including, without limitation, the SERP), and less such amounts as shall be required to be withheld by the Company pursuant to applicable laws and regulations (the "Severance Amount"). The Severance Amount shall not be present-valued and shall be payable by the Company to Executive within thirty (30) days after Executive's termination. Executive shall not be required to mitigate the Company's obligation to pay the full Severance Amount by seeking employment or otherwise and the Severance Amount shall not be decreased or otherwise offset as a result of any compensation received by Executive from employment in any capacity. The Severance Amount shall be deemed compensation payable to Executive for the purpose of determining the total amount due Executive pursuant to the SERP.

            (b) If the employment of Executive with the Company is terminated
(i) by the Company for Cause, or (ii) by the Executive other than for Good Reason, then the Executive shall be entitled to receive, and the Company shall pay to Executive, (x) all accrued and unpaid Base Salary and amounts due Executive in respect of perquisites provided him hereunder through the Date of Termination at the rate in effect at the time Notice of Termination is given,
(y) Base Salary payable in lieu of accrued and unused vacation days in accordance with the policies of the Company from time to time in effect, and (z) all accrued and unpaid benefits payable to Executive pursuant to any benefit plan or otherwise through the Date of Termination. Upon the payment of the foregoing amounts, the Company shall have no further obligations to Executive

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


under this Agreement.

            6. Death or Disability.

            6.1 DEATH. If Executive dies during the Term, this Employment Agreement, other than the provisions of Section 6.3 hereof, shall terminate.

            6.2 Disability. If, during the Term, Executive becomes physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for (i) a period of six (6) consecutive months or (ii) for shorter periods aggregating six (6) months during any eighteen (18) month period, the Company may at any time after the last day of the six (6) consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of six (6) months, by written notice to Executive (the "Disability Notice"), terminate the Term of the Executive's employment hereunder.

            6.3 Payments upon Death or Disability. Upon a termination due to the death or disability of Executive, Executive (or, in the event of a termination as a result of the death of Executive, Executive's estate (or a designated beneficiary thereof)) shall be entitled to receive from the Company, and the Company shall pay to Executive (or Executive's estate, if applicable) the amount of any accrued and unpaid Base Salary and other benefits and reimbursement of expenses payable to the Executive hereunder pursuant to Sections 4.3 and 4.4 hereof as of the date of Executive's death or the date of the Disability Notice, as applicable. In addition, for a period of thirty (30) months following the date of such termination, the Company shall continue to pay and provide to Executive and Executive's dependents at the Date of Termination all medical benefits pursuant to any plans and programs in which Executive was entitled to participate immediately prior to the Date of Termination as if Executive were still employed by the Company pursuant hereto. If Executive's participation in any plan or program pursuant to which such medical benefits are provided to Executive is barred as a result of such termination, the Company shall arrange to provide Executive and Executive's dependents with benefits substantially similar on an after tax basis to those which Executive was entitled to receive under such plan or program.

            7. Non-Competition; Confidentiality.

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


            7.1 NON-COMPETITION. Executive agrees that, during the Term and for a period of [two years] following the date of termination of Executive's employment hereunder (the "Restricted Period"), he will not, directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any entity or business which competes with any material business conducted by the Company or by any group, division or subsidiary of the Company, in any area where such business is being conducted, or for which negotiations to conduct business are pending, at the date of such termination (a "Competitive Operation"); PROVIDED, HOWEVER, that Executive may acquire, solely as an investment and through market purchases, securities of any corporation that are traded on any national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), if Executive is not a controlling person of, or a member of a group which controls, such corporation; and Executive does not, directly or indirectly, own more than [one percent (1%)] of any class of securities of such corporation.

            7.2 Confidential Information; Personal Relationships. Executive agrees that, during the Term and thereafter, he shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, any and all confidential information relating to the Company, including, without limitation, trade secrets, customer lists, financial plans or projections, pricing policies, marketing plans or strategies, business acquisition or divestiture plans, new personnel acquisition plans, technical processes, inventions and other research projects heretofore or hereafter learned by Executive, and he shall not disclose any such information to anyone outside the Company or any of its subsidiaries, except as required by law in connection with any judicial or administrative proceeding or inquiry (provided prior written notice thereof is given by Executive to the Company) or except with the Company's prior written consent, unless such information is known generally to the public or the trade through sources other than Executive's unauthorized disclosure.

            7.3 PROPERTY OF THE COMPANY. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, or microfiche or by any other means, made or compiled by or on behalf of Executive, or made available to Executive, relating to the Company or any successors thereto, are and shall be

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


the property of the Company or any such successor and shall be delivered to the Company or any such successor promptly at any time on request.

            7.4 EMPLOYEES OF THE COMPANY. During the Restricted Period, the Executive shall not, directly or indirectly, hire, solicit or encourage to leave the employment of the Company, any of its employees or hire any such employee who has left the employment of the Company.

            7.5 RIGHTS AND REMEDIES UPON BREACH. If Executive breaches, or threatens to commit a breach of, any of the provisions of this Section 7 (the "Restrictive Covenants"), the Company and any successor thereto shall have the following rights and remedies, each of which shall be independent of the other and severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

            (a) SPECIFIC PERFORMANCE. The right and remedy to have the Restrictive Covenants specifically enforced by any arbitrator or any court having equity jurisdiction, it being acknowledged and agreed by Executive that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

            (b) Accounting. The right and remedy to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by Executive as the result of any transactions constituting a breach of any of the Restrictive Covenants, and Executive shall account for and pay over such Benefits to the Company.

            7.6 SEVERABILITY OF COVENANTS. Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. Notwithstanding the foregoing, if any arbitrator or court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable or should be reduced, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid Restrictive Covenants or portions thereof.

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


            8. INSURANCE. The Company may, from time to time, apply for and take out, in its own name and at its own expense, naming itself or others as the designated beneficiary (which it may change from time to time), policies for health, accident, disability or other insurance upon Executive in any amount that it may deem necessary or appropriate to protect its interest. Executive agrees to aid the Company in procuring such insurance by submitting to reasonable medical examinations and by filling out, executing and delivering such applications and other instruments in writing as may reasonably be required by any insurance company to which the Company may apply for insurance.

            9. INDEMNIFICATION. To the fullest extent permitted or required by the laws of the State of Ohio, the Company shall indemnify and hold harmless Executive, in accordance with the terms of such laws, if Executive is made a party, or threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Executive is or was an officer or director of the Company, or any subsidiary or affiliate of the Company in which capacity Executive is or was serving at the Company's request, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement, all as actually and reasonably incurred by him in connection with such action, suit or proceeding. In the event it becomes necessary for Executive to take any action to enforce the indemnity provided herein, Executive shall be promptly reimbursed by the Company for all costs and expenses associated therewith (including reasonable attorneys' fees).

            10. Arbitration. All disputes arising under or related to this Agreement shall be resolved by arbitration. Such arbitration shall be conducted by an arbitrator mutually selected by the Company and Executive (or, if the Company and Executive are unable to agree upon an arbitrator within ten (10) days, then the Company and Executive shall each select an arbitrator, and the arbitrators so selected shall mutually select a third arbitrator, who shall resolve such dispute). Such arbitration shall be conducted in accordance with the applicable rules of the American Arbitration Association. Any decision rendered by an arbitrator pursuant hereto may be enforced by a court of competent jurisdiction without review of such decision by such court. The Company shall pay all of the fees and expenses of the arbitrators and the other costs of arbitration. The Company also shall pay Executive's reasonable legal fees and expenses incurred in connection with any successful enforcement by Executive of his rights hereunder.

            11. Miscellaneous.

            11.1 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified or registered mail, postage prepaid, or by Federal Express or similar overnight courier. Any such notice shall be deemed given when delivered:

                  (i)   if to the Company, to:

                        Eagle-Picher Industries, Inc.
                        580 Walnut Street
                        Cincinnati, Ohio  45201
                        Attn:
                        Telecopy No.:

                  (ii)  if to Executive, to:

                        ----------------------------------

                        ----------------------------------

                        ----------------------------------

            11.2 WAIVERS AND AMENDMENTS. This Agreement may not be amended, modified, superseded or cancelled except by a written instrument signed by the Company and Executive. No delay on the part of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right or remedy, nor any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

            11.3 Survival. The provisions of Sections 7 and 9 hereof shall survive the Term, irrespective of the reasons for termination of Executive's employment hereunder.

            11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Ohio applicable to agreements made and to be performed entirely within such State.

            11.5 Entire Agreement. This Agreement (including the schedules, annexes and exhibits hereto) contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, proposals or representations, arrangements or understandings, written or oral, with respect thereto.

            11.6 Assignment. This Agreement, and any rights and obligations hereunder, may not be assigned by any party hereto without the prior written consent of the other party.

            11.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          EAGLE-PICHER INDUSTRIES, INC.


                                           By __________________________
                                           Name:
                                           Title:

                                           _____________________________
                                           [Executive]

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


                                     ANNEX A
                           TO EMPLOYMENT AGREEMENT OF
                                 THOMAS E. PETRY

POSITION:   Chairman and Chief Executive Officer

DUTIES: Serves as presiding officer of the Board of Directors. In that capacity guides the deliberations and activities of that group. Responsible for directing the Company toward the objective of providing maximum profit and return on invested capital. Establishes short-term and long-range objectives, plans, and policies, subject to the approval of the Board of Directors. Represents the Company before all of its constituencies, including, without limitation, major customers, the financial community, the Company's operations and host communities, and the public.

                                     ANNEX A
                           TO EMPLOYMENT AGREEMENT OF
                              ANDRIES RUIJSSENAARS

POSITION:   President and Chief Operating Officer

DUTIES: Directs, administers and coordinates the activities of the Company in accordance with policies, goals and objectives established by the Chief Executive Officer and the Board of Directors. Assists the Chief Executive Officer in the development of Company policies and goals for, among others, operations, personnel, financial performance and growth. Has direct line responsibility for all operating units.

                                     ANNEX A
                           TO EMPLOYMENT AGREEMENT OF
                                WAYNE R. WICKENS

POSITION:   Senior Vice President and Group Executive

DUTIES: Plans, directs and controls all activities in certain profit centers (currently ten Automotive Divisions) through the general managers of those entities. Those general managers are in turn responsible for production, research, engineering, marketing/sales, purchasing and human resources in their operations.

                                     ANNEX A
                           TO EMPLOYMENT AGREEMENT OF
                                  DAVID N. HALL

POSITION:   Senior Vice President and Chief Financial Officer

DUTIES: Plans, directs and controls the Company's overall financial plans and policies, and its accounting practices, and conducts the Company's relationship with lending institutions and the financial community. Directs treasury, budgeting, audit, tax, accounting, information management, insurance and certain administrative functions. Develops and coordinates necessary and appropriate accounting and statistical data for all departments.

                                     ANNEX A
                           TO EMPLOYMENT AGREEMENT OF
                               CARROLL D. CURLESS

POSITION:   Vice President and Controller

DUTIES: Directs and has responsibility for the Company's accounting practices, the maintenance of its fiscal records, and the preparation of its financial reports. Directs and has overall supervisory responsibility for general and property accounting, internal auditing, cost accounting, and budgetary controls. Appraises operating results in terms of costs, budgets, policies of operations, trends and increased profit opportunities.

                                     ANNEX A
                           TO EMPLOYMENT AGREEMENT OF
                                JAMES A. RALSTON

POSITION:   Vice President, General Counsel and Secretary

DUTIES: As chief legal officer directs the legal affairs of the Company. Provides legal counsel and guidance in the ordinary and special activities of the Company to insure maximum protection of its legal rights utilizing broad familiarity with most legal disciplines. Participates in senior management policy deliberations. Directs the defense of suits or claims and manages the prosecution of the Company's claims against others. Supervises the legal aspects of Company transactions and the preparation of reports and statements of a legal nature. Supervises the environmental compliance function within the Company. Serves as Secretary in accordance with the charter, by-laws, and other legal requirements. Coordinates meetings of the Board of Directors and keeps minutes of such meetings. Attends to Company notices and correspondence, and conducts relations with shareholders on matters concerning meetings of shareholders or share holdings.

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                  )        Consolidated Case No. 1-91-00100
                                       )
                                       )
EAGLE-PICHER INDUSTRIES,               )        Chapter 11
INC., et al.,                          )
                                       )        JUDGE PERLMAN
                  Debtors.             )
                                       )
-------------------------------------- )


                                 EXHIBIT "7.12"

              FORM OF AMENDMENTS TO SUPPLEMENTAL SEVERANCE PROGRAM




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                      [THIS PAGE LEFT BLANK INTENTIONALLY]



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


                        AMENDMENT AND RESTATEMENT OF THE

                  EAGLE-PICHER INDUSTRIES, INC. SEVERANCE PLAN

                              EFFECTIVE ___________

                            SECTION 1. THE AMENDMENT

      1.1 THE AMENDMENT. Effective upon entry of an order confirming the Third Amended Consolidated Plan of Reorganization, Eagle-Picher Industries, Inc. ("Company") amends the severance plan (the "Plan"), adopted effective May 13, 1991, to read as follows:

                             SECTION 2. DEFINITIONS

      2.1 DEFINITIONS. Whenever used in the Plan, the following terms shall mean:

      (a) "ADMINISTRATOR" means the Company's Director of Taxes or his designee. The Administrator shall be a named fiduciary under the Plan.

      (b) "AFFILIATES" means Daisy Parts, Inc., Transicoil Inc., Michigan Automotive Research Corporation, Eagle-Picher Fluid Systems, Inc., Eagle-Picher Minerals, Inc. and Hillsdale Tool & Manufacturing Company.

      (c) "ANNUAL COMPENSATION" means the total of all compensation, including wages, salary, and any other benefit of monetary value, whether paid in the form of cash or otherwise, which was paid as consideration for the participant's service during the 12-month period preceding the participant's severance, or the total which would have been so paid at the participant's usual rate of compensation for any participant who did not work for the Company or an Affiliate for the full 12-month period preceding the participant's severance.

      (d) "BASE PAY" means the participant's base annual pay rate at the date of his termination of employment.

      (e) "BUSINESS DAY" means any day on which commercial banks are required to be open for business in Cincinnati, Ohio.

      (f) "COMPANY" means Eagle-Picher Industries, Inc., or any successor thereto.

      (g) "CONFIRMATION DATE" means the date of entry of an order confirming the Reorganization Plan.

      (h) "CONFIRMATION ORDER" means the order or orders of the court confirming the Reorganization Plan.

      (i) "EFFECTIVE DATE" means May 13, 1991 pursuant to Judge Burton Perlman's order entered that date.

      (j) "ELIGIBLE EMPLOYEES" means division presidents (including the presidents of wholly-owned subsidiaries), all persons employed in the Cincinnati, Ohio General Office as salaried employees except Officers, and those employees designated by the Chief Executive Officer of the Company as key division employees.

      (k)   "OFFICERS" means officers of Eagle-Picher Industries, Inc.

      (l) "REORGANIZATION EFFECTIVE DATE" means the first Business Day after the date on which all of the conditions precedent to the effectiveness of the Reorganization Plan specified in Section 7.9 of the Reorganization Plan have been satisfied or waived, or if a stay of the Confirmation Order is in effect on such date, the first Business Day after the expiration, dissolution, or lifting of such stay.

      (m) "REORGANIZATION PLAN" means the Third Amended Consolidated Plan of Reorganization of the Company and its affiliated debtors, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules to the foregoing, as the same may be in effect at the time such reference becomes operative.

      (n) "SERVICE" means Vesting Service as defined in the Eagle-Picher Retirement Income Plan for Salaried Employees.

      (o)   "WEEK'S PAY" means a participant's Base Pay divided by 52.

      2.2 GENDER REFERENCE. Any words in this Plan document (or amendments to it) which are used in one gender shall be read and construed to mean or include the other gender wherever they would so apply.

                            SECTION 3. PARTICIPATION

      3.1 PARTICIPANTS. Eligible Employees employed on the Effective Date shall become participants on that date.

      3.2 NEW PARTICIPANTS. Anyone meeting the definition of Eligible Employee hired or designated by the Chief Executive Officer after the Effective Date shall become a participant after completion of three months of Service. The Company's Chief Executive Officer can waive any service period required of a new participant by a written letter to the participant with a copy to the Administrator.

                               SECTION 4. BENEFITS

      4.1 SEVERANCE BENEFIT. Participants terminated by the Company or an Affiliate after the Effective Date other than for cause will receive a Base Severance Benefit, a Supplemental Severance Benefit and Group Medical and Life Insurance Benefits as described herein. The eligibility for, and the level of, benefits will be determined by the employee's status as a division president or key employee at the date of the employee's termination of employment. If the operation for which a participant is working is sold and the participant continues to work with the operation, or another entity affiliated with the buyer, after the sale, the participant will not be eligible for the Base Severance Benefit, the Supplemental Severance Benefit, or the Group Medical and Insurance Benefits.

      4.2 BASE SEVERANCE BENEFIT. The Base Severance Benefit will provide one Week's Pay for each completed year of Service and, for any partial year of Service, one-twelfth Week's Pay for each completed month of Service. Payments shall be reduced dollar for dollar by compensation earned for services rendered by a participant for a subsequent employer during the period Base Severance Benefits are being paid. The minimum Base Severance Benefit shall be two Week's Pay. Payments under the Base Severance Benefit will be made under the general payroll practice for the unit in which the participant was employed.

      4.3 SUPPLEMENTAL SEVERANCE BENEFIT. The Supplemental Severance Benefit will provide one year's Base Pay for division presidents; six months' Base Pay for salaried General Office and division employees designated as key employees by the Chief Executive Officer; and three months' Base Pay for all other salaried General Office employees. The Supplemental Severance Benefit for a salaried employee employed in the Cincinnati, Ohio, General Office who becomes entitled to a benefit under Section 4.1 after age 50 and before the first anniversary of the Reorganization Effective Date will be twice the Supplemental Severance Benefit otherwise provided under this Section. The Supplemental Severance Benefit shall be paid in a lump sum on termination of employment.

      4.4 GROUP MEDICAL AND LIFE INSURANCE BENEFITS. The Group Medical and Life Insurance Benefits will provide continued participation in the medical indemnity benefits, self-funded medical benefits, health maintenance organizations, and group term life insurance benefits (including the additional group term life insurance available at employee cost) as if the participant were an active employee of the Company or an Affiliate. These benefits will continue for one week for each year of Service unless similar coverage is obtained from a subsequent employer. Any period for which medical benefits are provided hereunder shall reduce the period for which COBRA benefits are available. These benefits shall continue under the participant's election in force when his severance occurs, subject to any new election that would be available to him as an active employee. If the HMO or medical indemnity provider refuses to continue coverage for the participant, the participant will receive coverage under the self-funded medical benefit program available to employees at his location.

      4.5 VACATION PAY. Any existing practices of the Company or Affiliates with respect to payment for unused vacation time at termination of employment shall not be affected by this Plan.

      4.6 MAXIMUM SEVERANCE BENEFITS. Payments under the Plan shall not exceed twice the participant's Annual Compensation.

      4.7 DEATH OF PARTICIPANT. No benefits shall be payable upon the death of a participant except for any payment which may have been due prior to his date of death.

                            SECTION 5. ADMINISTRATION

      5.1 POWERS AND DUTIES. The Administrator shall have the power and the duty to take all action, and to make all decisions necessary or proper to carry out the Plan, including, without limitation, the following:

            (a) To interpret the Plan, which interpretations shall be final and conclusive;

            (b) To compute the benefit to be paid to any person under the Plan;

            (c) To provide procedures for withholding of any income or employment taxes from benefits payable hereunder.

      5.2   CLAIMS PROCEDURE.

            (a) CLAIM, DENIAL AND NOTICE: Any participant who disagrees with the Administrator's determination of his right to benefits or the amount of the benefits shall file a written claim for the benefits he believes he is entitled to. If the Administrator denies the claim, in whole or in part, he shall furnish the participant with written notice of the denial of his claim within sixty (60) days of receipt of the claim. Such notice shall be written in a manner calculated to be understood by the participant and shall contain the specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of additional material or information which is needed to complete the claim and why such is necessary, and an explanation of the Plan's appeal procedure.

            (b) APPEAL: Within sixty (60) days after the receipt of a notice that his claim was denied, the claimant may appeal the denial of his claim to the Administrator in writing stating the reason for his appeal and submitting any issues or comments for the Administrator's review.

            (c) DECISION ON APPEAL: Within sixty (60) days of receipt of an appeal, the Administrator shall mail to the applicant a written notice of his decision setting forth, in a manner calculated to be understood by the applicant, the specific reasons for his decision and the specific references to the pertinent Plan provisions on which his decision was based.

      5.3 INDEMNITY FOR LIABILITY. The Company shall indemnify the Administrator against any and all claims, losses, damages, expenses, including counsel fees, incurred by the Administrator and any liability, including any amounts paid in settlement with the Company's approval, arising from the Administrator's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of the Administrator.

                            SECTION 6. MISCELLANEOUS

      6.1   PLAN YEAR. The plan year shall be the calendar year.

      6.2 AMENDMENT OR TERMINATION. The Company reserves the right to amend, extend or terminate this Plan at any time. However, the benefits provided in Section 4.1 shall remain in effect for at least one year subsequent to the Reorganization Effective Date. A participant whose employment terminates after the termination or amendment of this Plan shall be entitled only to the benefits available under the Plan, if any, in existence at his termination of employment.

            In Witness Whereof, Eagle-Picher Industries, Inc. has caused this amendment and restatement of the plan to be executed by its duly authorized corporate officers this _________ day of November, 1996.

                                       EAGLE-PICHER INDUSTRIES, INC.


                                       By: _______________________
Attest:                                    Thomas E. Petry
                                           Chairman of the Board and
                                           Chief Executive Officer

___________________________


             EAGLE-PICHER INDUSTRIES, INC. OFFICERS' SEVERANCE PLAN

                               SECTION 1. THE PLAN

      1.1 THE PLAN. Effective upon entry of an order confirming the Third Amended Consolidated Plan of Reorganization, Eagle-Picher Industries, Inc. ("Company") adopts the following severance plan (the "Plan"). The Plan is intended to be an employee welfare benefit plan under Section 201(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). To the extent it may be determined to be a pension plan, it is an unfunded plan maintained to provide benefits to certain individuals described in Section 201(2) of ERISA.

                             SECTION 2. DEFINITIONS

      2.1 DEFINITIONS. Whenever used in the Plan, the following terms shall mean:

      (a) "ADMINISTRATOR" means the Company's Director of Taxes or his designee. The Administrator shall be a named fiduciary under the Plan.

      (b) "BASE PAY" means the participant's base annual pay rate at the date of his termination of employment.

      (c) "BUSINESS DAY" means any day on which commercial banks are required to be open for business in Cincinnati, Ohio.

      (d) "COMPANY" means Eagle-Picher Industries, Inc., or any successor thereto.

      (e) "CONFIRMATION DATE" means the date of entry of an order confirming the Reorganization Plan.

      (f) "CONFIRMATION ORDER" means the order or orders of the court confirming the Reorganization Plan.

      (g) "ELIGIBLE EMPLOYEES" means Officers of the Company employed in the Cincinnati, Ohio General Office.

      (h) "EXECUTIVE OFFICERS" means Thomas E. Petry, Andries Ruijssenaars, David N. Hall, Wayne R. Wickens, Carroll D. Curless and James A.Ralston.

      (i)   "OFFICERS" means officers of Eagle-Picher Industries, Inc.

      (j) "REORGANIZATION EFFECTIVE DATE" means the first Business Day after the date on which all of the conditions precedent to the effectiveness of the Reorganization Plan specified in Section 7.9 of the Reorganization Plan have been satisfied or waived, or if a stay of the Confirmation Order is in effect on such date, the first Business Day after the expiration, dissolution, or lifting of such stay.

      (k) "REORGANIZATION PLAN" means the Third Amended Consolidated Plan of Reorganization of the Company and its affiliated debtors, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules to the foregoing, as the same may be in effect at the time such reference becomes operative.

      (l) "SERVICE" means Vesting Service as defined in the Eagle-Picher Retirement Income Plan for Salaried Employees.

      (m)   "WEEK'S PAY" means a participant's Base Pay divided by 52.

      2.2 GENDER REFERENCE. Any words in this Plan document (or amendments to it) which are used in one gender shall be read and construed to mean or include the other gender wherever they would so apply.

                            SECTION 3. PARTICIPATION

      3.1 PARTICIPANTS. Eligible Employees employed on the Confirmation Date shall become participants on that date. Participation by the Executive Officers shall cease upon the effective date of the employment contracts described in Section 7.11 of the Reorganization Plan.

      3.2 NEW PARTICIPANTS. Anyone meeting the definition of Eligible Employee after the Confirmation Date shall become a participant after completion of three months of Service. The Company's Chief Executive Officer can waive any service period required of a new participant by a written letter to the participant with a copy to the Administrator.

                               SECTION 4. BENEFITS

      4.1 SEVERANCE BENEFIT. Participants terminated by the Company on or after the Confirmation Date other than for cause will receive a Base Severance Benefit, a Supplemental Severance Benefit and Group Medical and Life Insurance Benefits as described herein.

      4.2 BASE SEVERANCE BENEFIT. The Base Severance Benefit will provide one Week's Pay for each completed year of Service and, for any partial year of Service, one-twelfth Week's Pay for each completed month of Service. Payments shall be reduced dollar for dollar by compensation earned for services rendered by a participant for a subsequent employer during the period Base Severance Benefits are being paid. The minimum Base Severance Benefit shall be two Week's Pay. Payments under the Base Severance Benefit will be made under the general payroll practice for the unit in which the participant was employed.

      4.3 SUPPLEMENTAL SEVERANCE BENEFIT. The Supplemental Severance Benefit will provide one year's Base Pay. The Supplemental Severance Benefit will provide two years' Base Pay for an Officer employed in the Cincinnati, Ohio, General Office who becomes entitled to a benefit under Section 4.1

            (i) before the first anniversary of the Reorganization Effective Date, and

            (ii)  after the Officer reaches age 50.

            The Supplemental Severance Benefit shall be paid in a lump sum on termination of employment.

      4.4 GROUP MEDICAL AND LIFE INSURANCE BENEFITS. The Group Medical and Life Insurance Benefits will provide continued participation in the medical indemnity benefits, self-funded medical benefits, health maintenance organizations, and group term life insurance benefits (including the additional group term life insurance available at employee cost) as if the participant were an active employee of the Company or an Affiliate. These benefits will continue for one week for each year of Service unless similar coverage is obtained from a subsequent employer. Any period for which medical benefits are provided hereunder shall reduce the period for which COBRA benefits are available. These benefits shall continue under the participant's election in force when his severance occurs, subject to any new election that would be available to him as an active employee. If the HMO or medical indemnity provider refuses to continue coverage for the participant, the participant will receive coverage under the self-funded medical benefit program available to employees at his location.

      4.5 VACATION PAY. Any existing practices of the Company or Affiliates with respect to payment for unused vacation time at termination of employment shall not be affected by this Plan.

      4.6 DEATH OF PARTICIPANT. No benefits shall be payable upon the death of a participant except for any payment which may have been due prior to his date of death.

                            SECTION 5. ADMINISTRATION

      5.1 POWERS AND DUTIES. The Administrator shall have the power and the duty to take all action, and to make all decisions necessary or proper to carry out the Plan, including, without limitation, the following:

            (a) To interpret the Plan, which interpretations shall be final and conclusive;

            (b) To compute the benefit to be paid to any person under the Plan;

            (c) To provide procedures for withholding of any income or employment taxes from benefits payable hereunder.

      5.2   CLAIMS PROCEDURE.

            (a) CLAIM, DENIAL AND NOTICE: Any participant who disagrees with the Administrator's determination of his right to benefits or the amount of the benefits shall file a written claim for the benefits he believes he is entitled to. If the Administrator denies the claim, in whole or in part, he shall furnish the participant with written notice of the denial of his claim within sixty (60) days of receipt of the claim. Such notice shall be written in a manner calculated to be understood by the participant and shall contain the specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of additional material or information which is needed to complete the claim and why such is necessary, and an explanation of the Plan's appeal procedure.

            (b) APPEAL: Within sixty (60) days after the receipt of a notice that his claim was denied, the claimant may appeal the denial of his claim to the Administrator in writing stating the reason for his appeal and submitting any issues or comments for the Administrator's review.

            (c) DECISION ON APPEAL: Within sixty (60) days of receipt of an appeal, the Administrator shall mail to the applicant a written notice of his decision setting forth, in a manner calculated to be understood by the applicant, the specific reasons for his decision and the specific references to the pertinent Plan provisions on which his decision was based.

      5.3 INDEMNITY FOR LIABILITY. The Company shall indemnify the Administrator against any and all claims, losses, damages, expenses, including counsel fees, incurred by the Administrator and any liability, including any amounts paid in settlement with the Company's approval, arising from the Administrator's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of the Administrator.

                            SECTION 6. MISCELLANEOUS

      6.1   PLAN YEAR. The plan year shall be the calendar year.

      6.2 AMENDMENT OR TERMINATION. The Company reserves the right to amend, extend or terminate this Plan at any time. However, the benefits provided in Section 4.1 shall remain in effect for at least one year subsequent to the Reorganization Effective Date. A participant whose employment terminates after the termination or amendment of this Plan shall be entitled only to the benefits available under the Plan, if any, in existence at his termination of employment.

      6.3 UNFUNDED PLAN. The Plan shall be unfunded and all benefit payments shall be made from the general assets of Eagle-Picher Industries, Inc.

            In Witness Whereof, Eagle-Picher Industries, Inc. has caused this plan to be executed by its duly authorized corporate officers this _________ day of November, 1996.

                                       EAGLE-PICHER INDUSTRIES, INC.


                                       By:
                                           --------------------------
Attest:                                    Thomas E. Petry
                                           Chairman of the Board and
                                           Chief Executive Officer

------------------------

                                            /s/ James  A. Ralston
                                         --------------------------
                                          Name:  James A. Ralston
                                          Title: Vice President, General
                                                 Counsel and Secretary

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                  )        Consolidated Case No. 1-91-00100
                                       )
                                       )
EAGLE-PICHER INDUSTRIES,               )        Chapter 11
INC., et al.,                          )
                                       )        JUDGE PERLMAN
                  Debtors.             )
                                       )
-------------------------------------- )



                                  EXHIBIT "8.1"

                     EXECUTORY CONTRACTS OR UNEXPIRED LEASES
                                  TO BE ASSUMED

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS

--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------

Division: CINCINNATI INDUSTRIAL MACHINERY
--------------------------------------------------------------------------------
Herman Engineering Inc              Sales Representative                    0.00
5011 28th Street, S.E.              Agreement
Grand Rapids, MI 45912
--------------------------------------------------------------------------------
Holloway & Assoc                    Sales Representative                    0.00
P.O. Box 100                        Agreement
501 Archdale Dr., Ste. 225
Charlotte, NC 28217
--------------------------------------------------------------------------------
Lohrer, Larry                       Sales Representative                    0.00
260 Northland Blvd., Ste. 224       Agreement
Cincinnati, OH 45246-3651
--------------------------------------------------------------------------------
Mechanics Laundry                   Service Agreement                      31.66
711 E. Vermont Ave.                 10/19/90
Indianapolis, IN 46202
--------------------------------------------------------------------------------


                                     A8.1-1

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------

Division: CONSTRUCTION EQUIPMENT
--------------------------------------------------------------------------------
Caterpillar, Inc.                   Warranty Agreement                      0.00
600 W. Washington St.
E. Peoria, IL 61630-0001
--------------------------------------------------------------------------------
Equipos de Acuna SA de CV           Intercompany Agreement          undetermined
Carretera Presa La Amistad, KM 9    07/23/86
CD Acuna, Coahuila Mexico
--------------------------------------------------------------------------------
Weaver, David                       Real Estate Lease                     139.38
500 E. 50th Street                  01/01/80
Lubbock, TX 79404-3726
--------------------------------------------------------------------------------


                                     A8.1-2

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------
Division: EAGLE-PICHER MINERALS, INC.
--------------------------------------------------------------------------------
ACF Industries Inc.                 RR Hopper Car Lease                     0.00
3301 Rider Trail South              08/01/79
Earth City, MO 63045-1309
--------------------------------------------------------------------------------
ACF Industries Inc.                 RR Hopper Car Lease                     0.00
3301 Rider Trail South              06/01/88
Earth City, MO  63045-1309
--------------------------------------------------------------------------------
Anderson, Virginia C.               Mining Lease                            0.00
6861 N. Ocean Blvd.                 01/01/80
Ocean Ridge, FL 33435
--------------------------------------------------------------------------------
Bohanan, James A.                   Mining Lease                            0.00
208 Parkview                        01/01/80
PO Box 293
Luling, TX 78648
--------------------------------------------------------------------------------
Brown, Lola K.                      Mining Lease                          150.00
Route 1, Box 357                    04/16/74
Fernely, NV 89408-9746
--------------------------------------------------------------------------------
Brown, Lola K.                      Mining Lease                            0.00
Route 1, Box 357                    03/01/84
Fernely, NV 89408-9746
--------------------------------------------------------------------------------
Catellus Development Corp           Mining Lease                            0.00
201 Mission Street, Ste. 250        12/01/71
San Francisco, CA 94105
--------------------------------------------------------------------------------
Catellus Development Corp           Commercial Lease                        0.00
201 Mission Street, Ste. 250        02/01/80
San Francisco, CA 94105
--------------------------------------------------------------------------------
Copeland, Ella Mae                  Mining Lease                            0.00
1452 Plymouth Rock                  01/01/80
Clovis, CA 93612-2444
--------------------------------------------------------------------------------
Cowie, Elizabeth Herrmann           Mining Lease                        1,530.08
4 Hawk Lane, North Oaks             01/01/80
St. Paul MN 55127
--------------------------------------------------------------------------------
Diatomite Products Co               Mining Lease                            0.00
5 Greenwood Ave., N.W.              07/18/79
Bend, OR 97701-2028
--------------------------------------------------------------------------------
Eagle-Picher Industries Inc         Agency Agreement                undetermined
580 Walnut St.                      12/01/86
Cincinnati, OH 45202
--------------------------------------------------------------------------------
Eagle-Picher Industries Inc         Export Management Agreement     undetermined
580 Walnut St.                      12/01/86
Cincinnati, OH 45202
--------------------------------------------------------------------------------


                                     A8.1-3

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------
Fischer, Dalmar                     Mining Lease                            0.00
618 Beacon St.                      01/01/80
Newton Centre, MA 02159
--------------------------------------------------------------------------------
Fischer, Jeannette                  Mining Lease                            0.00
618 Beacon Street                   01/01/80
Newton Center, MA 02159
--------------------------------------------------------------------------------
Fisk, Walter M.                     Mining Lease                          400.00
P.O. Box 458                        07/27/87
Lovelock, NV 89419-0458
--------------------------------------------------------------------------------
GE Rail Car Service Corp.           RR Hopper Car Lease                     0.00
33 W. Monroe Street                 04/01/89
Chicago, IL 60603-5302
--------------------------------------------------------------------------------
GE Rail Car Service Corp.           RR Hopper Car Lease                     0.00
33 W. Monroe Street                 09/01/90
Chicago, IL  60603-5302
--------------------------------------------------------------------------------
GE Rail Car Service Corp.           RR Hopper Car Lease                     0.00
33 W. Monroe Street                 10/01/90
Chicago, IL  60603-5302
--------------------------------------------------------------------------------
Grove, Robert E.                    Farm Lease                          1,331.45
2331 Loop Road                      04/01/87
Vale, OR 97918-5636
--------------------------------------------------------------------------------
Knight, James A.                    Mining Lease                        4,131.23
135 S. Elm St.                      01/01/80
Hinsdale, IL 60521

also:
-----
c/o S. Duhl, Schwarts & Freeman
401 N. Michigan #1900
Chicago, IL 60611-4206
--------------------------------------------------------------------------------
Moore, Leonard W.                   Farm Lease                              0.00
Route 1, Box 451                    04/01/87
Vale, OR 97918-9801
--------------------------------------------------------------------------------
Moran, Richard T.                   Residential Lease                       0.00
2558 Graham Blvd.                   12/22/89
Vale, OR 97918-5625
--------------------------------------------------------------------------------
Rauch, John                         Rental Agreement                        0.00
1340 Nixon Avenue                   01/29/80
Reno, NV  89509-2640
--------------------------------------------------------------------------------
Savage, Louise                      Mining Lease                            0.00
Savage, Thomas & Thomas Jr.         01/01/80
Trust of T. Savage
1949/T.C. Savage, Trustee
1700 1st Bank Building
St. Paul, MN 55101
--------------------------------------------------------------------------------


                                     A8.1-4

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------
SFP Minerals Corp.                  Mineral Lease                           0.00
P.O. Box 27019                      12/01/66
Albuquerque, NM 87125-7019
--------------------------------------------------------------------------------
SFP Minerals Corp.                  Sand & Gravel Lease                 4,364.32
P.O. Box 27019                      11/14/85
Albuquerque, NM 87125-7019
--------------------------------------------------------------------------------
Southern Pacific Trans Co           Commercial Lease                       17.28
One Market Plaza                    12/01/70
San Francisco, CA  94105
--------------------------------------------------------------------------------
Southern Pacific Trans Co.          Industrial Lease                        0.00
One Market Plaza                    03/14/80
San Francisco, CA  94105
--------------------------------------------------------------------------------
State of Oregon                     Mining Lease                            0.00
Division of State Lands             09/02/82
1600 State Street
Salem, OR 97310-0302
--------------------------------------------------------------------------------
Terminal Mini Warehouse             Lease 12/15/83                         61.94
2900 Vassar Street
Reno, NV 89502-3224
--------------------------------------------------------------------------------
Terminal Mini Warehouse             Rental Agreement                        0.00
2900 Vassar Street                  04/01/84
Reno, NV  89502-3224
--------------------------------------------------------------------------------
Terminal Mini Warehouse             Rental Agreement                        0.00
2900 Vassar Street                  04/01/84
Reno, NV  89502-3224
--------------------------------------------------------------------------------
Tweedt, Andre M., Jr.               Mining Lease                           16.67
P.O. Box 59                         03/01/84
Durham, CA 95938-0059
--------------------------------------------------------------------------------
Tweedt, John A.                     Mining Lease                           16.67
11895 Parey Avenue                  03/01/84
Red Bluff, CA 96080-8982
--------------------------------------------------------------------------------
Tweedt, Peter                       Mining Lease                           16.67
424 Stanford Drive                  03/01/84
Arcadia, CA 91006
--------------------------------------------------------------------------------
Twiname, John & Carolyn A.          Mining Lease                            0.00
60 East End Avenue                  01/01/80
New York, NY 10028-7907
--------------------------------------------------------------------------------
US Postmaster                       Post Office Box Rental                  0.00
2000 Vassar                         03/20/80
Reno, NV 89510
--------------------------------------------------------------------------------


                                     A8.1-5

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------
Division: ELECTRONICS
--------------------------------------------------------------------------------
Abel Lemon et al                    Distributor Sales Agreement             0.00
Division of La Porte Group          02/15/90
Australia, Ltd.
26 Fariola Street
Silverwater, New South Wales,
2141 Australia
--------------------------------------------------------------------------------
Albright, Lawrence                  Consultant Agreement                   58.06
Route 1, Box 365                    10/15/84
Neosho, MO 64850-9801
--------------------------------------------------------------------------------
Chemag Aktiengesellschaft           Distributor Sales Agreement             0.00
Postfach 970167                     08/21/90
Senckenbergenlage 10/12
D-6000 Frankfurt AM Main
97 Germany
--------------------------------------------------------------------------------
City of Joplin                      Real Estate Lease                       0.00
P.O. Box 1355                       10/01/90
303 E. 3rd Street
Joplin, MO 64802-1355
--------------------------------------------------------------------------------
Diehl & Eagle-Picher GMBH           License                                 0.00
Bahnhofsplatz 6                     06/26/89
D-8500 Nuernberg 70
Germany
--------------------------------------------------------------------------------
Diehl & Eagle-Picher GMBH           Customer Sales Contract                 0.00
Bahnhofsplatz 6                     06/26/90
D-8500 Nuernberg 70
Germany
--------------------------------------------------------------------------------
Diehl & Eagle-Picher GMBH           Customer Sales Contract                 0.00
Bahnhofsplatz 6                     08/29/90
D-8500 Nuernberg 70
Germany
--------------------------------------------------------------------------------
Diehl GMBH & C                      Cooperation Agreement                   0.00
Stephanstrassr 49                   06/09/89
D-8500 Nuernberg 30
Germany
--------------------------------------------------------------------------------
Dons Machine Shop                   Lease                                   0.00
1021 Moffet Street                  07/07/77
Joplin, MO 64801-1024
--------------------------------------------------------------------------------
Evode Laboratories                  Secrecy Agreement                       0.00
Stafford St. 16 3 EH                02/10/89
United Kingdom
--------------------------------------------------------------------------------


                                     A8.1-6

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------
Flexibulk Ltd.                      Distributor Sales Agreement             0.00
Davidson House Upper St. John's     05/14/90
Street
Lichfield, Staffordshire
WS14 9DU United Kingdon
--------------------------------------------------------------------------------
HB Fuller Co, Research & Dev.       Confidentiality Agreement               0.00
Laboratory                          09/07/89
1200 Wolters Blvd.
Vadnais Heights, MN 55110-5146
--------------------------------------------------------------------------------
Le Clanche SA                       License                                 0.00
48 Avenue De Grandson
Ch 1401 Yuerdon, Switzerland
--------------------------------------------------------------------------------
Massey Machine Shop                 Lease                                   0.00
1915 Iron Gates Road                01/01/78
Joplin, MO 64801
--------------------------------------------------------------------------------
Meheffy, Orville A.                 Medical Services Agreement              0.00
2817 McClelland Blvd., Ste. 108     02/01/86
Joplin, MO 64801
--------------------------------------------------------------------------------
Morton International                Secrecy Agreement                       0.00
1275 Lake Avenue                    01/01/83
Woodstock, IL 60098-7415
--------------------------------------------------------------------------------
Swiss Federal Aircraft Factory      License                                 0.00
CH 6032 Emmen, Switzerland
--------------------------------------------------------------------------------
Union Carbide Chemicals & Plastics  License Agreement                       0.00
39 Old Ridgebury Road               10/01/82
Danbury, CT 06817-0001
--------------------------------------------------------------------------------


                                     A8.1-7

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------
Division: FABRICON PRODUCTS
--------------------------------------------------------------------------------
Davies Packing                      Manufacturer Representative             0.00
P.O. Box 3825                       07/19/81
2901 Brixham Drive
Richmond, VA 23235-7825
--------------------------------------------------------------------------------
Jackson & Assoc.                    Manufacturer Representative             0.00
5826 Castle Lane                    03/26/90
Norcross, GA 30093-3801
--------------------------------------------------------------------------------
Marks, George                       Manufacturer Representative             0.00
310 Bok Road                        05/01/83
Wyncote, PA 19095-2004
--------------------------------------------------------------------------------
Pierce, Earl                        Manufacturer Representative             0.00
7 N. Gate Road                      05/01/83
West Chester, PA 19380
--------------------------------------------------------------------------------


                                     A8.1-8

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------
Division:  GENERAL OFFICE
--------------------------------------------------------------------------------
BIS Offsite Records                 Real Property Lease -                  32.28
318 W. Third St.                    Storage
Cincinnati, Ohio 45202-3408
--------------------------------------------------------------------------------
Brooks, BB                          Mineral Rights Interest -               0.00
1501 Mission                        07/30/80
Bartlesville, OK  74003
--------------------------------------------------------------------------------
Bunting Bearings Corp.              Subordination Agreement -               0.00
P.O. Box 729                        02/23/89
1001 Holland Park Blvd.
Holland, OH  43528-0729
--------------------------------------------------------------------------------
Bunting Bearings Corp.              Indemnity Agreement -                   0.00
P.O. Box 729                        02/23/89
1001 Holland Park Blvd.
Holland, OH  43528-0729
--------------------------------------------------------------------------------
City of Joplin                      Lease & Operation Agreement             0.00
303 E. Third Street                 - 12/18/90
P.O. Box 1355
Joplin, MO  64802-1355
--------------------------------------------------------------------------------
City of Joplin                      Lease & Operation Agreement             0.00
303 E. Third Street                 - 12/18/90
P.O. Box 1355
Joplin, MO  64802-1355
--------------------------------------------------------------------------------
Cooper, Geoffrey Vernon             Acquisition of Shares (GVC)       189,825.80
Green Hayes, Broad Street           - 08/25/88                   (British pounds
Brixworth                                                              sterling)
Northamptonshire, England, U.K.
--------------------------------------------------------------------------------
Donlen Corporation                  Master Agreement 44                     0.00
500 Lake Cook Road
Deerfield, IL 60015-4996
--------------------------------------------------------------------------------
Eagle-Picher, Inc.                  Export Management Agreement     undetermined
580 Walnut Street                   - 01/01/85
Suite 1300
Cincinnati, OH  45202
--------------------------------------------------------------------------------
Eagle-Picher, Inc.                  Agency Agreement - 01/01/85     undetermined
580 Walnut Street
Suite 1300
Cincinnati, OH  45202
--------------------------------------------------------------------------------
Firm Diehl                          Incorporation of Joint                  0.00
Stephenstrasse 49                   Company, amendments 1978,
8500 Nuernberg 30                   1986, 1989 - 05/19/71
Federal Republic of Germany
--------------------------------------------------------------------------------


                                     A8.1-9

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------
Foundation Technology Ltd.          License Agreement -                     0.00
28 Nerang Centre                    06/28/89
Price Street, Nerange,
Queensland, 4211 Australia
--------------------------------------------------------------------------------
Goldman Sachs Group                 Industrial Revenue Bond               932.40
85 Broad Street                     (Remarketing Agent-Oregon
New York, NY  10005                 IRB) - 12/01/84
--------------------------------------------------------------------------------
Lane, Vincent G.J.                  Acquisition of Shares;            126,860.00
The Beeches, Burnmill Road          Indemnity (GVC) - 08/25/88   (British pounds
Market Harborough                                                      sterling)
Leicestershire, England LE16 7JG
--------------------------------------------------------------------------------
Ohio Office Machines                Maintenance Agreement -                 0.00
124 Burkhart Avenue                 08/15/90
Cincinnati, OH  45215
--------------------------------------------------------------------------------
Pitney Bowes Credit Corp.           Equipment Lease - 06/01/88             12.77
P. O. Box 5151
Norwalk, CT  06851
--------------------------------------------------------------------------------
Pitney Bowes Corp.                  Maintenance Agreement -                 0.00
P.O. Box 14447                      01/01/91
Cincinnati, OH  45214
--------------------------------------------------------------------------------
Powers Energy, Inc.                 Mineral Rights Interest -               0.00
11930 Menaul Blvd., N.E.            07/30/80
Suite 223
Albuquerque, NM  87112-2461
--------------------------------------------------------------------------------
Rozai Kogyo Kaisha                  License Agreement -                     0.00
5, 1-Chome Minami                   04/18/70
Horeidori Nishiku
Osaka, Japan
--------------------------------------------------------------------------------
Security Water & Sanitation Dist.   Test Well License & Land            1,431.50
231 Security Blvd.                  Use Agreement - 04/01/90
P.O. Box 5156
Joplin, MO  64802
--------------------------------------------------------------------------------
Sun Refining & Marketing Co.        Mineral Rights Interest -               0.00
P.O. Box 2039                       07/30/80
Tulsa, OK  74102-2039
--------------------------------------------------------------------------------
Veluwse Machine Industries BV       License Agreements -                    0.00
P. O. Box 161                       05/30/73
816 AD EDE
The Netherlands
--------------------------------------------------------------------------------


                                     A8.1-10

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------
Division: HILLSDALE TOOL
--------------------------------------------------------------------------------
Grede Vassar Inc.                   Real Estate Lease                       0.00
P.O. Box 26499                      06/01/89
Milwaukee, WI 53226-0499
--------------------------------------------------------------------------------


                                     A8.1-11

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------

Division: INJECTION MOLDING (PARIS)
--------------------------------------------------------------------------------
Future Three Software Inc.          Software Support Agreement             0.00
33031 Schoolcraft Rd.               03/22/90
Livonia, MI 48150-1604
--------------------------------------------------------------------------------
Mid American Telephone Supply       Telephone System Service               0.00
1628 Wabash                         02/18/90
Terre Haute, IN 47807-3321
--------------------------------------------------------------------------------


                                     A8.1-12

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------

Division:  MAT
--------------------------------------------------------------------------------
Kalcor Coatings Co.                 Use of Land - 05/01/80                  0.00
37721 Stevens Boulevard
Willoughby, OH  44094-6231
--------------------------------------------------------------------------------


                                     A8.1-13

================================================================================
                                  EXHIBIT 8.1

                              EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------
Division: MICHIGAN AUTOMOTIVE RESEARCH CORP (MARCO)
--------------------------------------------------------------------------------
Creative Investment Assoc.          Real Estate Lease                       0.00
P.O. Box 7209                       09/15/88
1254 N. Main Street
Ann Arbor, MI 48107-7209
--------------------------------------------------------------------------------
Detroit Edison Co.                  Primary Supply Rate                    13.38
2000 Second Avenue                  Schedule D6
Detroit, MI 48226                   05/15/90
--------------------------------------------------------------------------------
Detroit Edison Co.                  Parallel Operation &                    0.00
2000 Second Avenue                  Standby Service
Detroit, MI  48226                  07/23/90
--------------------------------------------------------------------------------
Detroit Edison Co.                  Parallel Operation                      0.00
2000 Second Avenue                  Interconnection Agreement
Detroit, MI  48226                  08/01/90
--------------------------------------------------------------------------------
Federal Energy Regulatory Comm      Qualification as a                      0.00
Security of the Commission          Cogeneration Facility
825 North Capital St., N.E.         07/03/90
Washington, DC 20426
--------------------------------------------------------------------------------


                                     A8.1-14

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------
Division: ORCOMATIC
--------------------------------------------------------------------------------
Iron Mountain Group Inc.            Service Agreement                       1.20
P.O. Box 1772                       01/01/91
Albany, NY 12201-1772
--------------------------------------------------------------------------------
Unifirst Corp.                      Rental of Uniforms & rugs           2,101.35
205 Garfield Avenue                 01/02/91
Stratford, CT 06497-7103

Claim Assigned to:
------------------
Amroc Investments Inc.
Sonia Gardner
335 Madison Ave., 26th Floor
New York, NY 10017
--------------------------------------------------------------------------------


                                     A8.1-15

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------

Division: PLASTICS
--------------------------------------------------------------------------------
Adams/Remco Inc.                    Maintenance Agreement                   0.00
1109 Sherman Drive                  11/03/90
Ft. Wayne, IN 46808-3430
--------------------------------------------------------------------------------
ADT Security Systems                Service Agreement                       0.00
P.O. Box 6720                       01/01/91
8770 Manchester
St. Louis, MO 63144
--------------------------------------------------------------------------------
Arrow Service Inc.                  Service Agreement                       0.00
4121 Northrup                       01/01/91
Ft. Wayne, IN 46805-1034
--------------------------------------------------------------------------------
B Safe Extinguishers                Service Agreement                       0.00
310 Railroad Street                 01/01/91
Huntington, IN 46750-2845
--------------------------------------------------------------------------------
Bertsch Coffee                      Service Agreement                   6,099.79
P.O. Box 815                        01/01/91
Warsaw, IN 46580

Claim Assigned to:
------------------
Debt Acquisition Co. of America
Kirsen Kuykendall
2120 W. Washington St.
San Diego, CA 92110
--------------------------------------------------------------------------------
Dekalb Fire & Safety Inc            Service Agreement                     709.93
P.O. Box 406                        10/01/90
103 Depot Street
Auburn, IN 46706-0406
--------------------------------------------------------------------------------
GTE Telephone Operations North      Utility Agreement                   4,616.96
Area                                08/15/90
11611 N. Meridian, Ste 600 MMI
Carmel, IN 46032
--------------------------------------------------------------------------------
IBM Information Network             Service Agreement                       0.00
P.O. Box 30104                      01/23/89
Tampa, FL 33630-3104
--------------------------------------------------------------------------------
Jims Auto Care                      Service Agreement                       0.00
P.O. Box 78                         01/01/91
Grabill, IN 46741-0078
--------------------------------------------------------------------------------


                                     A8.1-16

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------
Medec Inc.                          Service Agreement                     225.00
1012 LaFort                         01/01/91
Ft. Wayne, IN 46805-4333

Claim Assigned to:
------------------
Debt Acquisition Co. of America
Kirsen Kuykendall
2120 W. Washington St.
San Diego, CA 92110
--------------------------------------------------------------------------------
Mid City Office Systems             Maintenance Agreement                 489.30
P.O. Box 403                        07/20/90
138 E. Seventh Street
Auburn, IN 46706-0403

Claim Assigned to:
------------------
Debt Acquisition Co. of America
Kirsen Kuykendall
2120 W. Washington St.
San Diego, CA 92110
--------------------------------------------------------------------------------
National Serv All                   Waste Disposal Agreement                0.00
P.O. Box 2234                       01/01/91
Ft. Wayne, IN 46809
--------------------------------------------------------------------------------
Northern Indiana Trading Co.        Utility Agreement                  67,819.72
P.O. Box 526                        10/28/88
Auburn, IN 46706-0526
--------------------------------------------------------------------------------
Northern Indiana Trading Co.        Utility Agreement                       0.00
P. O. Box 526                       10/28/88
Auburn, IN  46706-0526
--------------------------------------------------------------------------------
Nowak & Williams Supply             Service Agreement                       0.00
302 W. Superior Street              01/01/91
Ft. Wayne, IN  46802-1112
--------------------------------------------------------------------------------
Nowak & Williams Supply             Service Agreement                       0.00
302 W. Superior Street              01/01/91
Ft. Wayne, IN  46802-1112
--------------------------------------------------------------------------------
TDJ Snow Plowing                    Service Agreement                       0.00
7791 N. Goshen Road                 01/01/91
Huntington, IN 46750-8879
--------------------------------------------------------------------------------
VanDyne Crotty                      Service Agreement                       0.00
3115 Independence Drive             01/01/91
Ft. Wayne, IN 46808-4502
--------------------------------------------------------------------------------
Welding Services Inc.               Service Agreement                       0.00
836 Market Street                   01/01/91
Huntington, IN 46750-2870
--------------------------------------------------------------------------------


                                     A8.1-17

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------
Division: ROSS ALUMINUM FOUNDRIES
--------------------------------------------------------------------------------
Aktiengesellschaft                  Customer PO 80493                       0.00
Kuhnle Kopp & Kausch                11/23/90
Postfach 265, 6710 Frankenthal
Pfalz, Germany
--------------------------------------------------------------------------------
Cummins Engine Company Inc          Customer PO 940024                      0.00
P.O. Box 1789                       01/04/90
Columbus, IN 47202-1789
--------------------------------------------------------------------------------
Cummins Engine Company Inc.         Customer PO 940024                      0.00
P.O. Box 1789                       01/04/90
Columbus, IN  47202-1789
--------------------------------------------------------------------------------
Cummins Engine Company Inc.         Customer PO 940024                      0.00
P.O. Box 1789                       01/04/90
Columbus, IN  47202-1789
--------------------------------------------------------------------------------
Cummins Engine Company Inc.         Customer PO 940024                      0.00
P.O. Box 1789                       01/04/90
Columbus, IN  47202-1789
--------------------------------------------------------------------------------
Cummins Engine Company Inc.         Customer PO 940024                      0.00
P.O. Box 1789                       01/04/90
Columbus, IN  47202-1789
--------------------------------------------------------------------------------
Cummins Engine Company Inc.         Customer PO 940024                      0.00
P.O. Box 1789                       01/04/90
Columbus, IN  47202-1789
--------------------------------------------------------------------------------
Cummins Engine Company Inc.         Customer PO 940024                      0.00
P.O. Box 1789                       01/04/90
Columbus, IN  47202-1789
--------------------------------------------------------------------------------
Cummins Engine Company Inc.         Customer PO 940024                      0.00
P.O. Box 1789                       01/04/90
Columbus, IN  47202-1789
--------------------------------------------------------------------------------
Decision Data Service Inc.          Maintenance Agreement                 175.91
One Progress Avenue                 09/09/83
Worsham, PA 19044-3502
--------------------------------------------------------------------------------
Gardner, Mary G., Trustee           Royalty Agreement                  23,481.08
2500 N. Kuther Rd., Apt. 301        02/17/89
Sidney, OH 45365
--------------------------------------------------------------------------------
JC Sales Company Inc.               Sales Representative                    0.00
P.O. Box 2566, 200 East Howard St.  Agreement
Des Plaines, IL 60018               09/01/82
--------------------------------------------------------------------------------
John P Winn Assoc.                  Sales Representative                    0.00
10164 Bear Valley Road              Agreement
Jacksonville, FL 32257-5960         12/01/89
--------------------------------------------------------------------------------


                                     A8.1-18

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------

Division: SPECIALTY MATERIALS
--------------------------------------------------------------------------------
Alco Capital Resource Inc.          Copier Lease - 12/19/90               372.26
P.O. Box 9915
Macon, GA  31298-2099
--------------------------------------------------------------------------------
Ameritech                           Operator Lease                      4,697.63
7255 W. 98th Terrace, Ste. 200      12/04/89
Overland Park, KS  66210
--------------------------------------------------------------------------------
Ameritech                           Operator Lease                          0.00
7255 W. 98th Terrace, Ste. 200      12/08/89
Overland Park, KS 66210
--------------------------------------------------------------------------------
Ameritech                           Operator Lease                          0.00
7255 W. 98th Terrace, Ste. 200      03/01/90
Overland Park, KS  66210
--------------------------------------------------------------------------------
Eagle Picher Indus Material GMBH    Sales Commission                undetermined
P.O. Box 1549, D-74605              10/01/90
Ohringen, Germany
--------------------------------------------------------------------------------
Theresa A. Meyers                   Government Contract-Cost                0.00
P. O. Box 29396                     Plus Fixed Fee
Brookland Station                   07/18/90
Washington, D.C. 20017
--------------------------------------------------------------------------------
National Cancer Institute           Cost Plus Fixed Fee                     0.00
Research Contracts Branch           03/16/87
Executive Plaza South, Room 620
Bethesda, MD 20892
--------------------------------------------------------------------------------
National Cancer Institute           DOD Cost Plus Fixed Fee                 0.00
Research Contracts Branch           06/18/86
Executive Plaza South, Room 620
Bethesda,  MD 20892
--------------------------------------------------------------------------------
Pitney Bowes                        Operator Lease                          0.00
23 Barney Place                     05/01/85
Stamford, CT 06926
--------------------------------------------------------------------------------


                                     A8.1-19

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------
Division: TRANSICOIL, INC.
--------------------------------------------------------------------------------
A Tech Instruments Ltd              Sales Representative                    0.00
50 Weybright Court                  Agreement
Unit 24                             02/16/90
Scarborough, Ontario
M1S5A8 Canada
--------------------------------------------------------------------------------
Advance Control Equip Co            Sales Representative                    0.00
6404 Mallory Drive                  Agreement
Richmond, VA 23226-2912             12/01/82
--------------------------------------------------------------------------------
Advent Components Corp              Sales Representative                    0.00
3080 N. Civic Center Plaza #30      Agreement
Scottsdale, AZ 85251-7930           08/01/88
--------------------------------------------------------------------------------
AMJ Equipment Corp                  Sales Representative                    0.00
P.O. Box 6320                       Agreement
Lakeland, FL 33807-6320             11/03/89
--------------------------------------------------------------------------------
Douglas Lee Associates Inc.         Sales Representative                    0.00
249 Ayer Rd., Ste. 304              Agreement
Harvard, MA  01451-1133             04/16/90
--------------------------------------------------------------------------------
Eagle-Picher Industries, Inc.       Export Management Agreement     undetermined
580 Walnut St.                      10/01/87
Cincinnati, OH  45202-3159
--------------------------------------------------------------------------------
Eagle-Picher Industries, Inc.       Agency Agreement                undetermined
580 Walnut St.                      12/01/87
Cincinnti, OH  45202-3159
--------------------------------------------------------------------------------
FLW Inc                             Sales Representative                    0.00
2930 C Grace Lane                   Agreement
Costa Mesa, CA  92626-4194          07/01/81
--------------------------------------------------------------------------------
FLW Southeast Inc                   Sales Representative                    0.00
1400 Marietta Pkwy., Ste. 108       Agreement
Marietta, GA  30067-8269            10/01/85
--------------------------------------------------------------------------------
Intl. Precision Products            Sales Representative                    0.00
28 Blvd. Belgique                   Agreement
MC 98000                            12/16/88
Monaco
--------------------------------------------------------------------------------
J&B Technical Sales                 Sales Representative                    0.00
211 Lexsington Avenue               Agreement
Pssiac, NJ  07055-6206              04/16/90
--------------------------------------------------------------------------------
Keystone Precision Machining        Lease Purchase Agreement                0.00
220 N. Center Street                05/02/90
North Wales, PA  19454-3326
--------------------------------------------------------------------------------


                                     A8.1-20

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------
National Guardian Security          Security System                         0.00
Services                            Lease/Service
1816 W. Point Pike                  07/01/90
West Point, PA  19486
--------------------------------------------------------------------------------
Raddatz Aero Dynamic Vertriebs      Sales Representative                    0.00
GMBH                                Agreement
Otto-Wagner Str. 16                 03/15/89
D-8034 Germering, Germany
--------------------------------------------------------------------------------
Raeco Rep Inc.                      Sales Representative                    0.00
253 West Joe Orr Road               Agreement
Chicago Heights, IL  60411-1744     09/03/85
--------------------------------------------------------------------------------
RDP Corp.                           Sales Representative                    0.00
5877 Huberville Ave.                Agreement
Dayton, OH  45431-1218              09/22/90
--------------------------------------------------------------------------------
Russell Associates Inc              Sales Representative                    0.00
P. O. Box 6000                      Agreement
Pinellas Park, FL  34664-6000       11/01/90
--------------------------------------------------------------------------------
Synergic Engr Corp                  Sales Representative                    0.00
7100 OHMS Lane                      Agreement
Edina, MN  55435                    08/30/78
--------------------------------------------------------------------------------


                                     A8.1-21

================================================================================
                                   EXHIBIT 8.1

                               EXECUTORY CONTRACTS
--------------------------------------------------------------------------------
    Creditor                          Contract                      Proposed
      Name                              Type                          Cure
   and Address                        and Date                     Amount ($)
--------------------------------------------------------------------------------
Division: WOLVERINE GASKET
--------------------------------------------------------------------------------
LDI Corporation                     Equipment Schedule No. 9,             758.16
30033 Clemens Road                  as replaced and renewed by
Westlake, OH  44145-1021            Equipment Schedule No. 23-
                                    91, to Master Lease
                                    Agreement No. 7044, dated
                                    01/08/88
================================================================================


                                     A8.1-22

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                  )        Consolidated Case No. 1-91-00100
                                       )
                                       )
EAGLE-PICHER INDUSTRIES,               )        Chapter 11
INC., et al.,                          )
                                       )        JUDGE PERLMAN
                  Debtors.             )
                                       )
-------------------------------------- )



                                  EXHIBIT "8.4"

                         PREVIOUSLY SCHEDULED CONTRACTS

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Division: CINCINNATI INDUSTRIAL MACHINERY
--------------------------------------------------------------------------------
Lohre & Associates                  Printing/Advertising                    0.00
Suite 101 - 2330 Victory Parkway    Agreement
Cincinnati, OH  45206-2809          06/28/90
--------------------------------------------------------------------------------


                                                A8.4-1

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Division:  CONSTRUCTION EQUIPMENT
--------------------------------------------------------------------------------
Caterpillar Inc.                    License Agreement                       0.00
600 W. Washington St.               08/30/65
E. Peoria, IL  61630-0001
--------------------------------------------------------------------------------
Caterpillar Inc.                    License Agreement                       0.00
600 W. Washington St.               11/20/68
E. Peoria, IL  61630-0001
--------------------------------------------------------------------------------
Caterpillar Inc.                    License Agreement                       0.00
600 W. Washington St.               05/19/81
E. Peoria, IL  61630-0001
--------------------------------------------------------------------------------


                                     A8.4-2

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Division:  EAGLE-PICHER EUROPE
--------------------------------------------------------------------------------
Eagle-Picher Europe, Inc.           Loan Agreement - 8/23/88                0.00
P. O. Box 779
580 Walnut St.
Cincinnati, OH  45202
--------------------------------------------------------------------------------
NBD Bank N.A. - London              Loan Agreement - 8/23/88                0.00
28 Finsbury Circus
London EC2M 7AU
United Kingdom
--------------------------------------------------------------------------------


                                    A8.4-3

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
------------------------------------------------------------------------------
Division:  EAGLE-PICHER MINERALS, INC.
--------------------------------------------------------------------------------
Bank of Nova Scotia                 Credit & Agency Agreement               0.00
New York Agency                     11/02/88
One Liberty Plaza, 26th Floor
New York, NY  10006-1401
--------------------------------------------------------------------------------
Central Trust Co. N.A.              Credit & Agency Agreement               0.00
201 East Fifth Street               11/02/88
Cincinnati, OH  45202-4117
--------------------------------------------------------------------------------
Fifth-Third Bank                    Credit & Agency Agreement               0.00
38 Fountain Square Plaza            11/02/88
Fifth Third Center
Cincinnati, OH  45263
--------------------------------------------------------------------------------
National City Bank                  Credit & Agency Agreement               0.00
600 Vine Street, Suite 304          11/02/88
Cincinnati Commerce Center
Cincinnati, OH  45202-4425
--------------------------------------------------------------------------------
NBD Bank NA                         Credit & Agency Agreement               0.00
611 Woodward Avenue                 11/02/88
Detroit, MI  48226-3408
--------------------------------------------------------------------------------
Pittsburgh National Bank            Credit & Agency Agreement               0.00
Fifth Ave. & Wood Street            11/02/88
Pittsburgh, PA  15265
--------------------------------------------------------------------------------
Star Bank N.A.                      Credit & Agency Agreement               0.00
425 Walnut Street                   11/02/88
Mail Location 8160
Cincinnati, OH  45202-3912
--------------------------------------------------------------------------------


                                    A8.4-4

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Division:  EDI
--------------------------------------------------------------------------------
Chrysler Credit                     Installment Loan                        0.00
40 Oak Hollow, Ste. 155             09/01/89
Southfield, MI  48034-7470
--------------------------------------------------------------------------------
Star Bank N.A.                      Guarantee of Loan Agreement             0.00
425 Walnut Street                   08/03/89
Mail Location 8160
Cincinnati, OH  45202-3912
--------------------------------------------------------------------------------


                                    A8.4-5

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Division:  ELECTRONICS
--------------------------------------------------------------------------------
IBM Boston Remarketer               Lease - 05/01/90                  470,000.00
404 Wyman Street                                              (also listed under
Waltham, MA  02254                                            Plastics Division)
--------------------------------------------------------------------------------


                                     A8.4-6

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Division:  GENERAL OFFICE
--------------------------------------------------------------------------------
Amvestors Investment GRP            Loan Agreement, Security                0.00
415 S.W. 8th Avenue                 Agreement
Topeka, KS  66603-3913              03/21/89
--------------------------------------------------------------------------------
Bank of New York (Trustee)          9 1/2 Sinking Fund             51,662,500.00
21 W. Street, 12th Floor            Debentures
New York, NY  10286                 02/24/87
--------------------------------------------------------------------------------
Bank of Nova Scotia                 Credit & Agency Agreement -             0.00
One Liberty Plaza                   11/02/88
26th Floor
New York, NY  10006-1401
--------------------------------------------------------------------------------
Bank of Nova Scotia                 Industrial Revenue Bond -               0.00
One Liberty Plaza                   12/01/84
26th Floor
New York, NY  10006-1401
--------------------------------------------------------------------------------
Bankers Trust                       Industrial Revenue Bond                being
(Trustee & Tender Agt)              (Oregon) -                        reinstated
4 Albany Street                     12/01/84                      under the Plan
New York, NY  10006-1592
--------------------------------------------------------------------------------
Blue Dove Development Assn.         Guarantee of Transicoil                 0.00
1352 Bobarn Drive                   Lease
Narberth, PA  19072-1147            04/21/89
--------------------------------------------------------------------------------
Central Trust Co., N.A. (Trustee)   Industrial Development Bonds            0.00
201 East Fifth Street               (Loudon Cty.) - 05/01/80
Cincinnati, OH  45202-4117
--------------------------------------------------------------------------------
Central Trust Co., N.A.             Loan                                    0.00
201 East Fifth Street
Cincinnati, OH  45202-4117
--------------------------------------------------------------------------------
Central Trust Co., N.A.             Credit & Agency Agreement -             0.00
201 East Fifth Street               11/02/88
Cincinnati, OH  45202-4117
--------------------------------------------------------------------------------
City of Mansfield                   Industrial Revenue Bond -       2,052,000.00
30 N. Diamond Street                10/01/80
Mansfield, OH  44902-1716
--------------------------------------------------------------------------------
Connecticut Mutual Life Ins. Co.    Note Agreement, Guarantee -        see below
Private Placement Division          07/29/88
140 Garden Street
Hartford, CT  06154
--------------------------------------------------------------------------------
Connecticut Mutual Life Ins. Co.    Note Agreement, Security          927,100.60
Private Placement Division          Agreement - 07/29/88
140 Garden Street
Hartford, CT  06154
--------------------------------------------------------------------------------


                                    A8.4-7

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Fifth Third Bank                    Credit & Agency Agreement -             0.00
38 Fountain Square Plaza            11/02/88
Fifth Third Center
Cincinnati, OH  45263
--------------------------------------------------------------------------------
First Fidelity Leasing Corp.        Capitalized Lease - 10/31/90       70,932.99
255 Business Center Dr. #250
Horsham, PA  19044-3473
--------------------------------------------------------------------------------
Grove Industrial Development Auth.  Secured Note - Mortgage -               0.00
P. O. Box 1268                      08/09/89
Grove, OK  74344-1268
--------------------------------------------------------------------------------
Henry County Development Auth.      Industrial Development          2,630,000.00
345 Phillips Drive                  Revenue Bonds - 08/01/81
McDonough, GA  30253-3425
--------------------------------------------------------------------------------
IBM                                 Capitalized Lease - 05/01/89      446,230.87
1300 E. Ninth Street                                                (also listed
Cleveland, OH  44114-1502                                              under Mat
                                                                       Division)
--------------------------------------------------------------------------------
Industrial Dev. Board               Industrial Development Bonds            0.00
of Loudon Cty.                      - 05/01/80
Loudon County Courthouse
Lenoir City, TN  37771
--------------------------------------------------------------------------------
JD Manly Construction Trust         Mortgage - 12/01/83                     0.00
P.O. Box 491611
Leesburg, FL  34749
--------------------------------------------------------------------------------
LDI Corporation                     Capitalized Lease - 02/01/90      177,796.97
30033 Clemens Road                  (Equipment Schedule No. 14      (also listed
Westlake, OH  44145-1021            to Master Lease Agreement              under
                                    No. 7044, dated 01/08/88)          Wolverine
                                                                          Gasket
                                                                       Division)
--------------------------------------------------------------------------------
LDI Corporation                     Capitalized Lease - 03/01/90       70,089.19
30033 Clemens Road                  (Equipment Schedule No. 16-     (also listed
Westlake, OH  44145-1021            90 to Master Lease Agreement           under
                                    No. 7044, dated 01/08/88)          Wolverine
                                                                          Gasket
                                                                       Division)
--------------------------------------------------------------------------------
Lister, Roy D.                      Patent License Agreement -              0.00
457 Pine Tree                       12/04/89                        (also listed
Keller, TX  76248                                                  under Orthane
                                                                       Division)
--------------------------------------------------------------------------------
National City Bank                  Credit & Agency Agreement -             0.00
600 Vine Street, Ste. 304           11/02/88
Cincinnati Commerce Center
Cincinnati, OH  45202
--------------------------------------------------------------------------------


                                  A8.4-8

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
National City Bank                  Industrial Revenue Bond                 0.00
P.O. Box 5756                       (Huntington) - 10/1/84
Reference Account 66688
Cleveland, OH  44101-0756
--------------------------------------------------------------------------------
NBD Bank NA - London                Loan Agreement - 08/23/88               0.00
28 Finsbury Circus
London EC2M 7AU
England
--------------------------------------------------------------------------------
NBD Bank N.A.                       Credit & Agency Agreement -             0.00
611 Woodward Avenue                 11/02/88
Detroit, MI  48226-3408
--------------------------------------------------------------------------------
New England Mutual Life Ins. Co.    Note Agreement - 07/07/88         891,723.30
501 Boylston Street
Boston, MA  02117

Claim Assigned to:
------------------
certain affiliates of Morgens
Waterfall Vintiades & Co.
Jouko Tamminen
10 E. 50th St.
New York, NY 10022
--------------------------------------------------------------------------------
New England Mutual Life Ins. Co.    Guarantee of E-P Note              see above
501 Boylston Street                 Agreement - 09/14/89
Boston, MA  02117

Claim Assigned to:
------------------
certain affiliates of
Morgens Waterfall Vintiades & Co.
Jouko Tamminen
10 E. 50th St.
New York, NY 10022
--------------------------------------------------------------------------------
Northern Atlantic Life Ins. Co.     Loan Agreement, Security        1,546,907.11
Robbins Lane                        Agreement - 03/21/89
Jericho, NY  11753

Claim Assigned to:
------------------
Morgens Waterfall Vintiades & Co.
Jouko Tamminen
10 E. 50th St.
New York, NY 10022
--------------------------------------------------------------------------------


                                  A8.4-9

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Northern Life Ins. Co.              Loan Agreement, Security           see above
1110 Third Avenue                   Agreement - 03/21/89
Seattle, WA  98111


Claim Assigned to:
------------------
Morgens Waterfall Vintiades & Co.
Jouko Tamminen
10 E. 50th St.
New York, NY 10022
--------------------------------------------------------------------------------

Northwestern Natl. Life Ins. Co.    Loan Agreement, Security           see above
20 Washington Avenue, South         Agreement - 03/21/89
Minneapolis, MN  55401-1908


Claim Assigned to:
------------------
Morgens Waterfall Vintiades & Co.
Jouko Tamminen
10 E. 50th St.
New York, NY 10022
--------------------------------------------------------------------------------
Norwich Cmty. Development Corp.     Community Development Loan -            0.00
One Thomas Plaza                    03/01/71
Norwich, CT  06360-5314
--------------------------------------------------------------------------------
Pittsburgh National Bank            Credit & Agency Agreement -             0.00
Fifth & Wood Street                 11/02/88
Pittsburgh, PA  15265
--------------------------------------------------------------------------------
Port Development Corp.              Industrial Development          3,078,000.00
1519 Capitol Avenue                 Revenue Bonds - 10/01/80
Houston TX  77002-3613
--------------------------------------------------------------------------------
Societe Generale Financial Corp.    Guarantee of Capitalized                0.00
50 Rockefeller Plaza                Lease - 04/19/90
New York, NY  10020-1675
--------------------------------------------------------------------------------
Societe Generale Financial Corp.    Capitalized Lease - 04/19/90            0.00
50 Rockefeller Plaza
New York, NY  10020-1675
--------------------------------------------------------------------------------
Star Bank, N.A.                     Guarantee of Loan Agreement             0.00
425 Walnut Street                   -08/03/89
Mail Location 8160
Cincinnati, OH  45202
--------------------------------------------------------------------------------
Star Bank, N.A.                     Guarantee of Loan Agreement             0.00
425 Walnut Street                   - 08/03/89
Cincinnati, OH  45202
--------------------------------------------------------------------------------
Star Bank, N.A. of Cinti. (Trustee) Industrial Revenue Bonds         see City of
P.O. Box 1118                       (Mansfield) - 10/01/80             Mansfield
Cincinnati, OH  45202                                                      above
--------------------------------------------------------------------------------


                                 A8.4-10

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Star Bank, N.A. of Cinti. (Trustee) Industrial Revenue Bonds                0.00
425 Walnut Street                   (Storey Cty. IRB) - 04/26/83
Cincinnati, OH  45202
--------------------------------------------------------------------------------
Star Bank, N.A.                     Credit & Agency Agreement -             0.00
425 Walnut Street                   11/02/88
Mail Location 8160
Cincinnati, OH  45202
--------------------------------------------------------------------------------
State of Oregon                     Industrial Revenue Bond -        see Bankers
Economic Development Dept.          12/01/84                         Trust above
595 Cottage Street, NE
Salem, OR  97410
--------------------------------------------------------------------------------
Storey County                       Industrial Revenue Bonds -              0.00
"B" Street County Courthouse        04/26/83
Virginia City, NV  89440
--------------------------------------------------------------------------------
Texas Commerce Bank (Trustee)       Industrial Development              see Port
P. O. Box 2558                      Revenue Bonds (Port              Development
Attn:  Corporate Trust              Development) - 10/01/80                above
Houston, TX  77001
--------------------------------------------------------------------------------
Trust Company Bank (Trustee)        Industrial Development             see Henry
P. O. Box 4625                      Revenue Bonds (Henry County)    County above
Atlanta, GA  30302-4625             - 08/01/81
--------------------------------------------------------------------------------
U.S. Dept. of Commerce              Community Development Loan              0.00
Economic Development Administration (Norwich) - 03/01/71
105 S. 7th Street, 1st Floor
Philadelphia, PA  19106-3324
--------------------------------------------------------------------------------
Washington Square Capital Inc.      Loan Agreement, Security        see Northern
625 Marquette Ave., South           Agreement - 03/21/89                Atlantic
1500 North Star West                                                       above
Minneapolis, MN  55402-1702

Claim Assigned to:
------------------
Morgens Waterfall Vintiades & Co.
Jouko Tamminen
10 E. 50th St.
New York, NY 10022
--------------------------------------------------------------------------------


                                  A8.4-11

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Division:  HILLSDALE TOOL
--------------------------------------------------------------------------------
Bank of Nova Scotia                 Credit & Agency Agreement               0.00
New York Agency                     11/02/88
One Liberty Plaza, 26th Floor
New York, NY  10006-1401
--------------------------------------------------------------------------------
Central Trust Co. N.A.              Credit & Agency Agreement               0.00
201 East Fifth Street               11/02/88
Cincinnati, OH  45202-4117
--------------------------------------------------------------------------------
Fifth Third Bank                    Credit & Agency Agreement               0.00
38 Fountain Square Plaza            11/02/88
Fifth Third Center
Cincinnati, OH  45263
--------------------------------------------------------------------------------
National City Bank                  Credit & Agency Agreement               0.00
600 Vine Street, Ste. 304           11/02/88
Cincinnati Commerce Center
Cincinnati, OH  45202-4425
--------------------------------------------------------------------------------
NBD Bank N.A.                       Credit & Agency Agreement               0.00
611 Woodward Avenue                 11/02/88
Detroit, MI  48226-3408
--------------------------------------------------------------------------------
Pittsburgh National Bank            Credit & Agency Agreement               0.00
Fifth Ave. & Wood Streets           11/02/88
Pittsburgh, PA  15222
--------------------------------------------------------------------------------
Star Bank N.A.                      Credit & Agency Agreement               0.00
425 Walnut Street                   11/02/88
Mail Location 8160
Cincinnati, OH  45202-3912
--------------------------------------------------------------------------------


                                 A8.4-12

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Division:  MAT
--------------------------------------------------------------------------------
IBM Credit Corp.                    Lease Agreement - 05/16/89        446,230.87
18000 W. Nine Mile Road                                             (also listed
B/O YR6 - 14th Fl.                                                 under General
Southfield, MI  48086                                                     Office
                                                                       Division)
--------------------------------------------------------------------------------
Pansophic Systems Inc.              License Agreement - 04/14/89            0.00
P. O. Box 95372
Chicago, IL  60694-5372
--------------------------------------------------------------------------------


                                     A8.4-13

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Division:  MICHIGAN AUTOMOTIVE RESEARCH CORP (MARCO)
--------------------------------------------------------------------------------
Eagle-Picher Industries, Inc.       Unsecured Loan Agreement        undetermined
580 Walnut Street                   09/27/88
Cincinnati, OH  45202
--------------------------------------------------------------------------------
Fleet Credit Corp.                  Capitalized Equipment Lease       152,280.03
P. O. Box 37144M                    Agreement
Pittsburgh, PA  15251               01/28/88
--------------------------------------------------------------------------------
Fleet Credit Corp.                  Lease Agreement - 03/24/88         see above
111 Westminster St., 9th Fl.
Providence, RI  02903-2303
--------------------------------------------------------------------------------
Fleet Credit Corp.                  Lease Agreement - 05/19/88         see above
111 Westminster St., 9th Fl.
Providence, RI  02903-2303
--------------------------------------------------------------------------------
Fleet Credit Corp.                  Lease Agreement - 05/25/88         see above
111 Westminster St., 9th Fl.
Providence, RI  02903-2303
--------------------------------------------------------------------------------
First of America Bank-Ann Arbor     Loan Agreement - 07/20/88               0.00
101 S. Main Street
Ann Arbor, MI  48107
--------------------------------------------------------------------------------
First of America Bank-Ann Arbor     Loan Agreement - 04/21/89               0.00
101 S. Main Street
Ann Arbor, MI  48107
--------------------------------------------------------------------------------
First of America Bank-Ann Arbor     Loan Agreement - 09/29/89               0.00
101 S. Main Street
Ann Arbor, MI  48017
--------------------------------------------------------------------------------
First of America Bank-Ann Arbor     Loan Agreement - 02/20/90               0.00
101 S. Main Street
Ann Arbor, MI  48017
--------------------------------------------------------------------------------
First of America Bank-Ann Arbor     Loan Agreement - 02/28/90               0.00
101 S. Main Street
Ann Arbor, MI  48017
--------------------------------------------------------------------------------
Ford Motor Credit Co.               Equipment Loan Agreement                0.00
P. O. Box 371065                    09/01/88
Pittsburgh, PA  15251-7065
--------------------------------------------------------------------------------
Star Bank, N.A.                     Equipment Loan Agreement                0.00
425 Walnut Street                   08/03/89
Mail Location 8160
Cincinnati, OH  45202-3912
--------------------------------------------------------------------------------
Star Bank, N.A.                     Loan Agreement - 08/03/89               0.00
425 Walnut Street
Mail Location 8160
Cincinnati, OH  45202-3912
--------------------------------------------------------------------------------


                                     A8.4-14

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Division:  ORTHANE
--------------------------------------------------------------------------------
Lister, Roy D.                      License Agreement                       0.00
457 Pine Tree                       12/04/89                  (also listed under
Keller, TX  76248-4421                                            General Office
                                                                       Division)
--------------------------------------------------------------------------------


                                  A8.4-15

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Division:  PLASTICS
--------------------------------------------------------------------------------
Future Three Software Inc.          License Agreement - 10/26/88            0.00
33031 Schoolcraft Road
Livonia, MI  48150-1604
--------------------------------------------------------------------------------
GE Capital Corp.                    Equipment Lease - 02/07/90              0.00
P.O. Box 94916
Cleveland, OH  44101-4916
--------------------------------------------------------------------------------
IBM Credit Corp.                    Equipment & Software Lease        470,000.00
200 E. Main Street                  11/22/88                        (also listed
Fort Wayne, IN  46801                                                      under
                                                                     Electronics
                                                                       Division)
--------------------------------------------------------------------------------
Pansophic Systems Inc.              License Agreement - 04/25/89            0.00
P. O. Box 95372
Chicago, IL  60694-5372
--------------------------------------------------------------------------------


                                  A8.4-16

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Division:  SPECIALTY MATERIALS
--------------------------------------------------------------------------------
Southwestern Bell                   Finance Lease - 04/01/90            5,913.92
P.O. Box 18767
St. Louis, MO  63178-0767
--------------------------------------------------------------------------------


                                     A8.4-17

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Division:  TRANSICOIL
--------------------------------------------------------------------------------
Bank of Nova Scotia                 Credit & Agency Agreement               0.00
New York Agency                     11/02/88
One Liberty Plaza - 26th Floor
New York, NY  10006-1401
--------------------------------------------------------------------------------
Bell Savings Bank Pasa              Subordination Agreement                 0.00
9 South 69th Street                 07/28/89
Upper Darby, PA  19082-2416
--------------------------------------------------------------------------------
Blue Dove Development Assn.         Subordination Agreement                 0.00
c/o Ronald Bluestein                07/28/89
1352 Bobarn Drive
Narberth, PA  19072-1147
--------------------------------------------------------------------------------
Central Trust Co., N.A.             Credit & Agency Agreement               0.00
201 East Fifth Street               11/02/88
Cincinnati, OH  45202-4117
--------------------------------------------------------------------------------
Fidelcor Services Inc.              Lease of Citizen- Cuncom           16,946.00
1700 Market St., 9th Floor          08/29/86
Philadelphia, PA 19103-3913
--------------------------------------------------------------------------------
Fidelcor Services Inc.              Equipment Lease                    see above
1700 Market St., 9th Floor          02/25/87
Philadelphia, PA 19103-3913
--------------------------------------------------------------------------------
Fifth Third Bank                    Credit & Agency Agreement               0.00
38 Fountain Square Plaza            11/02/88
Fifth Third Center
Cincinnati, OH  45263
--------------------------------------------------------------------------------
National City Bank                  Credit & Agency Agreement               0.00
600 Vine Street, Suite 304          11/02/88
Cincinnati Commerce Center
Cincinnati, OH  45202-4425
--------------------------------------------------------------------------------
NBD Bank, N.A.                      Credit & Agency Agreement               0.00
611 Woodward Avenue                 11/02/88
Detroit, MI  48226-3408
--------------------------------------------------------------------------------
Pittsburgh National Bank            Credit & Agency Agreement               0.00
Fifth Ave. & Wood Streets           11/02/88
Pittsburgh, PA  15222
--------------------------------------------------------------------------------
Star Bank, N.A.                     Credit & Agency Agreement               0.00
425 Walnut Street                   11/02/88
Mail Location 8160
Cincinnati, OH  45202-3912
--------------------------------------------------------------------------------
Star Bank, N.A.                     Loan Agreement                          0.00
425 Walnut Street                   08/03/89
Mail Location 8160
Cincinnati, OH  45202-3912
--------------------------------------------------------------------------------


                                     A8.4-18

================================================================================
                                   EXHIBIT 8.4
--------------------------------------------------------------------------------
       Creditor                         Contract                    Allowed
   Name and Address                   Type and Date                Unsecured
                                                                   Claim ($)
--------------------------------------------------------------------------------
Division:  WOLVERINE GASKET
--------------------------------------------------------------------------------
LDI Corporation                     Equipment Lease                   177,796.97
30033 Clemens Road                  (Equipment Schedule No. 14      (also listed
Westlake, OH  44145-1021            to Master Lease Agreement      under General
                                    No. 7044, dated 01/08/88)             Office
                                                                       Division)
--------------------------------------------------------------------------------
LDI Corporation                     Equipment Lease                    70,089.19
30033 Clemens Road                  (Equipment Schedule No. 16-     (also listed
Westlake, OH  44145-1021            90 to Master Lease Agreement   under General
                                    No. 7044, dated 01/08/88)             Office
                                                                       Division)
--------------------------------------------------------------------------------
NBD Bank, N.A.                      Equipment Lease -                       0.00
611 Woodward Avenue                 04/01/87
Detroit, MI  48226-3408
--------------------------------------------------------------------------------


                                     A8.4-19

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                  )        Consolidated Case No. 1-91-00100
                                       )
                                       )
EAGLE-PICHER INDUSTRIES,               )        Chapter 11
INC., et al.,                          )
                                       )        JUDGE PERLMAN
                  Debtors.             )
                                       )
-------------------------------------- )



                                 EXHIBIT "8.5.1"

                        INSURANCE POLICIES TO BE ASSUMED

               All insurance policies and related agreements as to which any insurer may still have obligations to any of the Debtors so long as such policies and agreements are not listed on Exhibit "8.5.2."

                   [THIS PAGE LEFT BLANK INTENTIONALLY]

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                  )        Consolidated Case No. 1-91-00100
                                       )
                                       )
EAGLE-PICHER INDUSTRIES,               )        Chapter 11
INC., et al.,                          )
                                       )        JUDGE PERLMAN
                  Debtors.             )
                                       )
-------------------------------------- )



                                 EXHIBIT "8.5.2"

                       INSURANCE AGREEMENTS TO BE REJECTED


Liberty Mutual Insurance Company
Liberty Mutual Fire Insurance Company
Liberty Mutual Insurance Corporation
c/o William F. Cupelo, Esq.
Home Office Legal Department
175 Berkeley Street
Boston, Massachusetts 02117:        All retrospective premium agreements with
                                    respect to workers' compensation,
                                    automobile, and comprehensive general
                                    liability insurance policies issued by
                                    Liberty Mutual Insurance Company, Liberty
                                    Mutual Fire Insurance Company, and Liberty
                                    Insurance Corporation for all years prior to June 1, 1986.

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                               )        Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )        Chapter 11
INC., et al.,                       )
                                    )        JUDGE PERLMAN
                  Debtors.          )
                                    )
                                    )
------------------------------------

                                   EXHIBIT "B"

      Order of the Bankruptcy Court, dated August 28, 1996, approving this
                              Disclosure Statement

                     [THIS PAGE LEFT BLANK INTENTIONALLY]

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re:                           )
EAGLE-PICHER INDUSTRIES,         )      CONSOLIDATED CASE NO.
INC., et al.,                    )        1-91-00100
                                 )        Chapter 11 - Judge Perlman
                  Debtors.       )


                ORDER (A) APPROVING THE DEBTORS' JOINT DISCLOSURE
              STATEMENT, (B) SCHEDULING HEARING ON CONFIRMATION OF
                   DEBTORS' THIRD AMENDED CONSOLIDATED PLAN OF
            REORGANIZATION, AND (C) APPROVING NOTICE OF (i) LAST DAY
              FOR RECEIPT OF BALLOTS WITH RESPECT TO DEBTORS' THIRD
                  AMENDED CONSOLIDATED PLAN OF REORGANIZATION,
             (ii) LAST DAY FOR FILING OBJECTIONS TO CONFIRMATION OF
                   DEBTORS' THIRD AMENDED CONSOLIDATED PLAN OF
                REORGANIZATION, AND (iii) HEARING ON CONFIRMATION
                 OF DEBTORS' THIRD AMENDED CONSOLIDATED PLAN OF
                                 REORGANIZATION


                  Upon the record of the hearings held on August 12, 1996, and August 28, 1996 (collectively, the "Disclosure Hearing"), to consider approval of the Proposed Joint Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the "Disclosure Statement") with respect to the Third Amended Consolidated Plan of Reorganization (as such plan may be modified, the "Plan") of Eagle-Picher Industries, Inc. and its affiliated debtors in the above-captioned chapter 11 cases (collectively, the "Debtors"); and each of the objections to the Disclosure Statement having been withdrawn, overruled by the Court, or rendered moot by reason of modifications made to the Disclosure Statement and/or the Plan; and the Debtors having revised the Disclosure Statement to make certain technical changes thereto; and it appearing that no further notice of the approval of the Disclosure Statement, as modified, need be given; and upon the record of the Disclosure Hearing and all of the proceedings had before the Court; and the Court having determined after due deliberation that the Disclosure Statement contains adequate information, as such term is defined in section 1125 of title 11 of the United States Code (the "Bankruptcy Code"); and sufficient cause appearing therefor, it is

                  ORDERED that, in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017(b), the Disclosure Statement be, and it hereby is, approved in all respects; and it is further

                  ORDERED that the forms of ballot (the "Ballots") filed with the Court on August 27, 1996, be, and they hereby are, approved in all respects; and it is further

                  ORDERED that compliance with Local Bankruptcy Rule 3.15(a) and
(b) be, and it hereby is, waived; and it is further

                  ORDERED that, pursuant to Bankruptcy Rules 3017(c) and 3018(a), the holders of Bearer Unsecured Debt Securities (as such term is defined in the Plan), the holders of Registered Unsecured Debt Securities (as such term is defined in the Plan) as of the date that is five (5) business days after the entry of this Order (the "Voting Record Date"), and other holders of claims in each of Classes, 3, 4, 10, 12, 16, 17, 18, 19, 20, and 21 of the Plan as of the Voting Record Date may vote to accept or reject the Plan by indicating their acceptance or rejection of the Plan on the Ballots provided therefor; and it is further

                  ORDERED that, the Voting Deadline, as such term is used in the Ballot Solicitation and Tabulation Procedures approved by an order of the Court, dated July 23, 1996 (the "Voting Procedures"), shall be 5:00 p.m., Cincinnati, Ohio, time on November 4, 1996; and it is further

                  ORDERED that a hearing (the "Confirmation Hearing") to consider (i) confirmation of the Plan and (ii) approval of any and all compromises and settlements embodied in or contemplated by the Plan shall be held before the Court at the United States Bankruptcy Court, Room 817, 221 East 4th Street, Atrium Two, Cincinnati, Ohio, on November 13, 1996, at 9:30 a.m., or as soon thereafter as counsel may be heard; and it is further

                  ORDERED that objections, if any, to confirmation of the Plan shall be in writing, and shall (a) state the name and address of the objecting party and the nature of the claim or interest of such party, (b) state with particularity the basis and nature of each objection to confirmation of the Plan, and (c) be filed, together with proof of service, with the Court (with a copy delivered directly to the Honorable Burton Perlman) and served so that such objections are received no later than November 4, 1996 at 4:00 p.m., Cincinnati, Ohio, time, by the Court, Judge Perlman, and the following parties: (i) Weil, Gotshal & Manges LLP, Co-Attorneys for the Debtors, 767 Fifth Avenue, New York, New York 10153, Attention: Stephen Karotkin, Esq., (ii) Frost & Jacobs, Co-Attorneys for the Debtors, 2500 PNC Center, 201 E. Fifth Street, Cincinnati, Ohio 45202-4183, Attention: Edmund J. Adams, Esq., (iii) Eagle-Picher Industries, Inc., (if by courier) 580 Walnut Street, 13th Floor, Cincinnati, Ohio 45202, Attention: James A. Ralston, Esq., or (if by mail) P.O. Box 1847, Cincinnati, Ohio 45201, Attention: James A. Ralston, Esq.; (iv) Squire, Sanders & Dempsey, 4900 Society Center, 127 Public Square, Cleveland, Ohio 44114-3404,
Attention: Carolyn J. Buller, Esq.; (v) Keating, Muething & Klekamp, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202, Attention:
Kevin E. Irwin, Esq.; (vi) McCarthy, Lebit, Crystal & Haiman, Co., L.P.A., 1800 Midland Building, 101 Prospect Avenue, West, Cleveland, Ohio 44115, Attention:
Robert S. Balantzow, Esq.; and (vii) the Office of the United States Trustee, 36 East 7th Street, Suite 2030, Cincinnati, Ohio 45202, Attention: Neal J. Weill, Esq.; and it is further

                  ORDERED that replies, if any, to any objections to confirmation shall be filed, together with proof of service, with the Court (with a copy delivered directly to the Honorable Burton Perlman) and served so that such replies are received no later than November 8, 1996 at 4:00 p.m., Cincinnati, Ohio, time, by the Court, Judge Perlman, and the following parties:
(i) Weil, Gotshal & Manges LLP, Co-Attorneys for the Debtors, 767 Fifth Avenue, New York, New York 10153, Attention: Stephen Karotkin, Esq., (ii) Frost & Jacobs, Co-Attorneys for the Debtors, 2500 PNC Center, 201 E. Fifth Street, Cincinnati,

Ohio 45202-4183, Attention: Edmund J. Adams, Esq., (iii) Eagle-Picher Industries, Inc., (if by courier) 580 Walnut Street, 13th Floor, Cincinnati, Ohio 45202, Attention: James A. Ralston, Esq., or (if by mail) P.O. Box 1847, Cincinnati, Ohio 45201, Attention: James A. Ralston, Esq.; (iv) Squire, Sanders & Dempsey, 4900 Society Center, 127 Public Square, Cleveland, Ohio 44114-3404,
Attention: Carolyn J. Buller, Esq.; (v) Keating, Muething & Klekamp, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202, Attention:
Kevin E. Irwin, Esq.; (vi) McCarthy, Lebit, Crystal & Haiman, Co., L.P.A., 1800 Midland Building, 101 Prospect Avenue, West, Cleveland, Ohio 44115, Attention:
Robert S. Balantzow, Esq.; and (vii) the Office of the United States Trustee, 36 East 7th Street, Suite 2030, Cincinnati, Ohio 45202, Attention: Neal J. Weill, Esq.; and it is further

                  ORDERED that the Confirmation Hearing may be adjourned from time to time without prior notice to holders of claims, holders of equity interests, or parties in interest other than the announcement of the adjourned hearing date at the Confirmation Hearing; and it is further

                  ORDERED that the Debtors be, and they hereby are, authorized and directed to mail or cause to be mailed by first-class mail within fifteen
(15) business days after the date of entry of this Order a copy of the notice (the "Notice") of, among other things, the Confirmation Hearing, substantially in the form annexed hereto as Exhibit "A," and the Disclosure Statement, including a copy of the Plan and this Order annexed as exhibits thereto, to all entities as provided in the Ballot Tabulation and Solicitation Procedures (the "Voting Procedures"), as approved by the order of the Court dated July 23, 1996, and also to (i) the indenture trustees under any debt instruments of the Debtors and (ii) the Office of the United States Trustee; and it is further

                  ORDERED that the Debtors be, and they hereby are, directed to cause the Notice to be published two (2) times no less than twenty (20) days prior to the date of the Confirmation Hearing in the national editions of The Wall Street Journal and The New York Times; and it is further

                  ORDERED that the provision of notice in accordance with the procedures set forth in this Order and the Voting Procedures shall be deemed good and sufficient notice of the Confirmation Hearing, the time fixed for filing objections to confirmation of the Plan, and the time within which holders of claims may vote to accept or reject the Plan; and it is further

                  ORDERED that the Debtors be, and they hereby are, authorized and empowered to take such steps and perform such acts as may be necessary to implement and effectuate this Order.

Dated:            Cincinnati, Ohio
                  August 28, 1996


                                              /s/ Burton Perlman
                                              -------------------------------
                                              United States Bankruptcy Judge

                 [THIS PAGE LEFT BLANK INTENTIONALLY]

                                   EXHIBIT "A"

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO


In re                            )        Consolidated Case No. 1-91-00100
                                 )
                                 )
EAGLE-PICHER INDUSTRIES,         )        Chapter 11
INC., et al.,                    )
                                 )        JUDGE PERLMAN
                  Debtors.       )
                                 )
                                 )
                                 )
---------------------------------


                NOTICE OF (A) SOLICITATION OF VOTES TO ACCEPT OR
                 REJECT THE DEBTORS' THIRD AMENDED CONSOLIDATED
                    PLAN OF REORGANIZATION AND (B) HEARING TO
                 CONSIDER CONFIRMATION OF DEBTORS' THIRD AMENDED
                       CONSOLIDATED PLAN OF REORGANIZATION


TO ALL CREDITORS, INDENTURE TRUSTEES, EQUITY
SECURITY HOLDERS, AND PARTIES IN INTEREST:

            NOTICE IS HEREBY GIVEN that on August 28, 1996, the United States Bankruptcy Court for the Southern District of Ohio (the "Court") entered an order (the "Order") approving the disclosure statement (the "Disclosure Statement") with respect to the Third Amended Consolidated Plan of Reorganization dated August 28, 1996, (the "Plan") for Eagle-Picher Industries, Inc., Daisy Parts, Inc., Transicoil Inc., Michigan Automotive Research Corporation, EDI, Inc., Eagle-Picher Minerals, Inc., and Hillsdale Tool and Manufacturing Co., Inc. (collectively, the "Debtors"). Pursuant to the Order, copies of the Plan and Disclosure Statement have been mailed to all known creditors and equity security holders of the Debtors. Ballots for voting to accept or reject the Plan have been mailed to all known creditors entitled to vote to accept or reject the Plan. If you are a creditor of the Debtors and have not received a copy of the Plan, Disclosure Statement or, if applicable, a ballot, you may obtain a copy of same by telephoning the Debtors' solicitation agent, Hill and Knowlton, Inc., at (212) 885-0555. IF YOU HOLD DEBT SECURITIES ISSUED BY ANY OF THE DEBTORS IN BEARER FORM, YOU MUST CALL HILL AND KNOWLTON, INC. IN ORDER TO RECEIVE A BALLOT.

            NOTICE IS FURTHER GIVEN that all ballots cast to accept or reject the Plan must be properly completed, executed and mailed or delivered to (i) for all ballots relating to any debt securities issued by any of the Debtors, Hill and Knowlton, Inc., 466 Lexington Avenue, New York, New York 10017 and (ii) for all other claims, the Federated Claims Service Group, 9111 Duke Blvd., P.O. Box 8041, Mason, Ohio 45040, so that they are RECEIVED no later than 5:00 p.m., Cincinnati Ohio, time, on November 4, 1996. Owners of debt securities that are registered in "street name" or that are on deposit with a depositary should follow the instructions on the ballot for the completion and return of the ballot. If your ballot is not properly completed or received within such time, it will not be counted as a vote to accept or reject the Plan.

            NOTICE IS FURTHER GIVEN that the Court has fixed November 13, 1996, at 9:30 a.m. as the date and time for the hearing to consider confirmation of the Plan and related matters (the "Confirmation Hearing"). The Confirmation Hearing will be held in Room 817 of the United States Bankruptcy Court, 221 East 4th Street, Atrium Two, Cincinnati, Ohio. The Confirmation Hearing may be adjourned from time to time without further notice other than announcement made at the Confirmation Hearing or any adjourned hearing.

            NOTICE IS FURTHER GIVEN that objections, if any, to the confirmation of the Plan shall be in writing, and (a) shall state the name and address of the objecting party and the nature of the claim or interest of such party, (b) shall state with particularity the basis and nature of each objection to confirmation of the Plan and (c) be filed, together with proof of service, with the Court (with a copy to the Honorable Burton Perlman) and served so that they are received not later than 4:00 p.m., Cincinnati, Ohio, time, on November 4, 1996, 1996, by the Court, Judge Perlman, and the following parties: (i) Weil, Gotshal & Manges LLP, Co-Attorneys for the Debtors, 767 Fifth Avenue, New York, New York 10153, Attention: Stephen Karotkin, Esq., (ii) Frost & Jacobs, Co- Attorneys for the Debtors, 2500 PNC Center, 201 E. Fifth Street, Cincinnati, Ohio 45202-4183,
Attention: Edmund J. Adams, Esq., (iii) Eagle-Picher Industries, Inc., (if by courier) 580 Walnut Street, 13th Floor, Cincinnati, Ohio 45202, Attention: James
A. Ralston, Esq., or (if by mail) P.O. Box 1847, Cincinnati, Ohio 45201,
Attention: James A. Ralston, Esq.; (iv) Squire, Sanders & Dempsey, 4900 Society Center, 127 Public Square, Cleveland, Ohio 44114-3404, Attention: Carolyn J. Buller, Esq.; (v) Keating, Muething & Klekamp, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202, Attention: Kevin E. Irwin, Esq.; (vi) McCarthy, Lebit, Crystal & Haiman, Co., L.P.A., 1800 Midland Building, 101 Prospect Avenue, West, Cleveland, Ohio 44115, Attention: Robert S. Balantzow, Esq.; and (vii) the Office of the United States Trustee, 36 East 7th Street, Suite 2030, Cincinnati, Ohio 45202, Attention: Neal J. Weill, Esq.



Dated:   Cincinnati, Ohio
         August 28, 1996

                                            BY ORDER OF THE UNITED STATES
                                            BANKRUPTCY COURT FOR THE
                                            SOUTHERN DISTRICT OF OHIO

WEIL GOTSHAL & MANGES LLP                   FROST & JACOBS
Co-Attorneys for the Debtors                Co-Attorneys for the Debtors
767 Fifth Avenue                                     2500 PNC Center
New York, New York 10153                    201 E. Fifth Street
(212) 310-8000                              Cincinnati, Ohio  45202-4183
                                                     (513) 651-6800

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                               )        Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )        Chapter 11
INC., et al.,                       )
                                    )        JUDGE PERLMAN
                  Debtors.          )
                                    )
                                    )
-----------------------------------

                                   EXHIBIT "C"

                               FINANCIAL APPENDIX

A.       HISTORICAL FINANCIAL INFORMATION:

         Report on Form 10-K for the Fiscal Year Ended November 30, 1995

         Report on Form 10-Q for Quarter Ended May 31, 1996

B.       PROJECTED FINANCIAL INFORMATION:

                  Pro Forma Consolidated Balance Sheet of Reorganized Eagle-Picher as of December 1, 1996;

                  Projected Consolidated Balance Sheets of Reorganized Eagle-Picher as of December 1, 1996, and November 30 of each of the years from 1997 through 2001;

                  Projected Consolidated Statements of Income of Reorganized Eagle-Picher for each of the six fiscal years in the period ended November 20, 2001;

                  Projected Consolidated Statements of Cash Flow of Reorganized Eagle-Picher for each of the six fiscal years in the period ended November 30, 2001; and

                  Projected Capital Structure of Reorganized Eagle-Picher as of December 1, 1996.





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

                   [THIS PAGE LEFT BLANK INTENTIONALLY]

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 10-K

              ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1995

                          COMMISSION FILE NUMBER 1-1499

                          EAGLE-PICHER INDUSTRIES, INC.
                               AN OHIO CORPORATION

                         I.R.S. EMPLOYER IDENTIFICATION
                                 NO. 31-0268670

     580 BUILDING, 580 WALNUT STREET, P. O. BOX 779, CINCINNATI, OHIO 45201

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 513-721-7010

        SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT: NONE

           SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                 TITLE OF CLASS

                              Common Capital Stock,
                            Par Value $1.25 per Share

      Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days.

                                YES [X]   NO [ ]

      Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

      The aggregate market value of the voting stock held by non-affiliates of the registrant as of February 23, 1996 was $1,313,029 based upon the average of the bid and asked prices as of such date. On February 23, 1996, 11,040,932 shares of the registrant's Common Stock were outstanding. The registrant had and has no other classes of stock outstanding.

                       DOCUMENTS INCORPORATED BY REFERENCE

      Excerpts from registrant's Annual Report for the fiscal year ended November 30, 1995 -- Incorporated in Part I and Part II.

================================================================================

                                      NOTE

      This copy of Eagle-Picher's Form 10-K for 1995 includes only Exhibits 13, 21, 23, 24(a), 24(b) and 99.

      In accordance with SEC requirements, copies of the following exhibits will be furnished upon payment of a fee of ten cents per page. Please remit the proper amount with your request to:

                               James A. Ralston, Vice President,
                                 General Counsel and Secretary
                               Eagle-Picher Industries, Inc.
                               P. O. Box 779
                               Cincinnati, Ohio 45201.

      Exhibits not included in this Form 10-K for 1995 have the following number of pages (see list of Exhibits in Part IV, Item 14(a)(3)):


3.   (i)   -- 10    4.   (a)      --  99    10.  (a)  --  6
     (ii)  -- 12         (b)(i)   -- 120         (b)  --  6
                         (b)(ii)  --   5         (c)  --  9
                                                 (d)  --  4


                               TABLE OF CONTENTS



ITEM                                                                       PAGE
----                                                                       ----

                                     PART I
 1.  Business............................................................     3
 2.  Properties..........................................................     5
 3.  Legal Proceedings...................................................     6
 4.  Submission of Matters to a Vote of Security Holders.................    12

                                     PART II

 5.  Market for the Registrant's Common Equity and Related Stockholder
     Matters.............................................................    13
 6.  Selected Financial Data.............................................    13
 7.  Management's Discussion and Analysis of Financial Condition and
     Results of Operations...............................................    13
 8.  Financial Statements and Supplementary Data.........................    13
 9.  Changes In and Disagreements with Accountants on Accounting and
     Financial Disclosure................................................    13

                                    PART III

10.  Directors and Executive Officers of the Registrant..................    14
11.  Executive Compensation..............................................    17
12.  Security Ownership of Certain Beneficial Owners and Management......    20
13.  Certain Relationships and Related Transactions......................    20

                                     PART IV

14.  Exhibits, Financial Statement Schedules, and Reports on Form 8-K....    21
Signatures...............................................................    22
Exhibit Index............................................................    23

                                     PART I

ITEM 1. BUSINESS.

  General Development of Business.

      Eagle-Picher Industries, Inc. (the "Company") was incorporated in 1867 under the laws of the State of Ohio as an outgrowth of a business enterprise founded in Cincinnati in 1843. It conducts its business through unincorporated operating divisions and separately incorporated subsidiaries, both of which are referred to herein as divisions.

      On January 7, 1991, the Company and seven of its domestic subsidiaries each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code ("chapter 11"). The chapter 11 filings were the consequence of a cash shortfall resulting from the Company's inability to satisfy certain immediate asbestos litigation liabilities. See Item 3.(a) below.

  Financial Information About Industry Segment.

      The Company's major industry segments are:

            1. Industrial;

            2. Machinery; and

            3. Automotive.

Industry Segment Data is incorporated herein by reference to Exhibit 13, the Company's Annual Report for the fiscal year ended November 30, 1995, pages 29-30.

  Narrative Description of Business.

      The Industrial Group, which is composed of three divisions and operations in three other divisions, produces a variety of products for industrial markets, principally manufacturers of consumer products. The Minerals Division mines and refines diatomaceous earth products used for high purity filtration primarily by the food and beverage industry and also for general industrial applications. The Fabricon Products Division produces printed packaging materials for the dairy and confectionery industries. The Specialty Materials Division refines rare metals, such as high purity germanium and gallium compounds, and is a major source of boron isotopes for nuclear applications. This Division also produces a wide range of super-clean containers, which meet strict EPA protocols, for environmental sampling. Other products manufactured in the Industrial Group include custom designed cast plastic parts, injection molded rubber parts and industrial chemicals.

      The methods of distribution and competitive positions of the divisions of the Industrial Group vary widely. For example, the Minerals Division is second to the Alleghany Corporation in the sale of certain filter aid products which are sold both directly and through distributors to many large and small customers. By contrast, the Fabricon Products Division conducts its sales through sales personnel and competes against many other firms in a highly price-sensitive market. Other products are sold under competitive conditions which vary widely from plant to plant.

      The Machinery Group consists of five divisions, which are involved in manufacturing products for various industrial markets. The Construction Equipment Division produces earthmoving equipment for Caterpillar Inc. and a line of heavy-duty industrial forklift trucks. The Electronics Division is a leading supplier of sophisticated special purpose batteries for aerospace and defense applications. The Cincinnati Industrial Machinery Division produces specialized high-volume metal cleaning and finishing systems. The Ross Aluminum Foundries Division manufactures complex aluminum castings in sand and plaster. Transicoil Inc. manufactures sophisticated electronic components for aerospace, shipboard, ground-based, and industrial applications.

      The principal products manufactured by the Machinery Group are distributed through various methods and in a variety of competitive environments. The Electronics Division bids competitively for numerous fixed price government contracts for special purpose batteries. The Division is a recognized leader in this business and has a few competitors for some highly technological products, but many large and small competitors for other products. The Construction Equipment Division is the sole supplier of four lines of earthmoving equipment to its longstanding largest customer, Caterpillar Inc. The forklift trucks are distributed through a dealer network.

      The Automotive Group consists of ten divisions, which are involved largely in the production and sale of mechanical, structural and trim parts for passenger cars, trucks, vans, and recreational and sport utility vehicles. The Hillsdale Tool Division specializes in the manufacture of precision-machined aluminum and steel parts. Typical machined products include torsional vibration dampers and a variety of castings and forgings. The Division also produces the entire front pump assembly for Ford Motor Co.'s electronic four-speed overdrive transmission primarily used on one-half and three-quarter ton pick-up trucks, vans and sport utility vehicles. The Plastics Division is a major supplier of fiberglass reinforced molded plastic parts to automotive and other customers. The Division also produces the fiberglass reinforced plastic roof panels for General Motors Corporation's all-plastic body, all-purpose vehicle. The Wolverine Gasket Division coats steel and aluminum with elastomeric compounds and produces materials which are particularly suitable for high compression applications. The International Operations Division includes Eagle-Picher Industries Europe GmbH, with responsibility over three plants in Europe which manufacture sealing and insulating products, elastomeric extrusions, and injection molded parts for the European automotive market. The Division also includes a sales and engineering office in Japan that serves the Asian market. The Trim Division manufactures automotive interior trim including headliners, rear package trays, spare tire covers and door panels. The Michigan Automotive Research Corporation Division offers vehicle and vehicle system manufacturers a comprehensive range of testing programs for engines, power trains and power train components. The Rubber Molding Division manufactures small rubber precision-molded parts. The Suspension Systems Division, which was formerly part of the Rubber Molding Division, manufactures engineered rubber and rubber-to-metal products. The department of the Orthane Division which produces injection-molded plastic parts for automotive and industrial applications was sold in January 1996. Certain assets of the Orthane Division, related to the elastomeric extrusion process, were transferred to the new Fluid Systems Division.

      The Automotive Group distributes its products primarily to the "Big Three" automotive manufacturers, or to other suppliers to those manufacturers, directly through internal sales personnel. With respect to the hundreds of products manufactured by the Automotive Group, competition varies widely as to the number and type of competitors, the methods of competition and the Group's competitive positions. Divisions producing precision-machined parts, such as Hillsdale Tool Division, tend to have a few strong competitors (including among others the automotive manufacturers themselves) and compete on the basis of quality and price. Divisions such as Trim and Wolverine Gasket tend to have many competitors of varying sizes and compete primarily on the basis of price. Generally, competitive conditions for this Group are characterized by a decreasing number of competitors, an increasing amount of foreign competition (particularly from the Far East), an increased emphasis on quality and intense pricing pressures from major customers.

      No product accounted for more than 7%, and no customer accounted for more than 10%, of total sales of the Company for fiscal 1993 through fiscal 1995 except Ford Motor Co., for which sales were $166.8 million in 1995, $165.3 million in 1994, and $148.0 million in 1993, and General Motors Corporation, in 1994 and 1993, when sales were $81.4 million and $73.1 million, respectively. In addition, the Company is not dependent upon any individual raw material source for a substantial part of its business and believes that its sources of raw materials are adequate.

      In the Machinery Group, order backlog was approximately $182.5 million as of November 30, 1995, $190.1 million as of November 30, 1994 and $148.1 million as of November 30, 1993. The decrease from the prior year is due primarily to softer demand for capital equipment and heavy-duty forklift trucks and better efficiencies in producing forklift trucks which worked off the prior year backlog. A substantial portion of the order backlog outstanding at November 30, 1995 is expected to be filled within the current fiscal year. In no other segment is order backlog of significance, except in the Specialty Materials Division which had order backlogs of $34.4 million as of November 30, 1995, and $25.1 million and $19.9 million as of November 30, 1994 and 1993, respectively.

      In fiscal 1995, the Company spent approximately $19.9 million for research and development and related activities, primarily for the development of new products or the improvement of existing products. Comparable costs were $21.1 million and $17.1 million for 1994 and 1993, respectively.

      The Company owns or is licensed under patents relating to methods and products in several areas of its business. Although these have been of value and are expected to be of value in the future, the loss of any individual patent or group of patents would not materially affect the conduct of the Company's business.

      In the fiscal years 1995, 1994, and 1993, for current operations the Company spent approximately $10.9 million, $9.6 million and $8.6 million, respectively, to comply with federal, state and local regulatory provisions relating to the protection of the environment. This level of expenditures has had no material effect on the earnings or competitive position of the Company or its operations during the period described. The Company expects these expenditures to be approximately $12.3 million in fiscal 1996. See Item 3.(d) for information with respect to various other environmental proceedings.

      As of November 30, 1995, the Company employed approximately 7,500 persons in its operations, of whom approximately 1,900 were salaried employees and approximately 5,600 were hourly employees. Approximately 20% of the Company's hourly employees are represented by eight labor organizations under twelve separate contracts. The thirteenth contract is currently being negotiated. The Company believes that its relations with its employees generally are good.

      Export sales totaled approximately $92.5 million, $76.9 million and $73.2 million in fiscal 1995, 1994 and 1993, respectively. The revenues generated by foreign operations do not exceed 10% of consolidated revenues, nor do their identifiable assets exceed 10% of consolidated total assets.

      The Company's debtor-in-possession financing expires on the earlier of December 31, 1996 or the effective date of a plan of reorganization. Should a plan not become effective by the end of 1996, the Company would expect to have the current facility extended as long as necessary.

ITEM 2. PROPERTIES.

      Eagle-Picher Industries, Inc. manufactures at 57 locations a wide variety of products primarily for other manufacturers. Types of manufacturing include, among others, chemical processing, mining, metal fabricating, aluminum casting, precision machining, electronic and electrical assembling, and rubber and plastic molding and extruding.

      The plants are fully utilized for the purposes intended and generally have capacity for expansion of existing buildings on owned real estate. Plants range in size from 425,000 square feet of floor area to under 50,000 square feet and generally are located away from large urban centers.

      Information on the locations of all manufacturing plants is contained in
Exhibit 99 attached hereto, which is incorporated by reference into this report.

      The Company considers the following plants to be its most important physical properties:



                                              LOCATION       GENERAL CHARACTER
                                           --------------  ---------------------

INDUSTRIAL GROUP
Minerals Division........................  Lovelock, NV    Processing facility
MACHINERY GROUP
Electronics Division.....................  Joplin, MO      Manufacturing plants
                                                           (six locations)
Construction Equipment Division..........  Lubbock, TX     Fabrication and
                                                           assembly facility
AUTOMOTIVE GROUP
Hillsdale Tool Division..................  Hillsdale, MI   Manufacturing plants
                                                           (four locations)
Plastics Division........................  Grabill, IN     Manufacturing plant.


All of such properties are held in fee and none of them is subject to any major encumbrances.

ITEM 3. LEGAL PROCEEDINGS.

  (a) Chapter 11 Proceedings.

      On January 7, 1991 ("petition date"), the Company and seven of its domestic subsidiaries each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Ohio, Western Division, in Cincinnati, Ohio ("Bankruptcy Court"). The subsidiaries that filed chapter 11 petitions are Daisy Parts, Inc., Transicoil Inc., Michigan Automotive Research Corporation ("MARCO"), EDI, Inc., Eagle-Picher Minerals, Inc., Eagle-Picher Europe, Inc., and Hillsdale Tool & Manufacturing Co. On November 30, 1991, substantially all of the assets of EDI, Inc. were sold pursuant to authority granted by the Bankruptcy Court. All of the chapter 11 cases have been consolidated for procedural purposes only under the caption: "In re Eagle-Picher Industries, Inc., et al.," Consolidated Case No. 1-91-00100, before the Honorable Burton Perlman, United States Bankruptcy Judge. The Company and its petitioning subsidiaries, other than EDI, Inc., are operating their businesses and managing their properties as debtors in possession, in accordance with the provisions of the Bankruptcy Code.

      The filing of a chapter 11 petition operates as an automatic stay of all litigation against the debtor that was or could have been commenced before the filing of the chapter 11 petition and of any act to collect or recover a claim against the debtor that arose before the commencement of the chapter 11 case. While claimants or the Company may petition the Bankruptcy Court for a modification of the stay to permit such litigation or claim recovery to proceed, the Company believes that it is unlikely that the Bankruptcy Court will grant such permission except in certain limited instances to permit the liquidation of a pre-petition claim, but not any payment or collection efforts with respect thereto. Consistent with the provisions of chapter 11, the Company intends to address all of the pre-petition claims in a plan of reorganization.

      An Unsecured Creditors' Committee ("UCC"), an Injury Claimants' Committee ("ICC"), an Equity Security Holders' Committee ("ESC") and a Legal Representative for Future Claimants ("RFC") have been appointed in the chapter 11 cases. An unofficial asbestos co-defendants' committee has also been participating in the chapter 11 cases. In accordance with the provisions of the Bankruptcy Code, these parties have the right to be heard with respect to transactions outside the ordinary course of business.

      At the Company's request, the Bankruptcy Court established a bar date of October 31, 1991 for all pre-petition claims against the Company other than those arising from the sale of asbestos-containing products and other than those arising from any future rejection of executory contracts or unexpired leases in the chapter 11 cases. The bar date is the date by which claimants who disagree with the amounts recorded by the Company as owing to such claimants must file a proof of claim against the Company in the Bankruptcy Court. The Company notified all known or potential claimants subject to the October 31, 1991 bar date of their possible need to file a proof of claim with the Bankruptcy Court. Of the 5,600 claims filed pursuant to this bar date, 2,675 were general claims (e.g. vendor, note holder and other miscellaneous claims), 1,325 were litigation-related claims and environmental claims, and 1,600 were asbestos-related claims.

      Substantially all of the general claims have been reconciled by the Company. Such claims, as reconciled, have been allowed as pre-petition claims against the Company's estate. The impact of these reconciliations on the Company's financial statements was not material. The Company continues to attempt to negotiate settlements for the remaining unreconciled general claims. If they cannot be resolved by a negotiated settlement, the Company intends to have them resolved by the Bankruptcy Court. The Company does not expect that the impact of the resolution of these claims will be material. The litigation-related and environmental claims are discussed in subsections (c) and
(d) respectively, below.

      The Bankruptcy Court also established a bar date of September 30, 1992 for all present asbestos-related claims. Approximately 161,000 asbestos-related claims were filed with the Bankruptcy Court pursuant to the bar date. Approximately 1,000 of these claims alleged property damage. The 1,600 asbestos-related claims referred to above filed prior to the October 31, 1991 bar date will be treated in the reorganization cases in the same manner as the asbestos-related claims filed in connection with the September 30, 1992 bar date. The asbestos-related claims are discussed more fully in subsection (b), below.

      The Bankruptcy Court has approved five extensions of the periods during which the Company has the exclusive right to file and confirm a chapter 11 plan under section 1121(a) of the Bankruptcy Code ("Exclusive Periods"). The most recent order of the Bankruptcy Court, entered on May 23, 1995, provides that the Exclusive Periods are extended until further order of the Bankruptcy Court.

      On June 5, 1992, a mediator was appointed by the Bankruptcy Court to assist the Company, the ICC, the UCC, the RFC and the ESC in their efforts to negotiate a consensual plan of reorganization. On November 9, 1993, the Company reached an agreement ("Agreement") on the principal elements of a joint plan of reorganization with the ICC and the RFC, the representatives of the holders of present and future asbestos-related and other toxic tort claims in the Company's chapter 11 case. The Agreement was reached with the assistance of the mediator appointed by the Bankruptcy Court.

      As a consequence of the Agreement, the Company recorded a provision in the fourth quarter of 1993 of $1.135 billion to increase the asbestos liability subject to compromise to $1.5 billion. The Company also recorded a provision of $41.4 million in 1993 for environmental and other litigation claims.

      Throughout 1994, the Company, the ICC and the RFC continued to refine the details of a joint plan of reorganization. On February 28, 1995, the Company and its petitioning subsidiaries filed a plan of reorganization and accompanying disclosure statement with the Bankruptcy Court ("Original Plan"). The Original Plan was proposed jointly with the ICC and the RFC.

      The Original Plan was premised on the settlement of the Company's liability for all present and future asbestos-related personal injury claims and certain other tort claims contemplated by the Agreement. Pursuant to the Original Plan, these claims were to be channeled to and resolved by an independently administered claims trust ("Trust") and the Bankruptcy Court would issue an injunction with respect to such claims. The injunction would forever stay, restrain and enjoin actions against the Company for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on or with respect to any personal injury claims resulting from exposure to asbestos-containing products allegedly manufactured or sold by the Company. In 1994, the Bankruptcy Code was amended to add, among others, new subsections 524(g) and (h), which authorize the issuance of a permanent injunction to supplement the existing injunctive relief afforded by section 524 of the Bankruptcy Code in asbestos-related reorganizations under chapter 11. The new subsections provide that, if certain specified conditions are satisfied, a court may issue a supplemental permanent injunction barring the assertion of asbestos-related claims or demands against the reorganized company and channeling those claims to an independent trust. The issuance of such a channeling injunction was a condition precedent to confirmation of the Original Plan.

      The Original Plan provided for the distribution of cash, notes, debentures, and common stock of the reorganized Company ("Plan Consideration") to the Trust and to holders of allowed unsecured claims on a pro-rata basis proportionate to their share of the aggregate amount of allowed pre-petition unsecured claims against the Company and the other debtor entities. The Original Plan also provided that claims entitled to priority in payment under the Bankruptcy Code and convenience claims (general unsecured claims of $500 or less or claims that will be reduced to that amount) would be paid in full, in cash. Under the Bankruptcy Code, shareholders are not entitled to any distribution under a plan of reorganization unless all classes of pre-petition creditors receive satisfaction in full of their allowed claims or accept a plan which allows shareholders to participate in the reorganized company or to receive a distribution. The Original Plan did not provide that all classes of pre-petition creditors would receive satisfaction in full of their allowed claims. Consequently, the Original Plan did not provide for any distribution to shareholders and their equity interests were to be canceled.

      The Original Plan did not have the support of the UCC or the ESC because neither the UCC or the ESC agreed with the amount of the aggregate asbestos liability which had been negotiated and which was used in the proposed Plan to determine the allocation of the consideration to be distributed to the unsecured creditor and shareholder classes. As a result of the dispute, the Company was unable to move forward with the Original Plan. In order to resolve this dispute, the Company filed a motion in July 1995, requesting that the Bankruptcy Court estimate the Company's aggregate liability on account of present and future asbestos-related personal injury claims. The Bankruptcy Court ruled in December 1995 that the Company's estimated liability with respect to such claims is $2.5 billion ("Estimation Ruling"). The UCC and the ESC and two individual members of the UCC have filed notices of appeal of the Estimation Ruling. The Company does not know whether the appellate court will hear the appeals or, if it does, when any decision will be rendered.

      Following the Estimation Ruling, the Company recorded a provision of $1.0 billion to increase the asbestos liability subject to compromise to the amount found by the Bankruptcy Court. This resulted in negative shareholders' equity in excess of $2.2 billion. As a result, the Company filed a motion in the Bankruptcy Court in December 1995 seeking an order directing the United States Trustee to disband the ESC on the basis that existing equity holders do not have an economic interest in the chapter 11 cases. In January 1996, the Bankruptcy Court ruled that the ongoing activities of the ESC shall be limited to pursuing its appeal of the Estimation Ruling.

      In August 1995, certain entities that had, since the petition date, purchased claims held by certain trade creditors of Hillsdale Tool & Manufacturing Co., filed with the Bankruptcy Court a complaint seeking to preclude the use of substantive consolidation as an element of any plan of reorganization of the Company and its subsidiaries. Under the principles of substantive consolidation, the assets of all debtors are used to satisfy claims against all debtors. In its answer, the Company requested that the Bankruptcy Court substantively consolidate the estates of the Company and its subsidiaries. The Company believes that substantive consolidation is warranted in the chapter 11 cases. The Bankruptcy Court has scheduled an evidentiary hearing to commence on March 4, 1996.

      The Company intends to file with the Bankruptcy Court as soon as practicable an amended plan of reorganization ("Amended Plan") and an accompanying proposed amended disclosure statement. It is anticipated that the Amended Plan essentially will modify the Original Plan so as to reflect in the allocation of the distributions of Plan Consideration the effect of the Estimation Ruling. More specifically, based upon an aggregate amount of allowed pre-petition unsecured claims to share in the Plan Consideration of approximately $2.663 billion, it is anticipated that under the Amended Plan the Trust would receive approximately 94 percent of the Plan Consideration and the other unsecured creditors the balance.

      Each class of creditors and equity security holders that is impaired under a plan of reorganization is entitled to vote to accept or reject the plan. The Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of two-thirds in dollar amount and more than one-half in number of claims of that class that have timely voted to accept or reject the plan. The Bankruptcy Code defines acceptance of a plan by a class of equity security holders as acceptance by holders of equity interests that hold at least two-thirds in amount of the allowed equity interests in such class who have timely voted to accept or reject the plan. The Bankruptcy Code further provides that any class that does not receive a distribution under a plan is deemed to have rejected the plan, and, accordingly, does not vote. Thus, because the Amended Plan will not provide for any distribution to the Company's existing shareholders, that class will not vote on the Amended Plan and will be deemed to reject the Amended Plan. The Bankruptcy Court will confirm a plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible, and (iii) in the "best interest" of creditors and stockholders impaired under the plan.

      Additional information concerning the Original Plan, the Amended Plan and the chapter 11 cases can be found in Note B to the Consolidated Financial Statements in the Company's Annual Report for the fiscal year ended November 30, 1995, which is attached as Exhibit 13 to this Form 10-K and which is incorporated herein by reference. Additional information concerning the chapter 11 proceedings can be found in subsections (b) through (d), inclusive, of this
Item 3.

  (b) Asbestos.

      Prior to its chapter 11 filing, the Company had been named as a co-defendant in a substantial number of lawsuits alleging personal injury from exposure to asbestos-containing insulation products. As of the petition date, there were approximately 67,800 asbestos-related claims outstanding against the Company. The claims, which were pending in 48 states, British Columbia, Guam, the Virgin Islands, and the District of Columbia, alleged, in general, that the Company and other defendant manufacturers failed to warn of the potential hazard to health from the inhalation of asbestos fiber contained in their products. As a result of the chapter 11 filing by the Company, all of such litigation was automatically stayed pursuant to section 362 of the Bankruptcy Code and additional suits were not allowed to be filed against the Company.

      Since the first asbestos case was filed in 1966, the Company has disposed of approximately 73,500 claims through trial, dismissal or settlement. On average, the Company spent approximately $7,800 per claim, including attorneys' fees and other defense costs, to dispose of these claims.

      All persons with a pre-petition asbestos-related claim were required to file a proof of claim by the September 30, 1992 bar date. Approximately 160,000 proofs of claim were filed alleging personal injury. The Company believes that approximately 11,000 of these claims are duplicates or were filed by persons whose lawsuits were previously disposed of through trial, dismissal or settlement. The Company expects that additional asbestos-related personal injury claims will arise for several decades into the future. Such future claims were not subject to the September 30, 1992 bar date.

      The Company recorded a provision in the fourth quarter of 1993 of $1.135 billion to increase the asbestos liability subject to compromise on its books to $1.5 billion, as a consequence of the proposed settlement discussed in subsection (a), above. In July 1995, the Company filed a motion requesting that the Bankruptcy Court estimate the Company's aggregate liability on account of present and future asbestos-related personal injury claims. The motion was filed because the UCC and the ESC appointed in the Company's chapter 11 cases had not agreed with the amount of such liability previously negotiated for settlement purposes among the Company, the ICC and the RFC. Utilizing information available from the Company and from other sources, the Company's expert and the experts retained by the committees and the RFC appointed in the chapter 11 cases gave opinions as to this liability at the hearing before the Bankruptcy Court on this matter. In December 1995, the Bankruptcy Court ruled that the Company's estimated liability for such claims is $2,502,511,000. Specifically, the Bankruptcy Court found the value of the asbestos-related personal injury claims asserted prior to the petition date to be $478,000,000 and the value of future such claims, claims which will be filed after the petition date, to be $2,024,511,000. Appeals have been filed by certain creditors, the UCC and the ESC, seeking to have the Bankruptcy Court's ruling overturned. The Company does not know whether the appellate court will hear the appeals or, if it does, when any decision may be rendered.

      The Company, and numerous others, also were sued in both state and federal courts by various entities that own or operate commercial properties and public buildings, such as school districts, counties, cities, states, libraries and hospitals, based on allegations that asbestos or asbestos-containing products are or may be in the buildings. The typical demand in such suits is that the defendants compensate the plaintiffs for any costs incurred in identifying, repairing, encapsulating or removing the asbestos-containing products, or that defendants perform such remedial action. Many suits seek an injunction requiring abatement and punitive damages on the basis that the defendants allegedly knew of the hazards and, in concert with one another, concealed and misrepresented the dangers. Many such suits also seek indemnification from the defendants for all claims for personal injury brought against plaintiffs resulting from the presence of asbestos-containing products in plaintiffs' buildings. These suits too have been stayed as against the Company as a result of the commencement of the chapter 11 cases.

      One hundred forty-nine such lawsuits were instituted against the Company prior to the filing of its chapter 11 petition, including two which were certified as class actions. Two of such suits were consolidated into one. One hundred and one were disposed of through dismissals by the court following rulings on pre-trial motions, or voluntarily by the plaintiffs. The Company settled seven of these cases for less than $22,000 in the aggregate, prior to filing its chapter 11 petition. Forty of such suits remain pending, but have been stayed as a consequence of the chapter 11 filing.

      The class actions that were certified pre-petition are a national school class action consisting of all public and private elementary and secondary school systems in the United States that have not excluded themselves from the suit; and a Michigan school class action consisting of all public and private elementary and secondary school systems in Michigan that have excluded themselves from the national school class action and included themselves in the state class action. In four lawsuits, class certification petitions were pending pre-petition. One of these suits has since been dismissed; one suit has been suspended; and the remaining two suits, one involving a class of colleges and universities and the other a class of buildings leased to the government, have been certified as class actions. Many of the claimants which voluntarily dismissed their individual claims as set forth above did so to pursue them in one of the certified class actions.

      Approximately 1,000 proofs of claim alleging asbestos property damage were filed in the chapter 11 cases pursuant to the bar date. Certain of these claims have been withdrawn by the claimants or disallowed by the Bankruptcy Court. The remaining, approximately 930 proofs of claim assert claims in the aggregate amount of approximately $11.5 billion. These claims include most of those asserted in the lawsuits described above that were pending as of the petition date.

      It is anticipated that the Amended Plan will provide for the establishment of a second trust to resolve asbestos-related property damage claims and alternative mechanisms relating to such trust. More specifically, if the class of asbestos-related property damage claimants votes to accept the Amended Plan, the Company will fund the trust with $3 million in cash, the trustees for the trust will be selected by the representatives of the claimants, and such trustees will develop claims resolution procedures. If such class votes to reject the Amended Plan, but the Amended Plan is nevertheless confirmed, the trust will be funded with its pro rata share of the Plan Consideration, based upon an estimate of the aggregate value of asbestos-related property damage claims by the Bankruptcy Court, and such claims will be resolved and discharged pursuant to claims resolution procedures contained in the Amended Plan. These procedures will require such claimants to prove by application of a scientific protocol that the asbestos-containing insulation products for which they are seeking damages were manufactured by the Company.

      In February 1996, after the close of the fiscal year, the hospital members of the American Hospital Association, which filed asbestos-related property damage claims against the Company in the alleged approximate amount of $300 million ("Hospitals"), filed a motion in the Bankruptcy Court seeking an order
(a) estimating the aggregate value of all asbestos-related property damage claims against the Company, and (b) temporarily allowing such claims for purposes of voting on a plan of reorganization. The motion states that the relief requested is not intended to be a determination by the Bankruptcy Court of the Company's liability, if any, on account of such claims or to assign a permanently fixed value for such claims, but is sought in order to determine the appropriate distribution to creditor classes under a plan of reorganization. Because the motion was just filed, the Company has not yet made a determination as to how it intends to respond. On February 15, 1996, however, the Company filed with the Bankruptcy Court an objection on various grounds to the allowance of many asbestos-related property damage claims, including the claims filed by the Hospitals.

      Additional information concerning the asbestos litigation can be found in Note K to the Consolidated Financial Statements in the Company's Annual Report for the fiscal year ended November 30, 1995, which is attached as Exhibit 13 to this Form 10-K and which is incorporated herein by reference.

  (c) Other.

      In June 1989, the City of New York filed suit against the Company and others in New York state court seeking indemnity for costs New York had incurred and would incur because residents of housing owned by the city were allegedly injured by ingesting paint in that housing. Counts in this suit alleging negligence and strict product liability have been dismissed. Certain other counts are still pending. The City of New York did not file a proof of claim in the Company's chapter 11 case with respect to the claims asserted in such lawsuit by the 1991 bar date. In November 1993, however, it filed three proofs of claim with respect to the litigation each seeking $50 million in damages. The Company's objection to these claims, seeking to have them disallowed on the basis that they were filed after the bar date, was sustained in November 1994, and the claims were disallowed. As a result, and given the voluntary withdrawal of three other lead-related property damage claims, the Company has disposed of all lead-related property damage claims that were asserted in its chapter 11 case.

      In addition to the foregoing, late in 1987, litigation was initiated against the Company and numerous other defendants, which alleged claims for personal injuries resulting from ingestion of lead-containing paint. Such suits have been stayed as to the Company as a consequence of the filing of the chapter 11 cases.

      One hundred twenty-eight (128) non-duplicative proofs of claim were timely filed in the Bankruptcy Court asserting liability for personal injuries from lead chemicals allegedly manufactured and sold by the

Company. Four of such claims have been voluntarily withdrawn at the Company's request. One of such claims was dismissed by the Bankruptcy Court. The Company filed objections with the Bankruptcy Court to seven of such claims. Pursuant to the objections, the Company sought an order of the Bankruptcy Court disallowing such claims because the claimants' lawsuits asserting similar claims against other defendants which were not in bankruptcy had been dismissed. Prior to the filing of its chapter 11 case, the Company also had been a defendant in these lawsuits. In June 1995, the Bankruptcy Court disallowed all seven of such claims. Currently, there are 113 remaining timely-filed, lead-related personal injury claims that have not been resolved.

      The Company believes that it has valid grounds to object to the allowance of all of the remaining lead-related personal injury claims. However, in December 1994, the Eighth District Court of Appeals, Cleveland, Ohio, ruled that the plaintiff in a lawsuit filed in state court in Cuyahoga County, Ohio, may pursue certain claims against defendants, such as the Company, that manufactured lead pigment. The trial court had dismissed the plaintiffs' enterprise liability, market share and alternative liability theories pursuant to a defense motion to dismiss. The Ohio Appeals Court upheld the dismissal of the enterprise liability count, but reversed the dismissal as to the market share and alternative liability counts and remanded the case to the trial court. The case is currently proceeding before the trial court on the market share and alternative liability counts. It is not possible to predict how or when the trial court will rule on these counts or whether its rulings will be appealed.

      It is currently contemplated that all lead-related personal injury claims that were filed that are not disposed of pursuant to an objection filed by the Company, and all such claims which may be filed in the future, will be channeled to and resolved by the Trust that will be established under the Amended Plan for the benefit of holders of asbestos-related and certain other personal injury claims discussed in subsection (a), above.

      On June 18, 1993, the Company, together with its wholly-owned subsidiary, Transicoil Inc., commenced an adversary proceeding in the Bankruptcy Court against Blue Dove Development Associates ("Blue Dove"), the landlord for Transicoil's domestic manufacturing facility in Valley Forge, Pennsylvania, and against K-Jem, Inc., Blue Dove's general partner. The suit seeks to recover excess rent that the Company and Transicoil believe has been paid to the landlord. The landlord filed a counterclaim in the adversary proceeding seeking a determination that Transicoil has breached the lease and, therefore, the entire rent through June 30, 2005 should be accelerated and due. The landlord made similar claims in a suit filed against Transicoil in October 1993, in the United States District Court for the Eastern District of Pennsylvania ("Pennsylvania Action"). Prosecution of the Pennsylvania Action which seeks approximately $10.3 million in damages has been enjoined by the Bankruptcy Court. The parties filed cross motions for Summary Judgment in the adversary proceeding in the Bankruptcy Court, which the Bankruptcy Court denied in December 1995. The Company and Transicoil are seeking leave of the United States District Court for the Southern District of Ohio to appeal the denial of their Motion for Summary Judgment, which sought as a matter of law and without a trial an order requiring repayment of the excess rent that was paid, on the grounds that the Bankruptcy Court misread the lease in denying their Motion. The Company cannot predict when the District Court will rule on this request for leave to appeal the Bankruptcy Court's decision. The Company believes that the counterclaim asserted by the landlord and the claims asserted in the Pennsylvania Action are without merit and that the resolution of the dispute with respect to the lease will not have a materially adverse impact on the financial condition of the Company or Transicoil Inc.

      Additional information concerning such litigation claims can be found in Note L to the Consolidated Financial Statements in the Company's Annual Report for the fiscal year ended November 30, 1995, which is attached as Exhibit 13 to this Form 10-K and which is incorporated herein by reference.

  (d) Environmental.

      The Company received 1,102 proofs of claim in its chapter 11 cases alleging a right to payment because of environmental matters. Many of these claims were filed in connection with environmental matters reported in Form 10-K reports for prior fiscal years. These include claims with respect to numerous waste disposal sites previously discussed. They also include claims with respect to the Tri-State mining district of Kansas, Missouri and Oklahoma previously disclosed: Ottawa County, Oklahoma; Cherokee County, Kansas; Jasper

County, Missouri; and the Baxter Springs, Treece, and Galena Subsites in Kansas. The Company has resolved the majority of these environmental claims through negotiations with the EPA and the United States Department of Interior. Pursuant to a negotiated agreement, the agencies and certain states will be granted allowed pre-petition general unsecured claims in the Company's chapter 11 case aggregating approximately $43.0 million in full satisfaction of all of the Company's alleged liability at most of its known Superfund sites, including any liability for any natural resource damage.

      In exchange for these allowed claims, the agencies will release the Company from liability at such Superfund sites and the Company will be protected from contribution claims of other parties with potential liability at the sites. Accordingly, the Company's settlement should completely resolve all claims with respect to these sites. Further, the agreement provides a process which will permit any liability, which may arise with respect to a small number of sites as to which the EPA believes that it does not have sufficient information to negotiate a meaningful settlement at this time, to be resolved in the future when additional information is available.

      During fiscal 1995, following execution of the settlement agreement by all parties, the settlement agreement was lodged with the Bankruptcy Court and notice of it was published in the Federal Register as required by law. In April and September 1995, respectively, the Company and the United States filed motions seeking approval of the settlement by the Bankruptcy Court.

      Certain parties that may be liable at certain of the sites resolved by the settlement agreement opposed Bankruptcy Court approval of the settlement. Such opposition basically seeks increases in the amount of the allowed claims provided in the settlement agreement attributable to the sites where the objector may have liability. The UCC also opposed approval of the settlement, arguing that the potential repeal of the retroactive liability provisions of the Superfund laws could substantially reduce the Company's pre-petition liability, and, accordingly, the allowed pre-petition claims of $43.0 million should be reduced. The Company believes, however, that the terms and provisions of the settlement agreement are fair and equitable and that the objections raised have no basis. In November 1995, a hearing was held before the Bankruptcy Court on the motions seeking the approval of the settlement agreement. The Court has not yet ruled on the motions.

      Additional information concerning the environmental claims can be found in Note L to the Consolidated Financial Statements in the Company's Annual Report for the fiscal year ended November 30, 1995, which is attached as Exhibit 13 to this Form 10-K and which is incorporated herein by reference.

  (e) Summary - Environmental And Other Claims.

      The Company intends to defend all remaining litigation claims vigorously in the manner permitted by the Bankruptcy Code and/or applicable law. All pre-petition claims against the Company arising from litigation must be liquidated or otherwise addressed in the context of the chapter 11 cases. Further, all such claims against the Company will be addressed in a plan of reorganization. During the pendency of the chapter 11 cases, any unresolved litigation with respect to pre-petition claims can proceed against the Company only with the express permission of the Bankruptcy Court.

      The Company has resolved most of the litigation claims that were asserted pursuant to the October 31, 1991 bar date, other than those claims arising from the sale of asbestos-containing products. The Company has filed objections to certain of the unresolved litigation-based claims seeking to reduce the amount of such claims or eliminate them entirely. These objections have not yet been resolved. The Company anticipates filing additional objections to other such claims if they cannot be resolved through negotiation. These objections will be litigated vigorously by the Company pursuant to the provisions of the Bankruptcy Code and applicable law.

      The Company expects that all such claims will be resolved without material adverse effect on the Company, its operations or its financial condition. In addition, the Company may have insurance coverage for certain of these claims and may have factual and legal defenses available to it.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

      No matter was submitted to a vote of security holders during the fourth quarter of the fiscal year covered by this report.

                                     PART II

                              CROSS REFERENCE SHEET
                   TO ANNUAL REPORT FOR THE FISCAL YEAR ENDED
                                NOVEMBER 30, 1995
                              MARKED AS EXHIBIT 13

                                                          EXHIBIT 13

                                                  PAGES                  CAPTIONS
                                                  ------  --------------------------------------
ITEM 5. MARKET FOR THE REGISTRANT'S
        COMMON EQUITY AND RELATED
        STOCKHOLDER MATTERS
    (a) Market Information                          18    -- Quarterly Data
    (b) Holders of Common Stock                           -- 5,932 holders of record at February
                                                              23, 1996
    (c) Dividends                                   35    -- Selected Financial Data
                                                  32-34   -- Management's Discussion and
                                                              Analysis of Results of Operations
                                                              and Financial Condition
                                                  20-21   -- Note B to the Consolidated
                                                              Financial Statements

ITEM 6. SELECTED FINANCIAL DATA                     35    -- Selected Financial Data

ITEM 7. MANAGEMENT'S DISCUSSION AND
        ANALYSIS OF FINANCIAL
        CONDITION AND RESULTS OF OPERATIONS       32-34   -- Management's Discussion and
                                                              Analysis of Results of Operations
                                                              and Financial Condition
ITEM 8. FINANCIAL STATEMENTS AND
        SUPPLEMENTARY DATA                          13    -- Consolidated Statement of Income
                                                              (Loss) for the Three Years Ended
                                                              November 30, 1995
                                                    16    -- Consolidated Statement of Cash
                                                              Flows for the Three Years Ended
                                                              November 30, 1995
                                                  14-15   -- Consolidated Balance Sheet as of
                                                              November 30, 1995 and 1994
                                                    17    -- Consolidated Statement of
                                                              Shareholders' Equity (Deficit) for
                                                              the Three Years Ended November 30,
                                                              1995
                                                19-29   -- Notes to Consolidated Financial
                                                              Statements
                                                    32    -- Report of Management
                                                    31    -- Independent Auditors' Report
                                                    18    -- Quarterly Data

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      None.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

  (a) Directors.

      The name and age; the positions and offices held with the registrant; principal occupation during the past five years and present employer; other boards of directors on which he serves; the year in which he first became a director of the Company and the committees on which he serves, follow for each director:

                                                                                          PRESENT
                                                                             FIRST         TERM
                                                                             BECAME      OF OFFICE
                                                                            DIRECTOR      EXPIRES
                                                                            --------     ---------
PAUL W. CHRISTENSEN, JR., 71..............................................    1969          1996
Retired, 1987; Chairman of the Board 1978-87, and President prior thereto, of The Cincinnati Gear Company, Cincinnati, Ohio, a manufacturer of custom gears and enclosed drives.
Member of Audit, Executive and Stock Option/Compensation Committees.
Chairman of Audit Committee.

MELVIN F. CHUBB, JR., 62..................................................    1990            (1)
Senior Vice President 1988-96, of Eagle-Picher Industries, Inc.;
Lieutenant General, United States Air Force and Commander of the
Electronic Systems Division at Hanscom Air Force Base, Massachusetts,
1984-88. Director of Empire District Electric Co.

V. ANDERSON COOMBE, 69....................................................    1974          1996
Chairman of the Board since March 1991, and President prior thereto
(through April 1991), of The Wm. Powell Company, Cincinnati, Ohio, a valve manufacturer. Director of Star Banc Corp., The Starflo Corp., Union
Central Life Insurance Co. and The Wm. Powell Company.
Member of Audit, Executive and Stock Option/Compensation Committees.

ROGER L. HOWE, 61.........................................................    1986            (2)
Chairman of the Board of U.S. Precision Lens, Inc., Cincinnati, Ohio, a
manufacturer of optics for video projection, instrumentation, and photographic applications.
Director of Cintas Corporation, Star Banc Corp. and Baldwin Piano & Organ
Co.
Member of Executive and Stock Option/Compensation Committees.

DANIEL W. LEBLOND, 69.....................................................    1965            (2)
Chairman of the Board of LeBlond Makino Machine Tool Company, Cincinnati,
Ohio, a manufacturer of machine tools.
Director of The Ingersoll Milling Machine Company, LeBlond Makino Machine
Tool Company and The Ohio National Life Insurance Co.
Member of Executive and Stock Option/Compensation Committees. Chairman of
Stock Option/Compensation Committee.

POWELL MCHENRY, 69........................................................    1991            (2)
Of Counsel to Dinsmore & Shohl, a law firm, Cincinnati, Ohio, as of
October 1, 1991; Senior Vice President and General Counsel of The Procter
& Gamble Company, Cincinnati, Ohio, a manufacturer of consumer and industrial products, 1983-91.
Member of Audit Committee.

                                                                                          PRESENT
                                                                             FIRST         TERM
                                                                             BECAME      OF OFFICE
                                                                            DIRECTOR      EXPIRES
                                                                            --------     ---------
THOMAS E. PETRY, 56.......................................................    1981            (2)
Chairman of the Board and Chief Executive Officer 1994, Chairman of the
Board, President, and Chief Executive Officer 1992, Chairman of the Board
and Chief Executive Officer 1989, President and Chief Executive Officer
1982, President and Chief Operating Officer 1981, Group Vice President
1978, President, Akron Standard Division 1977, Vice President and
Treasurer 1974, of Eagle-Picher Industries, Inc. Director of Cinergy
Corp., Star Banc Corp., Union Central Life Insurance Co. and Insilco Corp.
Member and Chairman of Executive Committee.

EUGENE P. RUEHLMANN, 71...................................................    1991          1996
Of Counsel to Vorys, Sater, Seymour & Pease, a law firm, Cincinnati, Ohio as of January 1, 1996; Partner of that firm 1989-1996, Chairman, Hamilton
County (Ohio) Republican Central Committee, 1991.
Director of Western-Southern Life Insurance Company.
Member of Audit Committee.

ANDRIES RUIJSSENAARS, 53..................................................    1994            (2)
President and Chief Operating Officer as of December 1, 1994, Senior Vice
President 1989-94, President, the Ohio Rubber Company Division 1987-89,
Executive Vice President, the Ohio Rubber Company Division 1986-87, General
Manager of the subsidiary, Eagle-Picher Industries GmbH in Ohringen, Germany
1980-86, of Eagle-Picher Industries, Inc.

----------

(1) Mr. Chubb retired from the Company's Board of Directors effective February 1, 1996.

(2) Messrs. LeBlond and Petry were elected directors to hold office for terms expiring at the annual meeting of shareholders in 1994 or when their successors are elected and qualified. Messrs. Howe and McHenry were elected directors to hold office for terms expiring at the annual meeting of shareholders in 1995 or when their successors are elected and qualified. As the Company did not hold an annual meeting of shareholders in 1994 or 1995, these directors continue to hold office until their successors are elected and qualified. Mr. Ruijssenaars was elected director by the incumbent directors on November 2, 1994 to serve in the same class as Messrs. LeBlond and Petry, and accordingly will hold office until his successor is elected and qualified.

  (b)  Executive Officers.

      The name and age, the positions and offices held with the registrant and employment history with the registrant, term of office as officer and period during which each has served as such, follow for each executive officer:

                                                                                     YEAR ELECTED
                                                                                      OR ASSUMED
                                                                                       PRESENT
                                                                             AGE        DUTIES
                                                                             ---     ------------
Thomas E. Petry..........  Chairman of the Board of Directors and Chief
                           Executive Officer                                 56          1982
Andries Ruijssenaars.....  President and Chief Operating Officer,
                           Director                                          53          1994
Melvin F. Chubb, Jr......  Senior Vice President and Director*               62          1988
David N. Hall............  Senior Vice President-Finance                     56          1987
Wayne R. Wickens.........  Senior Vice President                             49          1994
Carroll D. Curless.......  Vice President and Controller                     57          1984
James A. Ralston.........  Vice President, General Counsel and Secretary     49          1982

----------

* Retired effective February 1, 1996.

      Thomas E. Petry was first employed by the Company in 1968. He was elected Assistant Treasurer in 1971, Treasurer in 1973 and Vice President and Treasurer in 1974. He served as President of the Akron Standard Division from 1977 to 1978. He was elected Group Vice President in 1978, a Director, President and Chief Operating Officer in 1981, and President and Chief Executive Officer in 1982. He served as President from 1981-89 and from 1992-94. He has been serving as Chief Executive Officer since 1982 and as Chairman of the Board since 1989.

      Andries Ruijssenaars was first employed by the Company in 1980 as General Manager of Eagle-Picher Industries GmbH in Ohringen, Germany. He served as Executive Vice President of The Ohio Rubber Company Division from 1986 to 1987 and as President of The Ohio Rubber Company Division from 1987 to 1989. He was elected Senior Vice President in 1989 and was appointed a Director in November, 1994. He was elected President and Chief Operating Officer effective December 1, 1994 and has been serving in those capacities since December 1, 1994.

      Melvin F. Chubb, Jr., was first employed by the Company in 1988 and was elected and served as Senior Vice President from 1988 until his retirement effective February 1, 1996. In 1990 Mr. Chubb was elected a Director. Prior to joining the Company, he completed a career in the United States Air Force, having attained the rank of Lieutenant General and having served most recently as commander of the Electronic Systems Division, Air Force Systems Command at Hanscom Air Force Base.

      David N. Hall was first employed by the Company and elected Treasurer in 1977. He was elected Vice President and Treasurer in 1979, and he was elected and has been serving as Senior Vice President-Finance since 1987.

      Wayne R. Wickens was first employed by the Company in 1976 as a management trainee with the former Fabricon Automotive Division, was promoted to Plant Manager in 1979, Vice President in 1981 and then President of Fabricon Automotive in 1986. He was named President of the Wolverine Gasket Division in 1988, Vice President of the Eagle-Picher Automotive Group in 1989, and Division President of Hillsdale Tool & Manufacturing Co. in 1990. He was elected Senior Vice President of the Company effective December 1, 1994.

      Carroll D. Curless was first employed by the Company in 1964. He was elected Assistant Controller in 1978 and Controller in 1984. He was elected and has been serving as Vice President and Controller since 1986.

      James A. Ralston was first employed by the Company as an attorney in the Legal Department in 1979. He was elected Assistant Secretary in 1982, General Counsel in 1982, Vice President and General Counsel in 1984, and Secretary in 1994. He has been serving as Vice President, General Counsel and Secretary since 1994.

      Executive officers serve during the pleasure of the Board, or until their successors are elected and qualified. There are no family relationships existing between or among the above executive officers and directors of the registrant.

ITEM 11. EXECUTIVE COMPENSATION.

      The following Summary Compensation Table sets forth for the last three fiscal years the compensation provided by the Company to the Chief Executive Officer and each of the other four most highly compensated executive officers (collectively, "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION
                                           ----------------------------------------------
                                                                                OTHER
                                            FISCAL                              ANNUAL       ALL OTHER
                NAME AND                     YEAR                            COMPENSATION   COMPENSATION
           PRINCIPAL POSITION                ENDED    SALARY($)   BONUS($)      ($)(2)         ($)(3)
-----------------------------------------  ---------  ---------   --------   ------------   ------------
Thomas E. Petry..........................   11/30/95   575,000    244,000       255,296        285,611
Chairman and                                11/30/94   575,000    216,000       150,149        169,763
Chief Executive Officer                     11/30/93   575,000    100,000       149,492        178,154

Andries Ruijssenaars.....................   11/30/95   390,000    145,000        87,298        102,571
President and Chief Operating Officer       11/30/94   300,000    100,000        86,033        101,197
                                            11/30/93   275,000     75,000        22,760         31,420

Melvin F. Chubb, Jr......................   11/30/95   290,000    100,000       129,387        149,692
Senior Vice President(1)                    11/30/94   280,000     75,000       326,853        370,313
                                            11/30/93   275,000     45,000             0          4,497

David N. Hall............................   11/30/95   345,000    110,000       120,284        136,415
Senior Vice President -- Finance            11/30/94   320,000     95,000       193,447        216,177
                                            11/30/93   310,000     65,000        50,133         62,692

Wayne R. Wickens.........................   11/30/95   280,000     85,000        24,377         31,109
Senior Vice President                       11/30/94   205,000     60,000        20,272         29,512
                                            11/30/93   195,000     60,000         7,150         25,202

----------

(1) Mr. Chubb retired effective February 1, 1996.

(2) This column includes nothing for perquisites since in no case did they exceed the reporting thresholds (the lesser of 10% of salary plus bonuses or $50,000), but includes amounts for the payment of taxes on purchases of annuities under the Supplemental Executive Retirement Plan.

(3) All Other Compensation:

                                                   COST OF
                                                ANNUITY UNDER         COMPANY
                                                NON-QUALIFIED      CONTRIBUTIONS
                                                SUPPLEMENTAL      TO EAGLE-PICHER
                                                  EXECUTIVE          RETIREMENT
                                     YEAR        RETIREMENT           SAVINGS
                                     ENDED         PLAN($)            PLAN($)          TOTAL($)
                                   ---------    -------------     ----------------     --------
Thomas E. Petry..................  11/30/95        280,991              4,620           285,611
Andries Ruijssenaars.............  11/30/95         97,951              4,620           102,571
Melvin F. Chubb, Jr..............  11/30/95        145,072              4,620           149,692
David N. Hall....................  11/30/95        131,795              4,620           136,415
Wayne R. Wickens.................  11/30/95         26,489              4,620            31,109

                     AGGREGATED OPTION/SAR EXERCISES IN LAST
                FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

      NOTE: Registrant has never granted Stock Appreciation Rights (SARs), so there are no SARs outstanding. There were no exercises of options by, or grants of options to, the named executive officers during fiscal 1995.

                                            NUMBER OF SECURITIES                VALUE OF
                                           UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                                              OPTIONS AT FISCAL             OPTIONS AT FISCAL
                                                 YEAR-END(#)                   YEAR-END($)
                  NAME                    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----------------------------------------  -------------------------     -------------------------
Thomas E. Petry.........................          0/100,000                  **
Andries Ruijssenaars....................           0/50,000                  **
David N. Hall...........................           0/50,000                  **
Melvin F. Chubb, Jr.*...................           0/50,000                  **
Wayne R. Wickens........................           0/10,000                  **

----------

 * Retired effective February 1, 1996.

** None of the unexercised options held by any of the named executive officers was "In-the-Money" as of November 30, 1995. Further, the options were exercisable only if the last selling price per share on the New York Stock Exchange ("NYSE") or its successor prior to the date on which the Company received written notice of the exercise was at least 20% above the option price per share. Trading in the Company's shares on the NYSE was suspended on November 15, 1993, and the NYSE delisted the Company's shares effective June 9, 1994. All of the unexercised options are at a price of $2.50 per share.

PENSION BENEFITS

      The following table shows the estimated total combined annual benefits to named executive officers upon retirement at age 62 payable under Social Security, the Eagle-Picher Salaried Plan, and the Supplemental Executive Retirement Plan:

PENSION PLAN TABLE

                                                    YEARS OF SERVICE
                              -------------------------------------------------------------
        REMUNERATION             15           20           25           30           35
----------------------------  ---------    ---------    ---------    ---------    ---------
$ 250,000...................  $  90,000    $ 120,000    $ 150,000    $ 150,000    $ 150,000
  300,000...................    108,000      144,000      180,000      180,000      180,000
  350,000...................    126,000      168,000      210,000      210,000      210,000
  400,000...................    144,000      192,000      240,000      240,000      240,000
  450,000...................    162,000      216,000      270,000      270,000      270,000
  500,000...................    180,000      240,000      300,000      300,000      300,000
  550,000...................    198,000      264,000      330,000      330,000      330,000
  600,000...................    216,000      288,000      360,000      360,000      360,000
  650,000...................    234,000      312,000      390,000      390,000      390,000
  700,000...................    252,000      336,000      420,000      420,000      420,000
  750,000...................    270,000      360,000      450,000      450,000      450,000
  800,000...................    288,000      384,000      480,000      480,000      480,000
  850,000...................    306,000      408,000      510,000      510,000      510,000
  900,000...................    324,000      432,000      540,000      540,000      540,000
  950,000...................    342,000      456,000      570,000      570,000      570,000
1,000,000...................    360,000      480,000      600,000      600,000      600,000

      The Eagle-Picher Salaried Plan, a non-contributory defined benefit pension plan in which the named executive officers are participants, provides benefits after retirement based on the highest average monthly compensation during five consecutive years of the last ten years preceding retirement. For purposes of the Plan, compensation includes base salary, bonuses, commissions, and severance payments; salary and bonus included are as reported in the Summary Compensation Table, and commissions and severance payments, if there had been any, would have been included in that Table. The benefits shown by the Pension Plan Table above include amounts payable under Social Security and the Company's Supplemental Executive Retirement Plan as well as those payable under the Eagle-Picher Salaried Plan. Benefits are computed on the basis of straight-life annuity amounts.

      The estimated credited years of service with the Company for the named executive officers at age 62 are:

Thomas E. Petry............................................    33
David N. Hall..............................................    24
Andries Ruijssenaars.......................................    24
Melvin F. Chubb, Jr........................................    12
Wayne R. Wickens...........................................    32

SEVERANCE PLAN

      On February 6, 1991, the Board of Directors adopted a Severance Plan for certain employees, including the named executive officers, which was approved by the Bankruptcy Court on May 13, 1991. Under the Severance Plan, a participant whose employment is terminated by the Company other than for cause receives: a Base Severance Benefit of one week's pay for each year of Company service, payable under general payroll pay practices, but reduced dollar for dollar by any compensation earned from a subsequent employer during the period such benefits are being paid; a Supplemental Severance Benefit ranging from three months' salary up to one year's salary, payable in a lump sum upon termination; and continuation of certain insurance benefits for up to one week for each year of service. Currently, the Severance Plan provides that the payment of Supplemental Severance Benefits will terminate upon confirmation of a plan of reorganization. It is anticipated, however, that the Amended Plan that the Company intends to file will provide for the continuation of the Severance Plan for a period of at least twelve months after the effective date of the Amended Plan.

COMPENSATION OF DIRECTORS

      During fiscal 1995, directors were paid a retainer of $18,000 per year, a fee of $750 for each Board meeting attended and a fee of $750 for each Board committee meeting attended. Effective December 1, 1995, this retainer was increased to $24,000 per year, and the fee for attending a meeting of the Board or a Board committee was increased to $1,000 for each meeting attended. Board committee members, excluding committee chairmen, are paid a retainer of $3,000 per year for each committee on which they serve; the chairman of each Board committee is paid a retainer of $5,000 per year. The Company does not pay director retainers or attendance fees, or committee retainers or attendance fees, to directors who are also employees of the Company.

      Directors who are not also employees of the Company who retire with ten or more years of service as members of the Board are paid an annual advisory fee for life in an amount equal to the annual retainer paid to active directors at the time of their retirement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During fiscal 1995, Messrs. LeBlond (Chairman), Christensen, Coombe and Howe, directors of the Company, constituted the Stock Option/Compensation Committee.

      During fiscal 1995 and as of February 23, 1996, Mr. Petry, Chairman and Chief Executive Officer of the Company, served as a director and as a member of the compensation committee of The Wm. Powell Company. During fiscal 1995 and as of February 23, 1996, Mr. Coombe was Chairman of the Board of The Wm. Powell Company.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

      As of February 23, 1996, beneficial ownership of the Company's Common Stock by all directors; each of the named executive officers (except Mr. Chubb who retired effective February 1, 1996); and all directors and executive officers as a group, was:

                                                                AMOUNT AND
                                                                 NATURE OF
                                                                BENEFICIAL          PERCENT
                                                                 OWNERSHIP         OF CLASS
                                                                -----------        ---------
DIRECTORS
Paul W. Christensen, Jr.......................................     38,000(1)             *
V. Anderson Coombe............................................      3,480(1)             *
Roger L. Howe.................................................          0                *
Daniel W. LeBlond.............................................          0                *
Powell McHenry................................................      1,000                *
Thomas E. Petry...............................................    129,102(2)(3)       1.17%
Eugene P. Ruehlmann...........................................      1,000                *
Andries Ruijssenaars..........................................     52,433(2)(3)          *

NAMED EXECUTIVE OFFICERS
David N. Hall.................................................     62,482(3)             *
Wayne R. Wickens..............................................     10,000(3)             *

DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (12 PERSONS)......    369,027(4)          3.34%

----------

 *  Less than 1%.

(1) The following persons disclaim beneficial ownership as to the following numbers of shares included herein which are beneficially owned by family members: Mr. Christensen -- 13,000 shares; Mr. Coombe -- 1,520 shares.

(2) Messrs. Petry and Ruijssenaars are also executive officers of the Company; their holdings of Company stock are listed here and not duplicated under the Named Executive Officers individual listing immediately below.

(3) Includes shares subject to options to purchase within 60 days: Mr. Petry -- 100,000; Mr. Ruijssenaars -- 50,000; Mr. Hall -- 50,000; Mr. Wickens --
    10,000. The terms of the option grants make the options exercisable if the last selling price per share on the New York Stock Exchange or its successor is at least $3.00 on the day prior to the date on which the Company receives written notice of the exercise.

(4) This figure includes 270,000 shares subject to options to purchase within 60 days on the same terms as set forth in footnote (3), above.

      All shares shown above as owned were directly owned except as footnoted. Directors and executive officers are considered control persons of the Company.

      There were as of February 23, 1996 no beneficial owners of more than 5% of the Company's Common Stock.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

      The Board of Directors has no knowledge of any significant transaction or proposed significant transaction to which the Company or any subsidiary and any director, officer or nominee for director, or any associate of such director, officer, or nominee, were or are to be parties.

                                     PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.
(a) 1. All Financial Statements

            Eagle-Picher Industries, Inc. (Incorporated by reference to the Company's Annual Report for the fiscal year ended November 30, 1995,
            Exhibit 13 -- See Part II above)

            Independent Auditors' Report -- Incorporated by reference to Exhibit
            13, page 36

  3.        Exhibits (numbers keyed to Item 601, Regulation S-K).

* 3.(i)     Amended Articles of Incorporation as adopted May 1, 1985 and amended
            May 28, 1986. Incorporated by reference to Exhibit 1 to Form S-8
            Registration Statement No. 33-45179 for the Registrant's Stock
            Option Plan of 1990.

*  (ii)     Code of Regulations of Eagle-Picher Industries, Inc., last amended
            March 26, 1985. Incorporated by reference to Exhibit 3(b) to Report on Form 10-K of Registrant for the fiscal year ended November 30,
            1992.

* 4.(a)     Form of Indenture relating to the $50,000,000 Eagle-Picher
            Industries, Inc. 9 1/2% Sinking Fund Debentures due March 1, 2017, dated as of March 1, 1987, between Eagle-Picher Industries, Inc. and
            The Bank of New York. Incorporated by reference to Report on Form
            8-K of Registrant dated March 5, 1987 (on file with the SEC; SEC
            File No. 1-1499).

*   (b)(i)  Credit and Agency Agreement (debtor-in-possession financing agreement) dated as of November 5, 1992. Incorporated by reference to Exhibit 4(b) to Form 10-K of Registrant for the fiscal year ended
            November 30, 1992.

*  (ii)     First Amendment to Credit Agreement dated as of August 29, 1994 incorporated by reference to Exhibit 4(b)(ii) to Report on Form 10-K of Registrant for the fiscal year ended November 30, 1994.

*10.(a)     Eagle-Picher Industries, Inc. Stock Option Plan of 1983, as amended.
            Incorporated by reference to Exhibit 28 to Post Effective Amendment
            No. 1 dated April 10, 1990 and Appendix 2 dated May 30, 1991 to
            Registrant's Form S-8 Registration Statement No. 33-5792.

*   (b)     Eagle-Picher Industries, Inc. Stock Option Plan of 1990.
            Incorporated by reference to Appendix A to Registrant's Proxy
            Statement for Annual Meeting of Shareholders, March 27, 1990 (on
            file with the SEC; SEC File No. 1-1499).

*   (c)     Eagle-Picher Supplemental Executive Retirement Plan. Incorporated by
            reference to Report on Form 10-Q of Registrant for the quarter ended
            May 31, 1995.

*   (d)     Eagle-Picher Industries, Inc. Severance Plan dated as of June 25,
            1991. Incorporated by reference to Report on Form 10-K of Registrant for the fiscal year ended November 30, 1994.

 13. Excerpts from Eagle-Picher Industries, Inc. Annual Report for the fiscal year ended November 30, 1995.

 21.        Subsidiaries of the Registrant.

 23.        Independent Auditors' Consent.

 24.(a),(b) Powers of Attorney.

 27. Financial Data Schedules (submitted electronically to the SEC for its information).

 99.        Plants and Locations.

(b) Reports on Form 8-K.



*   (i)     December 7, 1995 - Reporting December 4, 1995 decision of the U.S.
            Bankruptcy Court presiding over chapter 11 cases of the Company and seven of its domestic subsidiaries that the Company's estimated aggregate liability on account of present and future asbestos-related personal injury claims is $2,502,511,000.

----------

* Incorporated by reference.

                                   SIGNATURES

      Pursuant to the Requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Eagle-Picher Industries, Inc.

                                            By   /s/  Thomas E. Petry
                                                 ----------------------------
                                                       Thomas E. Petry
                                                    Chairman of the Board
                                                 and Chief Executive Officer

Date: February 27, 1996

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/  Thomas E. Petry                                 Date:  February 27, 1996
-------------------------------------------
  Thomas E. Petry, Chairman of the
  Board and Chief Executive Officer

/s/  David N. Hall                                   Date:  February 27, 1996
--------------------------------------------
  David N. Hall, Senior Vice President-Finance
  (Principal Financial Officer)

/s/  Carroll D. Curless*                             Date:  February 27, 1996
--------------------------------------------
  Carroll D. Curless, Vice President
  and Controller (Principal Accounting Officer)

/s/  Paul W. Christensen, Jr.*                       Date:  February 27, 1996
--------------------------------------------
  Paul W. Christensen, Jr., Director

/s/  V. Anderson Coombe*                             Date:  February 27, 1996
--------------------------------------------
  V. Anderson Coombe, Director

/s/  Roger L. Howe*                                  Date:  February 27, 1996
--------------------------------------------
  Roger L. Howe, Director

/s/  Daniel W. LeBlond*                              Date:  February 27, 1996
--------------------------------------------
  Daniel W. LeBlond, Director

/s/  Powell McHenry*                                 Date:  February 27, 1996
--------------------------------------------
  Powell McHenry, Director

/s/  Eugene P. Ruehlmann*                            Date:  February 27, 1996
--------------------------------------------
  Eugene P. Ruehlmann, Director

/s/  Andries Ruijssenaars*                           Date:  February 27, 1996
--------------------------------------------
  Andries Ruijssenaars, Director
---------------

* By /s/  James A. Ralston
--------------------------------------------
           James A. Ralston
           Attorney-in-fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER
---------
   3(i)      --  Articles of Incorporation*

   3(ii)     --  Code of Regulations*

   4(a)      --  Form of Indenture, $50,000,000 9 1/2% Sinking Fund Debentures
                 due March 1, 2017*

   4(b)(i)   --  Credit and Agency Agreement dated as of November 5, 1992*

   4(b)(ii)  --  First Amendment to Credit Agreement, dated as of August 29,
                 1994*

  10(a),(b)  --  Eagle-Picher Industries, Inc. Stock Option Plans of 1983 and
                 1990*

  10(c)      --  Eagle-Picher Supplemental Executive Retirement Plan*

  10(d)      --  Eagle-Picher Industries, Inc. Severance Plan dated as of June
                 25, 1991*

  13         --  Excerpts from Annual Report for the Fiscal Year Ended November
                 30, 1995

  21         --  Subsidiaries of the Registrant

  23         --  Independent Auditors' Consent

  24(a),(b)  --  Powers of Attorney

  27         --  Financial Data Schedules (Submitted electronically to the SEC for its information.)

  99         --  Plants and Locations

----------

* Incorporated by reference.  See page 21 above.

                                                                      EXHIBIT 13

                    CONSOLIDATED STATEMENT OF INCOME (LOSS)

                                                         Years Ended November 30
                                               -----------------------------------------
(In thousands of dollars, except per share)           1995           1994           1993
----------------------------------------------------------------------------------------
NET SALES                                      $   848,548    $   756,741    $   661,452

OPERATING COSTS AND EXPENSES
Cost of products sold                              706,586        622,907        548,605
Selling and administrative                          78,875         75,553         69,093
----------------------------------------------------------------------------------------
                                                   785,461        698,460        617,698
----------------------------------------------------------------------------------------

OPERATING INCOME                                    63,087         58,281         43,754

Provision for asbestos litigation               (1,005,511)            --     (1,135,500)
Provision for environmental and other claims            --             --        (41,436)
Interest expense (contractual
  interest of $8,897 in 1995, $8,940
  in 1994 and $9,369 in 1993)                       (1,926)        (1,809)        (2,070)
Gain on sale of investment                          11,505             --             --
Other income (expense)                                 199            703           (174)
----------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE REORGANIZATION
  ITEMS, TAXES AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE                     (932,646)        57,175     (1,135,426)

REORGANIZATION ITEMS                                (2,225)        (3,426)        (4,344)
----------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE TAXES AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE          (934,871)        53,749     (1,139,770)

INCOME TAXES                                         9,300          5,000          5,000
----------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE                     (944,171)        48,749     (1,144,770)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  FOR POSTRETIREMENT BENEFITS                           --             --        (12,598)
----------------------------------------------------------------------------------------
  NET INCOME (LOSS)                            $  (944,171)   $    48,749    $(1,157,368)
========================================================================================

INCOME (LOSS) PER SHARE:
  INCOME (LOSS) BEFORE CUMULATIVE EFFECT
    OF ACCOUNTING CHANGE                       $    (85.51)   $      4.42    $   (103.78)

  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
    FOR POSTRETIREMENT BENEFITS                         --             --          (1.14)
----------------------------------------------------------------------------------------
  NET INCOME (LOSS)                            $    (85.51)   $      4.42    $   (104.92)
========================================================================================

See accompanying notes to consolidated financial statements.


                                       13.

                           CONSOLIDATED BALANCE SHEET

                                                               November 30
                                                         -----------------------
(In thousands of dollars)                                    1995           1994
--------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                $ 93,330       $ 92,606
Receivables, less allowances of $1,860
   in 1995 and $1,445 in 1994                             127,044        109,130
Income tax refund receivable                                4,402          2,246
Inventories                                                83,647         81,982
Prepaid expenses                                           17,695         10,295
--------------------------------------------------------------------------------
      TOTAL CURRENT ASSETS                                326,118        296,259
--------------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT
Land and land improvements                                 12,482         11,940
Buildings                                                  84,549         79,937
Machinery and equipment                                   319,987        301,518
Construction in progress                                   24,939         14,623
--------------------------------------------------------------------------------
                                                          441,957        408,018

Less accumulated depreciation                             286,139        263,369
--------------------------------------------------------------------------------

      NET PROPERTY, PLANT AND EQUIPMENT                   155,818        144,649
--------------------------------------------------------------------------------

DEFERRED INCOME TAXES                                      62,824         43,924

OTHER ASSETS                                               35,313         36,275
--------------------------------------------------------------------------------

      TOTAL ASSETS                                       $580,073       $521,107
================================================================================

See accompanying notes to consolidated financial statements.


                                       14.         Eagle-Picher Industries, Inc.

                           CONSOLIDATED BALANCE SHEET

                                                                    November 30
                                                            --------------------------
(In thousands of dollars)                                          1995           1994
--------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable                                            $    40,318    $    43,691
Compensation and employee benefits                               13,759         14,005
Long-term debt - current portion                                  1,525          1,726
Income taxes                                                      4,789          5,223
Taxes other than income                                           4,772          4,611
Other accrued liabilities                                        17,460         16,705
--------------------------------------------------------------------------------------
     TOTAL CURRENT LIABILITIES                                   82,623         85,961
--------------------------------------------------------------------------------------
LIABILITIES SUBJECT TO COMPROMISE                             2,662,530      1,657,265
LONG-TERM DEBT, less current portion                             19,103         19,896
POSTRETIREMENT BENEFITS OTHER THAN PENSIONS                      21,720         21,070
OTHER LONG-TERM LIABILITIES                                       5,405          3,608
--------------------------------------------------------------------------------------
     TOTAL LIABILITIES                                        2,791,381      1,787,800
--------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY (DEFICIT)
Preference stock - no par value
   Authorized 873,457 shares; none issued                            --             --
Common stock - $1.25 par value per share
   Authorized 30,000,000 shares; issued
   11,125,000 shares                                             13,906         13,906
Additional paid-in capital                                       36,378         36,378
Accumulated deficit                                          (2,261,289)    (1,317,118)
Unrealized gain on investments                                      333             --
Foreign currency translation                                      1,277          2,054
--------------------------------------------------------------------------------------
                                                             (2,209,395)    (1,264,780)

Cost of 84,068 common treasury shares                            (1,913)        (1,913)
--------------------------------------------------------------------------------------
     TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                    (2,211,308)    (1,266,693)
--------------------------------------------------------------------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)   $   580,073    $   521,107
======================================================================================

See accompanying notes to consolidated financial statements.


                                       15.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                             Years Ended November 30
                                                   -----------------------------------------
(In thousands of dollars)                                 1995           1994           1993
--------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                              $  (944,171)   $    48,749    $(1,157,368)
    Adjustments to reconcile net income (loss)
       to net cash provided by operating
       activities:
          Provision for asbestos litigation          1,005,511             --      1,135,500
          Provision for environmental and
            other claims                                    --             --         41,436
          Cumulative effect of accounting change            --             --         12,598
          Depreciation and amortization                 28,708         26,143         24,955
          Gain on sale of investment                   (11,505)            --             --

          Changes in assets and liabilities:
             Receivables                               (17,914)       (11,544)       (10,764)
             Inventories                                (1,665)       (13,676)        (4,098)
             Deferred income taxes                     (18,900)       (14,000)       (12,137)
             Accounts payable                           (3,373)        11,326          5,539
             Other                                      (6,235)        (1,905)         2,015
--------------------------------------------------------------------------------------------
             Net cash provided by
                operating activities                    30,456         45,093         37,676

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of investment                     11,505             --             --
   Capital expenditures                                (40,558)       (35,887)       (28,512)
   Other                                                   340          1,800            335
--------------------------------------------------------------------------------------------
            Net cash used in investing
               activities                              (28,713)       (34,087)       (28,177)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of long-term debt                            1,240             --            810
   Reduction of long-term debt                          (2,259)        (2,974)        (4,007)
   Issuance of common shares                                --             --            156
--------------------------------------------------------------------------------------------
            Net cash used in financing
               activities                               (1,019)        (2,974)        (3,041)
--------------------------------------------------------------------------------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                  724          8,032          6,458
--------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR            92,606         84,574         78,116
--------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR             $    93,330    $    92,606    $    84,574
============================================================================================

See accompanying notes to consolidated financial statements.


                                       16.         Eagle-Picher Industries, Inc.

            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                                                         TOTAL
                                                 ADDITIONAL                  UNREALIZED     FOREIGN                   SHAREHOLDERS'
                                      COMMON      PAID-IN     ACCUMULATED     GAIN ON      CURRENCY      TREASURY        EQUITY
                                      STOCK       CAPITAL       DEFICIT     INVESTMENTS   TRANSLATION      STOCK        (DEFICIT)
                                   -----------------------------------------------------------------------------------------------
(In thousands of dollars)
----------------------------------------------------------------------------------------------------------------------------------
BALANCE NOVEMBER 30, 1992          $    13,906  $    37,644   $  (208,499)  $        --   $     1,326   $    (3,335)  $  (158,958)
   Net loss                                 --           --    (1,157,368)           --            --            --    (1,157,368)
   Stock options                            --       (1,266)           --            --            --         1,422           156
   Foreign currency translation             --           --            --            --        (1,036)           --        (1,036)
----------------------------------------------------------------------------------------------------------------------------------
BALANCE NOVEMBER 30, 1993               13,906       36,378    (1,365,867)           --           290        (1,913)   (1,317,206)
   Net income                               --           --        48,749            --            --            --        48,749
   Foreign currency translation             --           --            --            --         1,764            --         1,764
----------------------------------------------------------------------------------------------------------------------------------
BALANCE NOVEMBER 30, 1994               13,906       36,378    (1,317,118)           --         2,054        (1,913)   (1,266,693)
   Cumulative effect of change in
     accounting for marketable
     securities                             --           --            --         5,377            --            --         5,377
   Net loss                                 --           --      (944,171)           --            --            --      (944,171)
   Realized gain on investment              --           --            --        (5,044)           --            --        (5,044)
   Foreign currency translation             --           --            --            --          (777)           --          (777)
----------------------------------------------------------------------------------------------------------------------------------
BALANCE NOVEMBER 30, 1995          $    13,906  $    36,378   $(2,261,289)  $       333   $     1,277   $    (1,913)  $(2,211,308)
==================================================================================================================================

See accompanying notes to consolidated financial statements.


                                       17.

                                 QUARTERLY DATA

(Unaudited)
(In thousands of dollars, except per share)
-----------------------------------------------------------------------------------------
1995                           FIRST      SECOND      THIRD        FOURTH           YEAR
-----------------------------------------------------------------------------------------
NET SALES                   $197,603    $225,378   $210,723      $214,844       $848,548
-----------------------------------------------------------------------------------------
OPERATING INCOME              15,113      19,147     14,022        14,805         63,087
-----------------------------------------------------------------------------------------
NET INCOME (LOSS)             13,032      16,776     23,394(1)   (997,373)(2)   (944,171)
-----------------------------------------------------------------------------------------
NET INCOME (LOSS) PER SHARE     1.18        1.52       2.12        (90.33)(2)     (85.51)
-----------------------------------------------------------------------------------------
BID PRICES (3)
  HIGH                         23/32        9/32       3/16          7/32          23/32
-----------------------------------------------------------------------------------------
  LOW                           1/16        1/32       1/16          3/32           1/32
-----------------------------------------------------------------------------------------
ASK PRICES (3)
  HIGH                        1-1/32        1/2       11/32         11/32         1-1/32
-----------------------------------------------------------------------------------------
  LOW                           3/16        5/32       3/16          7/32           5/32
-----------------------------------------------------------------------------------------

1994                           First      Second      Third        Fourth           Year
-----------------------------------------------------------------------------------------
Net Sales                   $177,754    $196,994   $186,191      $195,802       $756,741
-----------------------------------------------------------------------------------------
Operating Income              13,781      17,537     14,226        12,737         58,281
-----------------------------------------------------------------------------------------
Net Income                    11,039      14,669     11,733        11,308         48,749
-----------------------------------------------------------------------------------------
Net Income Per Share            1.00        1.33       1.06          1.03           4.42
----------------------------------------------------------------------------------------
Bid Prices (3)
  High                           7/8       13/16        1/2          7/16            7/8
------------------------------------------------------------------------------------------
  Low                           1/16         1/4       7/32          1/16           1/16
-----------------------------------------------------------------------------------------
Ask Prices (3)
  High                         1-3/8       1-1/4        7/8         11/16          1-3/8
-----------------------------------------------------------------------------------------
  Low                           5/32        9/16      15/32           1/4           5/32
-----------------------------------------------------------------------------------------

(1) The Company realized an $11.5 million gain on the sale of certain equity investments in June 1995.

(2) In December 1995, the Bankruptcy Court ruled that the estimated aggregate liability on account of present and future asbestos-related personal injury claims is $2.5 billion. Accordingly, the Company recorded a provision of approximately $1.0 billion to increase its asbestos liability subject to compromise to $2.5 billion.

(3) Effective June 9, 1994, the Company's Common Stock was delisted from the New York Stock Exchange. It is now trading on the Over-the-Counter Market (trading symbol is EPIHQ). The sources of all prices are quotations from the pink sheets and the OTC Bulletin Board. The bid and ask quotations represent prices between dealers, do not include retail markup, markdown or commission, and do not represent actual transactions.


                                       18.         Eagle-Picher Industries, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.   SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies used in the preparation of the consolidated financial statements are summarized below. These policies conform to generally accepted accounting principles and have been consistently applied.

      The Company has accounted for all transactions related to the chapter 11 proceedings in accordance with Statement of Position 90-7 ("SOP 90-7"), "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," issued by the American Institute of Certified Public Accountants. Accordingly, Liabilities Subject to Compromise under the chapter 11 proceedings have been segregated on the Consolidated Balance Sheet and are recorded at the amounts that have been or are expected to be allowed on known claims rather than estimates of consideration those claims may receive in a plan of reorganization. In addition, the Consolidated Statement of Income (Loss) separately discloses expenses related to the chapter 11 proceedings.

Principles of Consolidation

The consolidated financial statements include the accounts of all of the Company's subsidiaries which are more than 50% owned and controlled. Intercompany accounts and transactions have been eliminated. Investments in nonconsolidated companies which are at least 20% owned are accounted for using the equity method.

      Separate condensed combined financial statements of the entities in chapter 11 have not been presented because they represent a substantial portion of the Company. Additionally, entities not in chapter 11 represent identifiable investments of those entities in chapter 11 and are therefore subject to the chapter 11 process.

Cash and Cash Equivalents

Marketable securities with original maturities of three months or less are considered to be cash equivalents. The carrying amount reported in the Consolidated Balance Sheet approximates fair value.

Marketable Securities

Effective December 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115 ("FAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." On November 30, 1995, these investments have been categorized as available for sale and, as a result, are stated at fair value, based generally on quoted market prices. Unrealized holding gains and losses are included as a component of Shareholders' Equity (Deficit) until realized. Realized gains and losses on sales of investments, as determined on a specific identification basis, are included in the Consolidated Statement of Income.

Concentrations of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company's customer base includes all significant automotive manufacturers and their first tier suppliers in North America and Europe. Although the Company is directly affected by the well-being of the automotive industry, management does not believe significant credit risk existed at November 30, 1995.

Inventories

Inventories are valued at the lower of cost or market, which approximates current replacement cost. A substantial portion of domestic inventories are valued using the last-in first-out ("LIFO") method while the balance of the Company's inventories are valued using the first-in first-out method.

Property, Plant and Equipment

The Company records investments in plant, property and equipment at cost. The Company provides for depreciation of plant and equipment using the straight-line method over the estimated lives of the assets which are generally 20 to 40 years for buildings and 3 to 12 years for machinery and equipment. Improvements which extend the useful life of property are capitalized, while repair and maintenance costs are charged to operations as incurred.

Cost in Excess of Net Assets Acquired

Amounts are being amortized using the straight-line method primarily over 40 years.

Income Taxes

Income taxes are provided based upon income for financial statement purposes. Deferred tax assets and liabilities are established based on the difference between the financial statement and income tax bases of assets and liabilities using existing tax rates.


                                       19.

Foreign Currency Translation

Assets and liabilities of foreign subsidiaries are translated at current exchange rates, and income and expenses are translated using weighted average exchange rates. Adjustments resulting from translation of financial statements stated in local currencies generally are excluded from the results of operations and accumulated in a separate component of Shareholders' Equity (Deficit). Gains and losses from foreign currency transactions are included in the determination of net income (loss) and were not material.

Reclassifications

Certain prior year amounts have been reclassified to conform with current year financial statement presentation.

B. PROCEEDINGS UNDER CHAPTER 11

On January 7, 1991 ("petition date"), Eagle-Picher Industries, Inc. ("Company") and seven of its domestic subsidiaries each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code ("chapter 11") with the United States Bankruptcy Court for the Southern District of Ohio, Western Division, in Cincinnati, Ohio ("Bankruptcy Court"). Each filing entity, other than EDI, Inc., currently is operating its business as a debtor in possession in accordance with the provisions of the Bankruptcy Code.

      An Unsecured Creditors' Committee ("UCC"), an Injury Claimants' Committee ("ICC"), an Equity Security Holders' Committee ("ESC") and a Legal Representative for Future Claimants ("RFC") have been appointed in the chapter 11 cases. An unofficial asbestos co-defendants' committee has also been participating in the chapter 11 cases. In accordance with the provisions of the Bankruptcy Code, these parties have the right to be heard with respect to transactions outside the ordinary course of business. The official committees and the RFC typically are the entities with which the Company would negotiate the terms of a plan of reorganization. In June 1992, a mediator was appointed by the Bankruptcy Court to assist the constituencies in their negotiations.

      On November 9, 1993, the Company reached an agreement on the principal elements of a joint plan of reorganization. The agreement was with the ICC and the RFC, the representatives of the holders of present and future asbestos-related personal injury and other toxic tort claims in the Company's chapter 11 case, and was reached with the assistance of the mediator. One of the principal elements of the agreement was a negotiated settlement of the Company's aggregate liability for such claims in the amount of $1.5 billion. As a consequence of this agreement, the Company recorded a provision in the fourth quarter of 1993 of $1.135 billion to increase the asbestos liability subject to compromise to $1.5 billion. The Company also recorded a provision of $41.4 million in 1993 for environmental and other litigation claims.

      Throughout 1994, the Company, the ICC and the RFC continued to refine the details of a joint plan of reorganization ("Original Plan"). The Original Plan was filed with the Bankruptcy Court on February 28, 1995. The Original Plan did not have the support of the UCC or the ESC because they did not agree with the amount of the aggregate asbestos liability which had been negotiated and which was used in the Original Plan to determine the allocation of the consideration to be distributed to the unsecured creditor and shareholder classes. As a result of the dispute, the Company was unable to move forward with the Original Plan. In order to resolve this dispute, the Company filed a motion in July 1995 requesting that the Bankruptcy Court estimate the Company's aggregate liability on account of present and future asbestos-related personal injury claims. The Bankruptcy Court ruled in December 1995 that the Company's liability is $2.5 billion ("Estimation Ruling"). The UCC, the ESC and two individual members of the UCC have filed notices of appeal of the Estimation Ruling. The Company does not know whether the Appellate Court will hear the appeals or, if it does, when any decision will be rendered.

      The Company intends to file a First Amended Consolidated Plan of Reorganization ("Amended Plan") which will reflect the Estimation Ruling. The Company anticipates that the only substantive modification to the Original Plan will relate to the allocation of the consideration to be distributed under the plan to the various classes of unsecured claims.

      The Amended Plan, like the Original Plan, contemplates a resolution of the Company's liability for all present and future asbestos-related personal injury claims and certain other tort claims. These claims will be channeled to and resolved by an independently administered claims trust ("Trust"). The Amended Plan also will provide for the distribution of cash, notes, debentures, and common stock


                                       20.         Eagle-Picher Industries, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

of the reorganized Company to the Trust and to holders of allowed unsecured claims on a pro-rata basis proportionate to the percentage of their claims to the total of the Liabilities Subject to Compromise. Claims entitled to priority under the Bankruptcy Code and convenience claims (general unsecured claims of $500 or less or claims that will be reduced to that amount) will be paid in full, in cash. In addition, it is contemplated that the Amended Plan will resolve and discharge all asbestos property damage claims. Under the Bankruptcy Code, shareholders are not entitled to any distribution under a plan of reorganization unless all classes of pre-petition creditors receive satisfaction in full of their allowed claims or accept a plan which allows shareholders to participate in the reorganized company or to receive a distribution. It is anticipated that under the Amended Plan, existing shareholders will receive no distributions and their shares will be canceled.

      Following the Estimation Ruling, the Company recorded a provision of $1.0 billion to increase the asbestos liability subject to compromise to the amount found by the Bankruptcy Court. This resulted in negative shareholders' equity in excess of $2.2 billion. As a result, the Company filed a motion in the Bankruptcy Court in December 1995 seeking an order to direct the United States Trustee to disband the ESC on the basis that existing equity holders do not have an economic interest in the chapter 11 cases. In January 1996, the Bankruptcy Court ruled that the ongoing activities of the ESC shall be limited to pursuing its appeal of the Estimation Ruling.

      The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. The Liabilities Subject to Compromise have been reported on the basis of the amount of the allowed claims even though it is expected that the distributions under a plan of reorganization with respect to such claims will be lesser amounts. Upon confirmation of a plan of reorganization, the Company would utilize the "fresh-start" reporting principles contained in SOP 90-7, which would result in adjustments relating to the amounts and classification of recorded assets and liabilities, determined as of the plan confirmation date. Pursuant to the Amended Plan, the ultimate consideration to be received by all unsecured creditors will be substantially less than the amounts shown in the accompanying Consolidated Balance Sheet. Until a plan of reorganization is confirmed, however, the Company cannot be certain of the final terms thereof or the ultimate amount creditors will receive.

      Liabilities incurred by the Company as of the petition date and subject to compromise under a plan of reorganization are separately classified in the Consolidated Balance Sheet and include the following:


(In thousands of dollars)                                 1995              1994
--------------------------------------------------------------------------------
Asbestos liability - Note K                         $2,502,511        $1,499,993
Long-term debt - Note E                                 62,003            62,004
Accounts payable                                        41,236            41,074
Accrued liabilities - Note L                            56,780            54,194
--------------------------------------------------------------------------------
                                                    $2,662,530        $1,657,265
--------------------------------------------------------------------------------

The net expense resulting from the Company's chapter 11 filings has been segregated from expenses related to ordinary operations in the accompanying Consolidated Statement of Income (Loss) and includes the following:



(In thousands of dollars)                      1995          1994          1993
--------------------------------------------------------------------------------
Professional fees                           $ 7,047       $ 6,218       $ 5,865
Debt financing costs                             --           200            --
Other expenses                                  181           296           863
Interest income                              (5,003)       (3,288)       (2,384)
--------------------------------------------------------------------------------
                                            $ 2,225       $ 3,426       $ 4,344
--------------------------------------------------------------------------------

Interest income is attributable to the accumulation of cash and cash equivalents subsequent to the petition date.

C. INVENTORIES

Inventories consisted of:

(In thousands of dollars)                                    1995           1994
--------------------------------------------------------------------------------
Raw materials and supplies                                $49,358        $52,146
Work-in-process                                            27,943         24,907
Finished goods                                             19,470         15,853
--------------------------------------------------------------------------------
                                                           96,771         92,906
Allowance to value inventory at
   cost on the LIFO method                                 13,124         10,924
--------------------------------------------------------------------------------
                                                          $83,647        $81,982
--------------------------------------------------------------------------------

The percentage of inventories valued using the LIFO method was 75% in 1995 and 81% in 1994. The effects of liquidations of LIFO inventory quantities carried at lower costs prevailing in prior years were not material.


                                       21.

D.  OTHER ASSETS

Other assets consisted of:

(In thousands of dollars)                                     1995          1994
--------------------------------------------------------------------------------
Cost in excess of net assets acquired,
  net of accumulated amortization of
  $4,385 in 1995 and $3,973 in 1994                        $12,382       $12,507
Notes receivable                                             5,137         5,778
Prepaid pension cost - Note I                                7,545         7,879
Other                                                       10,249        10,111
--------------------------------------------------------------------------------
                                                           $35,313       $36,275
--------------------------------------------------------------------------------

Notes receivable include $4,550,000 received as partial consideration for the sale of a division. This note is payable in two equal installments in 1997 and 1998 and bears interest at 8%. Pursuant to the terms of the note, interest is payable semiannually commencing in August 1994. The Company is receiving interest payments in accordance with the terms of the note.

E. LONG-TERM DEBT AND SHORT-TERM BORROWINGS

The Company has a Bankruptcy Court approved debtor in possession financing agreement which provides a $40,000,000 committed revolving credit facility ("Facility"). The entire amount of the Facility is available for both cash borrowings and letters of credit. The Facility expires on the earlier of December 31, 1996 or the effective date of a plan of reorganization. Letters of credit totaling $30,205,000 and $32,941,000 were outstanding on November 30, 1995 and 1994, respectively, leaving the Company with $9,795,000 and $7,059,000, respectively, in available borrowing capacity under the Facility. There were no cash borrowings under the Facility at any time in 1995 or 1994.

      The annual rate of interest under the Facility is the agent bank's prime rate plus 1-1/2%. Fees for letters of credit range up to 2-1/2% per annum and a commitment fee equal to 1/2% per annum is due on the unused portion. The obligations are secured by accounts receivable and inventories and are afforded administrative priority under the Bankruptcy Code. The Company has had sufficient collateral to borrow the maximum amount under the Facility. The Facility also contains affirmative and negative covenants which include, among other things, limitations on capital expenditures and additional borrowings and minimum quarterly and annual cash flow requirements. The Company has been in compliance with these covenants throughout the term of the Facility.

      The Company's foreign subsidiaries entered into agreements with various banks which provided lines of credit in the amount of $17,100,000 that expire in 1998. At November 30, 1995, there were $1,200,000 in borrowings outstanding leaving $15,900,000 in available borrowing capacity. The annual rates of interest on these lines of credit range from 3/4% to 1-1/2% over the banks' base rates. Some have no commitment fees; the fees on the others range from .25% to
 .65% per annum on the unused portion. These agreements also contain covenants which include restrictions on dividends and minimum financial requirements. The Company is in compliance with these covenants at November 30, 1995.

      Repayments of pre-petition debt obligations may be made only with the approval of the Bankruptcy Court. The Bankruptcy Court has approved payments by the Company with respect to certain pre-petition secured debt obligations in order to provide the holders of such obligations with adequate protection of their interests in their collateral security. These adequate protection payments generally have been in the form of principal payments paid over the remaining lives of the collateral assets in an aggregate amount equal to the determined market value of those assets. The amount by which the original obligation and pre-petition accrued interest exceeds the collateral value is deemed to be a general unsecured claim. These claims are included in Liabilities Subject to Compromise. Interest expense has not been recorded on these obligations for the post-petition period because interest is not payable. Interest on undersecured and other unsecured pre-petition debt obligations would have been $6,971,000, $7,131,000 and $7,299,000 in 1995, 1994, and 1993, respectively.

      Due to the chapter 11 filings and the anticipated reorganization, it is not practicable to estimate the fair value of long-term debt which is described below.


                                       22.         Eagle-Picher Industries, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Long-term debt consisted of:

(In thousands of dollars)                                     1995          1994
--------------------------------------------------------------------------------
9-1/2% Sinking fund debentures, due 2017                   $50,000       $50,000
Industrial revenue bonds                                    18,050        18,125
Secured notes                                               12,161        13,683
Debt of foreign subsidiaries                                 1,949         1,304
Other                                                          471           514
--------------------------------------------------------------------------------
                                                            82,631        83,626
Less:
  Current portion                                            1,525         1,726
  Subject to compromise                                     62,003        62,004
--------------------------------------------------------------------------------
Long-term debt, less current portion                       $19,103       $19,896
--------------------------------------------------------------------------------
Unsecured debt included in Liabilities
  Subject to Compromise consisted of:
  Sinking fund debentures                                  $50,000       $50,000
  Industrial revenue bonds                                   7,500         7,500
  Unsecured portion of secured notes                         4,131         4,132
  Other                                                        372           372
--------------------------------------------------------------------------------
                                                           $62,003       $62,004
--------------------------------------------------------------------------------

Interest rates averaged 5% in 1995, 4% in 1994, and 5% in 1993 on the industrial revenue bonds, foreign and other long-term debt on which the Company is obligated to pay interest. These long-term debt amounts are to mature at various dates through 2004.

      Long-term debt (excluding amounts subject to compromise) is scheduled to mature as follows: $1,525,000 in 1996, $2,203,000 in 1997, $2,721,000 in 1998,
$1,179,000 in 1999, and $877,000 in 2000. The unsecured portion of long-term debt will be resolved in a plan of reorganization.

      During 1995, 1994, and 1993, the Company paid interest of $1,966,000, $1,765,000, and $2,075,000, respectively.

F. INCOME TAXES

The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"), in 1993. The cumulative effect of this change in accounting for income taxes was not material and prior year financial statements were not restated to apply the provisions of FAS 109.

      Total income tax benefit for the year ended November 30, 1993 of $1,490,000 consisted of $5,000,000 expense from operations and $6,490,000 tax benefit of the cumulative effect of the change in accounting for postretirement benefits. The following is a summary of the components of income taxes (benefit) from operations:


(In thousands of dollars)                      1995          1994          1993
--------------------------------------------------------------------------------
Federal - current                          $ 20,900      $ 15,600      $ 12,500
        - deferred                          (18,900)      (14,000)      (11,800)
Foreign                                       3,400           900         2,700
State and local                               3,900         2,500         1,600
--------------------------------------------------------------------------------
                                           $  9,300      $  5,000      $  5,000
--------------------------------------------------------------------------------

The sources of income (loss) before income tax expense (benefit) and cumulative effect of accounting change are as follows:

(In thousands of dollars)                  1995            1994            1993
--------------------------------------------------------------------------------
United States                       $  (941,971)    $    47,670     $(1,143,312)
Foreign                                   7,100           6,079           3,542
--------------------------------------------------------------------------------
                                    $  (934,871)    $    53,749     $(1,139,770)
--------------------------------------------------------------------------------

The significant components of deferred income tax expense (benefit) attributable to income from operations are as follows:


(In thousands of dollars)                          1995        1994        1993
--------------------------------------------------------------------------------
Deferred tax benefit (exclusive of the
   effects of other components listed
   below)                                     $(351,800)  $    (400)  $(412,900)
Adjustments to deferred tax assets and
   liabilities for enacted changes in
   tax laws and rates                                --          --      (3,800)
Change in beginning-of-the-year balance
   of the valuation allowance for
   deferred tax assets                          332,900     (13,600)    404,900
--------------------------------------------------------------------------------
                                              $ (18,900)  $ (14,000)  $ (11,800)
--------------------------------------------------------------------------------

Components of deferred tax balances as of November 30 are as follows:

(In thousands of dollars)                                   1995           1994
--------------------------------------------------------------------------------
Deferred tax liabilities:
   Property, plant and equipment                       $  (7,820)     $  (6,608)
   Prepaid pension                                        (2,641)        (2,758)
   Other                                                  (3,338)        (3,371)
--------------------------------------------------------------------------------
     Total deferred tax liabilities                      (13,799)       (12,737)
--------------------------------------------------------------------------------
Deferred tax assets:
   Asbestos liability                                    877,171        524,998
   Accrued liabilities (including amounts
     subject to compromise)                               26,246         26,223
   Postretirement benefit liability                        7,602          7,375
   Other                                                   4,483          4,048
--------------------------------------------------------------------------------
     Total deferred tax assets                           915,502        562,644
--------------------------------------------------------------------------------
   Valuation allowance                                  (838,879)      (505,983)
--------------------------------------------------------------------------------
      Net deferred tax assets                          $  62,824      $  43,924
--------------------------------------------------------------------------------

                                       23.

Given the uncertainties surrounding the chapter 11 cases, the Company does not believe that recognition of a significant portion of the deferred tax assets relating to the asbestos liability and other pre-petition liabilities is appropriate at this time. These liabilities have been recorded at the expected amounts of the allowed claims; if the liabilities are settled for lesser amounts, there will be a corresponding reduction in the deferred tax assets and related valuation allowance. A significant portion of the net deferred tax asset recognized at November 30, 1995 is expected to be recovered through the carryback of amounts which will become deductible when the related liabilities are paid. It is expected that the Company will realize the benefits related to these deductions when it emerges from chapter 11. The changes in the valuation allowance result from increased amounts provided for asbestos litigation and other claims net of increases in the amounts recoverable through these carrybacks.

      The differences between the total income tax expense from operations and the income tax expense (benefit) computed using the Federal income tax rate were as follows:

(In thousands of dollars)                        1995         1994         1993
--------------------------------------------------------------------------------
Computed "expected" tax
  expense (benefit)                         $(327,200)   $  18,800    $(398,900)
Change in valuation allowance                 332,900      (13,600)     404,900
Change in Federal income tax rate                  --           --       (3,800)
Foreign tax rate differential                     600       (1,500)       1,300
State and local taxes, net of
  Federal benefit                               2,500        1,600        1,000
Other                                             500         (300)         500
--------------------------------------------------------------------------------
Total income tax expense                    $   9,300    $   5,000    $   5,000
--------------------------------------------------------------------------------

The Company paid income taxes, net of refunds received, in 1995, 1994, and 1993 of $28,800,000, $18,200,000, and $16,500,000, respectively.

G. INCOME (LOSS) PER SHARE

The calculation of net income (loss) per share is based upon the average number of common shares outstanding assuming the exercise of stock options. The average number of shares used in the computation of net income (loss) per share was 11,040,932 in 1995 and 1994 and 11,030,515 in 1993.

H. COMMON STOCK OPTIONS

At November 30, 1995, there were outstanding common stock options under a 1990 and a 1983 plan each authorizing 450,000 shares. The options expire at various dates through 2000. No options could be exercised as of November 30, 1995.

      Stock option transactions are summarized as follows:

                                            Shares         Option Price
--------------------------------------------------------------------------------
Outstanding at November 30, 1992            597,000      $ 2.50 to $14.25
     Exercised                              (62,500)           $ 2.50
     Expired                                (15,000)           $ 2.50
--------------------------------------------------------------------------------
Outstanding at November 30, 1993            519,500      $ 2.50 to $14.25
     Expired                                (20,000)           $ 2.50
--------------------------------------------------------------------------------
Outstanding at November 30, 1994            499,500      $ 2.50 to $14.25
     Expired                                 (5,000)           $ 2.50
--------------------------------------------------------------------------------
Outstanding at November 30, 1995            494,500      $ 2.50 to $14.25
--------------------------------------------------------------------------------

There were 284,274 shares available for future grants at November 30, 1995.

I.  RETIREMENT BENEFIT PLANS

Substantially all employees of the Company and its subsidiaries are covered by various pension or profit sharing retirement plans. The cost of providing retirement benefits was $1,900,000 in 1995, $998,000 in 1994, and $849,000 in
1993.

      Plan benefits for salaried employees are based primarily on employees' highest five consecutive years' earnings during the last ten years of employment. Plan benefits for hourly employees typically are based on a dollar unit multiplied by the number of service years.

      Net periodic pension expense for the Company's defined benefit plans included the following components:

(In thousands of dollars)                      1995          1994          1993
--------------------------------------------------------------------------------
Service cost - benefits earned
   during the period                       $  4,001      $  4,684      $  3,924
Interest cost on projected
   benefit obligation                        12,972        12,144        12,490
Actual gain on plan assets                  (40,975)         (635)      (20,658)
Net amortization and deferral                24,336       (17,052)        3,943
--------------------------------------------------------------------------------
Net periodic pension costs                 $    334      $   (859)     $   (301)
--------------------------------------------------------------------------------

The plans' assets consist primarily of listed equity securities and publicly traded notes and bonds. The actual net return on plan assets was 21.2% in 1995,
 .3% in 1994,


                                       24.         Eagle-Picher Industries, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

and 11.3% in 1993, and generally reflects the performance of the equity and bond markets.

The following table sets forth the plans' funded status and amounts recognized in the Company's Consolidated Balance Sheet at November 30:

(In thousands of dollars)                                  1995            1994
--------------------------------------------------------------------------------
Actuarial present value of:
     Vested benefit obligation                        $(167,376)      $(143,249)
--------------------------------------------------------------------------------
     Accumulated benefit obligation                   $(174,515)      $(148,243)
--------------------------------------------------------------------------------
     Projected benefit obligation                     $(191,831)      $(161,089)
Plan assets at fair value                               208,256         178,216
--------------------------------------------------------------------------------
Projected benefit obligation
  less than plan assets                                  16,425          17,127
Unrecognized net gain                                    (1,942)            (72)
Unrecognized prior service cost                           2,244           1,192
Unrecognized net asset                                   (9,182)        (10,368)
--------------------------------------------------------------------------------
Prepaid pension cost recognized                       $   7,545       $   7,879
--------------------------------------------------------------------------------

The discount rate and weighted average rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.0% and 4.2%, and 8.0% and 4.2%, respectively, at November 30, 1995 and 1994, respectively. The expected long-term rate of return on assets was 9.0% in 1995 and in 1994. The Company's funding policy is to fund amounts on an actuarial basis to provide for current and future benefits in accordance with the funding guidelines of ERISA.

J. EMPLOYEE BENEFITS OTHER THAN PENSIONS

In addition to providing pension retirement benefits, the Company makes health care and life insurance benefits available to certain retired employees on a limited basis. Generally, the medical plans pay a stated percentage of medical expenses reduced by deductibles and other coverages. Eligible employees may elect to be covered by these health and life insurance benefits if they reach early or normal retirement age while working for the Company. In most cases, a retiree contribution for health insurance coverage is required. The Company funds these benefit costs primarily on a pay-as-you-go basis.

      In the fourth quarter of 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106"). The Company recognized the accumulated postretirement benefit obligation of $19,088,000 retroactively to December 1, 1992 as an accounting change. On an aftertax basis, this charge was $12,598,000 or $1.14 per share. Previously reported quarterly results in 1993 were restated to reflect the adoption of FAS 106 as of December 1, 1992. The adoption of FAS 106 had no impact on consolidated cash flows. The components of expense were as follows:

(In thousands of dollars)                              1995       1994      1993
--------------------------------------------------------------------------------
Service cost - benefits earned
  during the period                                 $   396    $   510   $   467
Interest cost on accumulated
  postretirement benefit obligation                   1,202      1,327     1,394
Amortization of unrecognized net gain                  (179)        --        --
--------------------------------------------------------------------------------
Net periodic postretirement benefit costs           $ 1,419    $ 1,837   $ 1,861
--------------------------------------------------------------------------------

The accumulated postretirement benefit obligation at November 30 consisted of the following components:

(In thousands of dollars)                                     1995          1994
--------------------------------------------------------------------------------
Retirees and dependents                                    $12,021       $13,017
Eligible active participants                                 1,650         1,602
Other active participants                                    5,862         4,823
--------------------------------------------------------------------------------
Accumulated postretirement
  benefit obligation                                        19,533        19,442
Unrecognized net gain                                        2,187         1,628
--------------------------------------------------------------------------------
Accrued postretirement benefit costs                       $21,720       $21,070
--------------------------------------------------------------------------------

Benefit costs were estimated assuming retiree health care costs would initially increase at an 11% annual rate which decreases to an ultimate rate of 6% in 5 years. If this annual trend rate would increase by 1%, the accumulated postretirement obligation as of November 30, 1995 would increase by $2,021,000 with a corresponding increase of $267,000 in the postretirement benefit expense in 1995. The discount rates used in determining the accumulated postretirement obligation at November 30, 1995 and 1994 were 6.5% and 7.5%, respectively.

K. ASBESTOS LITIGATION AND CLAIMS

As discussed above in Note B, the Company currently intends to file a First Amended Consolidated Plan of Reorganization ("Amended Plan") with the ICC and the RFC. Like the Original Plan filed in 1995, the Amended Plan will provide, among other things, that all present and future asbestos-related personal injury claims


                                      25.

will be channeled to and resolved by an independently administered claims trust. Similar plans of reorganization have been confirmed in the chapter 11 cases of certain other companies involved in asbestos litigation. It is also currently contemplated that the Amended Plan will resolve and discharge all asbestos property damage claims.

      The asbestos-related claims, which consist of personal injury and property damage claims, are discussed below.

Personal Injury

Prior to its chapter 11 filing, the Company had been named as a co-defendant in a substantial number of lawsuits brought by present or former insulators, shipyard workers, steel workers, tire workers and other persons alleging damage to their health from exposure to dust from asbestos-containing industrial insulation products. As a result of the chapter 11 filing by the Company, all such litigation is automatically stayed pursuant to section 362 of the Bankruptcy Code. As of the petition date, there were approximately 67,800 asbestos-related personal injury claims outstanding against the Company.

      The Bankruptcy Court set September 30, 1992 as the bar date for present asbestos-related claims. The Company implemented the Court-approved plan to notify known and potential claimants of the bar date. All persons with a pre-petition asbestos-related claim were required to file a proof of claim by the bar date in order to participate in the reorganization cases. Approximately 160,000 proofs of claim were filed alleging personal injury. The Company believes that approximately 11,000 of these claims are duplicates or were filed by persons whose lawsuits were previously closed.

      The vast majority of persons who had filed pre-petition lawsuits against the Company, and whose lawsuits were pending as of the petition date, filed proofs of claim in the reorganization cases. Therefore, approximately 81,200 previously undisclosed claims were filed as a result of the bar date. The Company believes that most of the approximately 40,000 claimants who in 1991, pursuant to a previous Bankruptcy Court order, notified the Company of their intent to assert a claim against the Company, also filed claims pursuant to the bar date. The Company expects that additional asbestos-related personal injury claims will arise for several decades into the future. Holders of these claims were not required to file claims pursuant to the bar date.

      In July 1995, the Company filed a motion requesting that the Bankruptcy Court estimate the Company's aggregate liability on account of present and future asbestos-related personal injury claims. The motion was filed because the UCC and the ESC appointed in the Company's chapter 11 cases had not agreed with the amount of such liability previously negotiated for settlement purposes among the Company, the ICC and the RFC. In December 1995, the Bankruptcy Court ruled that the Company's estimated liability for such claims is $2,502,511,000. Appeals have been filed by certain creditors, the UCC and the ESC seeking to have the Bankruptcy Court's ruling overturned. The Company does not know whether the Appellate Court will hear the appeals or, if it does, when any decision may be rendered.

Property Damage

There were forty-one lawsuits pending against the Company at the end of fiscal 1991 arising from the alleged presence of asbestos-containing products in buildings. The pending lawsuits typically named numerous defendants, were filed in both state and federal courts, and were brought by school districts, cities, states, counties, universities, hospitals and commercial building owners. The lawsuits typically demanded compensation for any costs incurred in identifying, repairing, encapsulating or removing asbestos-containing products, or sought to have the defendants do these things directly. Many lawsuits also sought punitive damages. A few of the pending cases were certified as class actions. Prior to filing its chapter 11 petition, the Company settled seven building related cases for less than $22,000 in the aggregate.

      Approximately 1,000 proofs of claim alleging such property damage claims were filed in the chapter 11 cases pursuant to the bar date. These claims include most of those asserted in the lawsuits described above that were pending on the petition date. Many of the other claims also appear to be asserted by claimants similar to those which had commenced pre-petition lawsuits.

      In February 1996, after the close of the fiscal year, the hospital members of the American Hospital Association, which filed asbestos-related property damage claims against the Company in the alleged approximate amount of $300 million ("Hospitals"), filed a motion in the Bankruptcy Court seeking an order
(a) estimating the aggregate value of


                                       26.         Eagle-Picher Industries, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

all asbestos-related property damage claims against the Company and (b) temporarily allowing such claims for purposes of voting on a plan of reorganization. The motion states that the relief requested is not intended to be a determination by the Bankruptcy Court of the Company's liability, if any, on account of such claims or to assign a permanently fixed value for such claims, but is sought in order to determine the appropriate distribution to creditor classes under a plan of reorganization. Because the motion was just filed, the Company has not yet made a determination as to how it intends to respond. The Company does, however, intend to file with the Bankruptcy Court shortly an objection on various grounds to many asbestos-related property damage claims, including claims filed by the hospitals.

      It is anticipated that the Amended Plan will provide alternative methods for treatment of the asbestos-related property damage claims. If the class of asbestos-related property damage claimants votes to accept the Amended Plan, a second trust will be established to resolve the claims and the Company will fund the trust with $3 million in cash. If such class votes to reject the Amended Plan, but the Amended Plan is nevertheless confirmed, such claims will be resolved and discharged pursuant to claims resolution procedures contained in the Amended Plan. These procedures will require such claimants to prove by application of a scientific protocol that the asbestos-containing insulation products for which they are seeking damages were manufactured by the Company.

      If the class of asbestos-related property damage claimants rejects the Amended Plan and has its claims resolved through the claims resolution procedures discussed above, the eventual outcome of its claims cannot be reasonably predicted at this time. It should also be noted that the Company may have insurance coverage for certain of these claims.

L. ENVIRONMENTAL AND OTHER LITIGATION CLAIMS

The Bankruptcy Court established a bar date of October 31, 1991 for all pre-petition claims against the Company other than those arising from the sale of asbestos-containing products. Pursuant to this general claims bar date, numerous proofs of claim were filed alleging a right to payment from the estate due to litigation matters. Certain of such claims are discussed below.

Environmental

The Company received 1,102 proofs of claim alleging a right to payment because of environmental matters. These claims, relating primarily to various Superfund sites, sought payment aggregating $27.9 billion, of which readily identifiable duplicate claims approximated $27.5 billion. The Company has resolved the majority of these environmental claims through negotiations with the United States Environmental Protection Agency ("USEPA") and the United States Department of Interior ("USDOI"). The USEPA is responsible for resolving, among other things, claims arising from Superfund sites and the USDOI is responsible for resolving the Company's liability for any natural resource damage that may have occurred at the Superfund sites. Natural resource damage is damage caused to the environment or to plants or animals by the release of hazardous materials at Superfund sites. Pursuant to an agreement among the Company, USEPA, USDOI, and certain states, which is subject to the approval of the Bankruptcy Court, the agencies would be afforded allowed pre-petition general unsecured claims aggregating approximately $43.0 million in full satisfaction of all of the Company's alleged liability at most of its known Superfund sites, including any liability for any natural resource damage. This amount has been provided for and is included in Liabilities Subject to Compromise. In exchange for these allowed claims, the agencies and such states would release the Company from liability at these sites and grant the Company protection from claims of other parties that may be co-liable at the sites. The intent of the settlement agreement is to completely resolve all claims against the Company with respect to these sites.

      With respect to the small number of sites as to which the USEPA believes that it does not have sufficient information to negotiate a meaningful settlement with the Company, the settlement agreement provides a process which permits any liability with respect to these sites to be resolved in the future when additional information is available. Pursuant to this process, the Company retains all of its rights and defenses as to these sites and may settle or litigate its liability at such future time. The settlement agreement also provides that any future liability of the Company, when fixed, will be satisfied essentially with the same type and amount of consideration that pre-petition general unsecured


                                      27.

creditors receive pursuant to a confirmed plan of reorganization in the Company's chapter 11 case.

      In November 1995, a hearing was held before the Bankruptcy Court on the Company's motion seeking the approval of the settlement agreement. USEPA and USDOI joined in the motion. Certain parties that may be liable at certain of the sites resolved by the settlement agreement opposed the Company's motion. Such opposition basically seeks increases in the amount of the allowed claims provided in the settlement agreement attributable to the sites where the objectants may have liability. The Company believes, however, that the terms and provisions of the settlement agreement are fair and equitable and that the objections raised have no basis. The Court has not yet ruled on the motion.

Lead Chemicals

The Bankruptcy Court received 131 timely proofs of claim asserting liability based on personal injury or property damage from lead chemicals allegedly manufactured and sold by the Company. Three additional claims were filed in November 1993, after the 1991 bar date. While some of the timely filed claims did not specify an amount, those that did sought an aggregate of $165 million. All of the timely filed claims which specified an amount of damages have been fully withdrawn without the allowance of any amount by the Company.

      The three late filed claims referred to above were filed by the City of New York or its agencies which had filed a pre-petition lawsuit against the Company. In November 1994, the Bankruptcy Court sustained the Company's objection to these claims and disallowed them because they were late filed. No appeal of this ruling was sought by the claimants. As a result, the Company has disposed of all filed lead-related property damage claims. The Company had also filed objections to seven other claims that were filed against it seeking damages for bodily injuries resulting from exposure to lead. Pursuant to the objections, the Company sought an order of the Bankruptcy Court disallowing such claims because the claimants' lawsuits asserting similar claims against other defendants which were not in bankruptcy had been dismissed in the trial court. In June 1995, the Bankruptcy Court disallowed all seven of such claims. Currently, there are 113 remaining timely-filed lead-related personal injury claims that have not been resolved.

      The Company believes that it has valid grounds to object to the allowance of all of the remaining lead-related personal injury claims. It is currently contemplated that all lead-related personal injury claims that were filed that are not disposed of pursuant to an objection filed by the Company, and all future lead-related personal injury claims, will be channeled to and resolved by the trust referred to in Note K above, to be established under the Amended Plan for the benefit of holders of personal injury claims resulting from exposure to asbestos or lead- containing products.

Other Litigation

The Company received, by the 1991 bar date, ninety-two claims arising out of litigation matters other than those related to lead, asbestos or environmental issues. These claims aggregated approximately $1.1 billion. The majority of these claims have been resolved by disallowance, settlement pursuant to Bankruptcy Court authority or by the allowance of a pre-petition general unsecured claim for amounts that are not material to the Company or its operations.

Summary

During the pendency of the chapter 11 cases, any unresolved litigation with respect to pre-petition claims can proceed against the Company only with the express permission of the Bankruptcy Court. The Company intends to defend all litigation claims vigorously in the manner permitted by the Bankruptcy Code and/or applicable law. All pre-petition claims against the Company arising from litigation must be liquidated or otherwise addressed in the context of the chapter 11 cases. Further, all such claims against the Company will be treated in a plan of reorganization.

      The Company has resolved most of the litigation claims that were asserted by the October 31, 1991 bar date for claims other than those arising from the sale of asbestos-containing products. The Company has filed objections to certain of these litigation-based claims which have not been resolved, seeking to reduce the amount of such claims or eliminate them entirely. The Company anticipates filing additional objections to other such claims if they cannot be resolved through negotiation. These objections will be vigorously litigated by the Company pursuant to the provisions of the Bankruptcy Code and applicable law.


                                       28.         Eagle-Picher Industries, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      The eventual outcome of the environmental and other litigation claims described herein cannot be reasonably predicted due to numerous uncertainties that are inherent in the reorganization process. However, the Company believes that its provision for these claims is adequate. In addition, the Company may have insurance coverage for certain of these claims and other factual and legal defenses available to it.

M. OTHER INCOME

The Company held certain equity investments having no cost basis, but which had a fair value of approximately $5.4 million when FAS 115 was adopted. A substantial portion of these investments related to shares of stock in a Canadian mining concern that the Company received in 1990 in settlement of certain indebtedness. The Company had previously deemed the investment to be permanently impaired and had recorded a loss on the investment in the amount of its full book value. The price of the stock, however, had recently increased significantly. Substantially all of these investments were sold in June, 1995, resulting in a realized gain of $11.5 million.

N. INDUSTRY SEGMENT INFORMATION

A general description of the products manufactured by the Company's three industry segments is:

Industrial

Diatomaceous earth products, rubber products, rare metals, fiberglass reinforced plastic parts and industrial chemicals.

Machinery

Earth moving machines, heavy-duty forklift trucks, aerospace and defense parts, metal cleaning and finishing systems and aluminum castings.

Automotive

Mechanical, structural, and trim parts for passenger cars, trucks, vans and utility vehicles for the OEM and replacement markets.

      Sales between segments and foreign operations were not material.

      Consolidated sales to Ford Motor Company amounted to $166,800,000 in 1995, $165,300,000 in 1994, and $148,000,000 in 1993. No other customer accounted for 10% or more of consolidated sales with the exception of General Motors Corporation ("GMC") in 1994 and 1993 when consolidated sales to GMC amounted to $81,400,000 and $73,100,000, respectively.

      Consolidated export sales were $92,500,000 in 1995, $76,900,000 in 1994 and $73,200,000 in 1993.


                                      29.

                          INDUSTRY SEGMENT INFORMATION

                                              Industrial                       Machinery                       Automotive
Years ended November 30            -----------------------------------------------------------------------------------------------
(In millions of dollars)               1995       1994       1993       1995       1994       1993       1995       1994      1993
----------------------------------------------------------------------------------------------------------------------------------
Sales                              $  160.6   $  141.4   $  132.6   $  254.7   $  217.0   $  171.7   $  433.2   $  398.3  $  357.2
----------------------------------------------------------------------------------------------------------------------------------
Operating income                       15.6       14.5       15.0       24.1       18.8        9.1       42.1       43.7      37.4
----------------------------------------------------------------------------------------------------------------------------------
Identifiable assets                    80.6       78.2       72.7      112.0      109.8       92.8      217.1      190.6     168.2
----------------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization           6.1        5.5        4.9        4.7        4.0        3.4       17.6       16.2      16.2
----------------------------------------------------------------------------------------------------------------------------------
Capital expenditures                    4.4        7.7        5.6        7.6        6.9        7.4       28.3       21.2      15.4
----------------------------------------------------------------------------------------------------------------------------------

                                             Segment Total                     Corporate                         Total
                                  -------------------------------------------------------------------------------------------------
                                      1995       1994       1993       1995       1994      1993       1995       1994      1993
-----------------------------------------------------------------------------------------------------------------------------------
Sales                             $  848.5   $  756.7   $  661.5   $     --   $     --  $     --   $  848.5   $  756.7  $  661.5
-----------------------------------------------------------------------------------------------------------------------------------
Operating income (loss)               81.8       77.0       61.5      (18.7)     (18.7)    (17.7)      63.1       58.3      43.8
----------------------------------------------------------------
Provision for asbestos ligitation                                  (1,005.5)        --  (1,135.5)  (1,005.5)        --  (1,135.5)
Provision for environmental and
  other claims                                                           --         --     (41.4)        --         --     (41.4)
Interest expense                                                       (1.9)      (1.8)     (2.1)      (1.9)      (1.8)     (2.1)
Other income (expense)                                                 11.6         .6       (.2)      11.6         .6       (.2)
Reorganization items                                                   (2.2)      (3.4)     (4.4)      (2.2)      (3.4)     (4.4)
-------------------------------------------------------------------------------------------------  --------------------------------
Income (loss) before taxes                                                                           (934.9)      53.7  (1,139.8)(1)
-----------------------------------------------------------------------------------------------------------------------------------
Identifiable assets                  409.7      378.6      333.7      170.4      142.5     125.7      580.1      521.1     459.4
-----------------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization         28.4       25.7       24.5         .3         .4        .5       28.7       26.1      25.0
-----------------------------------------------------------------------------------------------------------------------------------
Capital expenditures                  40.3       35.8       28.4         .3         .1        .1       40.6       35.9      28.5
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Before cumulative effect of accounting changes.


                                       30.         Eagle-Picher Industries, Inc.

                          INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS
EAGLE-PICHER INDUSTRIES, INC.:

We have audited the accompanying consolidated balance sheet of Eagle-Picher Industries, Inc. and subsidiaries (debtor in possession, as of January 7, 1991) as of November 30, 1995 and 1994, and the related consolidated statements of income (loss), shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended November 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Eagle-Picher Industries, Inc. and subsidiaries as of November 30, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended November 30, 1995 in conformity with generally accepted accounting principles.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, on January 7, 1991, Eagle-Picher Industries, Inc. and seven of its domestic subsidiaries each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court. Although the Company and its operating subsidiaries, other than EDI, Inc., are currently operating their businesses as debtors in possession under the jurisdiction of the Bankruptcy Court, the continuation of their businesses as going concerns is contingent upon, among other things, the ability to formulate a plan of reorganization which will gain approval of the creditors and confirmation by the Bankruptcy Court. The filing under chapter 11 and the continued uncertainty related to claims associated with the Company's sale of asbestos products and certain other litigation, raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that may be required in connection with restructuring the Company and its subsidiaries as they reorganize under chapter 11 of the United States Bankruptcy Code.

      As discussed in Note J, the Company adopted the provisions of the Financial Accounting Standards Board's SFAS No. 106, Employers' Accounting for Postretirement Benefits Other than Pensions, on December 1, 1992.


KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP
Cincinnati, Ohio
February 14, 1996


                                      31.

                              REPORT OF MANAGEMENT

The Company's management is responsible for the preparation and presentation of the consolidated financial statements and related financial data included in this annual report. The financial information has been prepared in conformity with generally accepted accounting principles and as such includes amounts based on judgments and estimates made by management.

      The Company's system of internal accounting controls is designed to provide reasonable assurance at reasonable costs that assets are safeguarded from loss or unauthorized use, and that the financial records may be relied upon for the preparation of the consolidated financial statements.

      The consolidated financial statements have been audited by our independent auditors, KPMG Peat Marwick LLP. Their audit is conducted in accordance with generally accepted auditing standards and provides an independent assessment as to the fair presentation, in all material respects, of the Company's consolidated financial statements.

      The Audit Committee of the Board of Directors, composed solely of outside directors, meets periodically with management and the independent auditors to review internal accounting controls and the quality of financial reporting. Financial management and the independent auditors have full and free access to the Audit Committee.


Thomas E. Petry
------------------------
Thomas E. Petry
Chairman and Chief
Executive Officer


Andries Ruijssenaars
------------------------
Andries Ruijssenaars
President and Chief
Operating Officer


David N. Hall
------------------------
David N. Hall
Senior Vice President -
Finance

Cincinnati, Ohio
February 14, 1996

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
                       OPERATIONS AND FINANCIAL CONDITION

RESULTS OF OPERATIONS

1995 COMPARED TO 1994

On a 12% sales increase, operating income increased 8% to $63.1 million in 1995 from $58.3 million in 1994. Comparative sales volume by industry segment showed increases of 14% in the Industrial segment, 17% in the Machinery segment, and 9% in the Automotive segment. Operating income increased 8% in the Industrial segment and 28% in the Machinery segment, but decreased 4% in the Automotive segment. The increase in operating income in the Industrial Segment was shared by all operations within the segment. This segment tends not to experience cyclical swings as its customers serve a range of consumer nondurable markets. The increase in operating income in the Machinery segment was attributable solely to the continuing improvements in both volume and operating efficiencies in the operations making earth moving and material handling equipment. The decrease in operating income in the Automotive segment was due to: 1) intense pricing pressure by major customers demanding price concessions; 2) inability to pass on raw material cost increases on a timely basis; and 3) start-up costs associated with new business.

      In December 1995, the Bankruptcy Court estimated the Company's aggregate liability on account of present and future asbestos-related personal injury claims to be $2.5 billion. As a result, the Company recorded a provision in the fourth quarter of 1995 of $1.0 billion to increase the asbestos liability subject to compromise to $2.5 billion.

      Interest expense was $1.9 million in 1995 compared to $1.8 million in 1994.

      A gain on sale of investments of $11.5 million resulted from the sale of securities which the Company had received several years ago in settlement of financing it had provided to a supplier.

      Reorganization items are described in Note B.

      The primary components of the income tax provision are described in Note
F.

1994 COMPARED TO 1993

On a 14% sales increase, operating income increased 33% to $58.3 million in 1994 from $43.8 million in 1993.


                                       32.         Eagle-Picher Industries, Inc.

Comparative sales volume by industry segment showed increases of 7% in the Industrial segment, 26% in the Machinery segment, and 12% in the Automotive segment. Operating income decreased 3% in the Industrial segment, but increased 107% in the Machinery segment and 17% in the Automotive segment. The decrease in operating income in the Industrial segment was attributable to pricing pressures on diatomaceous earth products. The increase in operating income in the Machinery segment was primarily associated with improvements in production of a line of heavy-duty forklift trucks. An increase in sales volumes of metal cleaning and finishing equipment also contributed to the increase in operating income in the Machinery segment. The increase in operating income in the Automotive segment was due to: 1) an increase in export sales and stronger performance of our operations in Great Britain and Spain; 2) broader market penetration coupled with record domestic auto production; and 3) favorable product mix heavily weighted toward the light truck, van, and sport utility segment of the market for which several divisions produce components.

      In November 1993, the Company reached an agreement on the principal elements of a plan of reorganization with the Injury Claimants' Committee and the Legal Representative for Future Claimants, the representatives of the holders of present and future asbestos-related personal injury and other toxic tort claims in the Company's chapter 11 case. The agreement contemplated a settlement of the Company's liability for all present and future asbestos-related personal injury claims. As a consequence of the proposed settlement, the Company recorded an additional provision of $1.135 billion for all present and future asbestos-related personal injury claims, thereby increasing the asbestos liability subject to the compromise on the Consolidated Balance Sheet to $1.5 billion. In addition, in 1993 a provision of $41.4 million was made for environmental and other litigation claims.

      Interest expense decreased to $1.8 million from $2.1 million due primarily to the repayment of certain foreign debt in 1994.

      Reorganization items are described in Note B.

      The primary components of the income tax provision are described in Note
F.

INDUSTRY SEGMENT DATA

Industry segment data for 1995, 1994 and 1993 is summarized on page 30.

FINANCIAL CONDITION

The filing of the petitions for reorganization under chapter 11 on January 7, 1991 had a significant positive impact on the Company's liquidity. The filing stayed all litigation against the Company with respect to pre-petition claims and reduced the cash drain for asbestos litigation. In the third quarter of 1995, the Company filed a motion with the Bankruptcy Court presiding over the Company's chapter 11 case asking the Court to estimate its aggregate liability on account of present and future asbestos-related personal injury claims. In December 1995, the Court ruled on the motion and estimated this liability to be $2.5 billion. As a result, the Company recorded a provision in the fourth quarter of 1995 of $1.0 billion to increase the asbestos liability subject to compromise to $2.5 billion. At November 30, 1995, the balance of Liabilities Subject to Compromise was $2.663 billion. These amounts were recorded based on the expected amount of the allowed claims, not the amounts of consideration that such allowed claims may receive pursuant to a plan of reorganization.

      During 1995, there was a $.7 million increase in cash. Operating activities provided $30.5 million. Items which affected cash provided by operations include the following:

      1) There was a significant increase in customer tooling costs from $15.0 million at the end of fiscal 1994, to $26.5 million at November 30, 1995. It is common practice in the automotive industry to accumulate customer tooling costs while the tooling is under construction and bill the customer upon its completion. It is anticipated that customer tooling will return to a more traditional level of $10.0 to $12.0 million by the end of 1996, which would generate $14.5 to $16.5 million in cash in the coming fiscal year.

      2) There was an increase in working capital, other than customer tooling costs, which was in line with the 12% increase in sales volume.

      3) While income tax expense for financial statement purposes was $9.3 million, the Company paid income taxes, net of a small refund, of $28.8 million.

      4) The Company incurred interest expenses of $1.9 million and reorganization costs of $2.2 million.


                                      33.

      In addition, the Company used cash of $28.7 million, net of an $11.5 million sale of an investment (Note M), for investing activities. The Company had near record ($43.0 million in 1988) capital expenditures of $40.6 million in 1995. This compares to $35.9 million spent in 1994. The capital expenditures in 1995 included $10.3 of an approved $12.0 million expansion of a new coating line for the manufacture of gasket materials which is to be completed in early 1996.

      Finally, the Company used $1.0 million of cash for financing activities which included repayment of debt in accordance with adequate protection payments authorized by the Bankruptcy Court, combined with the financing activities of the foreign subsidiaries. As of November 30, 1995, the Company had $82.6 million of long-term debt compared to $83.6 million at the end of the prior year. The disposition of unsecured debt included in liabilities subject to compromise of $62.0 million will be treated in a plan of reorganization.

      The Company has a Bankruptcy Court approved debtor in possession financing agreement which provides a $40.0 million committed revolving credit facility. This facility expires the earlier of December 31, 1996 or the effective date of a plan of reorganization. Should a plan not become effective by the end of 1996, the Company would expect to have the current facility extended for as long as necessary. At November 30, 1995, $30.2 million in letters of credit were outstanding under the facility leaving the Company with $9.8 million in available borrowing capacity. There were no cash borrowings in 1995 under the facility.

      While the Company is reorganizing under chapter 11, it is prohibited from paying interest or principal on pre-petition obligations without the approval of the Bankruptcy Court. To the extent cash generated from operations exceeds capital expenditures, working capital requirements, approved payments of secured debt and administrative expenses of the reorganization, the Company will continue to accumulate cash. Consequently, the liquidity of the Company should improve.

      The Company intends to file an amended plan of reorganization with the Bankruptcy Court as soon as practicable. It is contemplated that such plan will provide for a discharge of the Company's pre-petition liabilities (Liabilities Subject to Compromise) and provide the reorganized Company with a capital structure appropriate for an industrial products company which will enable the Company to access financing in the credit and debt markets.

RECENT FASB PRONOUNCEMENTS

During the year, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("FAS 121"). This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Measurement of an impairment loss on these assets should be based on the fair value of the assets. FAS 121 is required to be adopted for fiscal years beginning after December 15, 1995. As such, the Company will adopt this standard the sooner of the fiscal year ended November 30, 1997 or the effective date of a plan of reorganization. Management has not fully assessed the impact of FAS 121; however, it is not anticipated that its adoption will have a material impact on the financial statements.

      Statement of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), was also issued in 1995. This statement establishes a fair value method of accounting for stock-based compensation plans. Adoption of the fair value method is encouraged; however, entities may elect to continue to account for stock-based compensation plans according to the provisions of Accounting principles Bulletin No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), but provide the disclosures related to FAS 123. FAS 123 is effective for transactions entered into in fiscal years that begin after December 15, 1995. Accordingly, the Company will adopt this standard the sooner of the fiscal year ended November 30, 1997 or the effective date of a plan of reorganization. As a result of the numerous uncertainties that are inherent in the reorganization process, Management has not assessed the impact that adoption of FAS 123 would have on the financial statements.


                                       34.         Eagle-Picher Industries, Inc.

                            SELECTED FINANCIAL DATA


(Unaudited)
(In thousands of dollars, except per share)         1995             1994             1993             1992             1991
------------------------------------------------------------------------------------------------------------------------------
Net Sales                                    $   848,548      $   756,741      $   661,452      $   611,458      $   598,631
------------------------------------------------------------------------------------------------------------------------------
Operating Income                                  63,087           58,281           43,754           46,560           18,849
------------------------------------------------------------------------------------------------------------------------------
Income (Loss) Before
  Reorganization Items
  and Taxes                                     (932,646)(1)       57,175       (1,135,426)(2)       40,924             (788)
------------------------------------------------------------------------------------------------------------------------------
Reorganization Items(3)                           (2,225)          (3,426)          (4,344)          (9,038)         (12,124)
------------------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Taxes                      (934,871)          53,749       (1,139,770)          31,886          (12,912)
------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                               (944,171)          48,749       (1,144,770)(4)       28,886          (15,812)
------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss) Per Share                       (85.51)            4.42(4)       (103.78)(4)         2.63            (1.44)
------------------------------------------------------------------------------------------------------------------------------
Common Dividend Per Share                             --               --               --               --               --
------------------------------------------------------------------------------------------------------------------------------
Total Assets                                     580,073          521,107          459,360          419,435          398,990
------------------------------------------------------------------------------------------------------------------------------
Long-Term Debt, less current portion              19,103(5)        19,896(5)        21,712(5)        25,033(5)        32,001(5)
------------------------------------------------------------------------------------------------------------------------------

(1)   Includes a provision for asbestos litigation of $1.0 billion in 1995.

(2) Includes a provision for asbestos litigation of $1.135 billion and a provision for environmental and other claims of $41.4 million in 1993.

(3) On January 7, 1991, the Company and seven of its domestic subsidiaries each filed a petition for relief under chapter 11 of the U.S. Bankruptcy Code.

(4) Excludes cumulative adjustment for adoption of FAS 106 in 1993 which decreased net income by $12.6 million ($1.14 per share).

(5) Long-term debt of $62.0 million in 1995, 1994 and 1993 and $61.7 million in 1992, and 1991 has been included in liabilities subject to compromise.


                                       35.

                          [THIS PAGE LEFT BLANK INTENTIONALLY]

                                                                      EXHIBIT 21

                         EAGLE-PICHER INDUSTRIES, INC.

                         SUBSIDIARIES OF THE REGISTRANT

Cincinnati Industrial Machinery Sales Company [Ohio]

Daisy Parts, Inc. [Michigan]

Eagle-Picher Development Company, Inc. [Delaware]

     Transicoil Inc. [Pennsylvania]

          Transicoil (Malaysia) SDN. BHD. [Malaysia]

     Michigan Automotive Research Corporation (MARCO) [Michigan]

          EDI, Inc. [Michigan]

Eagle-Picher Espana, S.A. [Spain]

Eagle-Picher Europe, Inc. [Delaware]

     Eagle-Picher Fluid Systems Ltd [England and Wales]

Eagle-Picher Far East, Inc. [Delaware]

Eagle-Picher, Inc. [Virgin Islands]

Eagle-Picher Industries of Canada Limited [Canada]

Eagle-Picher Industries GmbH [Germany]
     Eagle-Picher Industries Materials GmbH [Germany]

Eagle-Picher Minerals, Inc. [Nevada]

     Eagle-Picher Minerals International S.A.R.L. [France]

          United Minerals Verwaltungs- und Beteiligungs GmbH [Germany]

          United Minerals GmbH & Co. KG [Germany]

Equipos de Acuna, S.A. de C.V. [Mexico]

Hillsdale Tool & Manufacturing Co. [Michigan]

Eagle-Picher Industries Europe GmbH [Germany]

EPTEC, S.A. de C.V. [Mexico]

Eagle-Picher Fluid Systems, Inc. [Michigan]

-----------
[ ] Brackets indicate state or country of incorporation and do not form part of corporate name.

                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Eagle-Picher Industries, Inc.:

We consent to incorporation by reference in Registration Statement Nos. 2-50595, 33-5792, 33-31975 and 33-37518 on Form S-8 of Eagle-Picher Industries, Inc. of our report, with explanatory paragraphs, dated February 14, 1996 relating to the consolidated balance sheet of Eagle-Picher Industries, Inc. and subsidiaries (debtor in possession, as of January 7, 1991) as of November 30, 1995 and 1994, and the related consolidated statements of income (loss), shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended November 30, 1995, which reports appear in the Company's 1995 Annual Report on Form 10-K and in the 1995 Annual Report, which is incorporated by reference in the Company's 1995 Annual Report on Form 10-K. Our report on the consolidated financial statements refers to a change in accounting for postretirement benefits other than pensions in 1993.

                                            /s/ KPMG Peat Marwick LLP

Cincinnati, Ohio
February 27, 1996

                                                                   EXHIBIT 24(a)

                               POWER OF ATTORNEY

Each of the undersigned officers and/or directors of Eagle-Picher Industries, Inc. hereby consents to and appoints Thomas E. Petry and James A. Ralston, and each of them, as his true and lawful attorneys-in-fact and agents with all power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the 1995 fiscal year of Eagle-Picher Industries, Inc., a corporation organized and existing under the laws of the State of Ohio, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the same as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

In Witness Whereof, each of the undersigned has hereunto set his hand on this 14th day of February, 1996.

                              /s/ Thomas E. Petry
             ------------------------------------------------------
                                Thomas E. Petry
                        Director, Chairman of the Board
                          and Chief Executive Officer

                            /s/ Andries Ruijssenaars
             ------------------------------------------------------
                              Andries Ruijssenaars
                         Director, President and Chief
                               Operating Officer

                               /s/ David N. Hall
             ------------------------------------------------------
                                 David N. Hall
                         Senior Vice President-Finance
                         (Principal Financial Officer)

                          /s/ Paul W. Christensen, Jr.
             ------------------------------------------------------
                            Paul W. Christensen, Jr.
                                    Director

                             /s/ V. Anderson Coombe
             ------------------------------------------------------
                               V. Anderson Coombe
                                    Director

                               /s/ Roger L. Howe
             ------------------------------------------------------
                                 Roger L. Howe
                                    Director

                             /s/ Daniel W. LeBlond
             ------------------------------------------------------
                               Daniel W. LeBlond
                                    Director

                               /s/ Powell McHenry
             ------------------------------------------------------
                                 Powell McHenry
                                    Director

                            /s/ Eugene P. Ruehlmann
             ------------------------------------------------------
                              Eugene P. Ruehlmann
                                    Director

                                                                   EXHIBIT 24(b)

                               POWER OF ATTORNEY

The undersigned officer of Eagle-Picher Industries, Inc. hereby consents to and appoints Thomas E. Petry and James A. Ralston, and each of them, as his true and lawful attorneys-in-fact and agents with all power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the 1995 fiscal year of Eagle-Picher Industries, Inc., a corporation organized and existing under the laws of the State of Ohio, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the same as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

In Witness Whereof, the undersigned has hereunto set his hand on this 20th day of February, 1996.

       /s/ Carroll D. Curless
------------------------------------
         Carroll D. Curless
   Vice President and Controller
   (Principal Accounting Officer)

                                                                      EXHIBIT 99

EPI OPERATIONS (DIVISIONS)                     PLANT LOCATIONS
--------------------------                     ---------------
Cincinnati Industrial Machinery                Sharonville, Ohio
3280 Hageman Street
Sharonville, Ohio 45241

Construction Equipment                         Lubbock, Texas
1802 E. 50th Street                            Acuna, Coahuila, Mexico
Lubbock, Texas 79404

Eagle-Picher Fluid Systems, Inc.               Brighton, Michigan*
7854 Lochlin Drive
Brighton, Michigan 48116

Electronics                                    Joplin, Missouri (6)
"C" and Porter Streets                         Colorado Springs, Colorado (2)
Joplin, Missouri 64801                         Galena, Kansas
                                               Grove, Oklahoma
                                               Seneca, Missouri
                                               Stella, Missouri
                                               Socorro, New Mexico**

Fabricon Products                              River Rouge, Michigan
1721 West Pleasant Avenue                      Philadelphia, Pennsylvania
River Rouge, Michigan 48218                    Riverton, New Jersey

Hillsdale Tool & Manufacturing Co.             Hillsdale, Michigan (4)**
135 E. South Street                            Hamilton, Indiana
Hillsdale, Michigan 49242                      Jonesville, Michigan
                                               Vassar, Michigan
                                               San Luis Potosi, Mexico

Michigan Automotive                            Ann Arbor, Michigan
Research Corporation (MARCO)
1254 North Main Street
Ann Arbor, Michigan 48104

Minerals                                       Clark Station, Nevada
6110 Plumas Street                             Lovelock, Nevada
Reno, Nevada 89509                             Vale, Oregon

----------
*     Effective approximately March 1, 1996.

** The New Mexico plant and one of the Hillsdale, Michigan plants have little, if any, manufacturing activity at this time.

EPI OPERATIONS (DIVISIONS)                     PLANT LOCATIONS
--------------------------                     ---------------
Orthane                                        Denton, Texas***
1500 I-35 W. (at Airport Road)
Denton, Texas 76202

Plastics                                       Grabill, Indiana
14123 Roth Road                                Ashley, Indiana
Grabill, Indiana 46741                         Huntington, Indiana

Ross Aluminum Foundries                        Sidney, Ohio (2)
815 North Oak Avenue
Sidney, Ohio 45365

Rubber Molding                                 Norwich, Connecticut
19 Ohio Avenue                                 Pine Bluff, Arkansas
Norwich, Connecticut 06360                     Stratford, Connecticut

Specialty Materials                            Quapaw, Oklahoma (2)
One Mile NE of Quapaw on Hwy. 69A              Miami, Oklahoma (3)
Quapaw, Oklahoma 74363                         Harrisonville, Missouri
                                               Lenexa, Kansas

Suspension Systems                             Paris, Illinois
Route 133 West
Paris, Illinois 61944

Transicoil Inc.                                Trooper, Pennsylvania
2560 General Armistead Avenue                  Melaka, Malaysia
Trooper, Pennsylvania 19403

Trim                                           Kalkaska, Michigan
829 U.S. Hwy. 131 NW
Kalkaska, Michigan 49646

Wolverine Gasket                               Inkster, Michigan
2638 Princess Street                           Blacksburg, Virginia
Inkster, Michigan 48141                        Leesburg, Florida
                                               Garden City, Michigan

Eagle-Picher Industries Europe GmbH            Market Harborough, England
                                               Soria, Spain
                                               Ohringen, Germany

----------
*** A substantial portion of the business of the Denton, Texas facility was sold on January 31, 1996. The remainder will be transferred to the Brighton, Michigan plant, listed above.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 10-Q

                   QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarter ended May 31, 1996            Commission file number 1-1499

                          EAGLE-PICHER INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              OHIO                                     31-0268670
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


580 Walnut Street, P. O. Box 779, Cincinnati, Ohio              45201
--------------------------------------------------------------------------------
     (Address of principal executive offices)                  Zip Code

Registrant's telephone number, including area code 513-721-7010

                                (Not Applicable)
--------------------------------------------------------------------------------
               Former name, former address and former fiscal year,
                          if changed since last report

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding twelve months, and (2) has been subject to such filing requirements for the past 90 days. Yes |X| No [ ]

11,040,932 shares of common capital stock, par value $1.25 per share, were outstanding at July 12, 1996.

                                TABLE OF CONTENTS

                                                                    Page
                                                                   Number
                                                                   ------

                          PART I. FINANCIAL INFORMATION
Item 1.  Financial Statements....................................     3

     Consolidated Statement of Income............................     3
     Consolidated Balance Sheet..................................     4
     Consolidated Statement of Cash Flows........................     6
     Notes to Consolidated Financial Statements..................     8

Item 2.  Management's Discussion and Analysis of Financial
     Condition and Results of Operations.........................    12


                           PART II. OTHER INFORMATION

Item 1.  Legal Proceedings.......................................    14

Item 3.  Defaults Upon Senior Securities.........................    14

Item 6.  Exhibits and Reports on Form 8-K........................    15

Signature........................................................    16

Exhibit Index....................................................    17

                          PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.

                          EAGLE-PICHER INDUSTRIES, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                 (Dollars in thousands except per share amounts)

                                          Three Months Ended             Six Months Ended
                                               May 31                         May 31
                                     -------------------------       -------------------------
                                        1996           1995            1996            1995
                                        ----           ----            ----            ----
Net Sales                            $ 235,126       $ 225,378       $ 443,708       $ 422,981
                                     ---------       ---------       ---------       ---------
Operating Costs and Expenses:
Cost of products sold                  194,276         186,658         368,640         349,946
Selling and administrative              21,569          19,573          42,416          38,775
                                     ---------       ---------       ---------       ---------
                                       215,845         206,231         411,056         388,721
                                     ---------       ---------       ---------       ---------

Operating Income                        19,281          19,147          32,652          34,260

Interest expense                          (462)           (500)           (949)           (987)
Other income                                30              21             357             406
                                     ---------       ---------       ---------       ---------
Income Before Reorganization
  Items and Taxes                       18,849          18,668          32,060          33,679
Reorganization items                        22            (331)             90            (756)
                                     ---------       ---------       ---------       ---------
Income Before Taxes                     18,871          18,337          32,150          32,923
Income Taxes                             2,115           1,561           3,886           3,115
                                     ---------       ---------       ---------       ---------
Net Income                           $  16,756       $  16,776       $  28,264       $  29,808
                                     =========       =========       =========       =========

Income per Share                     $    1.52       $    1.52       $    2.56       $    2.70
                                     =========       =========       =========       =========

See accompanying notes to the consolidated financial statements.

                          EAGLE-PICHER INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)

ASSETS                                                May 31          Nov. 30
                                                       1996            1995
                                                    ----------      ----------
CURRENT ASSETS
  Cash and cash equivalents                         $  109,719      $   93,330
  Receivables, less allowances                         131,289         127,044
  Income tax refund receivable                             679           4,402
  Inventories:
    Raw materials and supplies                          37,060          42,140
    Work in process                                     30,842          23,349
    Finished goods                                      17,069          18,158
                                                    ----------      ----------
                                                        84,971          83,647
  Prepaid expenses                                      12,057          17,695
                                                    ----------      ----------

        Total current assets                           338,715         326,118
                                                    ----------      ----------

PROPERTY, PLANT AND EQUIPMENT                          452,153         441,957
  Less accumulated depreciation                        294,861         286,139
                                                    ----------      ----------
        Net property, plant and equipment              157,292         155,818

DEFERRED INCOME TAXES                                   70,024          62,824

OTHER ASSETS                                            35,493          35,313
                                                    ----------      ----------

        Total Assets                                $  601,524      $  580,073
                                                    ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                  $   35,026      $   40,318
  Long-term debt - current portion                       2,611           1,525
  Income taxes                                           4,836           4,789
  Other current liabilities                             36,666          35,991
                                                    ----------      ----------
        Total current liabilities                       79,139          82,623
                                                    ----------      ----------

LIABILITIES SUBJECT TO COMPROMISE                    2,662,414       2,662,530

LONG-TERM DEBT - less current portion                   17,572          19,103

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS             22,278          21,720

OTHER LONG TERM LIABILITIES                              4,714           5,405
                                                    ----------      ----------

        Total liabilities                            2,786,117       2,791,381
                                                    ----------      ----------

                          EAGLE-PICHER INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)

                                                          May 31            Nov. 30
                                                           1996              1995
                                                        -----------       -----------
SHAREHOLDERS' EQUITY (DEFICIT)
  Common shares - par value $1.25 per share
     authorized 30,000,000 shares, issued
     11,125,000 shares                                  $    13,906       $    13,906
  Additional paid-in capital                                 36,378            36,378
  Accumulated deficit                                    (2,233,025)       (2,261,289)
  Unrealized gain on investments                                396               333
  Foreign currency translation                                 (335)            1,277
                                                        -----------       -----------
                                                         (2,182,680)       (2,209,395)

Cost of 84,068 common treasury shares                        (1,913)           (1,913)
                                                        -----------       -----------

        Total Shareholders' Equity (Deficit)             (2,184,593)       (2,211,308)
                                                        -----------       -----------
        Total Liabilities and Shareholders' Equity
          (Deficit)                                     $   601,524       $   580,073
                                                        ===========       ===========

See accompanying notes to the consolidated financial statements.

                          EAGLE-PICHER INDUSTRIES, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Dollars in thousands)

                                                    Six Months Ended
                                                          May 31
                                                 -----------------------
                                                   1996           1995
                                                   ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                    $ 28,264       $ 29,808
   Adjustments to reconcile net income
      to net cash provided by (used in)
      operating activities:
         Depreciation and amortization             15,299         14,572
         Changes in assets and liabilities:
            Receivables                            (4,245)        (8,538)
            Inventories                            (1,324)        (5,300)
            Deferred taxes                         (7,200)        (9,500)
            Accounts payable                       (5,292)          (492)
            Accrued liabilities                       675          4,122
            Other                                   8,834         (6,394)
                                                 --------       --------

              Net cash provided by
              operating activities                 35,011         18,278

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                           (19,109)       (13,978)
   Other                                              687            908
                                                 --------       --------

               Net cash used in
               investing activities               (18,422)       (13,070)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Reduction of long-term debt                       (200)          (980)
                                                 --------       --------

               Net cash used in
               financing activities                  (200)          (980)

                          EAGLE-PICHER INDUSTRIES, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Dollars in thousands)

                                                         Six Months Ended
                                                              May 31
                                                      ----------------------
                                                        1996          1995
                                                        ----          ----
Net increase in cash and cash equivalents               16,389         4,228

Cash and cash equivalents, beginning of period          93,330        92,606
                                                      --------      --------

Cash and cash equivalents, end of period              $109,719      $ 96,834
                                                      ========      ========

Supplemental cash flow information:
  Cash paid during the year:
     Interest paid                                    $    842      $    955
     Income taxes paid (net of refunds received)      $  7,316      $ 10,119

  Cash paid during the quarter:
     Interest paid                                    $    432      $    462
     Income taxes paid (net of refunds received)      $  6,216      $  9,478

See accompanying notes to consolidated financial statements.

                          EAGLE-PICHER INDUSTRIES, INC.

                   Notes to Consolidated Financial Statements

A. PROCEEDINGS UNDER CHAPTER 11

      On January 7, 1991 ("petition date"), Eagle-Picher Industries, Inc. ("Company") and seven of its domestic subsidiaries each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code ("chapter 11") in the United States Bankruptcy Court for the Southern District of Ohio, Western Division, in Cincinnati, Ohio ("Bankruptcy Court"). Each filing entity, other than EDI, Inc., is currently operating its business as a debtor in possession in accordance with the provisions of the Bankruptcy Code.

      An Unsecured Creditors' Committee ("UCC"), an Injury Claimants' Committee ("ICC"), an Equity Security Holders' Committee ("ESC"), and a Legal Representative for Future Claimants ("RFC") have been appointed in the chapter 11 cases. An unofficial asbestos co-defendants' committee has also been participating in the chapter 11 cases. In accordance with the provisions of the Bankruptcy Code, these parties have the right to be heard with respect to transactions outside the ordinary course of business. The official committees and the RFC typically are the entities with which the Company would negotiate the terms of a plan of reorganization. In June 1992, a mediator was appointed by the Bankruptcy Court to assist the constituencies in their negotiations.

      On November 9, 1993, the Company reached an agreement on the principal elements of a joint plan of reorganization. The agreement was with the ICC and the RFC, the representatives of the holders of present and future asbestos-related personal injury and other toxic tort claims in the Company's chapter 11 case, and was reached with the assistance of the mediator. One of the principal elements of the agreement was a negotiated settlement of the Company's aggregate liability for such claims in the amount of $1.5 billion. As a consequence of this agreement, the Company recorded a provision in the fourth quarter of 1993 of $1.135 billion to increase the asbestos liability subject to compromise to $1.5 billion. The Company also recorded a provision of $41.4 million in 1993 for environmental and other litigation claims in anticipation of settlement of such claims.

      Throughout 1994, the Company, the ICC and the RFC continued to refine the details of a joint plan of reorganization ("Original Plan"). The Original Plan was filed with the Bankruptcy Court on February 28, 1995. The Original Plan did not have the support of the UCC or the ESC because they did not agree with the amount of the aggregate asbestos liability which had been negotiated and which was used in the Original Plan to determine the allocation of the consideration to be distributed to the unsecured creditor and shareholder classes. As a result of the dispute, the Company was unable to move forward with the Original Plan. In order to resolve this dispute, the Company filed a motion in July 1995 requesting that the Bankruptcy Court estimate the Company's aggregate liability on account of present and future asbestos-related personal injury claims. The Bankruptcy Court ruled in December 1995 that such estimated liability is $2.5 billion ("Estimation Ruling"). The UCC, the ESC and two individual members of the UCC have appealed the Estimation Ruling. The U.S. District Court for the Southern District of Ohio, Western Division heard oral argument on these appeals in June 1996. A decision is pending.

      On April 9, 1996, the Company filed a First Amended Consolidated Plan of Reorganization ("Amended Plan") reflecting the Estimation Ruling, and a proposed First Amended Joint Disclosure Statement ("Disclosure Statement"). The principal substantive modification to the Original Plan relates to the allocation of the consideration to be distributed under the plan to the various classes of unsecured claims. A hearing before the Bankruptcy Court to consider approval of the Disclosure Statement has been scheduled for July 22, 1996. Pursuant to the Bankruptcy Code, the acceptance or rejection of a plan of reorganization may not be solicited from the holder of a claim unless at the time of or before such solicitation there is transmitted to such holder the plan or a summary of the plan and a disclosure statement approved by the Bankruptcy Court as containing information of a kind and in sufficient detail that would enable a hypothetical reasonable investor typical of holders of claims to make an informed judgment about the plan.

      The Amended Plan, like the Original Plan, contemplates a resolution of the Company's liability for all present and future asbestos-related personal injury claims and certain other tort claims. These claims will be channeled to and resolved by an independently administered claims trust ("Trust"). The Amended Plan provides for the distribution of cash, notes and common stock of the reorganized Company to the Trust and to holders of allowed unsecured claims on a pro-rata basis proportionate to the percentage of their claims to the total of the Liabilities Subject to Compromise. Accordingly, pursuant to the Amended Plan, it is anticipated that the Trust will be distributed approximately 94% of such cash, notes and stock, and claimants holding environmental-related and other pre-petition unsecured claims will be distributed approximately 6% of such cash, notes and stock.

      Pursuant to the Amended Plan, claims entitled to priority under the Bankruptcy Code and "convenience claims" (pre-petition general unsecured claims of $500 or less or claims that are reduced to that amount) will be paid in full, in cash. The Amended Plan also provides for the resolution of all asbestos-related property damage claims, as further discussed in Note B below. Under the Bankruptcy Code, shareholders are not entitled to any distribution under a plan of reorganization unless all classes of pre-petition creditors receive satisfaction in full of their allowed claims or accept a plan which allows shareholders to participate in the reorganized company or to receive a distribution. Under the Amended Plan, existing shareholders will receive no distributions and their shares will be canceled.

      Following the Estimation Ruling, the Company recorded a provision of approximately $1.0 billion to increase the asbestos liability subject to compromise to the amount estimated by the Bankruptcy Court. This resulted in a negative shareholders' equity in excess of $2.2 billion. As a result, the Company filed a motion in the Bankruptcy Court in December 1995 seeking an order directing the United States Trustee to disband the ESC on the basis that existing equity holders do not have an economic interest in the chapter 11 cases. In January 1996, the Bankruptcy Court ruled that the ongoing activities of the ESC shall be limited to pursuing its appeal of the Estimation Ruling.

      The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. The liabilities subject to compromise listed above have been reported on the basis of the expected amount of the allowed claims even though they may be settled for lesser amounts. Upon confirmation of a plan of reorganization, the Company would utilize the "fresh-start" reporting principles contained in the AICPA's Statement of Position 90-7, which would result in adjustments relating to the amounts and classification of recorded assets and liabilities, determined as of the plan confirmation date. Pursuant to the Amended Plan, the ultimate consideration to be received by unsecured creditors will be substantially less than the amounts shown in the accompanying Consolidated Balance Sheet. Until a plan of reorganization is confirmed, however, the Company cannot be certain of the final terms and provisions thereof or the ultimate amount creditors will receive.

      Liabilities incurred by the Company as of the petition date and subject to compromise under a plan of reorganization are separately classified in the Consolidated Balance Sheet and include the following (in thousands of dollars):

                                                     May 31,       November 30,
                                                      1996            1995
                                                   ----------      ----------
Asbestos liability                                 $2,502,511      $2,502,511
Long-term debt (unsecured portion)                     62,003          62,003
Accounts payable                                       41,181          41,236
Accrued and other liabilities                          56,719          56,780
                                                   ----------      ----------
                                                   $2,662,414      $2,662,530
                                                   ==========      ==========

      The net expense (income) resulting from the Company's administration of the chapter 11 cases has been segregated from expenses related to ordinary operations in the accompanying financial statements and includes the following (in thousands):

                                      Three Months               Six Months
                                         Ended                     Ended
                                         May 31                    May 31
                                   ------------------       --------------------
                                     1996      1995           1996        1995
                                     ----      ----           ----        ----
    Professional fees and other
      expenses directly related
      to bankruptcy                $ 1,248    $ 1,563       $ 2,401     $ 3,078
    Interest income                 (1,270)    (1,232)       (2,491)     (2,322)
                                   -------    -------       -------     -------
                                   $   (22)   $   331       $   (90)    $   756
                                   =======    =======       =======     =======

      Interest income is attributable to the accumulation of cash and short-term investments subsequent to the petition date.

B. LITIGATION

      As discussed in Note K to the Consolidated Financial Statements included in the Company's Annual Report and Form 10-K for the fiscal year ended November 30, 1995 and Note A above, the accompanying Consolidated Financial Statements include an estimated liability related to personal injury claims resulting from the Company's sale of asbestos-containing insulation products. Litigation with respect to asbestos-related claims was stayed by reason of the chapter 11 filing.

      Approximately 1,000 proofs of claim alleging asbestos-related property damage were filed in the chapter 11 cases pursuant to the September 30, 1992 bar date for asbestos-related claims. Under the Amended Plan, a second trust will be established to resolve asbestos-related property damage claims. If the class of asbestos-related property damage claims votes to accept the Amended Plan, such trust will be funded with $3 million in cash. If such class votes to reject the Amended Plan, but the Amended Plan is nevertheless confirmed, the trust will be funded with the pro-rata share of plan consideration allocable to asbestos-related property damage claims in the aggregate, based upon the Bankruptcy Court's estimate of the aggregate value of such claims. It cannot be reasonably predicted at this time what the Bankruptcy Court's estimate of the aggregate value of such claims would be. The Company may have insurance coverage for certain of these claims.

      In February 1996, the hospital members of the American Hospital Association, which had filed asbestos-related property damage claims against the Company ("Hospitals"), filed a motion in the Bankruptcy Court seeking an order estimating the aggregate value of all asbestos-related property damage claims against the Company and temporarily allowing such claims for purposes of voting on a plan of reorganization. The Company and the RFC opposed the motion on the basis that, should the class of asbestos-related property damage claims accept the Amended Plan, an estimation of these claims would be unnecessary. The Company also argued that voting issues should be addressed in connection with the Company's motion for an order from the Bankruptcy Court establishing the voting procedures with respect to the Amended Plan. At a hearing held in May 1996, the Bankruptcy Court denied the Hospitals' motion.

      In February and May 1996, the Company filed with the Bankruptcy Court objections to many asbestos-related property damage claims, including claims filed by the Hospitals, because the claims are barred by the applicable time limitations under state laws for prosecuting the claims, the claims fail to state the requisite legal and factual bases therefor, and/or the claims fail to provide any evidence that the Company's products were located in the claimants' facilities. The holders of approximately 365 claims did not respond to the objections; some of these claims have been disallowed by the Bankruptcy Court and the Company's request for disallowance of the other such claims is pending with the Bankruptcy Court. With respect to the remaining claims that were objected to, the Bankruptcy Court has not yet issued a ruling.

      The Company is a defendant in other litigation which was pending as of the petition date which was discussed in Note L to the Consolidated Financial Statements for the fiscal year ended November 30, 1995. The Company intends to defend all litigation claims vigorously in the manner permitted by the Bankruptcy Code and/or applicable law. All pre-petition claims against the Company arising from litigation must be liquidated or otherwise addressed in the context of the chapter 11 cases and will be treated in any plan of reorganization.

      The Company has resolved most of the litigation-based claims that were asserted pursuant to the October 31, 1991 bar date for claims other than those arising from the sale of asbestos-containing products. In June 1996, the Bankruptcy Court approved the settlement agreement among the Company, the EPA, the U.S. Department of Interior and certain states which resolves the majority of the environmental claims asserted against the Company. The terms of the settlement agreement were discussed in Note L to the Consolidated Financial Statements included in the Company's Annual Report and Form 10-K for the fiscal year ended November 30, 1995. Certain parties that may be liable at certain of the sites resolved by the settlement agreement have appealed the Bankruptcy Court's decision.

      The Company has filed objections to certain of the litigation-based claims that have not yet been resolved, seeking to reduce the amount of such claims or eliminate them entirely. The Company anticipates filing additional objections to other such claims if they cannot be resolved through negotiation. These objections will be vigorously pursued by the Company. The Company believes that its provisions for these claims is adequate, and, in addition, the Company may have insurance coverage for certain of them.

C. BASIS OF REPORTING FOR INTERIM FINANCIAL STATEMENTS

      The unaudited financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report and Form 10-K for the fiscal year ended November 30, 1995.

      The financial statements presented herewith reflect all adjustments (consisting of normal and recurring accruals) which, in the opinion of management, are necessary to fairly state the results of operations for the three month and six month periods ended May 31, 1996 and 1995. Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

RESULTS OF OPERATIONS

      Sales for the second quarter ended May 31, 1996 were $235.1 million compared with $225.4 million for the second quarter of 1995. Operating income was $19.3 million compared with $19.1 million for the same period last year. Net income for the second quarter of 1996 was $16.8 million or $1.52 per share which was equal to that of the second quarter of 1995.

      There was an organizational change during the second quarter of 1996. The Electronics Division was merged with the Specialty Materials Division to form the Eagle-Picher Technologies Division. Those operations of the Eagle-Picher Technologies Division which are included within the Machinery Group (formerly the operations of the Electronics Division) constitute the largest international supplier of power systems for commercial, military and weather satellites. These operations also produce special purpose batteries for a variety of other purposes. Those operations of the Eagle-Picher Technologies Division which are included within the Industrial Group (formerly the operations of the Specialty Materials Division) produce germanium substrates for solar cells which are used on satellites, boron isotopic components and certified clean sample containers for environmental testing.

      Sales for the Automotive Group for the second quarter of 1996 were ahead of the levels for the second quarter of 1995, while operating income was essentially the same as that of the second quarter of 1995. Despite a strike at the General Motor's Delphi Division, increased production levels in the North American market and a favorable product mix were important factors in the improving trend during the second quarter of 1996. European operations did well during the second quarter as these operations continue to increase market share. Start-up costs associated with expansions, and continued delays by one customer in meeting anticipated production schedules, placed pressure on profit margins during the quarter.

      Sales for the Machinery Group were essentially equal to those for the second quarter of last year, while operating income declined. The primary reason for the decline in operating income was reduced shipments of earth moving machinery by the Construction Equipment Division. Shipments of special purpose batteries by the Eagle-Picher Technologies Division were strong. Results for the remaining operations in the Machinery Group were mixed.

      Sales and operating income for the Industrial Group increased in the second quarter of 1996 over the results for last year's second quarter. Shipments of diatomaceous earth products, both to the domestic and to the international markets, continue to be at a high level. Diatomaceous earth products are used for high purity filtration in the food and beverage industry and in a variety of general industrial applications. Eagle-Picher Technologies' operations in the Industrial Group enjoyed an outstanding quarter. The increase in cellular communications has expanded demand for satellite components. Additionally, although the price of certain raw materials has increased over the past year, it has had a minimal impact on margins as the raw material price increases were absorbed by the customer. Shipments of boron isotopic compounds were also at a high level. Recent penetration of the European nuclear market has provided an excellent growth opportunity for boron products.

      It is expected that economic activity will be at a reasonably high level during the second half of 1996. Several operations are serving growing markets and/or are increasing market share, while others are serving sluggish segments of the economy. On balance, and based on forecasts from the Company's Divisions, results for the second half of 1996 should approximate those of the second half of 1995.

      Interest expense did not change appreciably in the second quarter or the first six months of 1996 compared to the same periods in 1995. Contractual interest on debt outstanding was $2.2 million in the second quarters of 1996 and 1995 and $4.4 and $4.5 million in the six month periods ended May 31, 1996 and 1995, respectively.

      Interest income on the cash balances accumulated as a result of the reorganization slightly exceeded the expenses of the reorganization effort throughout 1996.

FINANCIAL CONDITION

      The cash balance of the Company increased from $93.3 million at November 30, 1995 to $109.7 million at May 31, 1996, an increase of $16.4 million. One component of this increase was the reduction in the amount of customer tooling carried on the balance sheet to $16.7 million at May 31, 1996 from $26.5 million at November 30, 1995. It is custom practice in the automotive industry to accumulate customer tooling costs while the tooling is under construction and bill the customer upon its completion. It is anticipated that the amount of customer tooling on the balance sheet will decline further throughout the remainder of the year. There were increases in working capital, which are typical in periods in which sales growth is experienced, which partially offset the effects of the decrease in tooling.

      Capital expenditures totaled $9.4 million in the second quarter of 1996 and $19.1 million for the six months ended May 31, 1996 compared to $7.5 million and $14.0 million in the respective periods of 1995. The Company presently expects, however, that the total amount of capital expenditures in the 1996 fiscal year will be comparable to that of 1995.

      On April 9, 1996, the Company filed a First Amended Consolidated Plan of Reorganization with the Bankruptcy Court. Such plan provides for the satisfaction and discharge of the Company's pre-petition liabilities (Liabilities Subject to Compromise) and for the reorganized Company to have a capital structure appropriate for an industrial products company that is intended to enable the Company to access financing in the credit and debt markets. Decisions with respect to the appeals of the Estimation Ruling and the hearing on the Disclosure Statement, as further discussed in Note A to the Consolidated Financial Statements contained herein, will have a direct impact on the reorganization process. Accordingly, at this time it is not possible to predict when a plan of reorganization will be confirmed and become effective.

                           PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

      In May 1996, the Bankruptcy Court denied the motion of the Hospitals seeking an order estimating the aggregate value of all asbestos-related property damage claims against the Company and temporarily allowing such claims for purposes of voting on a plan of reorganization. This motion, as well as objections the Company has filed with the Bankruptcy Court to many of the asbestos-related property damage claims, are discussed in Note B to the Consolidated Financial Statements contained herein.

      Following the close of the quarter, on June 6, 1996, the Bankruptcy Court issued a judgment and decision in which it granted the motions of the Company and the United States seeking an order approving the settlement agreement among the Company, the EPA, the U.S. Department of Interior and certain states relating to certain environmental claims asserted against the Company. The settlement agreement provides, among other things, that the agencies and certain states will be granted allowed pre-petition unsecured claims in the Company's chapter 11 case aggregating approximately $43.0 million in full satisfaction of all of the Company's alleged liability at 23 specified Superfund sites, including any liability for any natural resource damage. The settlement agreement also provides that the liability, if any, of the Company at certain other sites will be determined in the future and be satisfied at that time in substantially the same manner and with the same value as such claims would have been satisfied if they had been treated under a reorganization plan. The settlement agreement was discussed in the Company's Report on Form 10-K for the fiscal year ended November 30, 1995. Certain parties that may be liable at certain of the sites resolved by the settlement agreement have filed a notice of appeal of the Bankruptcy Court's decision.

      Following the close of the quarter, on June 14, 1996, the U.S. District Court for the Southern District of Ohio heard oral argument on the appeals of the Estimation Ruling filed by the UCC, the ESC and two individual members of the UCC. The Estimation Ruling is further discussed in Note A to the Consolidated Financial Statements contained herein. The parties who filed the appeals argued, among other things, that the Bankruptcy Court lacked jurisdiction to estimate the Company's liability with respect to asbestos-related personal injury claims and that it erred in its determination of the amount of such liability. The Company, the ICC and the FRC have opposed the appeals. The District Court has not yet ruled on the appeals.

      Following the close of the quarter, on June 21, 1996, the UCC withdrew the motion it had filed with the Bankruptcy Court seeking relief from the Estimation Ruling. In its motion, the UCC had argued that, through inadvertence or mistake, the Bankruptcy Court overestimated the Company's liability for future asbestos-related personal injury claims by approximately $500 million. Because this issue was also raised in the appeal filed by the UCC to the Estimation Ruling, the UCC withdrew it from present consideration by the Bankruptcy Court. This motion was reported in the Company's Report on Form 10-Q for the quarter ended February 29, 1996.

      The Bankruptcy Court has scheduled a hearing for July 22, 1996 to consider the adequacy of the Debtors' First Amended Joint Disclosure Statement, which the Company submitted in connection with the filing of the Amended Plan, as further discussed in Note A to the Consolidated Financial Statements contained herein. Following the close of the quarter, at a hearing in June 1996, the Bankruptcy Court granted the Company's Motion for an Order Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject the Consolidated Plan of Reorganization, subject to such procedures being modified to provide that individual creditors holding multiple claims shall have a separate vote for each allowed claim they hold.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES.

      The chapter 11 filings constituted a default under substantially all of the

Company's and its 'affiliates' senior securities. The obligations under the Company's pre-petition credit facility and other obligations owing to the lenders who were party to the pre-petition credit facility have been addressed in the debtor in possession financing agreement approved by the Bankruptcy Court on May 24, 1991. At that time, certain of such obligations were repaid and the remaining of such obligations were deemed to be post-petition.

         With respect to certain other secured obligations, the Company (or its affiliates) have been making settlements or "adequate protection" payments approved by orders of the Bankruptcy Court.


ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K.

   (a)   Exhibits

         27 - Financial Data Schedule.

   (b)   Reports on Form 8-K

         Report on Form 8-K (File 1-1499), dated April 9, 1996, in which the Company reported that on April 9, 1996 the Company and seven of its domestic subsidiaries filed a First Amended Consolidated Plan of Reorganization in their chapter 11 cases pending before the U.S. Bankruptcy Court for the Southern District of Ohio, Western Division.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       EAGLE-PICHER INDUSTRIES, INC.


                                       /s/ David N. Hall
                                       -------------------------------
                                       David N. Hall,
                                       Senior Vice President - Finance and
                                       Chief Financial Officer


DATE  July 12, 1996

                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------

  27                  Financial Data Schedule (submitted
                      electronically to the Securities
                      and Exchange Commission for its
                      information)

                        [THIS PAGE LEFT BLANK INTENTIONALLY]

                          EAGLE-PICHER INDUSTRIES, INC.
                SIGNIFICANT ASSUMPTIONS FOR FINANCIAL PROJECTIONS

For purposes of developing the Plan of Reorganization (the "Plan") and evaluating its feasibility, the following financial projections were prepared. These financial projections reflect the Debtors' estimate of their expected consolidated financial position, results of operations and cash flows. Accordingly, the projections reflect Management's judgment, as of the date of this Disclosure Statement, of expected future operating and business conditions, which are subject to change.

All estimates and assumptions shown within the projections were developed by Management. The assumptions disclosed herein are those that Management believes to be significant to the projections. Although the Debtors are of the opinion that these assumptions are reasonable in the circumstances, such assumptions are subject to significant uncertainties, such as the cyclical nature of the automotive industry. There will be differences between projected and actual results because events and circumstances frequently do not occur as expected. Further, such assumptions may be affected by other events and circumstances outside of the Debtors' control. Consequently, actual financial results could vary significantly from projected results.

THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE DEBTORS OR ANY OTHER PERSON AS TO THE ACCURACY OF THE PROJECTIONS OR THAT THE PROJECTIONS WILL BE REALIZED.

The financial projections were prepared by the Debtors; they have not been audited or reviewed by independent accountants. The significant assumptions used in the preparation of the financial projections are stated below.

THE FINANCIAL PROJECTIONS, INCLUDING THE UNDERLYING ASSUMPTIONS, SHOULD BE CAREFULLY REVIEWED IN EVALUATING THE PLAN.

It is projected that the Debtors will emerge from chapter 11 December 1, 1996 (the "Effective Date"). The reorganization will be accounted for in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7").

The projections included herein are:

1. Pro Forma Consolidated Balance Sheet of Reorganized Eagle-Picher as of the Effective Date which reflects the projected accounting effects of the Plan's consummation and of "fresh start" accounting as promulgated by SOP 90-7.

2. Projected Consolidated Balance Sheets of Reorganized Eagle- Picher as of the Effective Date and November 30 for each of the years from 1997 through 2001.

3. Projected Consolidated Statements of Income of Reorganized Eagle-Picher for each of the six fiscal years in the period ended November 30, 2001.

4. Projected Consolidated Statements of Cash Flow of Reorganized Eagle-Picher for each of the six fiscal years in the period ended November 30, 2001.

5. Projected Capital Structure of Reorganized Eagle-Picher as of the Effective Date.

The projections have been prepared on the basis of generally accepted accounting principles consistent with those currently utilized by Eagle-Picher in the preparation of its consolidated financial statements except as noted in the following assumptions. The projections should be read in conjunction with the significant assumptions, qualifications and notes set forth below and with the audited consolidated financial statements for the fiscal year ended November 30, 1995 contained in the 1995 Annual Report included in Exhibit C.

WHILE MANAGEMENT BELIEVES THE ASSUMPTIONS UNDERLYING THE PROJECTED FINANCIAL INFORMATION, WHEN CONSIDERED ON AN OVERALL BASIS, ARE REASONABLE IN LIGHT OF CURRENT CIRCUMSTANCES AND EXPECTATIONS, NO ASSURANCE CAN BE GIVEN THAT THE PROJECTIONS WILL BE REALIZED.

A. GENERAL ASSUMPTIONS

The sales volumes of many of the Debtors' operations fluctuate with general economic cycles. In the interest of presenting a balanced view of their prospects, the Debtors have assumed that there will be an economic recession in the years 1997 and 1998.

Other factors considered in formulating the projections are discussed below:

Automotive Segment

The Debtors' automotive operations serve the automotive industry worldwide as a tier one supplier to the original equipment manufacturers or as a supplier to other manufacturers that supply automotive manufacturers with component parts or assemblies. Major factors considered in developing the projections for the Automotive Segment include:

1.    Automotive industry production in North America in 1995 was approximately
      15.3 million units of passenger cars, vans, utility vehicles and light trucks. A new record of 15.7 million units was reached in 1994, surpassing the record of 15.1 million units in 1978.

2. Projections for 1996 assume North American automotive production levels will be down 2%.

3. The effects of the cyclical recession projected in 1997 and 1998 are comparable to those of the last two downturns of the automotive industry.

4. Economic recovery will begin in the last few months of 1998 moving toward record automotive production worldwide by 2000.

5. The Debtors will achieve broader market penetration of their products, particularly in the light truck, van, and sport utility vehicle segment of the automotive market.

6. There will be increased emphasis on growth opportunities within the European automotive market.

7. The intense pricing pressure from the automotive manufacturers will continue and, on occasion, Eagle-Picher will be unable to recover cost increases from customers on a timely basis.

Machinery Segment

The Debtors' operations in the Machinery Segment manufacture several lines of earth moving, material handling and other industrial machinery and equipment, components for a wide range of capital goods and systems and components for aerospace and commercial aviation markets as well as the defense industry. Specific factors considered in developing the projections of the Machinery Segment include:

1. The U.S. Government will continue to cut defense spending. However, significant operations of the Debtors are more dependent on certain portions of the defense budget which are less subject to funding cuts than other areas.

2. The level of worldwide commercial and industrial activity will decline with the projected economic recession in 1997 and 1998 and will begin recovery thereafter.

3. Government and commercial aerospace spending, particularly in the communication satellite area, will remain healthy over the next several years.

Industrial Segment

The Debtors' operations in the Industrial Segment can be characterized as serving niche markets where they enjoy a position of market leadership based on technical capabilities, proprietary advantages, manufacturing know-how or marketing skills. These operations generally are not impacted by fluctuations of the general economy. Specific factors considered in developing the projections for the Industrial Segment include:

1. Recent historic trends in the performance of individual product lines were analyzed to develop these projections.

2. Opportunities exist in certain niche markets where the Debtors have a specific competitive advantage.

3. Since the demand for the Industrial products is not impacted by economic fluctuations, these products are characterized as being somewhat "recession proof."

4. In 1997, construction will be completed and production will begin at a new $14 million facility which will process diatomaceous earth products, primarily for export markets.

B. DISTRIBUTIONS UNDER THE PLAN

Cash, debt securities and common stock of Reorganized Eagle-Picher will be distributed pursuant to the Plan.

Cash Distributions

The Debtors expect to distribute cash on the Effective Date as follows:

      a) Approximately $10.3 million will be distributed with respect to Priority Claims, Convenience Claims, certain Secured Claims and certain Administrative Expenses;

      b) Assuming the class of asbestos property damage claimants votes to approve the Plan, $3.0 million will be used to establish a Qualified Settlement Fund which will be responsible for satisfying asbestos property damage claims (the "PD Trust").

      c) Approximately $89.0 million will be distributed with respect to the PI Trust and other unsecured creditors.

Debt Securities

It is anticipated that existing secured debt of Eagle-Picher approximating $6.0 million will be restructured. Such indebtedness will bear interest at an appropriate market rate and, for the most part, be repaid in installments. An existing $10 million secured industrial revenue bond financing is expected to be reinstated. In addition, debt securities, as described below, will be issued on the Effective Date:

      a) Tax Refund Notes in the anticipated principal amount of $71 million. It is assumed that these notes will mature on June 1, 1998 based on the assumed Effective Date of December 1, 1996.

      b) Divestiture Notes in the principal amount of $50 million which will mature three years after the Effective Date. These Divestiture Notes will be redeemed in the event the Debtors consummate major asset sales.

      c) Senior Unsecured Sinking Fund Debentures ("Debentures") in the principal amount of $250 million, which will mature 10 years after the Effective Date. The Debentures will have a mandatory sinking fund of $20 million per year on each of the third through ninth anniversaries of the Effective Date with a final maturity of $110 million.

      The assumed interest rates for each of the foregoing is set forth in Section C below.

Common Stock

Common stock of the Reorganized Eagle-Picher will also be issued pursuant to the Plan. Based on, among other things, its analysis of the projections, the market value of securities of other companies serving similar markets and their capitalization rates, the Debtors' financial advisors, McDonald & Company Securities, Inc. ("McDonald & Co."), have calculated that the residual value of such common stock is $254.8 million.

The stockholders' existing Eagle-Picher Common Stock will not receive any distribution under the Plan, and their equity will be canceled.

Pursuant to the Plan, the holders of Unsecured Claims and Environmental Claims will receive 50% of their distribution value in Divestiture Notes and 50% cash.

The PI Trust will receive the balance of the cash and Divestiture Notes as consideration, as well as the entire issues of the Tax Refund Notes and the Debentures and all of the common stock of the Reorganized Eagle-Picher.

C. OTHER SPECIFIC ASSUMPTIONS

Cash

It is assumed interest of 6% will be earned on cash balances exceeding $15 million. It is also assumed Eagle-Picher will have a line of credit available to it for certain letters of credit and, if necessary, working capital and operating needs. Any borrowings on this line of credit will carry an interest rate of 8%. For these purposes, borrowings will be made on December 1 to fund cash needs on that day and payments on those borrowings will be made the following December 1. Interest was calculated accordingly.

Property, Plant and Equipment

To adjust net property, plant and equipment to an estimate of its fair value in accordance with the fresh-start accounting provisions of SOP 90-7, Eagle-Picher plans to review its property, plant and equipment and obtain appraisals to determine what revisions, if any, should be made to individual accounts. Since the appraisal process is not yet complete, $20 million is an estimate used for purposes of the projections. The actual adjustment at the Effective Date could be higher or lower. Any adjustment to this allocation would have no impact on cash flow.

For purposes of this projection, the fair value adjustment of the property, plant and equipment is to be amortized over eight years, which approximates the estimated remaining useful life of the assets. However, actual amortization periods used at the Effective Date could be shorter or longer.

Reorganization Goodwill

In accordance with SOP 90-7, the reorganization value in excess of amounts allocable to identifiable assets is an intangible asset. The amortization period of this intangible asset is assumed for these purposes to be 7 years, but the actual amortization period utilized at the Effective Date could be shorter or longer. This item has no tax or cash flow implications.

Debt

The Tax Refund Notes, the Divestiture Notes and the Debentures will bear interest at a rate these debt securities should bear in order to have a market value of 100% of their principal amount on the Effective Date. For purposes of these projections, it is assumed that such interest rates would be 8% for the Tax Refund Notes, 9 1/2% for the Divestiture Notes and 10 1/2% for the Debentures.

All payments of principal are assumed to be made on the anniversary of the Effective Date and interest will be paid semiannually, unless otherwise specified.

It is assumed the the Tax Refund Notes will be repaid when the majority of the tax refunds are received, approximately June 1, 1998.

For these purposes, it was assumed the Divestiture Notes will be repaid by their maturity date.

It is assumed that sinking fund payments on the Debentures will be made as scheduled throughout the projections.

Income Taxes

It is assumed that Eagle-Picher will receive tax deductions for cash and the value of stock distributed to the PI Trust upon such distribution. With respect to Debt Securities distributed to the PI Trust, deductions are received as the Debt Securities are repaid or refunded. These deductions will result in substantial tax net operating losses.

An income tax receivable of $67.8 million will result from the carryback of tax net operating losses to years in which income is available for carryback. An additional refund of $3.2 million, which arose from results of prior years' audits, is expected to be received in 1997. Assuming the Effective Date is December 1, 1996, $55.4 million will be received approximately June 1, 1998, $9.3 million will be received in 1999, $2.7 million will be received in 2001 and $.4 million will be received in 2002.

A deferred income tax asset results from tax net operating losses and deferred deductions available to offset income tax payments in future years. General business credit carryforwards have been ignored, since it is expected that they will expire unutilized. For purposes of these projections, it is assumed that all other tax benefits are available upon the Effective Date and no valuation allowance is necessary.

A statutory federal income tax rate of 35% is assumed throughout the projection period. The differences between the statutory and the effective tax rates for the projection period are due primarily to the amortization of the reorganization gain, depletion deductions and foreign and state taxes. Due to the large tax net operating loss carryforward, the Debtor's current Federal tax liability will be limited to alternative minimum taxes. Approximately $6.6 million of alternative minimum taxes will be paid in 1999; however, of this amount, $5.9 million will be refunded in 2002.

Liabilities Subject to Compromise

Liabilities Subject to Compromise will be discharged at the Effective Date. This will result in a gain for forgiveness of debt. This, along with the establishment of the deferred taxes and reorganization gain will offset the retained deficit.

EAGLE-PICHER INDUSTRIES, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 1, 1996
(IN THOUSANDS - UNAUDITED)

                                 BEFORE       REORGANIZATION      AFTER
                             REORGANIZATION     ADJUSTMENTS   REORGANIZATION
Cash                             $118,237      ($102,338)(1)      $15,899

Escrow cash                         5,125          5,500 (2)       10,625

Accts receivable, net             129,000         (1,800)(2)      127,200

Inventories, net                   82,600         11,800 (2,3)     94,400

Income tax receivable               3,200         67,800 (4)       71,000

Prepaid expenses                   14,700            (50)(2)       14,650
                              ----------------------------------------------
  Total current assets            352,862        (19,088)         333,774

Property, plant &
  equipment, net                  164,318         18,750 (2,5)    183,068

Deferred income taxes              80,124         42,360 (4)      122,484

Reorganization goodwill                --         75,438 (6)       75,438

Other assets                       34,000         (4,000)(7)       30,000
                              ----------------------------------------------
  Total assets                   $631,304       $113,460         $744,764
                              ==============================================


Accounts payable                  $38,000           (600)(2)      $37,400

Accr. liabilities                  32,999         (3,049)(1,2)     29,950

Short-term debt                        --         71,000 (8)       71,000

Secured debt - current              2,163            (20)(1)        2,143

New debt - current                     --                             --

Income tax payable                  5,289                           5,289
                              ----------------------------------------------
  Total current liab               78,451         67,331          145,782

Secured debt                       17,676           (615)(1)       17,061

New debt-10 year                       --        250,000 (8)      250,000

New debt-3 year                        --         50,000 (8)       50,000

Other long-term liabilities        27,125                          27,125

Liabilities subject to
  compromise                    2,160,493     (2,160,493)(8)           --

Equity                         (1,652,441)     1,907,237 (9)      254,796
                              ----------------------------------------------
  Total liab. & equity           $631,304       $113,460         $744,764
                              ==============================================

                          EAGLE-PICHER INDUSTRIES, INC.
                  NOTES TO PRO-FORMA CONSOLIDATED BALANCE SHEET

1. Cash projected to be paid at the Effective Date of the Plan includes distributions with respect to Priority Claims, Convenience Claims, certain Secured Claims and Administrative Expenses of approximately $10.3 million, the Asbestos Property Damage Claim of $3.0 million, and approximately $89.0 million to be distributed to the unsecured creditors and the PI Trust.

2. To reflect the sale of the Fabricon Products Division for $5.5 million, which approximates the book value of the assets. The proceeds will be deposited to an Escrow Cash account, which is held for the purpose of repaying the Divestiture Notes due December 1, 1999. The proceeds from the sale of the Orthane Division, which took place in early 1996, are also included in the Escrow cash account.

3. To adjust inventory to its approximated fair value through elimination of the LIFO reserve. Inventory will continue to be calculated on the LIFO method for tax purposes, which results in a deferred tax liability. For purposes of this statement, this has been treated as a reduction of deferred tax assets existing at the Effective Date.

4. Eagle-Picher will receive tax deductions for cash and the value of equity securities contributed to the PI Trust. An income tax receivable of $67.8 million will result from carryback of losses to years with available income. Additional deferred income tax assets of $57.4 million result from net operating losses and deferred deductions available to offset income tax payments in future years. For purposes of these projections, it was assumed that all tax benefits, other than general business credit carryforwards, are available upon the Effective Date and no valuation allowance is necessary. General business credit carryforwards were ignored because they are expected to expire unutilized.

5. To adjust net property, plant and equipment to an estimate of its fair value in accordance with the fresh-start accounting provisions of SOP 90-7. Since the appraisal process is not yet complete, $20 million is an estimate used for purposes of the projections.

6. To record reorganization value in excess of amounts allocable to identifiable assets in accordance with SOP 90-7.

7. To write off existing goodwill of approximately $12.0 million. This is offset by a $8.0 million increase to the prepaid pension asset to the amount by which the plan assets exceed the projected benefit obligations.

8. To record the discharge of Liabilities Subject to Compromise through the distribution pursuant to the Plan of debt securities, common stock, and the cash previously mentioned in Note 1. This will result in a gain for forgiveness of debt.

      a) Eagle-Picher will issue Tax Refund Notes in the principal amount of $71.0 million.

      b) Eagle-Picher will issue three-year Divestiture Notes in the principal amount of $50 million.

      c) Eagle-Picher will issue Senior Unsecured Sinking Fund Debentures in the principal amount of $250 million.

      d) New Eagle-Picher Common Stock with an estimated value of $254.8 million will be issued. Existing Eagle-Picher Common Stock will be canceled and the holders thereof will receive no distribution.

9. To eliminate the retained deficit and record the new equity of Eagle-Picher.

EAGLE-PICHER INDUSTRIES, INC.
PROJECTED CONSOLIDATED BALANCE SHEETS
AS OF NOVEMBER 30 UNLESS OTHERWISE NOTED
(IN THOUSANDS - UNAUDITED)

                                              DEC. 1                     REORGANIZED COMPANY
                               ----------------------   ----------------------------------------------------
                                   1996        1996       1997       1998       1999       2000       2001
Cash                             $118,237     $15,899    $49,738    $46,350    $67,850    $58,046    $69,605

Escrow cash                         5,125      10,625     11,225     11,875     12,575         --         --

Accts receivable, net             129,000     127,200    127,700    129,000    135,000    141,000    148,000

Inventories, net                   82,600      94,400     94,200     94,600     96,100     97,600     98,600

Income tax receivable               3,200      71,000     67,800     12,400      3,100      3,100      6,300

Prepaid expenses                   14,700      14,650     14,650     15,650     16,150     16,650     17,150
                               ----------------------   ----------------------------------------------------
  Total current assets            352,862     333,774    365,313    309,875    330,775    316,396    339,655

Property, plant &
  equipment, net                  164,318     183,068    185,568    186,668    186,368    184,668    181,568

Deferred income taxes              80,124     122,484    118,112    113,084    111,674    100,998     80,974

Reorganization goodwill                --      75,438     64,661     53,884     43,107     32,330     21,553

Other assets                       34,000      30,000     28,000     26,500     27,500     28,000     28,000
                               ----------------------   ----------------------------------------------------
  Total assets                   $631,304    $744,764   $761,654   $690,011   $699,424   $662,392   $651,750
                               ======================   ====================================================


Accounts payable                  $38,000     $37,400    $36,400    $37,400    $38,400    $39,400    $39,900

Accr. liabilities                  32,999      29,950     48,140     45,300     45,800     43,675     42,725

Short-term debt                        --      71,000     71,000         --         --     20,000     10,000

Secured debt - current              2,163       2,143      2,237      1,159        856      1,490         80

New debt - current                     --          --         --         --     70,000     20,000     20,000

Income tax payable                  5,289       5,289      5,289      5,289      5,289      5,289      5,289
                               ----------------------   ----------------------------------------------------
  Total current liab               78,451     145,782    163,066     89,148    160,345    129,854    117,994

Secured debt                       17,676      17,061     14,824     13,666     12,809     11,320     11,240

New debt-10 year                       --     250,000    250,000    250,000    230,000    210,000    190,000

New debt-3 year                        --      50,000     50,000     50,000         --         --         --

Other long-term liabilities        27,125      27,125     26,825     26,825     26,325     26,325     25,825

Liabilities subject to
  compromise                    2,160,493          --         --         --         --         --         --

Equity                         (1,652,441)    254,796    256,939    260,372    269,945    284,893    306,691
                               ----------------------   ----------------------------------------------------
  Total liab. & equity           $631,304    $744,764   $761,654   $690,011   $699,424   $662,392   $651,750
                               ======================   ====================================================

EAGLE-PICHER INDUSTRIES, INC.
PROJECTED CONSOLIDATED STATEMENTS OF INCOME
FISCAL YEARS ENDED NOVEMBER 30
(IN THOUSANDS - UNAUDITED)

                                                                      REORGANIZED COMPANY
                                   --------   ------------------------------------------------------------------
                                     1996           1997         1998         1999         2000           2001
Net sales                          $865,923       $854,000     $855,500     $912,000     $963,000     $1,017,000

Operating Costs and Expenses
  Cost of products sold             724,071        711,325      713,350      762,225      805,900        849,775
  Selling and administrative         80,100         81,600       82,500       83,700       86,300         88,900
                                   --------   ------------------------------------------------------------------
                                    804,171        792,925      795,850      845,925      892,200        938,675
                                   --------   ------------------------------------------------------------------
Operating Income                     61,752         61,075       59,650       66,075       70,800         78,325

Amortization:
  Reorganization asset                   --        (10,777)     (10,777)     (10,777)     (10,777)       (10,777)
  Property, plant and equipment
    adjustment                           --         (2,500)      (2,500)      (2,500)      (2,500)        (2,500)

Interest expense                     (2,000)       (39,155)     (35,540)     (32,525)     (27,175)       (24,150)
Interest income                         500          2,400        2,200        2,400        1,000          1,300
Other income (expense)              502,515             --           --           --           --             --
Reorganization items                   (500)            --           --           --           --             --
                                   --------   ------------------------------------------------------------------
  Income before income taxes
    and non-recurring item          562,267         11,043       13,033       22,673       31,348         42,198


Income taxes                          3,400          8,900        9,600       13,100       16,400         20,400
                                   --------   ------------------------------------------------------------------
  Income before non-
    recurring item                  558,867          2,143        3,433        9,573       14,948         21,798

Gain on discharge of debt                --      1,561,853           --           --           --             --
Fresh start adjustments                  --         91,388           --           --           --             --
Administrative items related
  to reorganization                      --           (800)          --           --           --             --
                                   --------   ------------------------------------------------------------------
  Net income                        558,867      1,654,584        3,433        9,573       14,948         21,798
                                   ========   ==================================================================

BY INDUSTRY SEGMENT:
Sales
  Automotive                        432,136        450,370      451,680      491,700      532,220        569,740
  Machinery                         248,481        233,140      230,110      240,050      244,990        255,930
  Industrial                        185,306        170,490      173,710      180,250      185,790        191,330
                                   --------   ------------------------------------------------------------------
    Total sales                     865,923        854,000      855,500      912,000      963,000      1,017,000
                                   ========   ==================================================================

Operating Income
  Automotive                         32,462         36,785       37,560       42,835       48,095         52,895
  Machinery                          20,086         16,855       15,780       17,455       17,145         18,895
  Industrial                         12,555         12,495       13,020       14,145       15,240         16,215
  Corporate items                    (3,351)        (5,060)      (6,710)      (8,360)      (9,680)        (9,680)
                                   --------   ------------------------------------------------------------------
    Total operating income           61,752         61,075       59,650       66,075       70,800         78,325
                                   ========   ==================================================================

EAGLE-PICHER INDUSTRIES, INC.
PROJECTED CONSOLIDATED STATEMENTS OF CASH FLOWS
FISCAL YEARS ENDED NOVEMBER 30
(IN THOUSANDS - UNAUDITED)

                                                                           REORGANIZED COMPANY
                                     -------   -------------------------------------------------------------
                                      1996          1997             1998       1999       2000       2001
Operating Cash:
  Net income                         558,867     1,654,584            3,433      9,573     14,948     21,798

  Reduction of asbestos liability   (502,511)           --               --         --         --         --

  Gain on discharge of debt               --    (1,561,853)              --         --         --         --

  Fresh start adjustments                 --       (91,388)              --         --         --         --

  Administrative items related
     to reorganization                    --           800               --         --         --         --

  Depreciation & amortization         31,200        43,277           44,677     46,077     47,477     48,877

  Deferred taxes                     (17,300)        4,372            5,028      1,410     10,676     20,024

  Working capital                       (637)       18,590           (3,040)    (8,000)    (9,625)    (9,450)

  Income tax refunds                   1,202         3,200           55,400      9,300         --     (3,200)
                                     -------   -------------------------------------------------------------
    Operating cash                    70,821        71,582          105,498     58,360     63,476     78,049

Investing Cash:

  Capital expenditures               (40,000)      (35,000)         (35,000)   (35,000)   (35,000)   (35,000)

Financing Cash:

   Escrow activity                    (5,125)         (600)            (650)      (700)    12,575         --

  Short-term borrowings                   --            --          (71,000)        --     20,000    (10,000)

  Repayments                            (789)       (2,143)          (2,236)    (1,160)   (70,855)   (21,490)
                                     -------   -------------------------------------------------------------
    Financing cash                    (5,914)       (2,743)         (73,886)    (1,860)   (38,280)   (31,490)

Cash Payments Pursuant
  to the Plan                             --      (102,338)              --         --         --         --

    Increase (decrease) in cash       24,907       (68,499)          (3,388)    21,500     (9,804)    11,559

Beginning cash balance                93,330       118,237           49,738     46,350     67,850     58,046
                                     -------   -------------------------------------------------------------
                                     118,237        49,738           46,350     67,850     58,046     69,605
                                     =======   =============================================================

                           EAGLE-PICHER INDUSTRIES, INC.

                           CALCULATION OF EQUITY VALUE
                                NOVEMBER 30 1996

Total Value of Estate*                                        $734.0 million
              Less:        Cash Distributed                     89.0
                           Secured Debt                         19.2
                           Tax Refund Notes                     71.0
                           Divestiture Notes                    50.0
                           Debentures                          250.0
                                                              ------

                  Value of Equity                             $254.8 million

*  Excludes Priority Claims and Remaining Expenses of Administration


                    CAPITAL STRUCTURE OF REORGANIZED COMPANY

                                      Value                 Percentage
Secured Notes                         $19.2                       3.0%
Tax Refund Notes                       71.0                      11.0
Divestiture Notes                      50.0                       7.8
Debentures                            250.0                      38.8
Common Equity                         254.8                      39.5
                                     ------                     -----

                                     $645.0                     100.0%

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION


In re                               )       Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )       Chapter 11
INC., et al.,                       )
                                    )       JUDGE PERLMAN
           Debtors.                 )
                                    )
----------------------------------- )


                                   EXHIBIT "D"

      BALLOT SOLICITATION AND TABULATION PROCEDURES, AS APPROVED BY AN ORDER OF THE BANKRUPTCY COURT, DATED JULY 23, 1996


                       PLEASE CALL THE SOLICITATION AGENT,
                   HILL AND KNOWLTON, INC., AT (212) 885-0555,
                IF YOU HAVE ANY QUESTIONS ABOUT THESE PROCEDURES.

                        [THIS PAGE LEFT BLANK INTENTIONALLY]

                                TABLE OF CONTENTS

1.   Definitions................................................................      D-1

2.   Publication Notice.........................................................      D-3

3.   Distribution of Solicitation Packages by the Tabulation Agent..............      D-3
              a.   Scheduled Claims.............................................      D-3
              b.   Filed Claims.................................................      D-4
              c.   Primary Asbestos Personal Injury Claims......................      D-4
                         i.   Proofs of Claim Signed by Individual Claimants....      D-4
                         ii.  Proofs of Claim Signed by Disqualified
                              Attorneys.........................................      D-4
                         iii. Proofs of Claim Signed by Attorneys...............      D-4
              d.   Asbestos Property Damage Claims:.............................      D-6
              e.   Unimpaired Claims............................................      D-6
              f.   Determination of Holders of Record...........................      D-6

4.   Distribution of Solicitation Packages by the Solicitation Agent............      D-7
              a.   Registered Debt Securities...................................      D-7
                         i.   List of Record Holders............................      D-7
                         ii.  Determination of Number of Beneficial Owners......      D-7
                         iii. Distribution to Record Holders other than Debt
                              Nominees..........................................      D-7
                         iv.  Distribution to Debt Nominees in Unimpaired
                              Classes...........................................      D-7
                         v.   Distribution to Debt Nominees in Impaired
                              Classes...........................................      D-8
                                    (1)   Options for Obtaining Votes...........      D-8
                                    (2)   Reimbursement of Expenses.............      D-9
              b.   Bearer Debt Securities.......................................      D-9
                         i.   Lists of Holders of Bearer Debt Securities........      D-9
                         ii.  Notices...........................................     D-10
                         iii. Contents of Individual, Non-Prevalidated Ballots
                              for Bearer Debt Securities........................     D-10
                         iv.  Bearer Debt Securities Held by a Depositary.......     D-11
                         v.   Reimbursement of Expenses.........................     D-12
              c.   Equity Interests.............................................     D-12
                         i.   List of Equity Holders............................     D-12
                         ii.  Distribution of Solicitation Packages to Holders
                              of Equity Interests...............................     D-13

5.   Return of Ballots..........................................................     D-13
              a.   Claimants That Are Entitled to Vote..........................     D-13
              b.   Place to Send Completed Ballots..............................     D-13
              c.   Deadline for Receiving Completed Ballots.....................     D-13
                         i.   Deadline For Receipt By Tabulation Agent..........     D-13
                         ii.  Deadline For Receipt By Solicitation Agent........     D-14

6.   Tabulation of Ballots......................................................     D-14
              a.   Determination of Amount of Claims Voted......................     D-14
                         i.   Bearer Debt Securities............................     D-14
                         ii.  Registered Debt Securities:.......................     D-15
                         iii. Claims other than Debt Securities, Asbestos
                              Property Damage Claims, Asbestos Personal
                              Injury Claims, Environmental Claims, and Lead
                              Personal Injury Claims............................     D-16
                         iv.  Asbestos Property Damage Claims, Asbestos
                              Personal Injury Claims, and Lead Personal
                              Injury Claims.....................................     D-17
                         v.   Environmental Claims..............................     D-17
              b.   Determination of Number of Claims Voted......................     D-17
                         i.   Specific Rules Relating to Registered Debt
                              Securities and Bearer Debt Securities.............     D-18
                         ii.  Specific Rules Relating to Class Asbestos
                              Property Damage Claims:...........................     D-18
              c.   Ballots Excluded:............................................     D-18
              d.   General Voting Procedures and Standard Assumptions...........     D-18

                  BALLOT SOLICITATION AND TABULATION PROCEDURES

The following procedures (these "Voting Procedures") are adopted with respect to
(a) the distribution of ballot solicitation materials with respect to the chapter 11 plan jointly proposed by the Debtors, the Official Injury Claimants' Committee, and the Future Claimants' Representative (as such plan may be amended from time to time, the "Plan") and (b) the return and tabulation of ballots and master ballots.

1.    DEFINITIONS:

      a. "ASBESTOS BAR DATE ORDER" means the order of the Bankruptcy Court, dated June 11, 1992, which fixed the deadline for filing proofs of claim against the Debtors' estates for all Asbestos Property Damage Claims and Primary Asbestos Personal Injury Claims.

      b. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of Ohio, Western Division.

      c. "BEARER DEBT SECURITIES" means debt securities of the Debtors that are not registered as to principal or are registered to "bearer."

      d. "BEARER DEBT SECURITIES TRUSTEE" means the indenture trustee for any issue of debt securities of the Debtors as to which some or all of such debt securities constitute Bearer Debt Securities.

      e. "CONFIRMATION HEARING" means the hearing on the confirmation of the Plan, as such hearing may be adjourned from time to time.

      f. "DEBT NOMINEES" means institutional holders of record of Registered Debt Securities who hold Registered Debt Securities in "street name" on behalf of beneficial owners or otherwise represent such beneficial holders.

      g. "DEPOSITARY" means a trust company, bank, or other depositary having trust powers recognized by the Federal Reserve System of the United States.

      h. "DISCLOSURE STATEMENT" means the disclosure statement in connection with the Plan, as approved by the Bankruptcy Court in the Disclosure Statement Order.

      i. "DISCLOSURE STATEMENT ORDER" means the Order of the Bankruptcy Court approving the Disclosure Statement.

      j. "EQUITY NOMINEE" means an institutional holder of record that may hold shares of common stock of Eagle-Picher in "street name" on behalf of beneficial owners or otherwise represent such beneficial owners.

      k. "GENERAL BAR DATE ORDER" means the order of the Bankruptcy Court, dated July 19, 1991, which fixed the deadline for filing proofs of claim against the Debtors' estates for all Claims other than Asbestos Property Damage Claims and Primary Asbestos Personal Injury Claims.

      l. "MASTER BALLOT" means a ballot (a) filed on behalf of one or more beneficial owners of Registered Debt Securities or Bearer Debt Securities in accordance with the procedures set forth in section 4.a.v.(1) or section 4.b.iv. respectively, of these Voting Procedures, (b) filed on behalf of one or more holders of Primary Asbestos Personal Injury Claims pursuant to section of these Voting Procedures, or (c) filed by an Asbestos Property Damage Claim class member pursuant to section 3.d of these Voting Procedures.

      m. "PRIMARY ASBESTOS PERSONAL INJURY CLAIM" means an Asbestos Personal Injury Claim other than an Asbestos or Lead Contribution Claim.

      n. "PUBLICATION NOTICE" means a published notice of (a) the approval of the Disclosure Statement and the scheduling of the Confirmation Hearing and (b) the procedure for holders of Claims and Equity Interests to obtain a Solicitation Package.

      o. "RECORD AMOUNT" means the amount shown on the records of the Registered Debt Securities Trustees and the Debt Nominees (as confirmed by record and depositary listings) as of the Voting Record Date.

      p. "REGISTERED DEBT SECURITIES" means debt securities of the Debtors that are either fully registered or registered as to principal only, but excluding debt securities registered to "bearer."

      q. "REGISTERED DEBT SECURITIES TRUSTEE" means the indenture trustee for any issue of debt securities of the Debtors as to which all or some of such debt securities constitute Registered Debt Securities.

      r. "SCHEDULES" means the Debtors' schedules of liabilities previously filed with the Bankruptcy Court, as amended or reconstituted.

      s. "SOLICITATION AGENT" means Hill and Knowlton, Inc., or such other firm that may be retained by the Debtors to act as the Solicitation Agent with respect to the Plan.

      t. "SOLICITATION PACKAGE" means, and will consist of, all of the following:

            i.    Disclosure Statement Order.

            ii. Disclosure Statement (with the Plan attached as an exhibit thereto).

            iii. For entities entitled to vote, appropriate ballots and voting instructions.

            iv. For entities entitled to vote, pre-addressed, postage-paid, return envelopes.

            v. Any other materials ordered by the Bankruptcy Court to be included as part of the Solicitation Package.

      u. "TABULATION AGENT" means Federated Claims Service Group, or such other firm that may be retained by the Debtors to act as the Tabulation Agent with respect to the Plan.

      v. "TRANSFER AGENT" means Key Corp., the transfer agent for Eagle-Picher's common stock, or such other transfer agent as may be acting for Eagle-Picher at the relevant time.

      w. "UNIMPAIRED CLASSES SOLICITATION PACKAGE" means, collectively, (a) notice that the class in which an entity's Claim is classified is designated in the Plan as unimpaired and that, upon written request by such entity to the Solicitation Agent, a copy of the Solicitation Package shall be furnished to such entity at the Debtors' expense and (b) notice of the Confirmation Hearing and the time fixed for filing objections to confirmation or the Plan.

      x. "VOTING DEADLINE" means the date that is established by the Bankruptcy Court as the deadline for the return of ballots on the Plan.

      y. "VOTING RECORD DATE" means the date that is five (5) business days after the date on which the Disclosure Statement Order is entered by Bankruptcy Court.

      Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

2.    PUBLICATION NOTICE:

      The Debtors will cause the Publication Notice to be published twice in The Wall Street Journal (all U.S. editions) and The New York Times (national edition).

3.    DISTRIBUTION OF SOLICITATION PACKAGES BY THE TABULATION AGENT:

      The Tabulation Agent will cause Solicitation Packages to be served as follows:

      a.    SCHEDULED CLAIMS:

            Upon each holder of a Claim (in a class that is not rendered unimpaired under the Plan) listed in the Schedules as of the Voting Record Date as liquidated, undisputed, and not contingent (other than holders of Registered Debt Securities and Bearer Debt Securities).

      b.    FILED CLAIMS:

            Upon each holder of a Claim (in a class that is not rendered unimpaired under the Plan) represented by a proof of claim against any of the Debtors that has not been disallowed by an order entered on or before the Voting Record Date, other than a proof of claim asserting (a) Claims under, or evidenced by, any Registered Debt Securities or Bearer Debt Securities, (b) Primary Asbestos Personal Injury Claims, or (c) Asbestos Property Damage Claims.

      c.    PRIMARY ASBESTOS PERSONAL INJURY CLAIMS:

            Upon the holders of Primary Asbestos Personal Injury Claims, as follows:

            i.    PROOFS OF CLAIM SIGNED BY INDIVIDUAL CLAIMANTS:

                  Each holder of a Primary Asbestos Personal Injury Claim that filed a proof of claim asserting a Primary Asbestos Personal Injury Claim against any of the Debtors that has not been disallowed by an order entered on or before the Voting Record Date and who personally signed such proof of claim shall receive a Solicitation Package.

            ii.   PROOFS OF CLAIM SIGNED BY DISQUALIFIED ATTORNEYS:

                  If a proof of claim asserting a Primary Asbestos Personal Injury Claim against any of the Debtors was signed and filed by an attorney purporting to represent the holder of such Claim, and (a) the Debtors know that such attorney has been disqualified from representing such holder, and (b) such Primary Asbestos Personal Injury Claim has not been disallowed by an order entered on or before the Voting Record Date, the Solicitation Package shall be served directly upon the holder of such Primary Asbestos Personal Injury Claim, if such holder's address is known. Otherwise, the Solicitation Package shall be served upon the last-known attorney of record for such holder, with instructions for such attorney to forward the Solicitation Package to the holder of such Primary Asbestos Personal Injury Claim within two (2) business days after receipt of the Solicitation Package.

            iii.  PROOFS OF CLAIM SIGNED BY ATTORNEYS:

                  If any proofs of claim asserting Primary Asbestos Personal Injury Claims against any of the Debtors were signed and filed by an attorney purporting to represent the holders of such Claims, and such Primary Asbestos Personal Injury Claims have not been disallowed by an order or orders entered on or before the Voting Record Date, a single Solicitation Package shall be served upon such attorney, and (except to the extent that individual holders of such Primary Asbestos Personal Injury Claims also signed such proofs of claims) Solicitation Packages WILL NOT be served upon the individual holders thereof. The Solicitation Package will contain a separate copy of these Voting Procedures and a Master Ballot for the computation of votes on the Plan. The following procedures will govern the completion and return of such Master Ballot:

                  (1) The Master Ballot to be sent to each such attorney will contain as an exhibit thereto a computer-generated listing of each individual holder of a Primary Asbestos Personal Injury Claim for whom such attorney signed and filed a proof of claim, by name and Claim number, with a separate box next to each entry to note, if necessary, whether such individual holder accepts or rejects the Plan.

                  (2) The Master Ballot will contain a certification to be completed by such attorney pursuant to which such attorney will certify that, except as otherwise noted on the exhibit thereto by the striking of the name of the holder of a Primary Asbestos Personal Injury Claim, such attorney has the authority to cast a ballot on the Plan on behalf of the holders of Primary Asbestos Personal Injury Claims listed on such exhibit. If such attorney is unable to make such certification with respect to any holders of Primary Asbestos Personal Injury Claims on whose behalf such attorney signed and filed proofs of claim, such attorney shall, within ten (10) business days after the receipt of the Solicitation Package, furnish the Tabulation Agent with the names and addresses of such holders, on a preprinted form to be included with the Solicitation Package.

                  (3) The Master Ballot shall contain, in substantially similar form, the following options for voting, one of which shall be marked by the attorney:

                        (a) "All claimants listed on the exhibit accompanying this ballot ACCEPT the Plan."

                        (b) "All claimants listed on the exhibit accompanying this ballot REJECT the Plan."

                        (c) "All claimants listed on the exhibit accompanying this ballot ACCEPT the Plan, EXCEPT as marked on such exhibit."

                        (d) "All claimants listed on the exhibit accompanying this ballot REJECT the Plan, EXCEPT as marked on such exhibit."

                  (4) If any exceptions to the certification are noted pursuant to section 3.c.iii.(2), or if any exceptions are noted pursuant to section 3.c.iii.(3)(c) or 3.c.iii.(3)(d), the attorney shall note such exceptions on the exhibit accompanying the ballot and shall return the ENTIRE exhibit, together with the completed Master Ballot, to the Tabulation Agent in accordance with section of these Voting Procedures. Otherwise, the attorney need only return the completed Master Ballot, without the exhibit, to the Tabulation Agent in accordance with section of these Voting Procedures.

      d.    ASBESTOS PROPERTY DAMAGE CLAIMS:

            Upon each holder of an Asbestos Property Damage Claim that filed a proof of claim asserting an Asbestos Property Damage Claim that (i) does not purport to constitute a class proof of claim and (ii) has not been disallowed by an order entered on or before the Voting Record Date. With respect to Asbestos Property Damage Claims filed by representatives of classes of Asbestos Property Damage Claims that have been certified or conditionally certified in pending federal or state court actions, the Tabulation Agent will select 100 members of each class at random from a list of class members provided to the Tabulation Agent by the class representative. The class representative shall provide such list to the Tabulation Agent within ten (10) business days after receipt by such class representative of a written request therefor from Eagle-Picher. If the class representative does not timely provide such list, Eagle-Picher shall have no obligation to solicit the votes of such class. The Tabulation Agent will send a Solicitation Package to each randomly selected class member and to the class representative, and, unless individual class members filed separate proofs of claim in accordance with the Asbestos Bar Date Order, individual class member shall not receive Solicitation Packages.

      e.    UNIMPAIRED CLAIMS:

            Each entity that, as of the Voting Record Date, has a Claim (other than a Claim pursuant to Registered Debt Securities or Bearer Debt Securities) that is unimpaired under the Plan will receive an Unimpaired Classes Solicitation Package.

      f.    DETERMINATION OF HOLDERS OF RECORD:

            Except with respect to Primary Asbestos Personal Injury Claims and Claims under, or evidenced by, any Registered Debt Securities or Bearer Debt Securities, the Solicitation Package or Unimpaired Solicitation Package, as the case may be, will be served upon the entity that holds a Claim as of the Voting Record Date, and the Debtors will have no obligation to cause a Solicitation Package or Unimpaired Solicitation Package, as the case may be, to be served upon any subsequent holder of such Claim (as evidenced by any notice of assignment of such Claim entered on the Bankruptcy Court's docket after the Voting Record Date or otherwise).

4.    DISTRIBUTION OF SOLICITATION PACKAGES BY THE SOLICITATION AGENT:

      The Solicitation Agent will cause Solicitation Packages to be served as follows:

      a.    REGISTERED DEBT SECURITIES:

            To all holders of Registered Debt Securities, according to the following procedures:

            i.    LIST OF RECORD HOLDERS:

                  Pursuant to Bankruptcy Rules 1007(i) and 3017(e), within five
                  (5) business days after the Voting Record Date, the Registered Debt Securities Trustee shall provide to the Solicitation Agent (a) a copy of the list of the names, addresses, and holdings of the holders of Registered Debt Securities as of the Voting Record Date, (b) a set of mailing labels for such holders, and (c) such other information as the Solicitation Agent deems reasonably necessary to perform its duties hereunder. Upon request by the Solicitation Agent, the Registered Debt Securities Trustee shall provide additional sets of mailing labels. The Solicitation Agent shall use such lists, mailing labels, and other information only for purposes consistent with these Voting Procedures.

            ii.   DETERMINATION OF NUMBER OF BENEFICIAL OWNERS:

                  As soon as practicable after the entry of the Disclosure Statement Order, the Solicitation Agent shall attempt to contact the institutional holders of record of the Registered Debt Securities to determine whether such holders hold as Debt Nominees and to ascertain the number of beneficial owners of such Registered Debt Securities holding through each such Debt Nominee.

            iii.  DISTRIBUTION TO RECORD HOLDERS OTHER THAN DEBT NOMINEES:

                  The Solicitation Agent will cause to be served upon each record holder (other than Debt Nominees), as of the Voting Record Date, of any Registered Debt Securities either (a) a Solicitation Package (if the Registered Debt Securities are in a class that is impaired under the Plan) or (b) an Unimpaired Classes Solicitation Package (if the Registered Debt Securities are in a class that is not impaired under the
                  Plan).

            iv.   DISTRIBUTION TO DEBT NOMINEES IN UNIMPAIRED CLASSES:

                  For Registered Debt Securities that are in a class that is not impaired under the Plan, the Solicitation Agent will cause to be served upon each Debt Nominee materials comprising Unimpaired Classes Solicitation Packages, in sufficient numbers estimated to allow dissemination of Unimpaired Classes Solicitation Packages to each of the beneficial owners of Registered

                  Debt Securities for which they serve, together with a copy of these Voting Procedures, and with instructions to such Debt Nominee to (i) contact the Solicitation Agent for additional sets of Unimpaired Classes Solicitation Packages, if necessary, and (ii) promptly (within five (5) business days after receipt of the Unimpaired Classes Solicitation Packages) distribute the Unimpaired Classes Solicitation Packages to the beneficial owners for which they serve.

            v.    DISTRIBUTION TO DEBT NOMINEES IN IMPAIRED CLASSES:

                  For Registered Debt Securities that are in a class that is impaired under the Plan, the Solicitation Agent will cause to be served upon each Debt Nominee materials comprising Solicitation Packages, in sufficient numbers estimated to allow dissemination of Solicitation Packages to each of the beneficial owners of Registered Debt Securities for which they serve, together with a copy of these Voting Procedures, and with instructions to such Debt Nominee to (i) contact the Solicitation Agent for additional sets of Solicitation Packages, if necessary, and (ii) promptly (within five (5) business days after receipt of the Solicitation Packages) distribute the Solicitation Packages to the beneficial owners for which they serve. Upon request by a Registered Debt Securities Trustee or an entity purporting to be a Debt Nominee or a beneficial owner of Registered Debt Securities, the Solicitation Agent shall send any such entity a Solicitation Package.

                  (1)   OPTIONS FOR OBTAINING VOTES:

                        Debt Nominees will have two options for obtaining the votes of beneficial owners of Registered Debt Securities in impaired classes, consistent with customary practices for obtaining the votes of securities held in street name:

                        (a) The Debt Nominee may "prevalidate" the individual ballot contained in the Solicitation Package and then forward the Solicitation Package to the beneficial owner of the Registered Debt Securities for voting, with the beneficial owner then returning the individual ballot directly to the Solicitation Agent in the return envelope to be provided in the Solicitation Package. A Debt Nominee "prevalidates" a beneficial owner's ballot by indicating thereon the record holder of the Registered Debt Securities voted, the amount of Registered Debt Securities held by the beneficial owner, and the appropriate account numbers through which the beneficial owner's holdings are derived.

                        (b) The Debt Nominee may forward the Solicitation Package to the beneficial owner of the Registered Debt Securities for voting along with a return envelope provided by and addressed to the Debt Nominee, with the beneficial owner then returning the individual ballot to the Debt Nominee. In such case, the Debt Nominee will summarize the votes of its respective beneficial owners on a Master Ballot that will be provided to the Debt Nominee separately by the Solicitation Agent, in accordance with any instructions set forth in the instructions to the Master Ballot, and then return the Master Ballot to the Solicitation Agent. THE DEBT NOMINEE SHOULD ADVISE THE BENEFICIAL OWNERS TO RETURN THEIR INDIVIDUAL BALLOTS TO THE DEBT NOMINEE BY A DATE CALCULATED BY THE DEBT NOMINEE TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT TO THE SOLICITATION AGENT SO THAT THE MASTER BALLOT IS ACTUALLY RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE.

                        (c) Debt Nominees that elect to use the Master Ballot voting process are required to retain the ballots cast by their respective beneficial owners for inspection for one (1) year following the Voting Deadline, unless otherwise instructed in writing by the Debtors or ordered by the Bankruptcy Court. Each Debt Nominee that elects to "prevalidate" ballots must maintain a list of those beneficial owners as of the Voting Record Date to whom ballots were sent for one (1) year following the Voting Deadline, unless otherwise instructed in writing by the Debtors or ordered by the Bankruptcy Court.

                  (2)   REIMBURSEMENT OF EXPENSES:

                        The Debtors will, upon written request, reimburse Debt Nominees (or their agents) for their reasonable, actual, and necessary out-of-pocket expenses incurred in performing the tasks described above.

      b.    BEARER DEBT SECURITIES:

            To all holders of Bearer Debt Securities, according to the following procedures:

            i.    LISTS OF HOLDERS OF BEARER DEBT SECURITIES:

                  Pursuant to Bankruptcy Rules 1007(i) and 3017(e), within five
                  (5) business days after the Voting Record Date, the Bearer Debt Securities Trustee shall provide to the Solicitation Agent (a) a copy of any list of the last-known names, addresses, and holdings of the holders of Bearer Debt Securities and the identity and address of each Depositary believed to hold Bearer Debt Securities, (b) a set of mailing labels to such holders or Depositaries,

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


                  if practicable and appropriate, and (c) such other information as the Solicitation Agent deems reasonably necessary to perform its duties hereunder. Upon request by the Solicitation Agent, the Bearer Debt Securities Trustee shall provide additional sets of mailing labels. The Solicitation Agent shall use such lists, mailing labels, and other information only for purposes consistent with these Voting Procedures.

            ii.   NOTICES:

                  In addition to the Publication Notice, the Solicitation Agent will provide notice of the approval of the Disclosure Statement and the scheduling of the Confirmation Hearing and will solicit votes concerning the Plan from the holders of Bearer Debt Securities in the following manner:

                  (1) The Solicitation Agent shall cause to be mailed to each last-known holder of Bearer Debt Securities, whose name and address is furnished by the Bearer Debt Securities Trustee pursuant to section 4.b.i above, a copy of the Publication Notice.

                  (2) The Solicitation Agent will cause to be mailed to each Depositary whose name and address is furnished by the Bearer Debt Securities Trustee pursuant to section 4.b.i above or who is otherwise believed to hold Bearer Debt Securities on behalf of customers a copy of the Publication Notice and will provide Solicitation Packages to any such Depositary, as requested in accordance with section 4.b.ii.(2)(a) below.

                        (a) The Publication Notice will provide that to obtain a Solicitation Package, holders of Bearer Debt Securities or Depositaries may either (i) call the Solicitation Agent at the number that will be listed in the Publication Notice or (ii) request a Solicitation Package in writing, either addressed to the Solicitation Agent at the address specified in the Publication Notice or telecopied to the Solicitation Agent at the telecopy number specified in the Publication Notice. Upon being contacted by entities purporting to be either holders of Bearer Debt Securities or Depositaries, the Solicitation Agent will provide such purported holders or Depositaries with Solicitation Packages and will make reasonable efforts to encourage such purported holders or Depositaries to return their ballots.

            iii. CONTENTS OF INDIVIDUAL, NON-PREVALIDATED BALLOTS FOR BEARER DEBT SECURITIES:

                  All ballots to be completed directly by holders of Bearer Debt Securities (i.e., other than a Master Ballot submitted by a Depositary or an individual

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


                  ballot that is not prevalidated in accordance with section 4.b.iv.(1)) will require the holder, inter alia, to sign and date the ballot and to list the aggregate amount and the individual certificate numbers of such holder's Bearer Debt Securities. Signature of such ballot will constitute a certification by such holder that such holder, as of the date thereof, holds the Bearer Debt Securities listed on such ballot. In addition, each holder of Bearer Debt Securities that submits a ballot directly will be required to have a Depositary certify on the ballot that the holder identified therein presented the original Bearer Debt Securities bearing the certificate numbers listed on such ballot to the Depositary for verification by such Depositary as of the date of such certification.

            iv.   BEARER DEBT SECURITIES HELD BY A DEPOSITARY:

                  If a holder has deposited its Bearer Debt Securities with a Depositary, the Depositary will have two options for obtaining the votes of holders of Bearer Debt Securities:

                  (1) The Depositary may "prevalidate" the individual ballot contained in the Solicitation Package and then forward the Solicitation Package to the holder of the Bearer Debt Securities for voting, with the holder then returning the individual ballot directly to the Solicitation Agent in the return envelope to be provided in the Solicitation Package. A Depositary "prevalidates" a holder's ballot by dating the ballot and (i) listing thereon the identity of the holder and the certificate numbers of all the Bearer Debt Securities deposited by such holder with the Depositary, or (ii) (A) listing thereon the holder's account number and the certificate numbers of all the Bearer Debt Securities deposited by such holder and (B) stating that the appropriate number of Bearer Debt Securities has been "blocked" with respect to such holder. The ballot will provide for the certification of such information by the Depositary.

                        (a) Bearer Debt Securities will only be considered "blocked" when the Depositary prevents the Bearer Debt Securities from being withdrawn, moved, or used for any purpose, other than allowing the holder to vote on the Plan, until after entry of the order confirming the Plan.

                        (b) When requested by the Solicitation Agent, each Depositary will be required to provide to the Solicitation Agent a list of the certificate numbers of all Bearer Debt Securities being blocked by such Depositary.

                  (2) The Depositary may forward the Solicitation Package to the holder of the Bearer Debt Securities for voting, along with a return

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


                        envelope provided by and addressed to the Depositary, with such holder then returning the individual ballot to the Depositary. In such case, the Depositary will summarize the votes of its respective holders on a Master Ballot that will be provided separately to the Depositary, in accordance with the instructions set forth in the instructions to the Master Ballot, and then return the Master Ballot to the Solicitation Agent. Among other things, the instructions will direct the Depositary to list (i) by beneficial owner, the certificate numbers of all Bearer Debt Securities on deposit with the Depositary as of the Voting Deadline or
                        (ii) only if the Bearer Debt Securities are blocked as of the Voting Deadline, by account number, the certificate numbers of all Bearer Debt Securities on deposit with the Depositary as of the Voting Deadline. Only votes with respect to Bearer Debt Securities that are held by the Depositary as of the date of such ballot may be listed on the ballot. THE DEPOSITARY SHOULD ADVISE THE INDIVIDUAL HOLDERS TO RETURN THEIR BALLOTS TO THE DEPOSITARY BY A DATE CALCULATED BY THE DEPOSITARY TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT SO THAT THE MASTER BALLOT IS ACTUALLY RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE.

                  Each Depositary will maintain a photocopy of each "prevalidated" ballot and each individual ballot for a period of one (1) year after the Confirmation Date, unless otherwise instructed by the Debtors or ordered by the Bankruptcy Court.

            v.    REIMBURSEMENT OF EXPENSES:

                  The Debtors will, upon written request, reimburse Depositaries (or their agents) for their reasonable, actual, and necessary out-of-pocket expenses incurred in performing the tasks described above.

      c.    EQUITY INTERESTS:

            i.    LIST OF EQUITY HOLDERS:

                  Within five (5) business days after the Voting Record Date, the Transfer Agent shall furnish to the Solicitation Agent (a) a list of the names and addresses of all holders of record of Eagle-Picher common stock as of the Voting Record Date, (b) a set of mailing labels for such holders, and (c) such other information as the Solicitation Agent deems reasonably necessary to perform its duties hereunder. Upon request by the Solicitation Agent, the Transfer Agent shall provide additional sets of mailing labels. The Solicitation Agent shall use such lists, mailing labels, and other information only for purposes consistent with these Voting Procedures.

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


            ii.   DISTRIBUTION OF SOLICITATION PACKAGES TO HOLDERS OF EQUITY
                  INTERESTS:

                  The Solicitation Agent will cause a Solicitation Package to be served upon each such holder of record. In addition, the Solicitation Agent shall notify each Equity Nominee that it may receive additional Solicitation Packages by contacting the Solicitation Agent. The Equity Nominees shall promptly (within five (5) business days after receipt of the Solicitation Packages) distribute the Solicitation Packages to the beneficial owners for which they serve.

5.    RETURN OF BALLOTS:

      a.    CLAIMANTS THAT ARE ENTITLED TO VOTE:

            Each claimant that has a Claim for which a Claim amount may be determined pursuant to section hereof and which Claim is not treated as unimpaired under the Plan as of the Voting Deadline is entitled to vote to accept or reject the Plan.

      b.    PLACE TO SEND COMPLETED BALLOTS:

            i. All ballots (other than ballots with respect to Registered Debt Securities or Bearer Debt Securities) will be accompanied by return envelopes addressed to the Eagle-Picher Ballot Tabulation Center c/o Federated Claims Service Group, P.O. Box 8041, 9111 Duke Blvd., Mason, Ohio 45040.

            ii. All ballots with respect to Registered Debt Securities or Bearer Debt Securities (i.e., record holder ballots, master ballots and prevalidated owner ballots), except those beneficial owner ballots that are to be returned to the Debt Nominees or Depositaries, will be accompanied by return envelopes addressed to Hill and Knowlton, Inc., 466 Lexington Avenue, 3rd Floor, New York, New York 10007, Attention:
                  Eagle-Picher Ballot Tabulation Center.

      c.    DEADLINE FOR RECEIVING COMPLETED BALLOTS:

            i.    DEADLINE FOR RECEIPT BY TABULATION AGENT

                  All ballots, except ballots with respect to Registered Debt Securities or Bearer Debt Securities (i.e., record holder ballots, master ballots and prevalidated owner ballots), must be ACTUALLY RECEIVED at the Eagle-Picher Ballot Tabulation Center by 5:00 p.m., Cincinnati, Ohio, time, by the Voting Deadline. Such ballots may be received at the Eagle-Picher Ballot Tabulation Center at the address set forth on the return envelope. The Tabulation Agent will NOT accept ballots submitted by facsimile transmission. The Tabulation Agent will date and time-stamp all ballots when it receives them. In addition, the Tabulation Agent will make a photocopy of all such ballots it receives (including all ballots forwarded to it by the Solicitation Agent) and will retain a copy of such ballots for a period of one (1) year after the Effective Date of the Plan, unless otherwise instructed by the Debtors, in writing.

            ii.   DEADLINE FOR RECEIPT BY SOLICITATION AGENT

                  All ballots with respect to Registered Debt Securities or Bearer Debt Securities (i.e., record holder ballots, master ballots and prevalidated owner ballots) must be ACTUALLY RECEIVED by the Solicitation Agent by the Voting Deadline. Such ballots may be received by the Solicitation Agent at the address set forth on the return envelope. The Solicitation Agent will NOT accept ballots submitted by facsimile transmission. The Solicitation Agent will date and time-stamp all such ballots when it receives them. In addition, after the Voting Deadline and after tabulation of the ballots received with respect to Registered Debt Securities and Bearer Debt Securities, the Solicitation Agent will forward to the Tabulation Agent the tabulation of the ballots relating to the Registered Debt Securities and Bearer Debt Securities and all such ballots it receives.

6.    TABULATION OF BALLOTS:

      a.    DETERMINATION OF AMOUNT OF CLAIMS VOTED:

            i.    BEARER DEBT SECURITIES:

                  With respect to the tabulation of ballots cast by Depositaries and holders of Bearer Debt Securities, the amount that will be used to tabulate acceptance or rejection of the Plan will be the amount shown on the ballot, except as follows:

                  (1) To the extent that the aggregate amount of Bearer Debt Securities voted exceeds the amount outstanding, the Solicitation Agent will attempt to resolve such overvote prior to the date of the Confirmation Hearing. In resolving such overvote, the Solicitation Agent may require Depositaries to provide certificate numbers for all Bearer Debt Securities held by the Depositaries as of the Voting Deadline.

                  (2) In the event that blocked Bearer Debt Securities are "unblocked" (i.e., withdrawn, moved, or otherwise transferred) prior to the Voting Deadline, the Depositary will notify the Solicitation Agent immediately, in writing, by providing the Solicitation Agent with, among other things, the request by the holder to unblock the Bearer Debt Securities, a photocopy of the ballot corresponding to the unblocked Bearer Debt Securities, the account number of the holder of such unblocked Bearer Debt Securities, and the certificate numbers of the unblocked Bearer Debt Securities.

                  (3) In the event the Solicitation Agent receives conflicting ballots (i.e., ballots received from different holders of Bearer Debt Securities with respect to Bearer Debt Securities having the same certificate numbers) and in the absence of contrary information, the holder submitting the latest-dated ballot, as evidenced by the Depositary's certification (whether by separate certification, prevalidation, or completion of a master ballot), prior to the Voting Deadline shall be deemed to be the holder of the Bearer Debt Securities that are the subject of such conflict for voting purposes. In attempting to resolve such conflict, the Solicitation Agent may require such holders to furnish such evidence as the Solicitation Agent deems reasonably necessary.

            ii.   REGISTERED DEBT SECURITIES:

                  With respect to the tabulation of ballots cast by record holders and beneficial owners of Registered Debt Securities, for purposes of voting, the amount that will be used to tabulate acceptance or rejection of the Plan will be the Record Amount. The following additional rules will apply to the tabulation of ballots cast by record holders and beneficial owners of Registered Debt Securities:

                  (1) Votes cast by beneficial owners holding Registered Debt Securities through a Debt Nominee will be applied against the positions held by such entities in the applicable Registered Debt Securities as of the Voting Record Date, as evidenced by the record and depositary listings. Votes submitted by a Debt Nominee, whether pursuant to a Master Ballot or prevalidated ballots, will not be counted in excess of the Record Amount of Registered Debt Securities held by such Debt Nominee.

                  (2) To the extent that conflicting votes or "overvotes" are submitted by a Debt Nominee, whether pursuant to a Master Ballot or prevalidated ballots, the Solicitation Agent will attempt to resolve the conflict or overvote prior to the Confirmation Hearing.

                  (3) To the extent that overvotes on a Master Ballot or prevalidated ballots are not reconcilable prior to the Confirmation Hearing, the Solicitation Agent will apply the votes to accept and to reject the Plan in the same proportion as the votes to accept and reject the Plan submitted on the Master Ballot or prevalidated ballot that contained the overvote, but only to the extent of the Debt Nominee's position in the applicable Registered Debt Security.

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


                  (4) Multiple Master Ballots may be completed by a single Debt Nominee and delivered to the Solicitation Agent. Votes reflected by multiple Master Ballots will be counted, except to the extent that they are duplicative of other Master Ballots. If two or more Master Ballots are inconsistent, the latest Master Ballot received prior to the Voting Deadline will, to the extent of such inconsistency, supersede and revoke any prior Master Ballot.

                  (5) For purposes of tabulating votes, each record holder or beneficial owner of a Registered Debt Security will be deemed to have voted the full amount of its Claim relating to such Registered Debt Security.

            iii. CLAIMS OTHER THAN DEBT SECURITIES, ASBESTOS PROPERTY DAMAGE CLAIMS, ASBESTOS PERSONAL INJURY CLAIMS, ENVIRONMENTAL CLAIMS, AND LEAD PERSONAL INJURY CLAIMS:

                  With respect to the tabulation of ballots for all Claims other than (a) Registered Debt Securities, (b) Bearer Debt Securities, (c) Asbestos Property Damage Claims, (d) Asbestos Personal Injury Claims, (e) Environmental Claims, and (f) Lead Personal Injury Claims, for purposes of voting, the amount to be used to tabulate acceptance or rejection of the Plan is as follows (in order of priority):

                  (1) If, prior to the Voting Deadline, (i) the Bankruptcy Court enters an order fully or partially allowing a Claim, whether for all purposes or for voting purposes only, (ii) a Claim is fully or partially allowed for all purposes in accordance with the Claims Settlement Guidelines, or (iii) the Debtors and the holder of a Claim agree to fully or partially allow such Claim for voting purposes only and no objection to such allowance is received by the Debtors within seven (7) days after service by first-class mail of notice of such agreement to the Primary Recipients' List (as such term is defined in the First Amended Case Management Order, entered on November 20, 1991, as amended from time to time), the amount allowed thereunder.

                  (2) The liquidated amount specified in a proof of claim timely filed in accordance with the General Bar Date Order, so long as such proof of claim has not been disallowed by the Bankruptcy Court and is not the subject of an objection pending as of the Voting Record Date.

                  (3) The Claim amount listed in the Schedules as unliquidated, undisputed, and not contingent.

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


                  (4) If a proof of claim has been timely filed in accordance with the General Bar Date Order and such Claim is wholly contingent or unliquidated, the Claim amount, for voting purposes only, shall be $1.00 so long as such proof of claim has not been disallowed by the Court and is not the subject of an objection pending as of the Voting Record Date.

            iv. ASBESTOS PROPERTY DAMAGE CLAIMS, ASBESTOS PERSONAL INJURY CLAIMS, AND LEAD PERSONAL INJURY CLAIMS:

                  With respect to the tabulation of ballots for all Asbestos Property Damage Claims, Asbestos Personal Injury Claims and Lead Personal Injury Claims, for voting purposes only, the amount to be used to tabulate acceptance or rejection of the Plan will be $1.00 for each Asbestos Property Damage Claim, Asbestos Personal Injury Claim, and Lead Personal Injury Claim proof of which was filed in accordance with the General Bar Date Order or, in the case of Primary Asbestos Personal Injury Claims and Asbestos Property Damage Claims, the Asbestos Bar Date Order, so long as any such Claim is not the subject of an objection that is pending as of the Voting Record Date. With respect to Claims filed by representatives of classes of Asbestos Property Damage Claims that have been certified or conditionally certified in pending federal or state court actions, each of the class members that is selected in accordance with section of these Voting Procedures shall have votes in the aggregate amount of $1.00 times the number of members in the class of Asbestos Property Damage Claims of which such Claimant is a member divided by 100.

            v.    ENVIRONMENTAL CLAIMS:

                  With respect to the tabulation of ballots for Environmental Claims, for voting purposes only, the amount to be used to tabulation acceptance or rejection of the Plan will be (i) as to each holder of an Environmental Claim that is a party to the Environmental Settlement Agreement, the amount of the claim allowed to each such holder on account of the Liquidated Sites (as such term is defined in the Environmental Settlement Agreement) and (ii) as to any other holder of an Environmental Claim, the amount of any liquidated claim allowed pursuant to the settlement agreement between any of the Debtors and such holder plus the amount of any additional claims that such holder, pursuant to such agreement, may be entitled to assert in the future.

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


      b.    DETERMINATION OF NUMBER OF CLAIMS VOTED:

            i. SPECIFIC RULES RELATING TO REGISTERED DEBT SECURITIES AND BEARER DEBT SECURITIES:

                  Each beneficial owner of Registered Debt Securities or Bearer Debt Securities is entitled to one (1) vote on account of its holdings of Registered Debt Securities and Bearer Debt Securities.

            ii.   SPECIFIC RULES RELATING TO CLASS ASBESTOS PROPERTY DAMAGE
                  CLAIMS:

                  With respect to Claims filed by representatives of classes of Asbestos Property Damage Claims that have been certified or conditionally certified in pending federal or state court actions, each of the class members that is selected in accordance with section of these Voting Procedures shall have a number of votes equal to the number of members in the class of Asbestos Property Damage Claims of which such Claimant is a member divided by 100. The ballot to be supplied to such members will allow them to specify how many votes they are voting to accept the plan and how many votes they are voting to reject the Plan.

      c.    BALLOTS EXCLUDED:

            A ballot will not be counted if any of the following applies to such ballot:

            i. The holder submitting the ballot is not entitled to vote, pursuant to section 5.a.

            ii. The ballot is not ACTUALLY RECEIVED at the Eagle-Picher Ballot Tabulation Center or by the Solicitation Agent, as the case may be, in the manner set forth in section 5.b hereof by the Voting Deadline.

            iii. A ballot that is not completed - including, without limitation, a master ballot with respect to a Primary Asbestos Personal Injury Claim on which the attorney fails to make the required certification - but other than a ballot that is otherwise complete but on which the acceptance or rejection of the Plan is not noted.

      d.    GENERAL VOTING PROCEDURES AND STANDARD ASSUMPTIONS:

            In addition, the following voting procedures and standard assumptions will be used in tabulating ballots:

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


            i. Each holder of Claims will be deemed to have voted the full amount of its Claims in each class in which it submits a ballot.

            ii. If multiple ballots are received for a holder of Claims, the last ballot received from such holder prior to the Voting Deadline will be the ballot that is counted.

            iii. If multiple ballots are received from different holders purporting to hold the same Claim, in the absence of contrary information establishing which claimant held such Claim as of the Voting Deadline or, in the case of Registered Debt Securities, the Voting Record Date, the latest-dated ballot that is received prior to the Voting Deadline will be the ballot that is counted.

            iv. If multiple ballots are received from a holder of a Claim and someone purporting to be his, her, or its attorney or agent, the ballot received from the holder of the Claim will be the ballot that is counted, and the vote of the purported attorney or agent will not be counted.

            v. A ballot that is completed, but on which the claimant did not note whether to accept or reject the Plan shall be counted as a vote to accept the Plan.

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                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                               )        Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )        Chapter 11
INC., et al.,                       )
                                    )        JUDGE PERLMAN
        Debtors.                    )
                                    )
------------------------------------)


                                   EXHIBIT "E"

                        THE DEBTORS' LIQUIDATION ANALYSIS





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                          EAGLE-PICHER INDUSTRIES, INC.
                              LIQUIDATION ANALYSIS

The Liquidation Analysis reflects the Debtors' estimate of the proceeds that would be realized if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code. Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by Management, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Debtors and their Management, and upon assumptions with respect to the liquidation decisions which could be subject to change. THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS WOULD UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

For the purposes of preparing the Liquidation Analysis, the liquidation was assumed to commence on December 1, 1996 and the sales of the Operating Businesses (as defined below) were assumed to be completed within six months of that date. At that point, on May 31, 1997 (the "Liquidation Distribution Date"), distributions would be made to unsecured creditors. Any funds received subsequent to the Liquidation Distribution Date would be applied to separate accounts set up to fund the Debtors' liabilities for workers' compensation, postretirement benefits and indemnification liabilities resulting from the sales of the Operating Businesses. Depending on actual circumstances, the six-month sale and liquidation period ("Liquidation Period") could be significantly longer or, while the Debtors believe it highly unlikely, shorter.

The Debtors have assumed, for purposes of making distributions to the PI Trust, in the Liquidation Analysis, that the aggregate value of Asbestos Personal Injury Claims and Lead Personal Injury Claims that would be allowed in a chapter 7 case is equal to the $2.5 billion that was ruled to be the aggregate value by the Bankruptcy Court. The Debtors also have assumed, in the Liquidation Analysis, that in a chapter 7 case the value of the Environmental Claims addressed in the Environmental Settlement Agreement would be as reflected therein. There can be no assurance that the EPA, the DOI, and the states listed therein would agree to the liquidated amounts of their claims set forth in the Environmental Settlement Agreement in the context of a chapter 7 liquidation.

The following notes describe the significant assumptions used in the Liquidation Analysis.

A.    ESTIMATED LIQUIDATION PROCEEDS

The businesses of the Debtors are conducted through various subsidiaries and divisions (the "Operating Businesses"). For

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


purposes of the Liquidation Analysis, it is assumed that the assets of the subsidiaries and divisions would be sold on a going concern basis. It is believed that the sales of the Operating Businesses on a going concern basis would result in greater proceeds than liquidating the assets of the Operating Businesses themselves. There can be no assurance, however, that any such going concern sales could be consummated. The Debtors' financial advisors, McDonald & Co., estimated the potential proceeds from such dispositions of the Operating Businesses.

The following information and factors, not listed in any order of importance, were, among others, considered by McDonald & Co. in estimating the proceeds which might be received from the sale of the Operating Businesses:

      1) The historical financial statements, relevant historical operating information and projected financial operating performance of the Operating Businesses;

      2) Market valuations of public companies in the same or similar businesses as the Operating Businesses;

      3) The product lines, manufacturing expertise, operating advantages and disadvantages of the Operating Businesses;

      4) The limited base of potential buyers for certain Operating Businesses;

      5) The potential impact of a chapter 7 proceeding upon the Operating Businesses themselves and upon potential buyers' pricing strategies;

      6) The relatively short period of time in which the sales of the Operating Businesses would take place; and

      7) The point in the economic cycle in which the sales of the Operating Businesses would take place.

General economic conditions as well as current conditions in the Operating Business' industries were also considered in estimating the liquidation proceeds. However, significant uncertainties exist, such as the cyclical nature of the automotive industry and the political nature of defense funding. Just as these items could have an adverse effect on sales and operating income, they could also adversely affect the price which could be realized in the short-term from the dispositions of Operating Businesses depending on the timing of these dispositions.

Transaction costs on the sales of the Operating Businesses were estimated to be 5% of the gross proceeds.

For purposes of the Liquidation Analysis, it has been assumed that all subsidiary and division level employees will be retained by the buyers of the respective Operating Businesses. In the event of actual sale, it is likely that substantial employee severance costs would reduce sale proceeds.

B.    NOTES RECEIVABLE

Eagle-Picher is holding several notes receivable received as partial consideration for the sale of assets previously consummated. Those that are due after the Liquidation Distribution Date would be used to fund the indemnification liability resulting from the sales of the Operating Businesses.

C.    INCOME TAXES

Sale of the Operating Businesses will trigger taxable gains for Eagle-Picher, and Eagle-Picher will receive tax deductions for cash paid to unsecured creditors on the Liquidation Distribution Date. The resulting tax net operating loss will be fully absorbed by carryback to years in which income is available for carryback, resulting in income tax refunds of $70.9 million. Since these refunds will not be available until after the Liquidation Distribution Date, they will be assigned to the accounts for Indemnification. The present value of such refunds is $56.7 million.

Since Eagle-Picher will cease to exist under this scenario, the tax benefit for deferred deductions for workers' compensation, postretirement benefits and indemnification liabilities will expire.

D.    CLAIMS AND EXPENSES PAID AT THE EFFECTIVE DATE

Under the Liquidation Analysis, it has been assumed that all Administrative Expenses (including expenses of a chapter 7 trustee and any related professional fees) and Priority Claims aggregating $8.8 million are paid in full. It is also assumed that Secured Claims totaling $21.8 million are repaid in full from proceeds of the collateral securing such sums.

E.    ASBESTOS PROPERTY DAMAGE CLAIMS

It has been assumed that the Court values Asbestos Property Damage Claims in the aggregate approximate amount of $12.0 million.

F.    CASHFLOW FROM OPERATIONS DURING THE LIQUIDATION PERIOD

The Debtors estimate that there will be a decrease in cash from operations of approximately $5 million resulting from adverse effects of a chapter 7 situation. Interest income expected to be earned on excess cash held during the Liquidation Period is included in this estimate.

G.    OVERHEAD COSTS OF LIQUIDATION

It has been assumed that overhead costs of a liquidation, including severance costs associated with general office personnel, will approximate $8 million. Terminations would take place as reduction of properties permitted.

H.    WORKERS' COMPENSATION OBLIGATIONS

The Debtors estimate workers' compensation obligations to be approximately $20 million. This includes existing liabilities and liabilities that will not be assumed by buyers when the Operating Businesses are sold. The Debtors have assumed that any buyer of an Operating Business would not assume any obligations for workers' compensation claims for injuries occurring prior to the date a sale of the Operating Business is consummated.

I.    PENSION AND POSTRETIREMENT BENEFIT OBLIGATIONS

The Debtors currently make health care and life insurance benefits available to certain retired employees on a limited basis. In most cases, retirees are required to contribute to the cost of their health insurance coverage. These benefits are funded on a pay-as-you-go basis. For purposes of this Liquidation Analysis, it has been assumed that the Debtors' policy would be amended to exclude current active employees from this benefit. Therefore, the Debtors would be liable only for the portion of this liability relating to current retirees and those eligible for retirement.

The pension plans are currently over funded. It is unlikely, however, that there would be excess funds available to the Debtors in the event of a liquidation after transfers of pension assets and related liabilities were made to pension plans of buyers of the Operating Businesses.

J.    CANCELLATION OF LEASE OBLIGATIONS

It has been assumed that the Debtors will be liable for claims associated with the cancellation of certain lease obligations, primarily that of the General Office in Cincinnati, Ohio. It has also been assumed that the leases of operating plants would be assumed by buyers of the respective Operating Businesses.

K.    INDEMNIFICATION OF THE SALE OF THE OPERATING BUSINESSES

It has been assumed that the buyer of any Operating Business would require certain amounts held in escrow for the indemnification of existing and potential liabilities at the date of the sale. Potential indemnification items include environmental liabilities and warranty obligations for incidents occurring prior to the date the Operating Businesses were sold.

EAGLE-PICHER INDUSTRIES, INC.
LIQUIDATION PROCEEDS COMPUTATION
AS OF DECEMBER 1, 1996
(IN THOUSANDS - UNAUDITED)

LIQUIDATION PROCEEDS:

Proceeds from asset sales                                             $ 496,000
  Less transaction costs                                                (24,800)
                                                                      ---------
  Net liquidation proceeds                                              471,200

Add:  Cash and cash equivalents                                         118,200
      Notes receivable and other investments                              7,500
      Present value of tax refunds receivable                            56,700
                                                                      ---------
  Cash available                                                        653,600

Less distributions:
  Priority claims                                                         3,000
  Administrative expenses                                                 5,800
  Secured debt                                                           21,800
  After-tax net decrease in cash from operations
    during six-month disposition period                                   5,000
  Corporate payroll and overhead costs of
    liquidation                                                           8,000
  Worker's compensation obligation                                       20,000
  Postretirement benefit obligation                                      13,700
  Cancelation of lease obligations                                          700
  Indemnification resulting from disposition
    of businesses                                                        50,000
                                                                      ---------
  Total distributions                                                   128,000
                                                                      ---------

  Net estimated liquidation proceeds available
    to unsecured creditors                                            $ 525,600
                                                                      =========

PAYMENT OF PREPETITION UNSECURED CLAIMS:
                                                                     Percentage
                                                 Claims    Proceeds   Recovery
                                              ----------   --------  ----------
Asbestos and lead personal injury claims      $2,502,511   $493,547         20%
Unsecured claims                                 150,521     29,686         20%
Asbestos property damage claims                   12,000      2,367         20%
Equity interests                                       0          0          0%


                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                               )        Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )        Chapter 11
INC., et al.,                       )
                                    )        JUDGE PERLMAN
                  Debtors.          )
                                    )
------------------------------------)

                                   EXHIBIT "F"

                     THE DEBTORS' SUBSIDIARIES AND DIVISIONS

                        [THIS PAGE LEFT BLANK INTENTIONALLY]

                                                                         7/15/96

================================================================================
                          EAGLE-PICHER INDUSTRIES, INC.
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                    WHOLLY-OWNED SUBSIDIARIES
----------------------------------------------------------------------------------------------------------------------------------
                   DOMESTIC                                                                FOREIGN
----------------------------------------------------------------------------------------------------------------------------------
CINCINNATI INDUSTRIAL MACHINERY SALES COMPANY                           EAGLE-PICHER ESPANA, S.A.
----------------------------------------------------------------------------------------------------------------------------------
DAISY PARTS, INC.                                                       EAGLE-PICHER FLUID SYSTEMS LTD
----------------------------------------------------------------------------------------------------------------------------------
EDI, INC.                                                               EAGLE-PICHER HILLSDALE LIMITED
----------------------------------------------------------------------------------------------------------------------------------
EAGLE-PICHER DEVELOPMENT COMPANY, INC.                                  EAGLE-PICHER HOLDING B.V.
----------------------------------------------------------------------------------------------------------------------------------
EAGLE-PICHER EUROPE, INC.                                               EAGLE-PICHER INDUSTRIES OF CANADA LIMITED
----------------------------------------------------------------------------------------------------------------------------------
EAGLE-PICHER FAR EAST, INC.                                             EAGLE-PICHER, INC.
----------------------------------------------------------------------------------------------------------------------------------
EAGLE-PICHER FLUID SYSTEMS, INC.                                        EAGLE-PICHER INDUSTRIES GMBH
----------------------------------------------------------------------------------------------------------------------------------
EAGLE-PICHER MINERALS, INC.                                             EAGLE-PICHER INDUSTRIES EUROPE GMBH
----------------------------------------------------------------------------------------------------------------------------------
HILLSDALE TOOL & MANUFACTURING CO.                                      EAGLE-PICHER INDUSTRIES MATERIALS GMBH
----------------------------------------------------------------------------------------------------------------------------------
MICHIGAN AUTOMOTIVE RESEARCH CORPORATION                                EAGLE-PICHER MINERALS INTERNATIONAL S.A.R.L.
----------------------------------------------------------------------------------------------------------------------------------
TRANSICOIL INC.                                                         EAGLE-PICHER UK LIMITED
----------------------------------------------------------------------------------------------------------------------------------
                                                                        EPTEC, S.A. DE C.V.
----------------------------------------------------------------------------------------------------------------------------------
                                                                        EQUIPOS DE ACUNA, S.A. DE C.V.
----------------------------------------------------------------------------------------------------------------------------------
                                                                        TRANSICOIL (MALAYSIA) SDN. BHD.
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                  PARTIALLY-OWNED SUBSIDIARIES
----------------------------------------------------------------------------------------------------------------------------------
                   DOMESTIC                                                                FOREIGN
----------------------------------------------------------------------------------------------------------------------------------
NONE                                                                    DIEHL & EAGLE-PICHER GMBH
----------------------------------------------------------------------------------------------------------------------------------
                                                                        DONG YANG EAGLE-PICHER LIMITED
----------------------------------------------------------------------------------------------------------------------------------
                                                                        UNITED MINERALS VERWALTUNGS- UND BETEILIGUNGS GMBH
----------------------------------------------------------------------------------------------------------------------------------
                                                                        UNITED MINERALS GMBH & CO. KG
----------------------------------------------------------------------------------------------------------------------------------
                                                                        YAMANAKA EP CORPORATION
----------------------------------------------------------------------------------------------------------------------------------

================================================================================
                          EAGLE-PICHER INDUSTRIES, INC.
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                    PARTIALLY-OWNED PARTNERSHIPS
----------------------------------------------------------------------------------------------------------------------------------
                       DOMESTIC                                                      FOREIGN
----------------------------------------------------------------------------------------------------------------------------------
CREATIVE INVESTMENTS ASSOCIATES                                         NONE
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                                       NAMEHOLDER SUBSIDIARIES
----------------------------------------------------------------------------------------------------------------------------------
                       DOMESTIC                                                      FOREIGN
----------------------------------------------------------------------------------------------------------------------------------
FABRICON CORPORATION                                                    NONE
----------------------------------------------------------------------------------------------------------------------------------
FABRICON PRODUCTS CORPORATION OF PENNSYLVANIA
----------------------------------------------------------------------------------------------------------------------------------
ROSS ALUMINUM FOUNDRIES, INC.
----------------------------------------------------------------------------------------------------------------------------------
WOLVERINE FABRICATING AND MANUFACTURING COMPANY
----------------------------------------------------------------------------------------------------------------------------------
WOLVERINE GASKET AND MANUFACTURING COMPANY
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    DIVISIONS
--------------------------------------------------------------------------------
                         CINCINNATI INDUSTRIAL MACHINERY
                             CONSTRUCTION EQUIPMENT
                                FABRICON PRODUCTS
                                    PLASTICS
                             ROSS ALUMINUM FOUNDRIES
                                 RUBBER MOLDING
                               SUSPENSION SYSTEMS
                                  TECHNOLOGIES
                                      TRIM
                                WOLVERINE GASKET
================================================================================

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                               )        Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )        Chapter 11
INC., et al.,                       )
                                    )        JUDGE PERLMAN
                  Debtors.          )
                                    )
------------------------------------)


                                   EXHIBIT "G"

       THE DIRECTORS AND OFFICERS OF THE DEBTORS (OTHER THAN EAGLE-PICHER)

EAGLE-PICHER SUBSIDIARIES WHICH FILED BANKRUPTCY-OFFICERS & DIRECTORS   9/9/1996


      NAME-                      DIRECTORS-                PRESIDENT              SR.V.P.              V.P.               V.P.
---------------------------   -----------------       --------------------   --------------      ----------------    ---------------
DAISY PARTS, INC.             WAYNE R. WICKENS        MICHAEL E. ASLANIAN    STEPHEN M. ROSS     WAYNE R. WICKENS
                              JAMES A. RALSTON
                              HARRY A. NEELY

EAGLE-PICHER MINERALS, INC.   ANDRIES RUIJSSENAARS    WESLEY D. LEE                              JAMES A. RALSTON    HARRY A. NEELY
                              JAMES A. RALSON
                              HARRY A. NEELY

EDI, INC.                     WAYNE R. WICKENS        MICHAEL J. BOERMA                          TERENCE J. RHOADES  HARRY A. NEELY
                              MICHAEL J. BOERMA
                              JAMES A. RALSTON

HILLSDALE TOOL &              HARRY A. NEELY          MICHAEL E. ASLANIAN    STEPHEN M. ROSS     WAYNE R. WICKENS
MANUFACTURING CO.             WAYNE R. WICKENS
                              JAMES A. RALSTON

MICHIGAN AUTOMOTIVE           WAYNE R. WICKENS        MICHAEL J. BOERMA                          TERENCE J. RHOADES  HARRY A. NEELY
RESEARCH CORPORATION          MICHAEL J. BOERMA
                              JAMES A. RALSTON

TRANSICOIL INC.               ANDRIES RUIJSSENAARS    ROBERT N. CARLSON                          MARK M. JOHNSON     HARRY A. NEELY
                              JAMES A. RALSTON
                              HARRY A. NEELY

        NAME-                      TREASURER              V.P.1             SECRETARY       ASST.TREAS.      ASST.SEC.        OTHER
--------------------------    -------------------   ---------------    -------------------  -----------   ---------------    -------
DAISY PARTS, INC.              HARRY A. NEELY       HARRY A. NEELY     JAMES A. RALSTON


EAGLE-PICHER MINERALS, INC.    HARRY A. NEELY       DAVID N. EVANS     JAMES A. RALSTON


EDI, INC.                      TERENCE J. RHOADES                      TERENCE J. RHOADES                 JAMES A. RALSTON


HILLSDALE TOOL &               HARRY A. NEELY       HARRY A. NEELY     JAMES A. RALSTON
MANUFACTURING CO.


MICHIGAN AUTOMOTIVE            TERENCE J. RHOADES                      TERENCE J. RHOADES                 JAMES A. RALSTON
RESEARCH CORPORATION


TRANSICOIL INC.                HARRY A. NEELY                          MARK M. JOHNSON                    JAMES A. RALSTON

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

                        [THIS PAGE LEFT BLANK INTENTIONALLY]

                      PLEASE CALL HILL AND KNOWLTON, INC.,
                       AT (212) 885-0555, IF YOU HAVE ANY
                         QUESTIONS ABOUT THIS DISCLOSURE
                        STATEMENT, THE VOTING PROCEDURES,
                                  OR THE PLAN.